SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM S-11

                             REGISTRATION STATEMENT

                                      Under

                          THE SECURITIES ACT OF 1933


                         REDWOOD MORTGAGE INVESTORS VIII
           (Exact name of registrant as specified in its charter)

   CALIFORNIA                         6611                            94-3158788
---------------------             -----------                      -------------
(State or other             (Primary Standard Industrial      (I.R.S. Employer
 jurisdiction of               Classification Code           Identification No.)
 incorporation or                    Number)
 organization)

     900 Veterans Blvd. Suite 500, Redwood City, California 94063 (650) 365-5341
            (Address and telephone number of principal executive offices)

     900 Veterans Blvd. Suite 500, Redwood City, California 94063 (650) 365-5341
    --------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

                        Michael R. Burwell
               900 Veterans Blvd. Suite 500, Redwood City,
                California 94063 (650) 365-5341 (Name,
               address, including zip code and telephone number,
                   including area code of agent for service)

                              Copies to:

                      Stephen C. Ryan, Esq.
                      Bingham McCutchen LLP

             Three Embarcadero Center, Twenty Fifth Floor
                  San Francisco, CA 94111-4067

                  Approximate date of commencement
                  of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box:     |X|

CALCULATION OF REGISTRATION FEE


=======================================================================================================================

                                                                              Proposed
Title of Each                                        Proposed                 Maximum
Class of Securities         Amount                   Maximum                  Aggregate                Amount of
to be Registered            Being Registered         Offering Per Unit (2)    Offering Price           Registration Fee
----------------            ----------------         ---------------------    --------------           ----------------
Limited
Partnership
Interests (1)               50,000,000               $1.00                    $50,000,000              $4,600

---------------------
(1) This Registration Statement covers all units which may be acquired by limited partners if the maximum aggregate subscription contemplated by this offering are obtained.

(2) Subscriptions will be accepted in the minimum amount of two thousand (2,000) units ($2,000) and for greater amounts in multiples of one (1) unit ($1) each.

     The registrant hereby amends this registration statement on such date of dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             PART I

Registration Statement Item                      Prospectus Caption
   Number and Caption

1.  Forepart of the Registration State-          Front Cover Page of Prospectus
    ment and Outside Front Cover Page
    of Prospectus

2.  Inside Front and Outside Back Cover          Inside Front and Outside Back
    Pages of Prospectus                          Cover Page

3.  Summary Information, Risk Factors            Summary of the Offering;
    and Ratio of Earnings to Fixed               Inside Front Cover Page; Risks
    Charges                                      and Other Factors

4.  Determination of Offering Price              Inapplicable

5.  Dilution                                     Inapplicable

6.  Selling Security Holders                     Inapplicable

7.  Plan of Distribution                         Plan of Distribution

8.  Use of Proceeds                              Estimated Use of Proceeds

9.  Selected Financial Data                      Inapplicable

10.  Management's Discussion and                 Management's Discussion and
     Analysis of Financial Condition             Analysis of Financial
     and Results of Operations                   Condition of the Partnership

11.  General Information as to Registrant        Summary of the Offering

12.  Policy with Respect to Certain Activities   Inapplicable

13.  Investment Policies of Registrant

     a.Investments in real estate or
       interests in real estate                  Inapplicable

     b.Investments in real estate mortgages      Risk Factors; Investment
                                                 Objectives and Criteria;
                                                 Estimated Use of Proceeds

     c.Securities of or interests in persons
       primarily engaged in real estate
       estate activities                         Inapplicable

     d.Investments in other securities           Inapplicable

14.  Description of Real Estate                  Inapplicable

15.  Operating Data                              Inapplicable

16.  Tax Treatment of Registrant and             Federal Income Tax Consequences
     Its Security Holder

17.  Market Price of and Dividends on            Inapplicable
     the Registrant's Common Equity
     and Related Stockholder Matters

18.  Description of Registrant's                 Terms of the Offering; Descrip-
     Securities                                  tion of Units; Summary of
                                                 Limited Partnership Agreement

19.  Legal Proceedings                           Inapplicable

20.  Security Ownership of Certain               Inapplicable
     Beneficial Owners and Management

21.  Directors and Executive Officers            Management

22.  Executive Compensation                      Compensation of the General
                                                 Partners and Affiliates

23.  Certain Relationships and Related           Management; Compensation of
     Transactions                                the General Partners and
                                                 Affiliates; Conflicts of
                                                 Interest

24.  Selection, Management and Custody           Conflicts of Interest;
     of Registrant's Investment                  Investment Objectives and
                                                 Criteria

25.  Policies with Respect to Certain            Conflicts of Interest;
     Transactions                                Investment Objectives and
                                                 Criteria

26.  Limitations of Liability                    Fiduciary Duty of General
                                                 Partners

27.  Financial Statements and Information        Financial Statements

28.  Interests of Named Experts and Counsel      Legal Opinion; Experts

29.  Disclosure of Commission Position on        Fiduciary Duty of General
     Indemnification for Securities Act          Partners
     Liabilities

                         REDWOOD MORTGAGE INVESTORS VIII

                $50,000,000 Units of Limited Partnership Interest
                                   $1 per Unit

     We are engaged in business as a mortgage lender. We make loans to individuals and business entities secured primarily by first and second deeds of trust on California real estate. Loans are arranged and serviced by Redwood Mortgage Corp.

     Our investment objectives are to make investments that: o Yield a high rate of return from mortgage lending o Preserve and protect our capital

     A maximum of 50,000,000 units ($50,000,000) are being offered on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of units will be sold, through broker dealer member firms of the National Association of Securities Dealers. The minimum investment is 2,000 units ($2,000). As this is not our first offering of units, all proceeds from the sale of units will be immediately available to us for investment. This offering will terminate one year from the effective date of the prospectus, October 30, 2002, unless we elect to extend it for one additional year periods.

     There are risks associated with an investment in the partnership (See "RISK FACTORS" at page 8) including the following:

     o We have not identified any specific loans to make with the proceeds of this offering and this adds additional uncertainty.

     o We will be subject to various conflicts of interest arising out of our relationship to the general partners and their affiliates.

     o Due to the speculative nature of the investment, there is a risk that you could lose your entire investment.

     o The formation loan to be made to Redwood Mortgage Corp. to pay sales commissions will be unsecured and non-interest bearing and repayment is not guaranteed.

     o An investment in units involves material tax risks.

     o Transfer of units is restricted; no public market for the units exists and none is likely to develop.

     o You will have a limited ability to liquidate your investment; you will be subject to early withdrawal penalties and other restrictions and may be required to accept less than you paid for your units (see "Transfer of Units" at page 74.

     o Our use of leverage may reduce the partnership's profitability or cause losses through liquidation.

     o We will rely on appraisals which may not be accurate to determine the fair market value of the real property used to secure loans made by the partnership.

     o Loan defaults and foreclosures may adversely affect the partnership.

     o You have no right to participate in the management of the partnership and may only vote on those matters which are set forth in the limited partnership agreement; all decisions with respect to the management of the partnership will be made exclusively by the general partners.

                     --------------------------------------

==================================================== ========================================== ===================================
                                    Price to Public                Underwriting commission (1)             Proceeds to partnership
---------------------------------------------------- ------------------------------------------ -----------------------------------
Per Unit (Minimum
Investment 2,000 units)                          $1                                         $0                                  $1
Total Maximum                           $50,000,000                                         $0                         $50,000,000
================================== ================= ========================================== ===================================

     (1) Underwriting sales commissions will be paid by Redwood Mortgage Corp. from proceeds borrowed from the partnership. This loan is called the formation loan and will be repaid by Redwood Mortgage Corp. over time.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if the prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The use of projections in this offering is prohibited. Any representation to the contrary and predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in the partnership is not permitted.

                   The date of this prospectus is October 30, 2002

                          TABLE OF CONTENTS

                                                                            Page
INVESTOR SUITABILITY STANDARDS.................................................1
Minimum Suitability Standards..................................................1
Suitable Investors.............................................................1
Minimum Purchase Amount........................................................2
IRA Investors..................................................................2
ERISA Investors................................................................2
Blue Sky Requirements..........................................................2
Subscription Agreement Warranties..............................................2
Subscription Procedure.........................................................2
SUMMARY OF THE OFFERING........................................................3
The Partnership................................................................3
General Partners...............................................................3
Risk Factors...................................................................3
Terms Of The Offering..........................................................4
Estimated Use Of Proceeds......................................................4
Compensation Of The General Partners And Affiliates............................5
Conflicts Of Interest..........................................................6
Prior Performance Summary......................................................6
Investment Objectives And Criteria.............................................6
Federal Income Tax Consequences................................................6
Liquidity, Capital Withdrawal And Early Withdrawals............................6
Summary Of Limited Partnership Agreement And Limited Partnership Units.........7
Additional Information.........................................................7
Subscription Procedures........................................................7
RISK FACTORS...................................................................8
Mortgage Lending And Real Estate Risks.........................................8
We Have Not Identified Any New Loans From Additional Proceeds
    Of This Offering...........................................................8
Loan Defaults And Foreclosures By Borrowers May Adversely
    Affect Partnership.........................................................8
We Must Rely On Appraisals Which May Not Be Accurate Or
    May Be Affected By Subsequent Events.......................................8
Competition Risks..............................................................9
Risks Associated With Junior Encumbrances......................................9
Risks Associated With Construction Loans.......................................9
Risk Of Real Estate Ownership After Foreclosure................................9
Risks Of Real Estate Development On Property Acquired By Us....................9
Bankruptcy And Legal Limitations On Personal Judgments May
    Adversely Affect Our Profitability........................................10
Risks Associated With Unintended Violations Of Usury Statutes.................10
Risks Associated With High Cost Mortgages.....................................10
Loan- To-Value Ratios Are Determined By Appraisals Which May
    Be In Excess Of The Ultimate Purchase Price Of The Underlying Property....11
Use Of Borrowed Money May Reduce Our Profitability Or Cause
    Losses Through Liquidation................................................11
Changes In Interest Rates May Affect Your Return On Your Investment...........11
Marshaling Of Assets Could Delay Or Reduce Recovery Of Loans..................11
Potential Liability For Toxic Or Hazardous Substances If We Are
    Considered Owner Of Real Property.........................................12
Potential Loss Of Revenue In The Event Of The Presence Of
    Hazardous Substances......................................................12
Potential Conflicts And Risks If We Invest In Loans With
    General Partners Or Affiliates............................................12
INVESTMENT RISKS..............................................................12
There Is No Assurance You Will Receive Cash Distributions.....................12
Your Ability To Recover Your Investment On Dissolution And
    Termination Will Be Limited...............................................13
Certain Kinds Of Losses Can Not Be Insured Against............................13
Risks Related To Concentration Of Mortgages In The San
    Francisco Bay Area........................................................13
You Must Rely On General Partners For Management Decisions....................13
You Will Be Bound By Decision Of Majority Vote................................13

Net Worth Of The General Partners May Affect Ability Of
    General Partners To Fulfill Their Obligations To The Partnership..........14
Risks Regarding Formation Loan And Repayment Thereof..........................14
Early Withdrawal Penalties Will Reduce Amount of Formation Loan...............14
Delays In Investment Could Adversely Affect Your Return.......................14
No Assurance Of Limitation Of Liability Of Limited Partners...................15
No Assurance That California Law Will Apply With Respect To
    Limitation Of Liability Of Limited Partners...............................15
We Cannot Precisely Determine Compensation To Be Paid To
    General Partners And Affiliates...........................................15
Working Capital Reserves May Not Be Adequate..................................15
Purchase Of Units Is A Long Term Investment...................................15
We May Be Required To Forego More Favorable Investment To Avoid Regulation
    Under Investment Company Act of 1940......................................16
Use Of Forward Looking Statements.............................................16
TAX RISKS.....................................................................16
Risks Associated With Partnership Status For Federal
    Income Tax Purposes.......................................................16
Risks Associated With Characterization Of Partnership
    Income As Portfolio Income................................................16
Risks Of Partnership Characterization As A Publicly Traded Partnership........17
Risks Relating To Taxation Of Undistributed Revenues And Gain.................17
Risks Relating To Generation Of Unrelated Business Taxable Income.............17
Risks Of Audit And Adjustment.................................................17
Risks Of Effects Of State And Local Taxation..................................17
ERISA RISKS...................................................................17
Risks Of Investment By Tax-Exempt Investors...................................17
NOTICE TO CALIFORNIA RESIDENTS................................................18
TERMS OF THE OFFERING.........................................................18
No Escrow Established.........................................................18
Investment Of Subscriptions...................................................18
Purchase By General Partners And Affiliates...................................18
Election To Receive Periodic Cash Distributions...............................18
ESTIMATED USE OF PROCEEDS.....................................................19
CAPITALIZATION OF THE PARTNERSHIP.............................................20
COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES...........................21
OFFERING STAGE................................................................21
OPERATING STAGE...............................................................22
LIQUIDATION STAGE.............................................................22
CONFLICTS OF INTEREST.........................................................26
Conflicts Arising As A Result Of The General Partners'
    Legal and Financial Obligations to Other Partnerships.....................26
Conflicts Arising From The General Partners' Allocation
Of Time Between The Partnership And Other Activities..........................27
Amount Of Loan Brokerage Commissions Affects Rate Of Return To You............27
Arrangement Of Loans By Redwood Mortgage Corp.................................27
Terms Of Formation Loan Are Not A Result Of Arms Length Negotiations..........27
Potential Conflicts If We Invest In Loans With General Partners
     Or Affiliates............................................................28
General Partners Will Represent Both Parties In Sales
    Of Real Estate Owned to Affiliates........................................28
Professionals Hired By General Partners Do Not Represent
   You Or Any Other Limited Partner...........................................29
FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS..............................29
Present State Of The Law......................................................29
Exculpation...................................................................29
Indemnification...............................................................29
Terms Of The Partnership Agreement............................................30
PRIOR PERFORMANCE SUMMARY.....................................................30
Experience and Background Of General Partners and Affiliates..................30
Publicly Offered Programs.....................................................30
Privately Offered Programs....................................................31
Redwood Mortgage Investors VIII...............................................31
PUBLICLY OFFERED MORTGAGE PROGRAMS............................................31

Redwood Mortgage Investors VII................................................31
Redwood Mortgage Investors VI.................................................31
PRIVATELY OFFERED MORTGAGE PROGRAMS...........................................32
Redwood Mortgage Investors V..................................................32
Redwood Mortgage Investors IV.................................................32
Redwood Mortgage Investors....................................................32
Redwood Mortgage Investors II.................................................32
Redwood Mortgage Investors III................................................32
Corporate Mortgage Investors..................................................32
Additional Information........................................................32
No Major Adverse Developments.................................................33
Prior Public Partnerships.....................................................33
MANAGEMENT....................................................................33
General.......................................................................33
The General Partners..........................................................33
Michael R. Burwell............................................................33
Gymno Corporation.............................................................33
Redwood Mortgage Corp.........................................................33
Affiliates of the General Partners............................................34
The Redwood Group, Ltd........................................................34
Theodore J. Fischer...........................................................34
Diana Franzen.................................................................34
SELECTED OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................34
SELECTED FINANCIAL DATA.......................................................35
ORGANIZATIONAL CHART..........................................................37
INVESTMENT OBJECTIVES AND CRITERIA............................................38
Principal Objectives..........................................................38
General Standards For Loans...................................................38
Priority Of Mortgages.........................................................38
Geographic Area Of Lending Activity...........................................39
Construction Loans............................................................39
Loan-To-Value Ratios..........................................................39
Terms Of Loans................................................................40
Equity Interests In Real Property.............................................40
Escrow Conditions.............................................................40
Loans To General Partners And Affiliates......................................40
Purchase Of Loans From Affiliates And Other Third Parties.....................40
Note Hypothecation............................................................40
Loan Participation............................................................41
Diversification...............................................................41
Reserve Liquidity Fund........................................................41
Credit Evaluations............................................................41
Loan Brokerage Commissions....................................................41
Loan Servicing................................................................41
Sale Of Loans.................................................................41
Borrowing.....................................................................41
Other Policies................................................................41
CERTAIN LEGAL ASPECTS OF LOANS................................................42
Foreclosure...................................................................42
Tax Liens.....................................................................42
Anti-Deficiency Legislation...................................................42
Special Considerations In Connection With Junior Encumbrances.................43
"Due-On-Sale" Clauses.........................................................43
Due-On-Sale...................................................................43
Due-On-Encumbrance............................................................44
Prepayment Charges............................................................44
Real Property Loans...........................................................44
                                iii

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION OF THE PARTNERSHIP..................................................44
BUSINESS......................................................................53
MATERIAL FEDERAL INCOME TAX CONSEQUENCES......................................60
Summary Of Material Tax Aspects...............................................60
Opinion Of Counsel............................................................61
Partnership Status............................................................61
Publicly Traded Partnerships..................................................62
Results If Partnership Is Taxable As An Association...........................63
Anti-Abuse Rules..............................................................63
Taxation Of Partners - General................................................63
Allocation Of Profits And Losses..............................................63
Sale Of Partnership Units.....................................................64
Character Of Income Or Loss...................................................64
Treatment Of Loans Containing Participation Features..........................64
Repayment Or Sale Of Loan.....................................................64
Property Held Primarily For Sale; Potential Dealer Status.....................65
Tax Consequences Of Reinvestment In Loans.....................................65
Partnership Organization, Syndication Fees And Acquisition Fees...............65
Original Issue Discount.......................................................65
Deduction Of Investment Interest..............................................65
Section 754 Election..........................................................66
Termination Of The Partnership................................................66
Tax Returns...................................................................66
Audit Of Tax Returns..........................................................66
Investment By Tax-Exempt Investors............................................67
Investment By Charitable Remainder Trusts.....................................68
Foreign Investors As Limited Partners.........................................68
State And Local Taxes.........................................................68
ERISA CONSIDERATIONS..........................................................69
General.......................................................................69
Fiduciaries Under ERISA.......................................................69
Prohibited Transactions Under ERISA And The Code..............................69
Plan Assets...................................................................70
Annual Valuation..............................................................70
Potential Consequences Of Treatment As Plan Assets............................71
DESCRIPTION OF UNITS..........................................................71
SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT..................................72
Rights And Liabilities Of Limited Partners....................................72
Capital Contributions.........................................................72
Rights, Powers And Duties Of General Partners.................................72
Profits And Losses............................................................72
Cash Distributions............................................................72
Meeting.......................................................................73
Accounting And Reports........................................................73
Restrictions On Transfer......................................................73
General Partners' Interest....................................................73
Term Of Partnership...........................................................73
Winding Up....................................................................73
Dissenting Limited Partners' Rights...........................................73
TRANSFER OF UNITS.............................................................74
Restrictions On The Transfer Of Units.........................................74
No Assignment Permitted On Secondary Market...................................75
Withdrawal From Partnership...................................................75
DISTRIBUTION POLICIES.........................................................76
Distributions To The Limited Partners.........................................76
Cash Distributions............................................................77
Allocation Of Net Income And Net Losses.......................................77
REPORTS TO LIMITED PARTNERS...................................................77

PLAN OF DISTRIBUTION..........................................................77
Sales Commissions.............................................................77
Sales By Registered Investment Advisors.......................................78
Election Of Investors To Pay Client Fees......................................78
Client Fees Are Not Sales Commission..........................................78
Representations And Warranties Of Registered Investment Advisors..............78
Payment Of Sales Commission...................................................78
Payment Of Other Fees To Participating Broker Dealers.........................78
Suitability Requirements......................................................79
Formation Loan................................................................79
Escrow Arrangements...........................................................80
Termination Date Of Offering..................................................80
Subscription Account..........................................................80
SUPPLEMENTAL SALES MATERIAL...................................................81
LEGAL PROCEEDINGS.............................................................81
LEGAL OPINION.................................................................82
EXPERTS.......................................................................82
ADDITIONAL INFORMATION........................................................82
TABULAR INFORMATION CONCERNING PRIOR PROGRAMS.................................82
GLOSSARY......................................................................82
INDEX TO THE FINANCIAL STATEMENTS.............................................84
APPENDIX I - PRIOR PERFORMANCE TABLES
EXHIBIT A - AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT
EXHIBIT B - AMENDED AND RESTATED SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                         INVESTOR SUITABILITY STANDARDS

     You should only purchase units if you have adequate financial means, desire a relatively long term investment, and do not anticipate any need for immediate liquidity.

     Minimum Suitability Standards - We have established a minimum suitability standard which requires that you have either:

     o a net worth (exclusive of home, furnishings and automobiles) of at least $30,000 plus an annual gross income of at least $30,000, or

     o irrespective of annual gross income, a net worth of $75,000 (determined with the same exclusions). In the case of sales to fiduciary accounts, such conditions must be met by the fiduciary, by the fiduciary account or by the donor who directly and indirectly supplied the funds for the purchase of units.

     We have established these standards because the purchase of units is an illiquid investment. You will be required to represent to us that:

     o you comply with the applicable standards; or

     o you are purchasing in a fiduciary capacity for a person meeting such standards; or

     o the standards are met by a donor who directly or indirectly supplies the funds for the purchase of units.

     The participating broker dealers will make reasonable inquiry to assure that every prospective investor complies with the investor suitability standards. The general partners will not accept subscriptions from you if you are unable to represent in your subscription agreement that you meet such standards. Under the laws of certain states, transferees may be required to comply with the suitability standards set forth herein as a condition to substitution as a limited partner. We will require certain assurances that such standards are met before agreeing to any transfer of the units.

     You should only purchase units if you have adequate financial means, desire a relatively long term investment, and do not anticipate any need for immediate liquidity.


     Suitable Investors - Investment in the partnership involves certain risks and, accordingly, is suitable only for entities or persons of adequate means. Due to the nature of the partnership loans, it is likely that all or substantially all of the income of the partnership will be taxable to you as ordinary income (See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" at page 60). The units may, therefore, be suitable for:


     o Corporate pension or profit sharing plan

     o A Keogh Plan account

     o Individual retirement account

     o A simplified employee pension

     o Persons seeking current, taxable income

     An investment in units may not be suitable for Charitable Remainder Trusts or other entities exempt from federal income taxation, certain foundations and
other  charitable   organizations.

     All persons or entities considering an investment in units should consult their own legal and/or financial advisor with respect to whether an investment in units is appropriate.

     Minimum Purchase Amount - The general partners have established the minimum purchase at 2,000 units ($2,000). The general partners may accept subscriptions in excess of $2,000 in increments of one unit ($1). No person may become an assignee of record or a substituted limited partner unless he is the owner of a minimum of 2,000 units ($2,000). If you are seeking to transfer your units, you will be subject to the securities or "blue sky" laws of the state in which the transfer is to take place (See "DESCRIPTION OF UNITS" at page 71 and "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT -Restrictions on Transfer" at page 73).


     IRA Investors - A minimum of 2,000 units ($2,000) may be purchased, transferred, assigned or retained by an Individual Retirement Account ("IRA") and incremental amounts in excess thereof for spousal IRA's established under
Section 408 of the Internal Revenue Code of 1986, as amended ("Code"). You should be aware, however, that an investment in the partnership will not, in and of itself, create an IRA for you and that, in order to create an IRA, you must comply with the provisions of Section 408 of the Code.


     ERISA Investors - The investment objectives and policies of the partnership have been designed to make the units suitable investments for employee benefit plans under current law. In this regard, the Employee Retirement Income Security Act of 1974 ("ERISA") provides a comprehensive regulatory scheme for "plan assets." The general partners will manage the partnership so as to assure that an investment in the partnership by a qualified plan will not, solely by reason of such investment, be considered to be an investment in the underlying assets of the partnership so as to make the assets of the partnership "plan assets." The final regulations are also applicable to an IRA. (See "ERISA RISKS -Investment by Tax-Exempt Investors." at page 17)


     The general partners are not permitted to allow the purchase of units with assets of any qualified plans if the general partners (i) have investment discretion with respect to the assets of the qualified plan invested in the partnership, or (ii) regularly give individualized investment advice that serves as the primary basis for the investment decisions made with respect to such assets. This prohibition is designed to prevent violation of certain provisions of ERISA.

     Blue Sky Requirements - If we qualify units for sale in states which have established suitability standards and minimum purchase requirements different from those set by the partnership, such suitability standards and minimum purchase requirements shall be set forth in a supplement to this prospectus. No such additional requirements exist at this time.

     Subscription Agreement Warranties - The subscription agreement requires that you warrant that:

     o you have received, read and understood the prospectus and that you are relying on it for your investment;

     o  you  meet  the  applicable   suitability  standards  set  forth  in  the
prospectus;

     o you are aware that the subscription may be rejected by the general partners;

     o your investment is subject to certain risks described in the prospectus and there will be no public market for the units;

     o you have been informed by your participating broker dealer of all facts relating to lack of liquidity or marketability;

     o you understand the restrictions on transferability;

     o you have sufficient liquid assets to provide for current needs and personal contingencies or, if a trustee, that limited liquidity will not affect its ability to make timely distributions;

     o you have the power, capacity and authority to make the investment;

     o you are capable of evaluating the risks and merits of the investment; and

     o you are making the investment for your own account or your family's or in your fiduciary capacity and not as an agent for another.

     The purpose of the warranties is to ensure that you fully understand the terms of our offering, the risks of an investment with us and that you have the capacity to enter into a subscription agreement. The general partners, on behalf of the partnership, intend to rely on the warranties in accepting a subscription. In any claim or action against the general partners or partnership, the general partners or partnership may use the warranties against you as a defense or basis for seeking indemnity from you.

     Subscription Procedure - In order to subscribe to units in the partnership, you must read carefully and execute the "SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY." For each unit subscribed, you must tender the sum of $1 per unit. The minimum investment is 2,000 units ($2,000).



                             SUMMARY OF THE OFFERING

     This summary highlights selected information contained elsewhere in this prospectus. It does not contain all the information that is important to your decision to invest in the partnership. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section and the financial statements. Any capitalized terms used in the prospectus are defined in the glossary on page 80.

     The Partnership - We are Redwood Mortgage Investors VIII and we commenced operations on or about April 12, 1993. We are located at 900 Veterans Blvd.
Suite 500, Redwood City, California 94063 and our telephone number is (650) 365-5341.

     We are  engaged  in  business  as a  mortgage  lender.  We  make  loans  to individuals and business entities secured by residential, investment or commercial property. In order to secure repayment of the loans, the loans are secured by first and second, and in some limited cases, third deeds of trust on the property. While we have an existing portfolio of loans, we have not committed to or identified any loans that will be made from the proceeds of this offering.

     General Partners - The general partners of the partnership are Michael R. Burwell, an individual, Gymno Corporation, a California corporation and Redwood Mortgage Corp., a California corporation. The general partners manage and control the partnership affairs and will make all investment decisions for us. The loans are arranged and serviced by Redwood Mortgage Corp. The general partners' offices are located at 900 Veterans Blvd. Suite 500, Redwood City, CA 94063 and their telephone number is (650) 365-5341.

     Risk Factors - An investment in the partnership involves certain risks. The following are the most significant risks relating to an investment in the partnership:

     o Although you will have an opportunity to review the partnership's existing portfolio, you will not have an opportunity to review loans to be made by the partnership from the proceeds of this offering until after the loans have been made. Such decisions will be made exclusively by the general partners.

     o No escrow will be established. All proceeds from the sale of units will be immediately available for investment in loans.

     o The general partners and their affiliates will receive fees from the partnership. Most fees will be paid regardless of the economic return to you and other limited partners or how successful the partnership is. The compensation to be received by the general partners and their affiliates is based, in large part upon the net asset value of the partnership and upon the principal balances of the loans. The principal balances of the loans and the net asset value of the partnership will be continually changing as new investments are made and as income is allocated to your capital account or as cash distributions are made to you.
     o There are limits on your ability to transfer units. No public market exists for units and none is likely to develop. Thus you may not be able to sell your units quickly or profitably if the need arises.

     Before you invest in the partnership, you should see the complete discussion of the "Risk Factors" beginning on page 7 of this prospectus.

     Terms of the Offering - Up to 50,000,000 units ($50,000,000) of limited partnership interest in the partnership are offered in units of $1 each. The units are being offered by selected registered broker dealers who are members of the National Association of Securities Dealers, Inc. (the "participating broker dealers"). They are being offered on a "best efforts" basis, which means that no one is guaranteeing that any minimum number of units will be sold. We may also accept orders from you if you utilize the services of a registered investment advisor. This offering will terminate one year from the effective date of this prospectus unless, the general partners in their discretion, terminate the offering earlier or extend the offering for one year periods.

     Estimated Use of Proceeds - The partnership will use the proceeds from the sale of its units to make loans and pay expenses relating to the organization and operation of the partnership. After the repayment of the formation loan, we estimate that approximately 96% of the proceeds of this offering will be used to make loans or be held as cash reserves. The remaining proceeds will be used to pay expenses relating to the organization and operation of the partnership. Until the formation loan is repaid, a minimum of 87% of the proceeds will be used to make loans or be held as cash reserves. However, because of the time value of money, the amount of proceeds available to make loans (96%) upon the repayment of the formation loan may be less than if 96% of the proceeds of this offering were available to make loans today. If all of the units we are offering are not sold, the amount of proceeds available to make loans will be less. We are permitted under the terms of the partnership agreement to borrow money for the purpose of making loans and have done so to date. The maximum amount that we may borrow is 50% of the outstanding principal balance of our loan portfolio.

                                                                   Estimated                            50%
                                                             Maximum Offering (1)                 Offering Sold (1)(2)
                                                               50,000,000 Units                     25,000,000 Units
                                                              ($50,000,000) sold                   ($25,000,000) sold
=================================================== ======================================== ================================
                                                           Dollar Amount              %        Dollar Amount          %
--------------------------------------------------- ---------------------------- ----------- ------------------ -------------
Gross Proceeds                                                      $50,000,000        100%        $25,000,000          100%

Leveraged Funds                                                               0           0                  0             0

Total Partnership Funds                                             $50,000,000        100%        $25,000,000          100%

Less Public Offering Expenses (3)

Organizational and Offering Expenses (4)                             $2,000,000          4%         $2,000,000            8%

Total Offering Expenses                                              $2,000,000          4%         $2,000,000            8%

Amount Available for Investment                                     $48,000,000         96%        $23,000,000           92%

Less:

Formation Loan to pay sales commissions(5)                           $4,500,000          9%         $2,250,000            9%

Reserve Liquidity Fund (6)                                           $1,000,000          2%           $500,000            2%

Cash Available for Extension of Loans (7)                           $42,500,000         85%        $20,250,000           81%


--------------------

     (1) Does not include a capital contribution of the general partners in the amount of 1/10th of 1% of the gross proceeds (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Capital Contributions" at page 72).


     (2) Although there is no minimum offering amount, this column represents how the gross offering proceeds will be utilized assuming that only 50% of the amount being offered is sold.

     (3) Consists of expenses incurred in connection with the offering of the units. These expenses include legal and accounting fees and expenses, printing costs, filing fees and other disbursements in connection with the sale and distribution of units.

     (4) Redwood Mortgage Corp. will be reimbursed for offering expenses including, but not limited to attorneys' fees, accounting fees, printing costs and other selling expenses equal to the lesser of 10% of the gross proceeds of the offering or $2,000,000.

     (5) The amount of the formation loan payable to Redwood Mortgage Corp. set forth in this table is based upon the maximum sales commissions allowable of 9%. The formation loan will not exceed nine percent (9%) of the total gross proceeds of the offering based upon the maximum sales commissions payable, (See "PLAN OF DISTRIBUTION - Formation Loan" at page 79. The formation loan is a loan made to Redwood Mortgage Corp. in an amount equal to the amount of the sales commissions to be paid in connection with the offering. Although the exact amount of sales commissions is not known, we have assumed the maximum amount payable of 9% or $4,500,000. From the proceeds of the formation loan, Redwood Mortgage Corp. pays the participating broker dealers all amounts as sales commissions owed. The partnership does not pay any sales commissions directly. Redwood Mortgage Corp. is required to repay the formation loan to the partnership. The terms of repayment of the formation loan are as follows. During the offering period, Redwood Mortgage Corp. will repay annually, one tenth of the principal balance of the formation loan as of December 31 of each year. Upon completion of the offering, the formation loan will be amortized over 10 years and repaid in 10 equal annual installments. The formation loan is unsecured, non-interest bearing and is not guaranteed. The amount of the formation loan and thus the amount repaid to the partnership is reduced partially by a portion of the early withdrawal penalties paid to the partnership. With respect to this offering, the formation loan could range from a minimum of $2,500,000 assuming all investors elected to receive current cash distributions to a maximum of $4,500,000 assuming all investors elected to compound their earnings.

     (6) The partnership anticipates maintaining an average balance of a reserve liquidity fund equal to two percent (2%) of the gross proceeds of the offering.

     (7) These proceeds will be used to make loans (See "INVESTMENT OBJECTIVES AND CRITERIA" at page 38). The exact amount of the cash available for extension of loans will depend upon the amount of the formation loan, organization and operating expenses, use of leveraged funds and cash reserves.


     Compensation of the General Partners and Affiliates - The general partners and their affiliates have received and will continue to receive substantial compensation in connection with the offering and the investment and management of the partnership's assets. An affiliate of a general partner includes generally any entity in which a general partner owns 10% or more or otherwise controls any person owning directly or indirectly, 10% or more, of a general partner and any officer, director or partner or a general partner. The receipt of this compensation is not the result of arms length negotiations (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" at page 21). The amount of compensation to be paid to the general partners and their affiliates are estimates and actual amounts paid may vary. Except as noted, there is no limit on the dollar amount of compensation and fees to be paid to the general partners and their affiliates.

These fees include the following:

     o Reimbursement of offering expenses

     o Loan brokerage commissions paid by the borrowers

     o Processing and escrow fees paid by the borrowers

     o Loan servicing fees paid by the borrowers

     o Asset management fee paid by the partnership from operations

     o Reimbursement  of  expenses  relating  to  the   administration  of  the
partnership

     o Reconveyance fees paid by the borrowers

     o Assumption fees paid by the borrowers

     o Extension fees paid by the borrowers

     o Interest earned on borrowers' funds held in escrow

     o 1% interest in profits, losses and distributions

     o Reduction in the amount of the formation loan due to early withdrawal penalties

     Conflicts of Interest - The general partners and their affiliates will experience conflicts of interest in connection with the management of the partnership, including the following:

     o The general partners and their affiliates have legal and financial obligations with respect to other partnerships which are similar to their obligations with respect to the partnership.

     o The general partners and their affiliates have to allocate their time between the partnership and other activities, including other real estate partnerships in which they are involved.

     o The amount of the loan brokerage commission payable to affiliates of the general partners will affect the overall rate of return to the limited partners.

     o In the event of default of the formation loan, a conflict of interest would arise on the general partners' part in connection with the enforcement of the formation loan and continued payment of other fees and compensation to Redwood Mortgage Corp., including, but not limited to, the loan servicing fee and the loan brokerage fee.

     Prior Performance Summary - We have previously sponsored 8 prior partnerships with investment objectives similar to the partnership. We have made 3 prior offerings in the partnership with contributed capital as of December 31, 2001 totaling $69,675,947. We have been engaged in mortgage lending in the San Francisco Bay Area since 1977. For a description of operations of the partnership and prior programs of the general partners and their affiliates, see "PRIOR PERFORMANCE SUMMARY" at page 30. Certain statistical data relating to prior partnerships with investment objectives similar to ours is also provided in the "Prior Performance Tables" included at the end of this prospectus.

     Investment Objectives and Criteria - Our investment objectives are:

     o To yield a high rate of return from mortgage lending, after the payment of certain fees and expenses to the general partners and their affiliates, and

     o Preserve and protect the partnership's capital.

     Federal Income Tax Consequences - The section of this prospectus entitled "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" at page 60 contains a discussion of the most significant federal income tax issues pertinent to the partnership. Other tax issues of relevance to other taxpayers should be reviewed carefully by such investors to determine special tax consequences of an investment prior to their subscription.


     Liquidity, Capital Withdrawals and Early Withdrawals - You have no right to withdraw from the partnership or to obtain the return of all or any portion of sums paid for the purchase of units (or reinvested earnings with respect thereto) for one (1) year after the date such units are purchased. In order to provide a certain degree of liquidity, after the one year period, you may withdraw all or part of your capital accounts from the partnership in four equal quarterly installments beginning the calendar quarter following the quarter in which the notice of withdrawal is given. Such notice must be given thirty (30) days prior to the end of the preceding quarter subject to a ten percent (10%) early withdrawal penalty. The ten percent (10%) penalty is applicable to the amount withdrawn as stated in the notice of withdrawal. The ten percent (10%) penalty will be deducted, pro rata, from the four quarterly installments paid to the limited partner. Withdrawal after the one year holding period and before the five year holding period will be permitted only upon the terms set forth above.

     You will also have the right after five years from the date of purchase of the units to withdraw from the partnership. This will be done on an installment basis, generally, over a five-year period (in 20 equal quarterly installments), or over such longer period of time as the limited partner may desire or as may be required in light of partnership cash flow. During this five-year (or longer) period, we will pay any distributions with respect to units being liquidated directly to the withdrawing limited partner. No penalty will be imposed on withdrawals made in twenty quarterly installments or longer. However, withdrawals exceeding 20% per year are subject to a 10% penalty even after the five year waiting period. There is also a limited right of liquidation for your heirs upon your death.

     Summary of Limited Partnership Agreement and Limited Partnership Units - Your rights and obligations in the partnership and your relationship with the general partners will be governed by the partnership agreement. Please refer to the "SUMMARY OF LIMITED PARTNERSHIP AGREEMENT" section at page 72 of this prospectus for more detailed information concerning the terms of the partnership agreement. A complete copy of the partnership agreement is attached as Exhibit A to this prospectus. Some of the significant features of the partnership agreement include: a majority of the limited partners may vote to:


     o terminate the partnership;

     o amend the partnership agreement, subject to certain limitations;

     o remove and replace the general partner; and

     o approve or disapprove the sale, pledge, retain any or exchange all or substantially all of the partnership's assets.

     In the event of any such vote, you will be bound by the majority vote even if you did not vote with the majority.

     Mergers and Consolidations. We may not merge or consolidate without approval by a majority of limited partners.

     Once you have been accepted as an investor in the partnership, you will be entitled to receive distributions which you may elect to receive in cash distributions or retain in your capital account. You are also entitled to receive distributions from the partnership based on your percentage ownership, after payment of certain expenses including fees payable to the general partners and the set aside for reserves. Although anticipated, there is no guarantee that there will be sufficient cash to make such distributions (See `RISK FACTORS" at page 8). There is no assurance you will receive distributions. On average, the estimated time from the date your subscription is accepted until you receive distributions is 60 days.

     Additional Information - We have filed a registration statement under the Securities Act of 1933, as amended. The partnership has filed with the Securities and Exchange Commission, Washington, D.C. 20549, as amended, with respect to the units offered pursuant to this prospectus. For further information regarding the partnership, the general partners and their activities, you should review the registration statement and to the exhibits thereto which are available for inspection at no fee in the Office of the Commission in Washington, D.C. 20549. Additionally, the Commission maintains a website that contains reports, proxy information statements and other information regarding registrants such as the partnership who file electronically. The address of the Commission website is http://www.sec.gov.

     Subscription Procedures - In order to subscribe for units, you will be required to deliver the following:

     1. One executed copy of the subscription agreement, which incorporates a power of attorney to the general partners.

     2. A check in the amount of $1 for each unit subscribed for. The minimum purchase is 2,000 units ($2,000). All checks should be made payable to "Redwood Mortgage Investors VIII," and should be delivered to the partnership's offices.

     The subscription documents referred to above are contained in the "Investor Subscription Documents" provided to prospective investors under separate cover herewith.

                                  RISK FACTORS

Investing in units involves a high degree of risk. You should specifically consider the following risks:


Mortgage Lending and Real Estate Risks

     We Have Not Identified Any New Loans From Additional Proceeds of This Offering - We have not yet identified any specific loans with respect to the additional proceeds we will receive from this offering. This means:

     o You must rely entirely on the judgment of the general partners in investing the proceeds of this offering.

     o You will be unable to evaluate, in advance, any of the terms of the loans including the selection of borrowers, and the terms of the loans that will be made.

     o You will have no ability to evaluate the identification or location of, or any other important economic and financial data pertaining to, the underlying properties that secure the loans. Our current loan portfolio is summarized in the sections of the prospectus entitled "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE PARTNERSHIP" at page 44 and "BUSINESS" at page 53 of this prospectus.

     Loan Defaults and Foreclosures By Borrowers May Adversely Affect Partnership - We are in the business of lending money and, as such, take the risk that borrowers may be unable to repay the loans we have made to them. Most loans will be interest only or interest with small repayments of principal. This means:

     o the loans are structured to provide for relatively small monthly payments with a large "balloon" payment of principal due at the end of the term. Many borrowers are unable to repay such loans at maturity out of their own funds and are compelled to refinance or sell their property.

     o Fluctuations in interest rates, a weak economy and the unavailability of money could make it difficult for borrowers to refinance their loans at maturity or sell their property.

     o If a borrower is unable to repay the loan and defaults, we may be forced to purchase the property at a foreclosure sale. If we cannot quickly sell or refinance such property, and the property does not produce any significant income, the partnership's profitability will be adversely affected.

     We Must Rely On Appraisals Which May Not Be Accurate or May Be Affected By Subsequent Events - We are an "asset" rather than a "credit" lender. We are relying primarily on the real property securing the loans to protect our investment and not the credit worthiness of the borrower. We rely on appraisals, prepared by unrelated third parties, to determine the fair market value of real property used to secure our loans. We cannot guarantee that such appraisals will, in any or all cases, be accurate. If an appraisal is not accurate or subsequent events adversely affect the value of the property, our loan would not be as secure as we anticipated. In the event of foreclosure, we may not be able to recover our entire investment. Additionally, since an appraisal fixes the value of real property at a given point in time, subsequent events could adversely affect the value of real property used to secure a loan.

     Competition Risks - Increased competition for mortgage loans could lead to reduced yields and fewer investment opportunities. The mortgage lending business is highly competitive, and the partnership competes with numerous established entities some of which have more financial resources and experience in the mortgage lending business than the general partners. The partnership encounters significant competition from banks, insurance companies, savings and loan associations, mortgage bankers, pension funds, real estate investment trusts and other lenders with objectives similar in whole or in part of those of the partnership. Any general increase in the availability of funds to mortgage lenders may increase competition for loans and could reduce the yields they produce, including those of the partnership.

     Risks Associated With Junior Encumbrances - In the event of foreclosure under a second or third deed of trust the debt secured by a senior deed(s) of trust must be satisfied before any proceeds from the sale of the property can be applied toward the debt owed to us. To protect our junior security interest, we may be required to make substantial cash outlays for such items as loan payments to senior lienholders to prevent their foreclosure, property taxes, insurance, repairs, maintenance and any other expenses associated with the property. These expenditures could have an adverse effect on our profitability.

     Risks Associated With Construction Loans - We may make construction loans up to a maximum of ten percent (10%) of the partnership's loan portfolio. Construction loans are those loans made to borrowers constructing entirely new structures or dwellings, whether residential, commercial or multi-family properties. Investing in construction loans subjects us to greater risk than loans related to properties with operating histories. If the partnership forecloses on property under construction, construction will generally have to be completed before the property can begin to generate an income stream or could be sold. We may not have adequate cash reserves on hand with respect to junior-encumbrances and/or construction loans at all times to protect our security. If we did not have adequate cash reserves, we could suffer a loss of our investment. (See "CERTAIN LEGAL ASPECTS OF LOANS" at page 42).

     Risks of Real Estate Ownership After Foreclosure - If a borrower is unable to pay our loan or refinance it when it is due, we will be required to institute foreclosure proceedings against the borrower. Although we may immediately be able to sell the property, sometimes we will be required to own the property for a period of time. We will be subject to certain economic and liability risks attendant to all property ownership which could affect the partnership's profitability. The risks of ownership will include the following:

     o The property could generate less income for us than we could have earned from interest on the loan

     o If the property is a rental property we will be required to find and keep tenants

     o We will be required to oversee and control operating expenses

     o We will be subject to general and local real estate and economic market conditions which could adversely affect the value of the property

     o We will be subject to any change in laws or regulations regarding taxes, use, zoning and environmental protection and hazards

     o We will be potentially liable for any injury that occurs on or to the property

     Risks of Real Estate Development On Property Acquired By Us - If we have acquired property through foreclosure or otherwise, there may be circumstances in which it would be in the best interest of the partnership not to immediately sell the property, but to develop it ourselves. To date, we have not held a property for development. Depending upon the location of the property and market conditions, the development done by us could be either residential (single or multifamily) or commercial. Development of any type of real estate involves certain additional risks including the following:

     o We will be required to rely on the skill and financial stability of third party developers and contractors

     o Any development or construction will involve obtaining local government permits. We will be subject to the risk that our project does not meet the requirements necessary to obtain those permits

     o Any type of development and construction is subject to delays and cost overruns

     o There can be no guarantee that upon completion of the development that we will be able to sell the property or realize a profit from the sale

     o Economic factors and real estate market conditions could adversely affect the value of the property

     Bankruptcy and Legal Limitations On Personal Judgments May Adversely Affect Our Profitability - Any borrower has the ability to delay a foreclosure sale by us for a period ranging from several months to several years or more by filing a petition in bankruptcy. The filing of a petition in bankruptcy automatically stops or "stays" any actions to enforce the terms of the loan. The length of this delay and the costs associated with it will generally have an adverse impact on our profitability. We also may not be able to obtain a personal judgment against a borrower. (See "CERTAIN LEGAL ASPECTS OF LOANS" at page 42).

     Risks Associated With Unintended Violations of Usury Statutes - Usury laws impose restrictions on the maximum interest that may be charged on our loans. Under California law, a loan arranged by a licensed California real estate broker will be exempt from applicable California usury provisions. Since Redwood Mortgage Corp., a licensed California real estate broker, will arrange our loans, our loans should be exempt from applicable state usury provisions. Nevertheless, unintended violations of the usury statutes may occur. In such an event, the partnership may have insufficient cash to pay any damages, thereby adversely affecting the operations of the partnership. We could also lose our entire investment.

     Risks Associated With High Cost Mortgages - In March 1995, the Federal Reserve Board issued final regulations governing high cost mortgages. Although the partnership anticipates making relatively few loans that would qualify as high cost mortgages, the failure to comply with these regulations could adversely affect the partnership. A high cost mortgage is any loan made to a consumer secured by the consumer's principal residence if either (i) the annual percentage rate exceeds by more than ten points the yield on Treasury securities having comparable periods of maturity or (ii) the total fees payable by a consumer at or before closing exceeds the greater of eight percent (8%) of the total loan amount or $400. These regulations primarily focus on:

     o additional disclosure with respect to the terms of the loan to the borrower,

     o the timing of such disclosures, and

     o the prohibition of certain terms in the loan including balloon payments and negative amortization.

     The failure to comply with the regulations, even the unintended failure will render the loan rescindable for up to three (3) years. The lender could also be held liable for attorneys' fees, finance charges and fees paid by the borrower and certain other money damages.

     On October 10, 2001, Governor Davis signed into law, Assembly Bill 489 which will take effect on July 1, 2002. This law provides for state regulation of residential mortgage and consumer loans secured by liens on real property of $250,000 or less, which have (1) an annual percentage rate at least eight percent above the interest rate on U.S. Treasury securities of a comparable maturity, or (2) points and fees in excess of six percent of the loan amount, exclusive of the points and fees. Such loans would be considered "high cost loans" under state law. While it is unlikely that the partnership would make many high cost loans, the failure to comply with this law could have significant adverse effects on the partnership. The law prohibits certain lending practices with respect to high cost loans, including the making of a loan without regard to the borrower's income or obligations. When making such loans, lenders must provide borrowers with a consumer disclosure, and provide for an additional rescission period prior to closing the loan.

     The reckless or willful failure to comply with any provision of this law, including the mandatory disclosure provisions, could result in, among other penalties, the imposition of administrative penalties of $25,000, loss or suspension of the offending broker's license, as well as exposure to civil liability to the consumer/borrower (including the imposition of actual and punitive damages).

     Loan-To-Value Ratios Are Determined By Appraisals Which May Be In Excess of the Ultimate Purchase Price of the Underlying Property - The so-called "loan to value ratio" will not exceed the following:

     o eighty percent (80%) of the appraised value for residential properties and multi unit property,

     o seventy percent (70%) of the appraised value for commercial property and

     o fifty percent (50%) of the appraised value for unimproved land.

     The loan-to-value ratios are determined based on the appraised value of a property which may be in excess of the ultimate purchase price of the underlying property. We cannot assure you that such appraisals will reflect the actual amount buyers will pay for the property. Further, if the value of the property declines to a value below the amount of the loan, the loan could become under-collateralized. This would result in a risk of loss for the partnership if the borrower defaults on the loan.

     Use Of Borrowed Money May Reduce Our Profitability or Cause Losses Through Liquidation - We are permitted and have borrowed funds for the purpose of making loans, for increased liquidity, reducing cash reserve needs or for any other proper partnership purpose on any terms commercially available. We may assign all or a portion of our loan portfolio as security for such loans. The maximum amount we may borrow is fifty percent (50%) of the outstanding principal balance of our total loan portfolio.

     Changes in the interest rate have a particularly adverse effect on us if we have borrowed money to fund loans. Borrowed money will bear interest at a variable rate, whereas we are likely to be making fixed rate loans. Thus, if prevailing interest rates rise, we may have to pay more in interest on the borrowed money than we make on loans to our borrowers. This will reduce our profitability or cause losses through liquidation of loans in order to repay the debt on the borrowed money. It is possible that we could default on our obligation if we cannot cover the debt on the borrowed money. (See "INVESTMENT OBJECTIVES AND CRITERIA - Borrowing" at page 41).

     Changes In Interest Rates May Affect Your Return On Your Investment - Mortgage interest rates are subject to abrupt and substantial fluctuations. We have made, and anticipate to continue to make a large number of medium to long range term (three to fifteen year) loans. Your purchase of units is an illiquid investment. If prevailing interest rates rise above the average interest rate being earned by our loan portfolio, you may be unable to quickly sell your units in order to take advantage of higher returns available from other investments. In addition, an increase in interest rates accompanied by a tight supply of mortgage funds may make refinancing by borrowers with balloon payments difficult or impossible. This is true regardless of the market value of the underlying property at the time such balloon payments are due. In such event, the property may be foreclosed upon (See "CERTAIN LEGAL ASPECTS OF LOANS" at page 42).

     Marshaling of Assets Could Delay Or Reduce Recovery of Loans - As security for a single loan, we may require a borrower to execute deeds of trust on other properties owned by the borrower in addition to the property the borrower is purchasing or refinancing. In the event of a default by the borrower, we may be required to "marshal" the assets of the borrower. Marshaling is an equitable doctrine used to protect a junior lienholder with a security interest in a single property from being "squeezed out" by a senior lienholder, such as us, with security interest not only in the property, but in one or more additional properties. Accordingly, if another creditor of the borrower forced us to marshal the borrower's assets, foreclosure and eventual recovery of the loan could be delayed or reduced, and our costs associated therewith could be increased.

     Potential Liability For Toxic Or Hazardous Substances If We Are Considered Owner of Real Property- If we take an equity interest in, management control of, or foreclose on any of the loans, we may be considered the owner of the real property securing such loans. In the event of any environmental contamination, there can be no assurance that we would not incur full recourse liability for the entire cost of any such removal and cleanup, even if we did not know about or participate in the contamination. Full recourse liability means that any of our property, including the contaminated property, could be sold in order to pay the costs of cleanup in excess of the value of the property at which such contamination occurred. In addition, we could incur liability to tenants and other users of the affected property, or users of neighboring property, including liability for consequential damages. Consequential damages are damages which are a consequence of the contamination but are not costs required to clean up the contamination, such as lost profits of a business.

     Potential Loss Of Revenue In The Event Of The Presence of Hazardous Substances - If we became the "owner" of any real property containing hazardous substances, we would also be exposed to risk of lost revenues during any cleanup, the risk of lower lease rates or decreased occupancy if the existence of such substances or sources on the property were a health risk. If we fail to remove the substances or sources and clean up the property, federal, state, or local environmental agencies could perform such removal and cleanup. Such agencies would impose and subsequently foreclose liens on the property for the cost thereof. A "lien" is a charge against the property of which the holder may cause the property to be sold and use the proceeds in satisfaction of the lien. We may find it difficult or impossible to sell the property prior to or following any such cleanup. If such substances are discovered after we sell the property, we could be liable to the purchaser thereof if the general partners knew or had reason to know that such substances or sources existed. In such case, we could also be subject to the costs described above.

     If we are required to incur such costs or satisfy such liabilities, this could have a material adverse effect on our profitability. Additionally, if a borrower is required to incur such costs or satisfy such liabilities, this could result in the borrower's inability to repay its loan from us.

     Potential Conflicts and Risks If We Invest In Loans With General Partners or Affiliates - We may invest in loans acquired by the general partners or affiliates. Our portion of the total loan may be smaller or greater than the portion of the loan made by the general partners or affiliates, but will generally be on terms substantially similar to the terms of our investment. You should be aware that investing with the general partners or affiliates could result in a conflict of interest between the partnership and the general partners or affiliates in the event that the borrower defaults on the loan and both the partnership and the general partners or affiliates protect their own interest in the loan and in the underlying security.

Investment Risks

     There Is No Assurance You Will Receive Cash Distributions - The general partners and their affiliates are paid and reimbursed by the partnership for certain services performed for the partnership and expenses paid on behalf of the partnership (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" at page 21). The partnership bears all other expenses incurred in its operations. All of these fees and expenses are deducted from cash funds generated by the operations of the partnership prior to computing the amount that is available for distribution to you. The general partners, in their discretion, may also retain any portion of cash funds generated from operations for working capital purposes of the partnership. Accordingly, there is no assurance as to when or whether cash will be available for distributions to you.

     Your Ability To Recover Your Investment On Dissolution and Termination Will Be Limited - In the event of dissolution or termination of the partnership, the proceeds realized from the liquidation of assets, if any, will be distributed to the partners only after the satisfaction of claims of creditors. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom. Additionally, if you have elected to retain your earnings in the partnership, you could lose such earnings in addition to the amount of your initial investment.

     Certain Kinds of Losses Cannot Be Insured Against - We will require comprehensive insurance, including fire and extended coverage, which is customarily obtained for or by a lender, on properties in which we acquire a security interest. Generally, such insurance will be obtained by and at the cost of the borrower. However, there are certain types of losses (generally of a catastrophic nature, such as civil disturbances and acts of God such as earthquakes, floods and slides) which are either uninsurable or not economically insurable. Should such a disaster occur to, or cause the destruction of, any property serving as collateral for a loan, we could lose both our invested capital and anticipated profits from such investment. In addition, on certain real estate owned by us as a result of foreclosure, we may require homeowner's liability insurance. However, insurance may not be available for theft, vandalism, land or mud slides, hazardous substances or earthquakes on all real estate owned and losses may result from destruction or vandalism of the property thereby adversely effecting our profitability.

     Risks Related To Concentration of Mortgages in the San Francisco Bay Area - As of December 31, 2001, 82.49% ($68,290,653) of our loans are secured by properties located in 6 counties that comprise the San Francisco Bay Area. Like the rest of the nation, the San Francisco Bay Area has also felt the slow down in economic growth over the last 12 months. The technology companies of Silicon Valley, and the airline industry, the tourism industry and other industries are all feeling the effects of the overall U.S. economy slow down, which include lower earnings, losses and layoffs. Our concentration of loans in the San Francisco Bay Area exposes us to greater risk of loss if the economy in the San Francisco Bay Area should continue to feel the effects of the slow down than would be the case if our loans were spread throughout California or the nation. The San Francisco Bay Area economy and/or real estate market conditions could be weakened by:

     o A continued economic recession in or slowdown the area

     o Overbuilding of commercial and residential properties

     o Relocation of businesses outside of the area due to economic factors such as high cost of living and of doing business within the region

     o Increased interest rates thereby weakening the general real estate market If the economy were to continue to weaken it is likely that there would be more property available for sale, values would fall, and lending opportunities would decrease. In addition, a weak economy and increased unemployment could adversely affect borrowers resulting in an increase in the number of loans in default.

     You Must Rely on the General Partners For Management Decisions - All decisions with respect to the management of the partnership will be made exclusively by the general partners. Our success will, to a large extent, depend on the quality of the management of the partnership, particularly as it relates to lending decisions. You have no right or power to take part in the management of the partnership. Accordingly, you should not purchase any of the units offered hereby unless you are willing to entrust all aspects of the management of the partnership to the general partners. You should carefully evaluate the general partners' capabilities to perform such functions (See "MANAGEMENT" at page 33).

     You Will Be Bound By Decision of Majority Vote - Subject to certain limitations, limited partners holding a majority of units may vote to, among other things:

     o amend or terminate contracts for services and goods between the general partners and the partnership,

     o remove the general partners,

     o dissolve the partnership,

     o approve or disapprove the sale of all or substantially all of the partnership's assets and

     o amend the partnership agreement.

     If you do not vote with the majority in interest of the other limited partners, you nonetheless will be bound by the majority vote. The general partners shall have the right to increase this offering or conduct an additional offering of securities without obtaining your consent or the consent of any other limited partner. (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT at page 72" and "TRANSFER OF UNITS" at page 74).

     Net Worth of the General Partners May Affect Ability of the General Partners to Fulfill Their Obligations to the Partnership - The general partners have represented that they have an aggregate net worth in excess of $1,000,000, a significant portion of which consists of assets which are illiquid. This may be relevant in evaluating the ability of the general partners to fulfill Partnership their obligations and responsibilities to the partnership (See "MANAGEMENT" at page 33).

     Risks Regarding Formation Loan and Repayment Thereof - The partnership will loan to Redwood Mortgage Corp., a general partner, funds in an amount equal to the sales commissions (See "PLAN OF DISTRIBUTION - Formation Loan" at page 79). The formation loan will be an unsecured loan that will not bear interest and will be repaid in annual installments. Redwood Mortgage Corp. shall make annual installments of one-tenth of the principal balance of the formation loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year. Prior to the termination of this offering, the principal balance of the formation loan will increase as additional sales of units are made each year. Upon completion of this offering, the balance of the formation loan will be repaid in ten (10) equal annual installments of principal, without interest, commencing on December 31 of the year following the year this offering terminates. With respect to this offering, the formation loan could range from a minimum of $2,500,000 assuming all investors elected to receive current cash distributions to a maximum of $4,500,000 assuming all investors elected to compound their earnings.

     Early Withdrawal Penalties Will Reduce Amount of Formation Loan - A portion of the amount we receive from withdrawing limited partners as early withdrawal penalties may first be applied to reduce the principal balance of the formation loan. This will have the effect of reducing the amount owed by Redwood Mortgage Corp. to the partnership. If all or any one of the initial general partners are removed as a general partner by the vote of a majority of limited partners and a successor or additional general partner(s) begins using any other loan brokerage firm for the placement of loans or loan servicing, Redwood Mortgage Corp. will be immediately released from any further payment obligation under the formation loan. If all of the general partners are removed, no other general partners are elected, the partnership is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the formation loan shall be forgiven by the partnership. Redwood Mortgage Corp. will be immediately released from any further obligations under the formation loan. The non-interest bearing feature of the formation loan will have the effect of slightly diluting your rate of return, but to a much lesser extent than if the partnership were required to bear all of its own syndication expenses out of the offering proceeds.

     Delays In Investment Could Adversely Affect Your Return - A delay will occur between the time you purchase your units and the time the net proceeds of the offering are invested. This delay could adversely affect the return paid to you. In order to mitigate this risk, pending the investment of the proceeds of this offering, funds will be placed in such highly liquid, short-term investments as the general partners shall designate. The interest earned on such interim investments is expected to be less than the interest earned by the partnership on loans. The general partners estimate, based upon their historical experience, that it will be no longer than ninety (90) days from the time your funds are received by us until they are invested in loans.

     No Assurance of Limitation of Liability of Limited Partners - As a limited partner, you have no right to, and you take no part in, control and management of the partnership's business. However, the partnership agreement authorizes all limited partners to exercise the right to vote on certain matters, including the right to remove the general partners and elect a successor general partner(s) (See "SUMMARY OF LIMITED PARTNERSHIP AGREEMENT - Rights and Liabilities of Limited Partners" at page 72). The California Revised Limited Partnership Act expressly provides that the right to vote on those matters will not cause you or any other limited partner to have personal liability for partnership obligations in excess of the amount of your capital contributions which have not been previously returned to you. However, you may be required to return amounts distributed to you as a return of your capital contribution if we are unable to pay creditors who extended credit to us prior to the date of such return of capital.

     No Assurance That California Law Will Apply With Respect To Limitation Of Liability Of Limited Partners - Bingham McCutchen LLP, counsel for the partnership, has advised that strong arguments may be made in support of the conclusion that California law governs in all states as to the liability of the limited partners and that neither the possession nor the exercise of such rights should affect the liability of the limited partners. However, Bingham McCutchen LLP, counsel for the partnership, has also advised that since there is no authoritative precedent on this issue, a question exists as to whether the exercise, or perhaps even the existence, of such voting rights might provide a basis on which a court in a state other than California could hold that you are not entitled to the limitation on liability for which the partnership agreement provides. This is only a concern if you are not a California resident.

     We Cannot Precisely Determine Compensation To Be Paid General Partners and Affiliates - The general partners and their affiliates are unable to predict the amounts of compensation to be paid to them as set forth under "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" at page 21. Any such prediction would necessarily involve assumptions of future events and operating results which cannot be made at this time. As a result, there is a risk that investors will not have the opportunity to judge ahead of time whether the compensation realized by the general partners is commensurate with the return generated by the loans.

     Working Capital Reserves May Not Be Adquate - We intend to maintain working capital reserves to meet our obligations, including carrying costs and operating expenses of the partnership (See "ESTIMATED USE OF PROCEEDS" at page 19). The general partners believe such reserves are reasonably sufficient for our contingencies. If for any reason those reserves are insufficient, the general partners will have to borrow the required funds or require the partnership to liquidate some or all of our loans. In the event the general partners deem it necessary to borrow funds, there can be no assurance that such borrowing will be on acceptable terms or even available to us. Such a result might require us to liquidate our investments and abandon our activities.

     Purchase of Units is a Long Term Investment - No public trading market for the units exists. It is highly unlikely that a public trading market will ever develop. Article VII of the partnership agreement imposes substantial restrictions upon your ability to transfer units (See "SUMMARY OF LIMITED PARTNERSHIP AGREEMENT" at page 72 and "TRANSFER OF UNITS" at page 74). In addition, the partnership agreement does not provide for the buy-back or repurchase of units by the partnership or the general partners. It does however, provide you with a limited right to withdraw capital from the partnership after one year, with penalty, and after 5 years without penalty subject to certain requirements. (See "TRANSFER OF UNITS - Withdrawal from Partnership" at page
75). There is no assurance that the value of units for purposes of this withdrawal in any way reflects the fair market value of the units. In addition, your units may not be readily accepted as collateral for a loan. Consequently, you should consider the purchase of units only as a long-term investment.

     We May Be Required to Forego More Favorable Investments to Avoid Regulation Under Investment Company Act of 1940 - The general partners intend to conduct the operations of the partnership so that we will not be subject to regulation under the Investment Company Act of 1940. Among other things, they will monitor the proportions of our funds which are placed in various investments and the form of such investments so that we do not come within the definition of an investment company under such Act. As a result, we may have to forego certain investments which would produce a more favorable return.

     Use of Forward Looking Statements - Some of the information in this prospectus contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they: (1) discuss our future expectations; (2) contain projections of our future results of operations or of our financial condition; or (3) state other "forward-looking" information. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or over which we have no control. These events may include future operating results and potential competition among other things. The risk factors listed in this section, as well as any cautionary language in this prospectus, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. Before you invest in the partnership, you should be aware that the occurrence of events described in these risk factors and elsewhere in this prospectus could have a material adverse effect on our business, operating results and financial condition.

Tax Risks

     Risks Associated With Partnership Status For Federal Income Tax Purposes - We will not seek a ruling from the Internal Revenue Service that the partnership will be treated as a partnership for federal income tax purposes. We have received an opinion from Bingham McCutchen LLP that the partnership will be treated as a partnership for federal income tax purposes. Counsel's opinion represents only its best legal judgment, and has no binding effect on the IRS or any court, and no assurance can be given that the conclusions reached in said opinion would be sustained by a court if contested. Any such contest to a determination by the IRS may impose an additional litigation expense on the limited partners. If we are taxed as a corporation we would, among other things, pay income tax on our earnings in the same manner and at the same rate as a corporation, and losses, if any, would not be deductible by the limited partners. Also, you would be taxed upon distributions substantially in the manner that corporate shareholders are taxed on dividends. Thus, if we were treated as an association taxable as a corporation, many of the "pass through" tax benefits that would otherwise be realized by you as a limited partner would be lost (See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES - Partnership Status" at page 61).

     Risks Associated With Characterization of Partnership Income as Portfolio Income - We are engaged in the trade or business of mortgage lending (See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES - Character of Income or Loss" at page
64). We anticipate that we will likely be considered an "equity financed lending activity" such that most of our income will be considered portfolio income and not passive income. Since such treatment is dependent upon a number of factors not yet determined such as whether we are engaged in a trade or business, whether we incur liabilities in connection with our activities, and the proper matching of the allocable expenses incurred in the production of partnership income, there can be no assurance that we will be treated as an equity financed lending activity. If we are not, it is possible that we would be unable to allocate expenses to the income produced, in which case investors might find their ability to offset income with allocable expenses limited by the two percent (2%) floor on miscellaneous investment expenses. The determination of whether your share of income will constitute passive, non-passive, or portfolio income is a technical one subject to the interpretation of complex regulations whose full impact has not yet been determined. It is possible that the treatment of partnership income will be different than what we currently anticipate.

     Risks of Partnership Characterization As a Publicly Traded Partnership - Bingham McCutchen LLP, counsel for the partnership, has given its opinion that the partnership will not be treated as a "publicly traded partnership" for federal income tax purposes. If the partnership were classified as a "publicly traded partnership" it could result in:

     o taxation of the partnership as a corporation; and

     o application of the passive activity loss rules in a manner that could adversely affect you and all investors.

     Risks Relating to Taxation of Undistributed Revenues and Gain - We do not anticipate that we will generate so-called "phantom income" of the type which is commonly associated with leveraged real estate investment programs. As a limited partner, you will be required to report your allocable share of the partnership's taxable income on your personal tax return regardless of whether or not you actually received any cash distributions from the partnership. If you elect to receive current cash distributions on your Units, you will be allocated substantially all your share of the partnership's taxable income even if such income is in excess of any distribution of cash from our lending operations. If on the other hand you elect to compound your earnings received on your Units, you will be allocated your share of the partnership's taxable income even though you will receive no cash distributions with respect to your units (rather, those cash distributions will be reinvested). The general partners anticipate, based upon historical experience, that the partnership's taxable income will not differ substantially from the cash flow generated by our lending activities.

     Risks Relating to Generation of Unrelated Business Taxable Income - If you are a tax-exempt investor (such as an employee pension benefit plan or an IRA) you may be subject to tax to the extent that income from the partnership is treated as unrelated business taxable income ("UBTI"). We borrow funds on a limited basis. We do not currently intend to own and lease personal property. Where we borrow funds or lease personal property, we use reasonable efforts to do so in a manner that does not cause any significant amount of partnership income to be treated as UBTI. As a result of the possibility that some portion, although likely an insignificant portion, of partnership income may be treated as UBTI, if you are a tax-exempt investor you should consult your own tax advisors. An investment in units may not be suitable for charitable remainder trusts.

     Risks of Audit and Adjustment - The IRS could challenge certain federal income tax positions taken by the partnership if we are audited. Any adjustment to the partnership's return resulting from an audit by the IRS would result in adjustments to your tax returns and might result in an examination of items in such returns unrelated to the partnership or an examination of tax returns for prior or later years. Moreover, the partnership and investors could incur substantial legal and accounting costs in contesting any IRS challenge, regardless of the outcome. The general partners generally will have the authority and power to act for, and bind the partnership in connection with, any such audit or adjustment for administrative or judicial proceedings in connection therewith.

     Risks of Effects of State and Local Taxation - The state in which you reside may impose an income tax upon your share of the taxable income of the partnership. Furthermore, states in which the partnership will own property generally impose income tax upon each partner's share of a partnership's taxable income considered allocable to such states. Differences may exist between federal income tax laws and state and local income tax laws. You are urged to consult with your own tax advisers with respect to state and local taxation. The partnership may be required to withhold state taxes from distributions to investors in certain instances.

Erisa Risks

     Risks of Investment By Tax-Exempt Investors - In considering an investment in the partnership, if you are a pension or profit-sharing plan qualified under
Section 401(a) of the Code and exempt from tax under Section 501(a), you should consider (i) whether the investment satisfies the diversification requirements of Section 404(a)(3) of the Employee Retirement Income Security Act of 1974

("ERISA"); (ii) whether the investment is prudent, since units are not freely transferable and there may not be a market created in which you can sell or otherwise dispose of the units; (iii) whether interests in the partnership or the underlying assets owned by the partnership constitute "Plan Assets" for purposes of Section 4975 of the Code which would constitute a prohibited transaction; (iv) whether the investment will impair the liquidity of your plan; and (v) whether the investment will create unrelated business taxable income for the plan. ERISA requires that the assets of a plan be valued at their fair market value as of the close of the plan year, and it may not be possible to adequately value the units from year to year, since there will not be a market for those units and the appreciation of any property may not be shown in the value of the units until the partnership sells or otherwise disposes of its investments (See "ERISA CONSIDERATIONS" at page 69).

                NOTICE TO CALIFORNIA RESIDENTS

     All certificates of limited partnership interests resulting from any offer and/or sale in California will bear the following legend restricting transfer:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFORE, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.


                              TERMS OF THE OFFERING

     We are offering a maximum of 50,000,000 units ($50,000,000) on a "best efforts" basis. A best efforts basis means no one is guaranteeing that any minimum number of units will be sold. The units are being sold through selected broker dealers (the "Participating Broker Dealers") who are members of the National Association of Securities Dealers, Inc. ("NASD"), at a price of $1 per unit. The minimum subscription is 2,000 units ($2,000). We may also accept orders directly from you if you utilize the services of a registered investment advisor. The general partners have the option to accept subscriptions for fractional units in excess of the minimum subscription. For purposes of meeting this minimum investment requirement, you may cumulate units you purchased individually with those units purchased by your spouse or units purchased by your pension or profit sharing plan, IRA or Keogh plan. You must pay $1 cash for each unit upon subscription. The offering will terminate one year from the effective date of this prospectus, unless the general partners, in their discretion, terminate the offering earlier, or extend the offering for additional one-year periods.

     No Escrow Established. There is no escrow. Since this is not our first offering of units in this partnership, all proceeds from the sale of units will be immediately available to us for investment and will not be held in an escrow account.

     Investment of Subscriptions. Your subscription proceeds will be deposited into a subscription account at a federally insured commercial bank or other depository selected by the general partners. They will be invested in short-term certificates of deposit, money market or other liquid asset accounts. You will be admitted into the partnership only when your subscription funds are required by us to fund a loan, or the formation loan, to create appropriate reserves or to pay organizational expenses or other proper partnership purposes. During the period prior to your admittance as a limited partner, proceeds of the sale are irrevocable and will be held by the general partners for your account in the subscription account. Your funds will be transferred from the subscription account into the partnership's operating account on a first-in, first-out basis. Upon your admission as a limited partner to the partnership, your subscription funds will be released to the partnership and units will be issued to you at the rate of $1 per unit or fraction thereof. Interest earned on subscription funds while in the subscription account will be returned to you, or if you elect to compound earnings, the amount equal to such interest will be added to your investment in the partnership. If you elect to have such amount added to your investment, the number of units actually issued shall be increased accordingly.

     Purchase by General Partners and Affiliates. The general partners and their affiliates may, in their discretion, purchase units for their own account. Any units so purchased will be counted for the purpose of obtaining the required maximum subscriptions. The maximum amount of units that may be purchased by the general partners or their affiliates is 1,000,000 units ($1,000,000). However, it is not anticipated that such purchases will be made by the general partners and their affiliates. To date, no purchases have been made. Purchases of units by the general partners or their affiliates will be made for investment purposes only on the same terms, conditions and prices as to unaffiliated parties.

     Election to Receive Periodic Cash Distributions. To date, we have provided you with an election to receive periodic cash distributions from the partnership or to have earnings retained in your capital account that will increase it in lieu of receiving periodic cash distributions. This election, once made, is irrevocable for investors who choose to receive periodic cash distributions from the partnership. However, you may change whether such distributions are received on a monthly, quarterly or annual basis. If you initially elect to retain earnings to increase your capital account in lieu of periodic cash distributions you may, after three (3) years, elect to receive periodic cash distributions. Once you have made the election to receive cash distributions, you may not revoke or change your election. If you elect to retain your earnings in your capital account, we will use those earnings for making further loans or other proper partnership purposes. The earnings from these further loans will be allocated among all investors; however; if you elected to retain your earnings, you will be credited with an increasingly larger proportionate share of such earnings than investors who receive periodic cash distributions, since your capital account will be increasing over time. Annual cash distributions will be made shortly after the calendar year end.

                            ESTIMATED USE OF PROCEEDS

     The following table sets forth an estimated application of the gross proceeds of the sale of 50% of the units and 100% of the number of units being offered hereby. The following table also sets forth an estimated application of the gross proceeds of the offering assuming 50% of the total gross offering proceeds received are leveraged. Upon the repayment of the formation loan, we estimate that approximately 96% of the proceeds of this offering will be used to make loans or held as cash reserves. Until the formation loan is repaid, we estimate that after deduction of the public offering expenses, that approximately eighty-seven percent (87%) of the proceeds of this offering will be used for making loans or be held in the reserve liquidation fund assuming all units are sold. Many of the figures set forth are estimated, cannot be precisely calculated at this time and consequently should not be relied upon as being definitive.

                                                                                     50%                  Estimated
                               Estimated                    50%                Offering Sold (2)     Maximum Offering (1) (2)
                           Maximum Offering (1)        Offering Sold (1)        25,000,000 Unit        50,000,000 Units
                            50,000,000 Units           25,000,000 Units     ($25,000,000) sold with  ($50,000,000) sold with
                           ($50,000,000) sold         ($25,000,000) sold        leveraged funds         leveraged funds
======================= ========================== ========================= ========================== ===========================
                         Dollar Amount       %                         %      Dollar Amount      %      Dollar Amount       %
----------------------- ---------------- --------- --------------- --------- --------------- ---------- --------------- -----------
Gross Proceeds             $50,000,000      100%     $25,000,000      100%     $25,000,000     66.67%     $50,000,000      66.67%

Leveraged Funds                      0         0               0         0     $12,250,000     33.33%     $25,000,000      33.33%

Total Partnership Funds    $50,000,000      100%     $25,000,000      100%     $37,500,000       100%     $75,000,000        100%

Less Public Offering
   Expenses: (3)

Organizational and
   Offering Expenses        $2,000,000        4%      $2,000,000        8%      $2,000,000      5.33%      $2,000,000       2.67%

Total Offering Expenses     $2,000,000        4%      $2,000,000        8%      $2,000,000      5.33%      $2,000,000       2.67%

Amount Available for
   Investment              $48,000,000       96%     $23,000,000       92%     $35,500,000     94.67%     $73,000,000      97.33%

Less:

Formation Loan to pay
sales commissions (4)       $4,500,000        9%      $2,250,000        9%      $2,250,000         6%      $4,500,000          6%

Reserve Liquidity Fund (5)  $1,000,000        2%        $500,000        2%        $500,000      1.33%      $1,000,000       1.33%

Cash Available for
   Extension of Loans (6)  $42,500,000       85%     $20,250,000       81%     $32,750,000     87.34%     $67,500,000         90%


     (1) Does not include a capital contribution of the general partners in the amount of 1/10th of 1% of the gross proceeds (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Capital Contributions" at page 72).

     (2) This assumes that the general partners can leverage approximately fifty percent (50%) of the gross offering proceeds thereby increasing the funds available to make loans. This means that the partnership may borrow funds for the purpose of making loans for increased liquidity, reducing cash reserve needs or for any other partnership purpose. The maximum amount the partnership may borrow is 50% of the outstanding principal balance of the partnership's total loan portfolio.

     (3) Consists of expenses incurred in connection with offering of the units which may be reimbursed to Redwood Mortgage Corp. These expenses include legal and accounting fees and expenses, printing costs, filing fees and other disbursements in connection with the sale and distribution of units. These expenses also include reimbursements to participating broker dealers for bona fide expenses incurred for due diligence purposes in a maximum amount of one-half of one percent (.5%) of gross proceeds and up to an additional five percent (5%) of gross proceeds if investors elect to receive cash distributions or up to one percent (1%) of gross proceeds if investors elect to reinvest their earnings for certain other expense reimbursements and sales seminar expenses payable by the partnership. In no event will all compensation payable to participating broker dealers, including sales commissions, (see footnote 4 below), expense reimbursements, sales seminars and or due diligence expenses exceed the ten and one-half percent (10.5%) compensation limitation set forth in Rule 2810 of the NASD conduct rules (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" at page 21).

     (4) The amount of the formation loan payable to Redwood Mortgage Corp. set forth in this table is based upon the maximum sales commissions allowable of 9%. The formation loan will not exceed nine percent (9%) of the total gross proceeds of the offering based upon the maximum sales commissions payable, (See "PLAN OF DISTRIBUTION - Formation Loan" at page 79). However, the general partners anticipate, based upon historical experience and knowledge of professionals in the industry, that the formation loan will be in the amount of (7.6%) of gross proceeds if the maximum is raised assuming that sixty-five percent (65%) of the investors elect to reinvest their earnings and acquire additional units and thirty-five percent (35%) and elect to receive distributions. To the extent the actual amount of the formation loan is less than the amount stated in the table, the cash available for extension of loans will be increased proportionately. As of December 31, 2001, the formation loans for the three prior offerings totaled 7.44% of the total gross proceeds of the offerings. The formation loan is a loan made to Redwood Mortgage Corp. in an amount equal to the amount of the sales commissions payable to the participating broker dealers in connection with the offering. Although the exact amount of sales commissions is not known, we have assumed the maximum amount of sales commissions payable of 9% or $4,500,000. From the proceeds of the formation loan, Redwood Mortgage Corp. pays the participating broker dealers all sales commissions owed. The partnership does not pay any sales commissions directly. Redwood Mortgage Corp. is required to repay the formation loan to the partnership. The terms of payment are as follows. During the offering period, Redwood Mortgage Corp. will repay annually, one-tenth of the principal balance of the formation loan as of December 31 of each year. Upon completion of the offering, the formation loan will be amortized over 10 years and repaid in 10 equal annual installments. The formation loan is unsecured, non-interest bearing and is not guaranteed. The amount of the formation  loan  and  thus the  amount  repaid  to the  partnership  is  reduced partially by a portion of the early withdrawal penalties paid to the partnership. With respect to this offering, the formation loan could range from a minimum of $2,500,000 assuming all investors elected to receive current cash distributions to a maximum of $4,500,000 assuming all investors elected to compound their earnings. Except for the formation loan made to Redwood Mortgage Corp., and reimbursement of organizational and offering expenses, no other offering proceeds will be paid to the general partners or their affiliates.


     (5) The partnership anticipates maintaining an average balance of a reserve liquidity fund equal to two percent (2%) of the gross proceeds of the offering.

     (6) These proceeds will be used to make loans (See "INVESTMENT OBJECTIVES AND CRITERIA" at page 38). The exact amount of the cash available for extension of loans will depend upon the amount of the formation loan, organization and operating expenses, use of leveraged funds and cash reserves. (See Footnote (1) above.)
                        CAPITALIZATION OF THE PARTNERSHIP


     The capitalization of the partnership as of December 31, 2001, and as adjusted to give effect to the sale of the maximum number of units offered hereby, excluding any contributions of the general partners is as follows:

                                Actual                          As Adjusted (1)
                                ------                          ---------------
Units ($1.00 per unit)     $73,688,241                            $117,188,241
                            ----------                             -----------

     (1)  Amount   determined  after  deduction  of  certain  offering  expenses
aggregating  $2,000,000_  and  maximum  formation  loan  of  $4,500,000_.   (See
"Estimated Use of Proceeds" at page 19).

               COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES

     Set forth below in tabular form is a description of compensation that we may pay the general partners and their affiliates. No other compensation will be paid to the general partners or any affiliates from the partnership. These compensation arrangements have been established by the general partners and are set forth in the partnership agreement and are not the result of arms-length negotiations. The general partners have compared their compensation arrangements to those of unrelated parties providing the same services. The general partners have set, in some instances, maximum levels of compensation to be received by them; however, they have the discretion to set the actual fee received by them at an amount lower than the maximum amount allowable. The ability to set a fee at below the maximum amount permitted to be received under the partnership agreement is solely within the discretion of the general partners and does not require approval of the limited partners. In order for the general partners to receive any fees in excess of the maximum amounts allowable, the general partners, under the terms of the partnership agreement, would be required to obtain a vote of at least the limited partners holding 51% or more of the limited partnership assets. The general partners have determined the following compensation levels are fair and reasonable. In their review, the general partners have:

     o analyzed the compensation arrangements in other offerings,

     o spoken to other professionals in the industry including issuers, promoters and broker dealers,

     o examined "rate sheets" from banks and savings & loans which set forth the rates being charged by those institutions for the same or similar services

     o collected data regarding compensation from trade association meetings and/or other relevant periodicals. Thus, the amounts are approximately equivalent to those which would customarily be paid to unrelated parties for the same services.

     The exact amount of future compensation payable to the general partners cannot be precisely determined. The compensation to be received by the general partners is based primarily upon the net asset value of the partnership and the loan balances. The net asset value of the partnership is the partnership's total assets less its total liabilities. The net asset value will fluctuate due to the reinvestment of income, earnings distributions and the level of liquidations. Loan balances outstanding will fluctuate during the term of the partnership because loans will be continually maturing and "turning over". Accordingly, the exact amount of fees to be paid to the general partners and their affiliates cannot be determined. However, based upon the general partners' prior experience with this partnership and in similar programs and upon certain assumptions made as a result of that experience as set forth below, the general partners can estimate on an annual average basis, assuming a minimum partnership life of twelve (12) years, the amount of fees they and their affiliates will receive. Except as noted below, there is no limit on the dollar amount of compensation and fees paid to the general partners and their affiliates.

     The amount of fees to be paid will vary from those estimated below due to varying economic factors, over which the general partners have no control, including, but not limited to, the state of the economy, lending competition in the area where partnership loans are made, interest rates and partnership earnings. We are subject to public reporting requirements and the partnership will file quarterly and annual reports with the Securities and Exchange Commission. These reports will be available to you and will set forth, among other things, the exact amount of compensation and/or fees being paid to the general partners and their affiliates.

     The general partners' or their affiliates' ability to effect the nature of the compensation by undertaking different actions is extremely limited. Because we are only one of many lenders in the industry, the general partners' ability to affect fees charged is virtually non-existent. Additionally, to a large extent, the amount of fees paid to the general partners and their affiliates is based upon decisions made by the borrower regarding, among other things, type and amount of loan, prepayment on the loan and possible default on the loan. The relationships with the general partners of the various entities referred to herein are described under the caption "MANAGEMENT" at page 33.


                                 OFFERING STAGE
Entity Receiving
Compensation           Form and Method of Compensation          Estimated Amount

Redwood Mortgage   Reimbursement of offering              Maximum of $2,000,000.
Corp.              expenses  including,  but not
                   limited to, attorneys'  fees,
                   accounting fees, printing
                   costs and other selling expenses
                   (other  than  underwriting
                   commissions) equal to the
                   lesser of ten percent (10%)
                   of the  gross proceeds of
                   the  offering  or  $2,000,000.
                   The general partners will pay any
                   offering in excess of this amount.(1)

                                 OPERATING STAGE

Entity Receiving
Compensation          Form and Method of Compensation           Estimated Amount
                                                                Payable

Redwood Mortgage   Loan brokerage commissions average     $2,000,000 per year(9)
Corp.              approximately three to six percent
                   (3-6%) of the principal amount of
                   each loan, but may be higher or
                   lower depending upon market conditions.
                   Loan brokerage commissions are
                   limited to an amount not to exceed
                   four  percent (4%) of the total
                   partnership  assets per year.
                   Such commissions are payable
                   solely by the borrower and not by
                   us. (See "TERMS OF THE OFFERING"
                   at page 18).

Redwood Mortgage   Processing and escrow fees for            $32,000 per year(7)
Corp.              services in connection with
                   notary, document preparation,
                   credit investigation, and escrow
                   fees in an amount equal to the fees
                   customarily charged by Redwood
                   Mortgage Corp. for comparable
                   services in the geographical area
                   where the property securing the loan
                   is located, payable solely by the
                   borrower and not by the partnership.

Redwood Mortgage   Loan servicing fee payable monthly          $750,000 per year
Corp.              in an amount up to 1/8 of 1% of the
                   outstanding principal amount of each l
                   loan. (2) (3)

Redwood Mortgage   Asset management fee payable             $198,000 per year(7)
  Corp. (50%)      monthly in an amount up to 1/32
Gymno Corporation  of 1% of the "net asset value."(4)
  ( 25%)
Michael R Burwell
  (25%)

Redwood Mortgage   Reimbursement of expenses relating       $153,000 per year(7)
Corp.              to administration of the
                   partnership, subject to
                   certain limitations, see
                   Article 10 of the partnership
                   agreement.(1)(5)

Gymno Corporation  Reconveyance fee for reconveyance       Approximately $45 per
                   of property upon full payment of      deed of trust or market
                   loan, payable by borrower.            rate.


Redwood Mortgage   Assumption fee for assumption of           $8,000 per year(6)
Corp.              loans payable by borrower of
                   between 1/2 and 1 1/2 percent of
                   the loan.


Redwood Mortgage  Extension fee for extending the loan         4,000 per year(7)
Corp.             period payable by borrower as a
                  percentage of the loan.

Redwood Mortgage  Interest earned, if any, between the            $0 per year(5)
Corp.             date of deposit of borrower's funds
                  into Redwood Mortgage Corp.'s trust
                  account and date of payment of such
                  funds by Redwood Mortgage Corp.


Redwood Mortgage  One percent (1%) interest in profits,      $47,000 per year(7)
  Corp. (33.33%)  losses and distributions of earnings
                  and cash available for distribution.
Gymno Corporation
  (33.33%)
Michael R Burwell
  (33.33%)


                                LIQUIDATING STAGE

Entity Receiving
Compensation        Form and Method of Compensation             Estimated Amount

Redwood Mortgage    Redwood Mortgage Corp.'s obligation   $60,860 per year(7)(8)
Corp.               to repay the  principal amount of
                    the formation loan owed to the
                    partnership  will be reduced by a
                    portion of the early withdrawal penalties received by the partnership. Initially, a portion of the early withdrawal penalties will be used to reduce the formation loan obligation and a portion will be used to pay reimbursable offering expenses. This portion shall be determined by the ratio between the initial amount of the formation loan and the total amount of the organizational and syncication costs incurred by the partnership.
                    Assuming that the maximum formation loan is $4,500,000 and the maximum organizational costs are $2,000,000, the ratio would be 56:44. This amount could be higher or lower, depending upon total sales commissions and organizational expenses.
                    That ratio will be determined by the actual formation loan and organizational and syndication costs incurred. The ratio will change as organi-zational and syndication costs are amortized.
                    Historically, 70% of the total early withdrawal penalty payments were used to reduce Redwood
                    Mortgage Corp.'s obligation under the formation loan. (See "TRANSFER OF UNITS - Withdrawal from Partnership" at page 75).

---------------------------------

     (1) The general partners will endeavor to minimize such expenses to the extent possible and to the extent consistent with the terms of the offering. (See "TERMS OF THE OFFERING" at page 18).

     (2) The general partners are entitled to receive a maximum loan servicing fee of up to one and one-half percent (1 1/2%) per year which is paid monthly in an amount up to 1/8 of 1% of the outstanding principal amount of each loan. We estimate the loan portfolio to average $50,000,000. The general partners, in their sole discretion, may elect to lower the loan servicing fee for any period of time and thereafter raise the fees up to the stated limits. Historically, the General partners have charged a loan servicing fee of one percent (1%) of the outstanding principal amount of the loans per year.

     (3) On any property foreclosed upon, the loan servicing fee is payable by the borrower up until the time of foreclosure. If, at the time of foreclosure, the loan servicing fee has not been paid out of the cash proceeds from a trustee's sale of the foreclosed property, the loan servicing fee will be payable by the partnership.

     (4) The general partners shall receive a monthly asset management fee in a maximum amount of 1/32 of 1% of the net asset value of the partnership for services rendered in connection with the on going management of the partnership's portfolio of loans. The general partners, in their sole discretion, may elect to lower the amount of the asset management fee they receive. The general partners may not increase the asset management fee above the maximum amount. Currently, the asset management fee is paid 50% to Redwood Mortgage Corp., 25% to Gymno Corporation and 25% to Michael R. Burwell. The general partners may, in their discretion, change the relative amount received by each of them.

     (5) We shall reimburse the general partners or their affiliates for the actual cost of goods and materials used for or by the partnership and obtained from unaffiliated parties. In addition, we shall reimburse the general partners or their affiliates for the cost of administrative services necessary to the prudent operation of the partnership provided that such reimbursement will be the lesser of (a) the actual cost of such services or (b) ninety percent (90%) of the amount which the partnership would be required to pay independent parties for comparable services. The partnership's annual report to limited partners will provide a breakdown of the services performed and the amount reimbursed to the general partners or affiliates.

     (6) Redwood Mortgage Corp. shall receive an assumption fee of between .5% and 1.5% of the outstanding balance of a loan when a new borrower assumes the loan obligations of the original borrower under a loan. The actual amount of the assumption fee (between .5% and 1.5% of the principal balance of the loan) is determined by the general partners at the time of the assumption based on such factors as current interest rates, the amount of the outstanding loan and the credit worthiness of the new borrower.

     (7) The amount of fees to be paid to the general partners and their affiliates are based on certain assumptions made in light of the general partners' past experience with similar programs. In determining the average annual fees to be paid to the general partners and their affiliates the general partners have assumed, based upon their historical experience the following: (i) a minimum partnership life of twelve (12) years assuming $25,000,000 is raised in year one (1) and $25,000,000 is raised in year two (2); (ii) sixty percent (60%) of the investors elect to retain or reinvest earnings and forty percent

(40%) elect to receive periodic cash distributions; (iii) a nine percent (9%) yield in the first three (3) years of operation, an eight percent (8%) yield in years four (4), five (5) and six (6) and a nine percent (9%) yield thereafter;
(iv) withdrawal rates similar to those experienced by past partnerships; (v) a turnover rate on loans of ten percent (10%) in year three (3), fifteen percent (15%) in year four (4) and twenty percent (20%) thereafter; and (vi) no leveraging of the portfolio has been considered. However, because the estimated amount of fees to be paid to the general partners and their affiliates are based on certain assumptions and conditions, including, historical experience, which may not provide an exact measurement of the fees to be paid, the general state of the economy, interest rates, the turnover rate of loans, partnership earnings, the duration and type of loans the partnership will make, and the election of investors to receive periodic cash distributions or additional units, the actual amount of fees paid will vary from those set forth above.

     (8) Early withdrawal penalties applied to the formation loan reduces the amount of the formation loan balance owed by Redwood Mortgage Corp. to the partnership. Early withdrawal penalties are applied based on the original cost percentage of 65% and 35%, respectively, between the formation loan and syndication costs. After the syndication costs are reimbursed or amortized, early withdrawal penalties are applied 65% to the formation loan and 35% to other income. After the formation loan is repaid, all early withdrawal penalty amounts are credited to the partnership for use in making loans and for reserves.

     (9) To estimate the maximum loan brokerage commissions, we have assumed that average partnership assets will be $50,000,000.

     The following table summarizes the forms and amounts of compensation and reimbursed expenses paid to the general partners or their affiliates for the years ended December 31, 2000 and December 31, 2001 showing actual amounts and the maximum allowable. No other compensation was paid to the general partners during such periods. Amounts of compensation payable to the general partners in connection with this offering may vary from those set forth below. Such fees were established by the general partners and were not determined by arms-length negotiation.

                                                      Year Ended                                      Year Ended
                                                  December 31, 2001                               December 31, 2000

                                                                         Maximum                            Maximum
                                      Actual     Actual     Maximum        Fee        Actual     Actual     Amount       Maximum
                                      Amount      Fee       Amount        Paid        Amount      Fee      Allowable       Fee
Form                                 Received      %       Allowable        %        Received      %      For Period        %
----                                 --------      -       ---------        -        --------      -      ----------        -

                                                                         PAID BY PARTNERSHIP

Loan Servicing Fee (2)                $552,323       1%       $828,488        1.5%    $505,823        1%     $758,735         1.5%

                                                  .125-
Asset Management Fee (3)              $157,999     .25%       $254,726       .375%     $60,595     .125%     $181,785        .375%

Reimbursement of Operating
Expenses                              $241,195      N/A       $241,195         N/A    $113,580       N/A     $113,580          N/A

1% of Profits, Losses and
Disbursements                          $60,933       1%        $60,933          1%     $42,875        1%      $42,875           1%

Organization and Offering
Expenses                                   $0        0%     $1,200,000          4%          $0        0%   $1,200,000           4%

                                                                           PAID BY BORROWERS

Loan Brokerage Fees (1)              $1,155,636     1.4%     $3,436,027         4%    $1,877,921     2.7%    $2,798,580          4%

Processing and Servicing
Fees                                    $22,225      N/A        $22,225        N/A       $29,463      N/A       $29,463         N/A
(ranges from approximately
$500 to $1,000 per loan based
upon loan size)

Reconveyance Fees                        $3,076      N/A         $3,076        N/A        $1,011      N/A        $1,011         N/A
(maximum of $45 per deed of
trust or equal to fractionlized
interest of the partnership in
the deed of trust)

Assumption Fee                               $0      N/A             $0        N/A            $0      N/A            $0         N/A

Extension Fee                              $500      N/A           $500        N/A        $1,000      N/A        $1,000         N/A
(ranges from approximately
$250 to $1,000 per loan based
upon loan size)

                                                                             PAID BY OTHERS

Interest earned on deposit                    $0     N/A             $0    N/A             $0     N/A             $0            N/A

Early withdrawal penalty (4)             $70,610     N/A        $70,610    N/A        $30,529     N/A        $30,529            N/A


-----------------------
(footnotes to table)

     (1) Although Redwood Mortgage Corp. can receive loan brokerage fees of up to six percent (6%) or higher if such fees could have been negotiated with borrowers, the figures reflect actual loan brokerage fees charged on the loans.

                                       25

For the years 2001 and 2000, the loan brokerage fees were 2.74% and 3.21% of the principal amount of the loans extended and 1.4% and 2.7% of total partnership assets as of December 31, 2001 and 2000 respectively.

   (2) Servicing fees for `actual' were 1% of the outstanding principal balances as collected from borrower payment receipts. Maximum amount allowable assumes the same receipts with the maximum allowable 1.5% loan servicing fee. An increase or decrease in this fee within the limits set by the partnership agreement directly impacts the yield to the limited partners.

     (3) The actual asset management fees for the year ended 2000 were .125% of the net asset value. The actual asset management fee for the year ended 2001 varied between .125% and .25% of the monthly net asset value. The maximum amount allowable for both years 2000 and 2001 were calculated based on the maximum ..375% asset management fee allowable. An increase or decrease in the asset management fee within the limits set by the partnership agreement directly impacts the yield to the limited partners.

     (4) Amount of early withdrawal penalties collected from early withdrawing limited partners and applied against the formation loan.


                              CONFLICTS OF INTEREST

     The partnership is subject to various conflicts of interest arising out of its relationship with the general partners and their affiliates. These conflicts include conflicts related to the arrangements pursuant to which the general partners will be compensated by the partnership. Because the partnership was organized and is operated by the general partners, these conflicts will not be resolved through arms length negotiations but through the exercise of the general partners' judgment consistent with their fiduciary responsibility to you and the other limited partners and the partnership's investment objectives and policies.

     The general partners are, and will be subject to, public reporting requirements for prior public programs and for this program. They will continue to have an obligation to keep you appraised of material developments with respect to all partnerships in which they are the general partners, including material developments or events which give rise to a conflict of interest. (See "PRIOR PERFORMANCE SUMMARY" at page 30).

     Additionally, the partnership agreement imposes upon the general partners, an obligation to disclose and keep you apprised of any developments that would otherwise be disclosed in accordance with public reporting requirements, including those developments which would give rise to a conflict of interest. Your power as a limited partner with respect to any such developments including the power, subject to a majority vote to amend the partnership agreement, to remove the general partners and/or amend or terminate contracts for services or goods between the general partners and the partnership, act as a check to the actions of general partners. (See "FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS" at page 29 and "INVESTMENT OBJECTIVES AND CRITERIA" at page 38). These conflicts include, but are not limited to, the following:

     1. Conflicts Arising As A Result Of The General Partners' Legal And Financial Obligations To Other Partnerships. The general partners and their affiliates serve as the general partners of other limited partnerships. These partnerships include real estate mortgage limited partnerships with investment objectives similar to those of the partnership. They may also organize other real estate mortgage limited partnerships in the future, including partnerships which may have investment objectives similar to those of the partnership. The general partners and such affiliates have legal and financial obligations with respect to these partnerships which are similar to their obligations with respect to the partnership. As general partners, they may have contingent liability for the obligations of such partnerships as well as those of the partnership.

     The  level  of  compensation  payable  to the  general  partners  or  their affiliates in connection with the organization and operation of other partnerships may exceed that payable in connection with the organization and operation of this partnership. However, the general partners and their affiliates do not intend to offer for sale, interests in any other public programs (but not necessarily private programs) with investment objectives similar to the partnership, before substantially all initial proceeds of this offering are invested or committed.

     The general partners believe that they have sufficient financial and legal resources to meet and discharge their obligations to the partnership and to the other partnerships. In the event that a conflict were to arise, however, the general partners will undertake the following steps: (i) they will seek the advice of counsel with respect to the conflict; (ii) in the event of a short fall of resources, they will seek to allot the partnerships' financial and legal resources on a pro rata basis among the partnerships; (iii) in the event a pro rata allotment would materially adversely affect the operations of any partnership, the general partners will use their best efforts to apply available resources to that partnership so as to attempt to prevent a material adverse effect, and the remainder of the resources, if any, would be applied on a pro rata basis.

     2. Conflicts Arising From The General Partners' Allocation Of Time Between The Partnership And Other Activities. The general partners and their affiliates have conflicts of interest in allocating their time between the partnership and other activities in which they are involved. However, the general partners believe that they, and their affiliates, have sufficient personnel to discharge fully their responsibilities to the partnership and to other affiliated partnerships and ventures in which they are involved. Redwood Mortgage Corp. also provides loan brokerage services to investors other than the partnership. As a result, there will exist conflicts of interest on the part of the general partners between the partnership and the other partnerships or investors with which they are affiliated at such time. The general partners will decide which loans are appropriate for funding by the partnership or by such other partnerships and investors after consideration of all relevant factors, including:

o        the size of the loan,

o        portfolio diversification,

o        quality and credit worthiness of borrower,

o        amount of uninvested funds,

o        the length of time that excess funds have remained uninvested.

     To date, the individual general partners have each allocated approximately 20-25 hours per week, exclusively on partnership activities and estimate that they will continue to allocate approximately the same amount of time in the future. This amount may be higher during the offering and marketing stages and may be lower thereafter. The general partners believe that they will have sufficient time, based upon the organization and personnel that they have built and retained over the last twenty-five (25) years, to fully discharge their obligations to the partnership. In the event that a conflict were to arise, however, the general partners will take the following action: (i) they will seek the advice of counsel with respect to the conflict; (ii) in the event of a short fall of resources, they would seek to allot the partnership's financial and legal resources on a pro rata basis among the partnerships; (iii) in the event a pro rata allotment would materially adversely affect the operations of any partnership, the general partners will use their best efforts to apply resources to that partnership to attempt to prevent a material adverse effect, and the remainder of the resources, if any, would be applied on a pro rata basis.

     3. Amount Of Loan Brokerage Commissions Affects Rate Of Return To You. None of the compensation payable to the general partners was determined by arms length negotiations. We anticipate that the loan brokerage commissions charged to borrowers by Redwood Mortgage Corp., a general partner, will average approximately three to six percent (3-6%) of the principal amount of each loan, but may be higher or lower depending upon market conditions. The loan brokerage commission shall be capped at four percent (4%) per annum of the partnership's assets. Any increase in the loan brokerage commission charged on loans may have a direct, adverse effect upon the interest rates charged by the partnership on loans and thus the overall rate of return to you. Conversely, if the general partners reduced the loan brokerage commissions charged by Redwood Mortgage Corp. a higher rate of return might be obtained for the partnership and the limited partners. This conflict of interest will exist in connection with every loan transaction, and you must rely upon the fiduciary duties of the general partners to protect their interests. In an effort to partially resolve this conflict, Redwood Mortgage Corp. has agreed that loan brokerage commissions shall be limited to four percent (4%) per annum of the partnership's assets. In the event of a conflict with respect to the payment of the loan brokerage commissions or the quality or type of loan, the general partners will resolve the conflict in favor of the partnership.

     The general partners have reserved the right to retain the services of other firms, in addition to or in lieu of Redwood Mortgage Corp., to perform the brokerage services, loan servicing and other activities in connection with the partnership's loan portfolio that are described in this prospectus. Any such other firms may also be affiliated with the general partners.

     4. Arrangement Of Loans By Redwood Mortgage Corp. Redwood Mortgage Corp. arranges all loans made by the partnership. Redwood Mortgage Corp. also arranges and makes mortgage loans for its own account and for other investors, including affiliates of the general partners. There may be a conflict of interest between the partnership and Redwood Mortgage Corp. or other investors for whom it selects mortgage loans for investment. This could arise from the fact that Redwood Mortgage Corp. may be choosing among various loans that it may have originated with different interest rates and other terms and features, for placement either in the partnership's mortgage loan portfolio or with other investors. You must rely on Redwood Mortgage Corp. and the other general partners to honor their fiduciary duty to protect the partnership's interests in making and choosing mortgage loans.

     5. Terms Of Formation Loan Are Not A Result Of Arms Length Negotiations. Redwood Mortgage Corp. will borrow from the partnership an amount equal to not more than nine percent (9%) of the gross proceeds of this offering. This loan (the "formation loan") will not bear interest. With respect to this offering, the formation loan could range from a minimum of $2,500,000 assuming all investors elected to receive current cash distributions to a maximum of $4,500,000 assuming all investors elected to compound their earnings. Accordingly, the partnership's rate of return on the formation loan will be below the rate obtainable by the partnership on its loans. The terms of the formation loan were not the result of arms length negotiations. This loan will be an unsecured obligation of Redwood Mortgage Corp. (See "PLAN OF DISTRIBUTION
- Formation Loan" at page 79). The amount of any early withdrawal penalties received by the partnership from investors will reduce the principal balance of the formation loan, thus reducing the amount owed from Redwood Mortgage Corp. to the partnership. In the event of default in the payment of such loan a conflict of interest would arise on our part in connection with the enforcement of the loan and the continued payment of other fees and compensation, including the loan brokerage fee and loan servicing fee, to Redwood Mortgage Corp. If the general partners are removed, no other general partners are elected, the partnership is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the formation loan shall be forgiven by the partnership and Redwood Mortgage Corp. shall be immediately released from any further obligation under the formation loan. In the event of a conflict with respect to the repayment of the formation loan, or a default thereof or the continued payment of other fees and compensation to Redwood Mortgage Corp., the partnership, at the partnership's expense, will retain independent counsel, who has not previously represented the general partners to represent the partnership in connection with such conflict.

     6.  Potential  Conflicts  If We Invest in Loans With  General  Partners  Or
Affiliates. We may invest in loans acquired by the general partners or affiliates. The partnership's portion of the total loan may be smaller or greater than the portion of the loan made by the general partners or affiliates. Such an investment would be made after a determination by the general partners that the entire loan is in an amount greater than would be suitable for the partnership to make on its own or that the partnership will benefit through broader diversification of its loan portfolio. However, you should be aware that investing with the general partners or affiliates could result in a conflict of interest between the partnership and the general partners or affiliates in the event that the borrower defaults on the loan. Both the partnership and the general partners or affiliates will protect their own interest in the loan and in the underlying security. In order to minimize the conflicts of interest which may arise if the partnership invests in loans with the general partners or affiliates, the partnership will acquire its interest in the loan on the same terms and conditions as does the general partners or affiliates and the terms of the loan will conform to the investment criteria established by the partnership for the origination of loans. By investing in a loan on the same terms and conditions as does the general partners or an affiliate, the partnership will be entitled to enforce the same rights as the general partners or affiliate in such loan and the general partners and affiliate will not have greater rights in the loan than does the partnership.

     7. General Partners Will Represent Both Parties In Sales Of Real Estate Owned To Affiliates. In the event the partnership becomes the owner of any real property by reason of foreclosure on a loan, the general partners' first priority will be to arrange the sale of the property. The general partners will attempt to obtain a price that will permit the partnership to recover the full amount of its invested capital plus accrued but unpaid interest and other charges, or so much thereof as can reasonably be obtained in light of current market conditions. In order to facilitate such a sale, the general partners may, but are not required to, arrange a sale to persons or entities controlled by them, e.g., to another partnership or entity formed by one of the general partners for the express purpose of acquiring foreclosure properties from lenders such as the partnership. The general partners will be subject to conflicts of interest in arranging such sales since they will represent both parties to the transaction. For example, the partnership and the potential buyer will have conflicting interests in determining the purchase price and other terms and conditions of sale. The general partners decision will not be subject to review by any outside parties.

     The general partners have undertaken to resolve these conflicts as follows:

     (a) No foreclosed property will be sold to the general partners or an affiliate unless the general partners have first used their best efforts to sell the property at a fair price on the open market for at least 60 days.

     (b) In the event the property will be sold to an affiliate, the net purchase price must be more favorable to the partnership than any third party offer received. The purchase price will also be (1) no lower than the independently appraised value of such property at the time of sale, and (2) no lower than the total amount of the partnership's "investment" in the property. The partnership's investment includes without limitation the following:

     o the unpaid principal amount of the partnership's loan,

     o unpaid interest accrued to the date of foreclosure,

     o expenditures made to protect the partnership's interest in the property such as payments to senior lienholders and for insurance and taxes,

     o costs of foreclosure (including attorneys' fees actually incurred to prosecute the foreclosure or to obtain relief from a stay in bankruptcy), and

     o any advances made by the general partners on behalf of the partnership for any of the foregoing less any income or rents received, condemnation proceeds or other awards received or similar monies received.

     A portion of the purchase price may be paid by the affiliate executing a promissory note in favor of the partnership. Any such note will be secured by a deed of trust on the subject property. The principal amount of such a note, plus any obligations secured by senior liens, will not exceed ninety percent (90%) of the purchase price of the property. The terms and conditions of such a note will be comparable to those the partnership requires when selling foreclosed properties to third parties.

     (c) Neither the general partners nor any of their affiliates would receive a real estate commission in connection with such a sale.

     It is the general partners' belief that these undertakings will yield a price which is fair and reasonable for all parties,. However, no assurance can be given that the partnership could not obtain a better price from an unaffiliated third party purchaser.

     7. Professionals Hired By General Partners Do Not Represent You Or Any Other Limited Partners. The attorneys, accountants and other experts who perform services for the partnership also perform services for the general partners and their affiliates. It is anticipated that such representation will continue in the future. Such professionals, including, Bingham McCutchen LLP, counsel for the partnership and the general partners, do not represent you or any other limited partner. Under the partnership agreement, you must acknowledge and agree that such professionals, including, Bingham McCutchen LLP, counsel for the partnership and the general partners, representing the partnership and the general partners and their affiliates do not represent, and shall not be deemed under applicable codes of professional conduct and responsibility to have represented or be representing, any or all of the limited partners in any respect. Such professionals, however, are obligated under those codes not to engage in unethical or improper professional conduct. In the event of a conflict regarding services performed by attorneys, accountants and other experts, with respect to the general partners and/or the partnership and limited partners, then the partnership, at partnership expense, will retain independent counsel, who has not previously represented the partnership or the general partners to represent the interests of the limited partners solely with respect to the issue of a conflict regarding the services performed by professionals.


                FIDUCIARY RESPONSIBILITY OF THE GENERAL PARTNERS

     The general partners are accountable to the partnership as fiduciaries. As such, they are under a fiduciary duty to exercise good faith and integrity in conducting the partnership's affairs. They must conduct such affairs in the best interest of the partnership. The California Revised Limited Partnership Act provides that you as a limited partner may institute legal action on behalf of yourself and all other similarly situated limited partners (a class action) to recover damages for a breach by a general partner of its fiduciary duty. You may also institute an action, or on behalf of the partnership (a partnership derivative action) to recover damages from a general partner or third parties where the general partner has failed or refused to enforce the obligation.

     Present State of the Law. Based upon the present state of the law and federal statutes, regulations, rules and relevant judicial and administrative decisions, it appears that

     (1) as a limited partner of the partnership you have the right, subject to the provisions of applicable procedural rules and statutes to:

     o bring partnership class actions,

     o enforce rights of all limited partners similarly situated, and

     o bring partnership derivative actions to enforce rights of the partnership including, in each case, rights under certain rules and regulations of the Securities and Exchange Commission; and

     (2) if you are a limited partner who has suffered losses in connection with the purchase or sale of your units due to a breach of fiduciary duty by the general partners in connection with such purchase or sale, including misapplication by the general partners of the proceeds from the sale of units, you may have a right to recover such losses from the general partners in an action based on Rule 10b-5 under the Securities and Exchange Act of 1934. In addition, if you are an employee benefit plan who has acquired units, case law applying the fiduciary duty concepts of ERISA could be viewed to apply to the general partners. The general partners will provide quarterly and annual reports of operations and must, on demand, give you or any limited partner or his/her legal representative a copy of the Form 10-K and true and full information concerning the partnership's affairs. Further, the partnership's books and records may be inspected or copied by you or your legal representatives at any time during normal business hours.

     Exculpation. The general partners may not be liable to the partnership or to you for errors in judgement or other omission not amounting to willful misconduct or gross negligence since the partnership agreement and California partnership law exculpate the general partners, except for willful misconduct and gross negligence. Therefore, you have a more limited right of action than you would have had absent the exculpation in the partnership agreement or in states other than California.

     Indemnification. The partnership agreement provides that the partnership, but not the limited partners, indemnify the general partners and their affiliates, for liabilities the general partners and their affiliates may incur in dealing with third parties on behalf of the partnership. To the extent that the indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and unenforceable.

     This is a rapidly developing and changing area of the law and this summary, describing in general terms the remedies available to limited partners for breaches of fiduciary duty by the general partners, is based on statutes and judicial and administrative decisions as of the date of this prospectus. If you have questions concerning the duties of the general partners or believe that a breach of fiduciary duty by a general partner has occurred, you should consult your own counsel.

     Terms of the Partnership Agreement. Provision has been made in the partnership agreement that the general partners shall have no liability to the partnership for a loss arising out of any act or omission by the general partners, provided that the general partners determine in good faith that their conduct was in the best interest of the partnership and, provided further, that their conduct did not constitute gross negligence or gross misconduct. As a result, you may have a more limited right of action in certain circumstances than you would in the absence of such a provision in the partnership agreement.

     The partnership agreement also provides that, to the extent permitted by law, the partnership will indemnify the general partners against liability and related expenses (including attorneys' fees) incurred in dealings with third parties. Such indemnification will apply, provided that the conduct of the general partners is consistent with the standards described in the preceding paragraph. Notwithstanding the foregoing, neither the general partners nor their affiliates shall be indemnified for any liability imposed by judgment (including costs and attorneys' fees) arising from or out of a violation of state or federal securities laws associated with the offer and sale of units offered hereby. However, indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations and for expenses incurred in successfully defending such lawsuits provided that (a) a court either approves indemnification of litigation costs if the general partners are successful in defending the action; or (b) the settlement and indemnification is specifically approved by the court of law which shall have been advised as to the current position of the Securities and Exchange Commission (as to any claim involving allegations that the Securities Act of 1933 was violated) and California Commissioner of Corporations or the applicable state authority (as to any claim involving allegations that the applicable state's securities laws were violated). Any such indemnification shall be recoverable out of the assets of the partnership and not from limited partners. A successful claim for such indemnification would deplete partnership assets by the amount paid.


                            PRIOR PERFORMANCE SUMMARY

     The information presented in this section represents the historical experience of real estate mortgage programs sponsored and managed by the general partners and their affiliates. You should not assume that you will experience returns, if any, comparable to those experienced by other investors' programs.

     Experience and Background of General Partners and Affiliates. Since 1978, the general partners and their affiliates have sponsored and managed nine (9) real estate mortgage limited partnerships including this partnership. All partnerships have investment objectives similar to this partnership. Six of these partnerships were offered without registration under the Securities Act of 1933 in reliance upon the intrastate offering exemption from the registration requirements thereunder and/or the exemption for transactions not involving a public offering. Three of these partnerships including this partnership were registered under Securities Act of 1933. The effect of not registering six of the prior partnerships is that the partners in the respective partnerships have differing rights with respect to the transfer of their interests in the partnerships. When securities are issued without registration under the Securities Act of 1933, either in reliance upon the intrastate exemption or the exemption for transactions not involving a public offering, those securities may not be transferred without registration under, or an exemption from, the Securities Act of 1933. On the other hand, securities issued pursuant to a registration statement under the Securities Act of 1933 generally may be sold without such registration. In general, securities issued pursuant to registration under the Securities Act of 1933 are more freely transferable than those which are issued without registration under the Securities Act of 1933. However, even securities issued pursuant to a registration statement are subject to restrictions on transfer under the securities laws of the states in which they are issued and under the terms of their respective partnership agreements.

     Publicly Offered Programs. Not including the prior offerings in this partnership, the 2 previous publicly offered partnerships (Redwood Mortgage Investors VI and Redwood Mortgage Investors VII) have raised aggregate capital contributions of approximately $21,770,953 from approximately 1033 investors and has total net assets under management as of December 31, 2001, of $16,441,682. As of December 31, 2001, the number of loans made by these partnerships was approximately 668 and the number of currently outstanding loans by these earlier publicly offered programs was approximately 63, ($15,061,627) which are secured by properties principally located in Northern California. Of these loans,

     o approximately 18, which represents twenty percent (20%) of the other partnerships' portfolios ($2,980,985) are secured by single family residences,

     o 11, which represents fourteen percent (14%) of the other partnerships' portfolios ($2,125,229) are secured by multifamily units,

     o 25 which represents forty three percent (43%) of the other partnerships' portfolios ($6,435,014) are secured by commercial properties and

     o 9 which represents twenty three percent (23%) of the other partnerships' portfolios ($3,520,399) are secured by unimproved property.

     Privately Offered Programs. The six privately offered partnerships sponsored by the general partners and their affiliates (Redwood Mortgage Investors V, Redwood Mortgage Investors IV, Redwood Mortgage Investors III, Redwood Mortgage Investors II, Redwood Mortgage Investors and Corporate Mortgage Investors), described below under the heading "Privately Offered Mortgage Programs," raised aggregate capital contributions of approximately $25,866,047 from approximately 2,065 investors and have total current net assets under management of $12,680,100 as of December 31, 2001. The number of loans made by these privately offered partnerships was approximately 1,377 and the number of outstanding loans made by these privately offered partnerships, as of December 31, 2001, was approximately 112, ($11,379,969) which are secured by properties principally located in Northern California. Of these loans,

     o approximately 37, which represents twenty one percent (21%) of the other partnerships' portfolios ($2,433,751) are secured by single family residences,

     o  17,  which   represents   twenty  three   percent  (23%)  of  the  other
partnerships' portfolios ($2,576,666) are secured by multifamily units,

     o 50 which represents forty five percent (45%) of the other partnerships' portfolios ($5,150,412) are secured by commercial properties and

     o 8 which represents eleven percent (11%) of the other partnerships' portfolios ($1,219,140) are secured by unimproved property.

     Redwood Mortgage Investors VIII. As of December 31, 2001, this partnership had offered $75,000,000 of units in three public prior offerings, with aggregate capital contributions of approximately $69,675,947 from approximately 2,159 investors and had total net assets under management of $73,754,180. The first offering closed in November, 1996. The second offering closed in August, 2000. The third offering closed in April, 2002. As of December 31, 2001, the partnership had 76 outstanding loans, ($82,789,833) which are secured by properties located principally in Northern California. Of these 76 loans:

     o 39, which represents forty five percent (45%) of the partnership's portfolio ($37,541,960) are secured by single family residences.

     o 6, which represents nine percent (9%) of the partnership's portfolio ($7,336,898) are secured by multifamily units.

     o 25, which represents thirty nine percent (39%) of the partnership's portfolio ($32,104,919) are secured by commercial properties.

     o 6, which represents seven percent (7%) of the partnership's portfolio ($5,806,056) are secured by unimproved properties.


                       PUBLICLY OFFERED MORTGAGE PROGRAMS

     Redwood Mortgage Investors VII ("RMI VII"). RMI VII is a California limited partnership of which Michael R. Burwell and Gymno Corporation are the general partners. RMI VII was registered under the Securities Act of 1933. As of December 31, 2001, RMI VII had a total capitalization of $9,432,246 and 667 investors.

     Redwood Mortgage Investors VI ("RMI VI"). RMI VI is a California limited partnership of which Michael R. Burwell and Gymno Corporation are the general partners. RMI VI was registered under the Securities Act of 1933. As of December 31, 2001, RMI VI had a total capitalization of $7,009,437 and 525 investors.

                       PRIVATELY OFFERED MORTGAGE PROGRAMS

     Redwood Mortgage Investors V ("RMI V"). RMI V is a California limited partnership of which Michael R. Burwell and Gymno Corporation are the general partners. RMI V was qualified under California securities laws and a permit allowing RMI V to offer and sell units was issued by the Commissioner of Corporations on September 15, 1986. As of December 31, 2001, RMI V had a total capitalization of $2,409,330 and 257 investors.

     Redwood Mortgage Investors IV ("RMI IV"). RMI IV is a California limited partnership of which Michael R. Burwell and Gymno Corporation are general partners. RMI IV was qualified under California securities laws and a permit allowing RMI IV to offer and sell units was issued by the Commissioner of Corporations on October 2, 1984. The Commissioner of Corporations subsequently extended the effectiveness of the RMI IV offering permit until September 18, 1986. As of December 31, 2001, RMI IV had a total capitalization of $6,171,775 and 436 investors.

     Redwood Mortgage Investors ("RMI"). RMI is a California limited partnership of which Michael R. Burwell and Gymno Corporation are general partners. This partnership was sold only to a limited number of selected California residents in compliance with applicable federal and state securities laws. As of December 31, 2001, RMI had 17 investors. The RMI offering terminated on July 31, 1982, at which time it had a total capitalization of approximately $1,090,916.

     Redwood Mortgage Investors II ("RMI II"). RMI II is a California limited partnership of which Michael R. Burwell and Gymno Corporation are general partners. This partnership was sold only to a limited number of select California residents in compliance with applicable federal and state securities laws. As of December 31, 2001, RMI II had 19 investors. The RMI II offering terminated on June 30, 1983 at which time it had a total capitalization of approximately $1,282,802.

     Redwood Mortgage Investors III ("RMI III"). RMI III is a California limited partnership of which Michael R. Burwell and Gymno Corporation are general partners. This partnership was sold only to a limited number of select California residents in compliance with applicable federal and state securities laws. As of December 31, 2001, RMI III had 51 investors. The RMI III offering terminated on June 30, 1984 at which time it had a total capitalization of approximately $1,429,624. The partnership was re-offered in July, 1992, and as of December 31, 1996, additional contributions of $858,800 were received and the offering was subsequently closed.

     Corporate Mortgage Investors ("CMI"). CMI is a California limited partnership of which A & B Financial Services, Inc. is the general partner. The offering period for CMI commenced August 1, 1978, and interests in CMI have been closed. The interest in CMI was offered and sold exclusively to qualified pension and profit sharing plans and other institutional investors. Commencing January 1, 1984, a segregated portfolio was created within CMI, into which all new subscriptions received by CMI were placed. The two (2) portfolios within CMI were designated Portfolio I and Portfolio II, respectively. As of December 31, 2001, the two portfolios had been merged and had total assets of $1,188,920 and 27 investors.

     The funds raised by these partnerships have been used to make loans secured by deeds of trust. All loans are arranged and serviced by Redwood Mortgage Corp., a general partner of this partnership, for which it receives substantial compensation. All of these partnerships will have funds to invest in loans at the same time as this partnership (See "CONFLICTS OF INTEREST" at page 26).

     Copies of audited financial statements for all prior partnerships are available from the general partners upon request and may be obtained upon payment of a fee sufficient to cover copying costs. If you would like to receive such information, you should contact the general partners at 900 Veterans Blvd. Suite 500, Redwood City, California 94063; (650) 365-5341. All of the foregoing partnerships have achieved their stated goals to date.

     Additional Information. Certain additional information regarding some of the partnerships' discussed objectives are similar to the partnership's and are set forth in Appendix I in the Prior Performance Tables:

         TABLE I        Experience in Raising and Investing Funds.

         TABLE II       Compensation to General Partners and Affiliates.

         TABLE III      Operating Results of Prior Limited Partnerships.

         TABLE IV       is not included herein  because none of the partnerships
         has completed its operations or disposed of all of its loans.

         TABLE V        Payment of Loans.

         TABLE VI       Descriptions of Open Loans of Prior Limited Partnerships
         is contained in Part II of the Registration Statement.

    Upon request, the general partners shall provide to you without charge, a copy of the most recent Form 10-K Annual Report filed with the Securities and Exchange Commission by any prior public program that has reported to the Securities and Exchange Commission within the last twenty-four months. Exhibits to any annual report on Form 10-K may be obtained upon payment of a fee sufficient to cover the copying costs. You may review, read and copy all of our filings at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can call the SEC at 1 800 SEC-0330 for further information on the public reference room. Our SEC filings are also available on the SEC's website at "http://www.sec.gov."

     No Major Adverse Developments. There have been no major adverse business developments or conditions experienced by any of the prior limited partnerships that would be material to prospective investors in the partnership. While the Tax Reform Act of 1986 made a number of changes to the tax laws, some dealing with limitations on interest deductions, it has not had a material adverse effect upon the performance of the prior limited partnerships. Since the deductibility of residential mortgage interest remained deductible, the Tax Reform Act of 1986 may in fact have enhanced the utility of residential mortgage loans of the type offered by these limited partnerships. All prior programs of the general partners have been treated by the Internal Revenue Service as partnerships for federal income tax purposes.

     Prior Public Partnerships. In addition to the three prior public offerings in this partnership, the general partners have previously sponsored two public partnerships registered under the Securities Act of 1933. These partnerships are RMI VI and RMI VII.

                                   MANAGEMENT

     General. The general partners will be responsible for the management of the proceeds of the offering and the investments of the partnership. Services performed by the general partners include, but are not limited to:

     o implementation of partnership investment policies

     o identification, selection and extension of loans

     o preparation and review of budgets

     o cash flow and taxable income or loss projections and working capital requirements

     o periodic physical inspections and market surveys

     o supervision of any necessary litigation

     o preparation and review of partnership reports, communications with limited partners

     o supervision and review of partnership bookkeeping, accounting and audits

     o supervision and review of partnership state and federal tax returns

     o supervision of professionals employed by the partnership in connection with any of the foregoing, including attorneys and accountants.

The general partners may be removed by a majority of the limited partners (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT - Rights and Liabilities of the Limited Partners" at page 72).

The General Partners.

     Michael R. Burwell. Michael R. Burwell, age 45, General Partner, past member of Board of Trustees and Treasurer, Mortgage Brokers Institute (1984-1986); President, Director, Chief Financial Officer, Redwood Mortgage Corp. (1979-present); Director, Secretary and Treasurer A & B Financial Services, Inc. (1980-present); President, Director, Chief Financial Officer and Secretary (since 1986) of Gymno Corporation; Director, Secretary and Treasurer of The Redwood Group, Ltd. (1979-present). Mr. Burwell is licensed as a real estate sales person.

     Gymno Corporation. Gymno Corporation, General Partner, is a California corporation formed in 1986 for the purpose of acting as a general partner of this partnership and of other limited partnerships formed by the individual general partners. D. Russell Burwell and Michael R. Burwell are equal (i.e., 50-50) shareholders of Gymno Corporation. D. Russell Burwell and Michael R. Burwell are Gymno's Directors; Michael R. Burwell is its President, Chief Financial Officer and Secretary.

     Redwood Mortgage Corp. Redwood Mortgage Corp. is a licensed real estate broker incorporated in 1978 under the laws of the State of California, and is engaged primarily in the business of arranging and servicing mortgage loans. Redwood Mortgage Corp. will act as the loan broker and servicing agent in connection with loans, as it has done on behalf of several other limited partnerships formed by the general partners (See "PRIOR PERFORMANCE SUMMARY" at page 30). Redwood Mortgage Corp. is a subsidiary of The Redwood Group, Ltd.

     The general partners have represented that they have a combined net worth of in excess of $1,000,000. Audited and unaudited balance sheets for Gymno Corporation and Redwood Mortgage Corp. are set forth hereafter.

Affiliates of the General Partners.

     The Redwood Group, Ltd. The Redwood Group, Ltd., a California corporation, is a diversified financial services company specializing in various aspects of the mortgage lending and investment business. Its various subsidiaries have arranged over 1 billion dollars in loans secured in whole or in part by first, second and third deeds of trust. Its subsidiaries include Redwood Mortgage Corp. and A & B Financial Services, Inc. D. Russell Burwell is the majority shareholder of The Redwood Group, Ltd.

     Theodore J. Fischer. Theodore J. Fischer, age 52, Director and Vice President of Redwood Mortgage Corp. (1980-present); licensed real estate broker (1979-present); Assistant Vice President, Western Title Insurance Co. (1977-1980); Business Development representative, Transamerica Title Insurance Co. (1976-1977).

     Diana Franzen. Diana B. Franzen, age 56, Vice President of Redwood Mortgage Corp. (2001-present), Director of Sales and Marketing, Redwood Mortgage
Investors (1995-present), Sr. Vice President, Rancon Securities Corp. (1982-1995), Marketing and Sales Assistant, Belmont Reid & Co. Investment Group, (1977-1982); Member and Past President of Financial Planning Association, Silicon Valley Chapter.

         SELECTED OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     No person or entity owns beneficially more than five percent (5%) of the partnership units. The general partners do not own any limited partnership units. The general partners receive collectively 1% of the net income, losses and cash distributions from the partnership and the limited partners receive the remaining 99% of such items. The general partners' ownership is reflected as general partnership interests while the limited partners' ownership is reflected in "units" of limited partnership interest. The following table sets forth the beneficial ownership interests in the partnership as of December 31, 2001, by
(i) each general partner of the partnership and (ii) all general partners as a group.

                                                                                              General Partners' Interest

         Title                                                                          Amount of
          of                                                                           Beneficial
         Class                           Name and Address                               Ownership                     Percent
                                                                                    In Partnership's                Of General
                                                                                       Net Income,                   Partners'
                                                                                         Losses,                     Interest
                                                                                        And Cash                       Owned
                                                                                    Distributions (3)                   (4)
                                                                                    -----------------                   ---
   General Partner's   Gymno  Corporation,  900  Veterans Blvd. Suite 500,                .33%                          33%
       Interest        Redwood City, California 94063(1)
   General Partner's   Michael R.  Burwell, 900  Veterans Blvd. Suite 500,                .33%                          33%
       Interest        Redwood City, California 94063
   General Partner's   Redwood  Mortgage Corp, 900 Veterans Blvd. Suite 500,              .33%                          33%
       Interest        Redwood  City, California 94063 (2)
   General Partners'   All general partners as a group                                    1.00%                        100%
       Interest

     (1). Gymno Corporation is owned fifty percent (50%) by D. Russell Burwell, a former general partner of the partnership who retired in September, 2001, and fifty percent (50%) by Michael R. Burwell

     (2). Redwood Mortgage Corp. is owned 100% by The Redwood Group Ltd, an affiliate of the general partners.

     (3). The general partners own in the aggregate an interest in the partnership equal to 1% of the partnership's net income, losses and cash distributions, in consideration of which the general partners contribute collectively to the partnership, cash in the amount of 1/10th of 1% of the capital contributed by limited partners. The general partners share such interest equally.

     (4). Each general partner owns 33 1/3% of the general partners' interests. The general partners' interests represent an interest in 1% of the partnership's net income, losses and cash distributions.

                             SELECTED FINANCIAL DATA
                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)

                                            For the Six Months ended June 30
                                   ---------------------------------------------
                                                  2002                 2001

Loans secured by trust deeds                 $86,038,396            $75,093,062
Less: Allowance for loan losses              ($2,652,573)           ($1,707,684)
Real estate held for sale                             $0                     $0
Cash, cash equivalents and other assets       $7,101,209             $3,401,897
Total assets                                 $90,487,032            $76,787,275
Liabilities                                   $9,200,000            $13,168,667
Partners' capital
  General partners                               $70,778                $56,686
  Limited partners                           $81,216,254            $63,561,922
   Total partners' capital                   $81,287,032            $63,618,608
   Total liabilities/partners' capital       $90,487,032            $76,787,275
Revenues                                      $5,116,535             $4,346,054
Operating expenses
   Promotional interest                               $0                     $0
   Management fee                               $155,629                $65,450
   Provisions for losses on loans               $405,385               $362,746
   Provisions for losses on real estate
    held for sale                                     $0                     $0
   Other                                        $904,107             $1,085,131
  Net income                                  $3,651,414             $2,832,727
   Net income allocated to general partners      $36,514                $28,327
   Net income allocated to Limited Partners   $3,614,900             $2,804,400
   Net income per $1,000 invested by Limited
    Partners for entire period:
  - where income is reinvested and

    compounded                                       $43                    $44
  - where partner receives income in monthly
       Distributions                                 $42                    $43

                             SELECTED FINANCIAL DATA
                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)

                                                                           For the Years ended December 31
                                                   ---------------------------------------------------------------------------------
                                                      2001             2000           1999               1998           1997

Loans secured by trust deeds                           $82,789,833     $68,570,992     $35,693,148      $31,905,958    $25,304,989
Less: Allowance for loan losses                       ($2,247,191)    ($1,344,938)      ($834,359)       ($414,073)     ($257,500)
Real estate held for sale                                       $0              $0              $0          $66,000        $70,138
Cash, cash equivalents and other assets                 $5,358,044      $2,738,452      $2,776,120       $1,564,074     $1,539,947
Total assets                                           $85,900,686     $69,964,506     $37,634,909      $33,121,959    $26,657,574
Liabilities                                            $12,146,506     $16,737,153        $572,942       $6,074,305     $5,726,421
Partners' capital
  General partners                                         $65,939         $47,144         $31,950          $22,323        $16,432
  Limited partners                                     $73,688,241     $53,180,209     $37,030,017      $27,025,331    $20,914,721
   Total partners' capital                             $73,754,180     $53,227,353     $37,061,967      $27,047,654    $20,931,153
   Total liabilities/partners' capital                 $85,900,686     $69,964,506     $37,634,909      $33,121,959    $26,657,574
Revenues                                                $9,035,200      $6,348,819      $4,426,245       $3,406,021     $2,629,457
Operating expenses
   Promotional interest                                         $0              $0              $0               $0             $0
   Management fee                                         $157,999         $60,595         $42,215          $31,651        $24,966
   Provisions for losses on loans                         $956,639        $375,579        $408,890         $162,969       $139,804
   Provisions for losses on real estate
    held for sale                                               $0              $0              $0               $0             $0
   Other                                                $1,827,229      $1,625,184      $1,032,860         $937,273       $665,729
  Net income                                            $6,093,333      $4,287,461      $2,942,280       $2,274,128     $1,798,958
   Net income allocated to general partners                $60,933         $42,875         $29,423          $22,741        $17,990
   Net income allocated to Limited Partners             $6,032,400      $4,244,586      $2,912,857       $2,251,387     $1,780,968
   Net income per $1,000 invested by Limited
    Partners for entire period:
  - where income is reinvested and
    compounded                                                 $90             $86             $84              $84            $84
  - where partner receives income in monthly
       Distributions                                           $87             $83             $81              $81            $81


                           ORGANIZATIONAL CHART


                        REDWOOD MORTGAGE INVESTORS VIII


OTHER PARTNERSHIPS: (3)
REDWOOD MORTGAGE INVESTORS:(4)
REDWOOD MORTGAGE INVESTORS II:(4)
REDWOOD MORTGAGE INVESTORS III:(4)                 LIMITED PARTNERS
REDWOOD MORTGAGE INVESTORS IV:(5)                  99% beneficial ownership in
REDWOOD MORTGAGE INVESTORS V:(5)                   partnership's  net income,
REDWOOD MORTGAGE INVESTORS VI:(5)                  losses and cash distributions
REDWOOD MORTGAGE INVESTORS VII:(5)                 99.91% economic interest










MICHAEL BURWELL              GYMNO CORPORATION            REDWOOD MORTGAGE CORP.
Individual General           Corporate General              Corporate General
    Partner                      Partner                        Partner
(.33% beneficial            (.33% beneficial                (.33% beneficial
  ownership (1))               ownership (1)                  ownership (1))
                       .09% economic ownership (2))


        MICHAEL BURWELL           D. RUSSELL BURWELL
        50% owner Gymno           50% owner Gymno
          Corporation               Corporation




                                                  THE REDWOOD GROUP, LTD
                                              100% owner Redwood Mortgage Corp.





                                D. RUSSELL BURWELL        D. R. & C. E. BURWELL
                             62% owner of The Redwood       12/27/95 REVOCABLE
                                  Group, LTD.                     LIVING TRUST
                                                              38% owner of The
                                                            Redwood  Group, LTD.



     (1)   Beneficial   ownership  in  a  partner's   net  income,   losses  and
distributions
     (2) Economic interest is an equity interest
     (3) Limited partners hold a 99% beneficial ownership and General Partners Michael Burwell and Gymno Corporation each hold 1/2 of 1% (.5%) beneficial ownership
     (4) Limited Partners hold a 100% economic interest
     (5) Limited Partners hold economic interests of 99.88%, 99.79%, 99.87% and 99.91% and Gymno Corporation holds economic interests of .12%, .21%, .13 and ..09% in Redwood Mortgage Investors IV, Redwood Mortgage Investors V, Redwood Mortgage Investors VI and Redwood Mortgage Investors VII respectively.

                       INVESTMENT OBJECTIVES AND CRITERIA

     Principal Objectives. We are engaged in business as a mortgage lender. We make loans to individuals and business entities secured primarily by first and second deeds of trust on California real estate. We have been operating for 9 years and have made loans in the aggregate in excess of $190,000,000. The aggregate principal balance of loans outstanding as of December 31, 2001 totalled $82,789,833. As of December 31, 2001, we have raised $69,675,947 in aggregate capital contributions in three (3) prior offerings. We have not yet identified nor committed to make any loans from any additional proceeds of this offering and, as of the date of the prospectus, have not entered into any negotiations with respect to extending any loans.

Our partnership's primary objectives are to:

     o Yield a high rate of return from  mortgage  lending;  and

     o Preserve and protect the partnership's capital.

     You should not expect the partnership to provide tax benefits of the type commonly associated with limited partnership tax shelter investments. The partnership is intended to serve as an investment alternative for investors seeking current income. However, unlike other investments which are intended to provide current income, your investment in the partnership will be:

o        less liquid,

o        not readily transferable, and

o        not provide a guaranteed return over its investment life.

     The foregoing objectives of the partnership will not change. However, the limited partnership agreement does provide that the general partners shall have sole and complete charge of the affairs of the partnership and shall operate the business for the benefit of all partners.

     General Standards for Loans. The partnership is engaged in the business of making loans to members of the general public. These loans will generally be secured by deeds of trust on the following types of real property, including:

     o single-family residences (including homes, condominiums and townhouses, including 1-4 unit residential buildings),

     o multifamily residential property (such as apartment buildings),

     o commercial property (such as stores, shops, offices, warehouses and retail strip centers), and

     o land.

     Based on prior experience, we anticipate that of the number of loans made, approximately 30% to 60% of the total dollar amount of loans will be secured by single family residences, 20% to 50% by commercial properties, 1% to 20% by apartments, and 1% to 10% by undeveloped land.

     As of December 31, 2001, of the partnership's outstanding loan portfolio, 45% is secured by single family residences, 39% by commercial properties, 9% by multifamily properties and 7% by land. We will also make loans secured by promissory notes which will be secured by deeds of trust and shall be assigned to the partnership. The partnership's loans will not be insured by the Federal Housing Administration or guaranteed by the Veterans Administration or otherwise guaranteed or insured. With the exception of the formation loan to be made to Redwood Mortgage Corp., loans will be made pursuant to a set of guidelines designed to set standards for the quality of the security given for the loans, as follows:

     Priority of Mortgages. The lien securing each loan will not be junior to more than two other encumbrances (a first and, in some cases a second deed of trust) on the real property which is to be used as security for the loan.
Although we may also make wrap-around or "all-inclusive" loans, those wrap-around loans will include no more than two (2) underlying obligations (See "CERTAIN LEGAL ASPECTS OF LOANS - Special Considerations in Connection with Junior Encumbrances" at page 43). We anticipate that the partnership's loans will eventually be diversified as to priority approximately as follows:

o        first mortgages - 40-60%;

o        second mortgages - 40-60%;

o        third mortgages - 0-10%.

     As of December 31, 2001, of the partnership's outstanding loan portfolio:

     o fifty two percent (52%) were secured by first mortgages,

     o forty two percent (42%) by second mortgages and

     o six percent (6%) by third mortgages.

     o Geographic Area of Lending Activity. We will continue to generally limit lending to properties located in California. To date, we have made no loans outside of California. Approximately 82.50% of our loans are secured by deeds of trust on properties in the six San Francisco Bay Area counties. We anticipate that this will continue in the future. These counties, which have an aggregate population of over 5.8 million, are Santa Clara, San Mateo, San Francisco, Alameda, Contra Costa and Marin. The economy of the area where the security is located is important in protecting market values. Therefore, the general partners will limit the largest percentage of our lending activity principally to the San Francisco Bay Area since it has a broad diversified economic base, an expanding working population and a minimum of buildable sites. The general partners believe these factors contribute to a stable market for residential property. Although we anticipate that the partnership's primary area of lending will continue to be Northern California, we may elect to make loans secured by real property located throughout California.

     o Construction Loans. We may make construction loans up to a maximum of 10% of our loan portfolio. With respect to residential property, a construction loan is a loan in which the proceeds are used to construct a new dwelling (up to four units) on a parcel of property on which no dwelling previously existed or on which the existing dwelling was entirely demolished. With respect to commercial property, a construction loan is a loan in which the proceeds are used to construct an entirely new building on a parcel of property on which no building existed or on which an existing building was entirely demolished. As of December 31, 2001, 8.61% of our loans consisted of construction loans. In no event will the loan-to-value ratio on construction loans exceed 80% of the independently appraised completed value of the property. Once a property receives a certificate of occupancy from the local jurisdiction in which it is located, our loan will be reclassified as a permanent loan. We will not make loans secured by properties determined by the general partners to be special-use properties. Special use properties are bowling alleys, churches and gas stations.

     o Loan-to-Value Ratios. The amount of the partnership's loan combined with the outstanding debt secured by a senior deed of trust on the security property generally will not exceed a specified percentage of the appraised value of the security property as determined by an independent written appraisal at the time the loan is made. These loan-to-value ratios are as follows:

   Type of Security Property                                Loan to-Value Ratio
--------------------------------------------------------------------------------

Residential (including apartments)                                 80%

Commercial Property (including retail stores,                      70%
office buildings, warehouses facilities, mixed use properties)

Land                                                               50%

     Any of the above loan-to-value ratios may be increased if, in the sole discretion of the general partners, a given loan is supported by credit adequate to justify a higher loan-to-value ratio. In addition, such loan-to-value ratios may be increased by 10% (e.g., to 90% for residential property), to the extent mortgage insurance is obtained; however, the general partners do not anticipate obtaining mortgage insurance. Finally, the foregoing loan-to-value ratios will not apply to purchase-money financing offered by us to sell any real estate owned (acquired through foreclosure) or to refinance an existing loan that is in default at the time of maturity. In such cases, the general partners shall be free to accept any reasonable financing terms that they deem to be in the best interests of the partnership, in their sole discretion. Notwithstanding the foregoing, in no event will the loan-to-value ratio on construction loans exceed eighty percent (80%) of the independently appraised completed value of the property. The target loan-to-value ratio for partnership loans as a whole is approximately 70%. As of December 31, 2001, the loan to value ratio for the partnership as a whole was 59.67%.

     We receive an independent appraisal for the property that will secure our mortgage loan. Appraisers retained by us shall be licensed or qualified as independent appraisers by state certification or national organization or other qualifications acceptable to the general partners. The general partners will review each appraisal report and will conduct a "drive-by" for each property on which an appraisal is made. A "drive by" means the general partners or their affiliates will drive to the property and assess the front exterior of the subject property, the adjacent properties and the neighborhood. A "drive by" does not include entering any structures on the property. In many cases the general partners do enter the structures on the property.

     o Terms of Loans. Most of our loans are for a period of 1 to 10 years, but in no event more than 15 years. Most loans provide for monthly payments of principal and/or interest. Many loans provide for payments of interest only or are only partially amortizing with a "balloon" payment of principal payable in full at the end of the term. Some loans provide for the deferral and compounding of all or a portion of accrued interest for various periods of time.

     o Equity Interests in Real Property. Most of our loans provide for interest rates comparable to second mortgage rates prevailing in the geographical area where the security property is located. However, we reserve the right to make loans (up to a maximum of 25% of the partnership's loan portfolio) bearing a reduced stated interest rate in return for an interest in the appreciation in value of the security property during the term of the loan (See "CONFLICTS OF INTEREST - Amount of Loan Brokerage Commissions Affects Rate of Return to You" at page 27).

     o Escrow Conditions. Loans are funded through an escrow account handled by a title insurance company or by Redwood Mortgage Corp., subject to the following conditions:

     o Satisfactory title insurance coverage is obtained for all loans. The title insurance policy names the partnership as the insured and provides title insurance in an amount at least equal to the principal amount of the loan. Title insurance insures only the validity and priority of the partnership's deed of trust, and does not insure the partnership against loss by reason of other causes, such as diminution in the value of the security property, over appraisals, etc.

     o Satisfactory fire and casualty insurance is obtained for all loans, naming the partnership as loss payee in an amount equal to cover the replacement cost of improvements.

     o The general partners do not intend to and to date have not arranged for mortgage insurance, which would afford some protection against loss if the partnership foreclosed on a loan and there was insufficient equity in the security property to repay all sums owed. If the general partners determine in their sole discretion to obtain such insurance, the minimum loan-to-value ratio for residential property loans will be increased.

     o All loan documents (notes, deeds of trust, escrow agreements, and any other documents needed to document a particular transaction or to secure the loan) and insurance policies name the partnership as payee and beneficiary. Loans are not written in the name of the general partners or any other nominee.

     o Loans to General Partners and Affiliates. Although we may loan funds to the general partners or their affiliates, no such loans have been made to date. However, the partnership has made and will make formation loans to Redwood
Mortgage Corp. and may, in certain limited circumstances, loan funds to affiliates, to among other things, purchase real estate owned by us as a result of foreclosure.

     o Purchase of Loans from Affiliates and Other Third Parties. Existing loans may be purchased, from the general partners, their affiliates or other third parties, only so long as any such loan is not in default and otherwise satisfies all of the foregoing requirements; provided, the general partners and their affiliates will sell no more than a 90% interest and retain a 10% interest in any loan sold to the partnership which they have held for more than 180 days. In such case, the general partners and affiliates will hold their 10% interest and the partnership will hold its 90% interest in the loan as tenants in common. The purchase price to the partnership for any such loan will not exceed the par value of the note or its fair market value, whichever is lower.

     o Note Hypothecation. We also may make loans which will be secured by assignments of secured promissory notes. The amount of a loan secured by an assigned note will satisfy the loan-to-value ratios set forth above (which are determined as a specified percentage of the appraised value of the underlying property) and also will not exceed 80% of the principal amount of the assigned note. For example, if the property securing a note is commercial property, the total amount of outstanding debt secured by such property, including the debt represented by the assigned note and any senior mortgages, must not exceed 70% of the appraised value of such property, and the loan will not exceed 80% of the principal amount of the assigned note. For purposes of making loans secured by promissory notes, we shall rely on the appraised value of the underlying property, as determined by an independent written appraisal which was conducted within the last twelve (12) months. If such appraisal was not conducted within the last twelve months, then we will arrange for a new appraisal to be prepared for the property. All such appraisals will satisfy our loan-to-value ratios set forth above. Any loan evidenced by a note assigned to the partnership will also satisfy all other lending standards and policies described herein. Concurrently with our making of the loan, the borrower of partnership funds, i.e., the holder of the promissory note, shall execute a written assignment which shall assign to the partnership his/its interest in the promissory note. No more than 20% of our portfolio at any time will be secured by promissory notes. As of the date hereof, none of our portfolio is secured by promissory notes.

     o Loan Participation. We have participated in loans with other limited partnerships organized by the general partners, where we have purchased a fractional undivided interest in a loan, meeting the requirements set forth above. Because we will not participate in a loan which would not otherwise meet our requirements, the risk of such participation is minimized. Although we may participate in loans with nonaffiliated lenders, individuals or pension funds, we have not to date. Any such participation would only be on the terms and conditions set above.

     o Diversification. The maximum investment by the partnership in a loan will not exceed the greater of (1) $50,000, or (2) 10% of the then total partnership assets (See Loan Participation, above).

     o Reserve Liquidity Fund. A contingency reserve liquidity fund equal to two percent (2%) of the net capital of the offering will be established for the purpose of covering unexpected cash needs of the partnership.

     Credit Evaluations. We may consider the income level and general creditworthiness of a borrower to determine his or her ability to repay the loan according to its terms, but such considerations are subordinate to a determination that a borrower has sufficient equity in the security property to satisfy the loan-to-value ratios described above. Therefore, loans may be made to borrowers who are in default under other of their obligations (e.g., to consolidate their debts) or who do not have sources of income that would be sufficient to qualify for loans from other lenders such as banks or savings and loan associations.

     Loan Brokerage Commissions. Redwood Mortgage Corp. will receive loan brokerage commissions for services rendered in connection with the review, selection, evaluation, negotiation and extension of the loans from borrowers. Redwood Mortgage Corp. anticipates that loan brokerage commissions will average approximately three to six percent (3-6%) of the principal amount of each loan, but may be higher or lower depending upon market conditions. The loan brokerage commission will be limited to four percent (4%) per annum of the partnership's total assets.

     Loan Servicing. It is anticipated that all loans will be "serviced" (i.e., loan payments will be collected) by Redwood Mortgage Corp. Redwood Mortgage Corp. will be compensated for such loan servicing activities (See "COMPENSATION OF THE GENERAL PARTNERS AND AFFILIATES" at page 21). Both Redwood Mortgage Corp. and the partnership have the right to cancel this servicing agreement and any other continuing business relationships that may exist between them upon 30 days notice.

     Borrowers will make interest payments in arrears, i.e., with respect to the preceding 30-day period, and will make their checks payable to Redwood Mortgage Corp. Checks will be deposited in Redwood Mortgage Corp.'s trust account, and, after checks have cleared, funds will be transferred to the partnership's bank or money market account.

     Sale of Loans. Although we have not done so in the past, the general partners or their affiliates may sell loans to third parties including affiliated parties (or fractional interests therein) if and when the general partners determine that it appears to be advantageous to do so.

     Borrowing. We will borrow funds for partnership activities including: (1) making loans; (2) increasing the liquidity of the partnership; and (3) reducing cash reserve needs. We may assign all or a portion of our loan portfolio as security for such loan(s). As of December 31, 2001, we have borrowed $11,400,000 pursuant to $20,000,000 line of credit. We anticipate engaging in this type of transaction when the interest rate at which the partnership can borrow funds is somewhat less than the rate that can be earned by us on our loans, giving us the opportunity to earn a profit on this "spread." Such a transaction involves certain elements of risk and also entails possible adverse tax consequences (See "RISK FACTORS - Use of Borrowed Money May Reduce Our Profitability Or Cause Losses Through Liquidation" at page 11 and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES - Investment by Tax-Exempt Investors" at page 67). It is our intention to finance no more than fifty percent (50%) of the partnership's investments with borrowed funds. (See "TAX RISKS - Risks Relating to Generation of Unrelated Business Taxable Income" at page 17).

         Other Policies.  We shall not:

     o issue senior securities

     o invest in the securities of other issuers for the purpose of exercising control

     o underwrite securities of other issuers, or

     o offer securities in exchange for property.

     If we anticipate that we will become, through foreclosure or otherwise, the owner of property that is subject to a high degree of risk, including without limitation, property subject to hazardous or toxic cleanup, prolonged construction or other risk, the general partners may, in their discretion, seek to transfer or sell the loan to an affiliated or unaffiliated entity with the expertise to manage the attendant risk.

                         CERTAIN LEGAL ASPECTS OF LOANS

     Each of our loans (except the formation loan to Redwood Mortgage Corp.) will be secured by a deed of trust, the most commonly used real property security device in California. The following discusses certain legal aspects of the loans with respect to Federal and California law only. The deed of trust (also commonly referred to as a mortgage) creates a lien on the real property. The parties to a deed of trust are: the debtor called the "trustor", a third-party grantee called the "trustee", and the lender-creditor called the "beneficiary." The trustor grants the property, irrevocably until the debt is paid, "in trust, with power of sale" to the trustee to secure payment of the obligation. The trustee has the authority to exercise the powers provided in the deed of trust including non-judicial foreclosure of the property, and acts upon the directions of the beneficiary. We will be a beneficiary under all deeds of trust securing loans.

     Foreclosure. Foreclosure of a deed of trust is accomplished in most cases by a trustee's sale through a non-judicial foreclosure under the power-of-sale provision in the deed of trust. Prior to such sale, the trustee must record a notice of default and send a copy to the trustor, to any person who has recorded a request for a copy of a notice of default and notice of sale, to any successor in interest to the trustor and to the beneficiary of any junior deed of trust. The trustor or any person having a junior lien or encumbrance of record may, until five business days before the date a foreclosure sale is held, cure the default by paying the entire amount of the debt then due. Such amount does not include principal due only because of acceleration upon default, plus costs and expenses actually incurred in enforcing the obligation and statutory limited attorney's and trustee's fees. After the notice of default is recorded and following a three (3) month notice period and at least 20 days before the trustee's sale, a notice of sale must be posted in a public place and published once a week over the 20 day period. A copy of the notice of sale must be posted on the property, and sent to the trustor and to each person who has requested a copy, to any successor in interest to the trustor and to the beneficiary of any junior deed of trust, at least 20 days before the sale. Following the sale, neither the trustor nor a junior lienholder has any further interest in the property. A judgment may not be sought against the trustor for the difference between the amount owed on the debt and the amount the beneficiary received upon sale of the property.

     A judicial foreclosure (in which the beneficiary's purpose is usually to obtain a deficiency judgment), is subject to many of the delays and expenses of other types of lawsuits, sometimes requiring up to several years to complete. Following a judicial foreclosure sale, the trustor or his successors in interest will have certain rights to redeem the property. However, such redemption rights will not be available if the creditor waives the right to any deficiency. Foreclosed junior lienholders do not have a right to redeem the property after a judicial foreclosure sale. We generally will not pursue a judicial foreclosure to obtain a deficiency judgment, except where, in the sole discretion of the general partners, such a remedy is warranted in light of the time and expense involved.

     Tax Liens. Any liens for federal or state taxes filed after a loan is made which is secured by a recorded deed of trust will be junior in priority to the loan. Accordingly, the filing of federal or state tax liens after our loan is made will not affect the priority of the partnership's deed of trust, regardless of whether it is a senior or junior deed of trust. Real property tax liens will be in all instances a lien senior to any deed of trust given by borrowers. Accordingly, even if the partnership is the senior lienholder, if a real property tax lien is filed, the partnership's deed of trust will be junior to the real property tax lien. For a discussion of the effect of a junior lien see "Special Considerations In Connection With Junior Encumbrances" at page 43.

     Anti-Deficiency Legislation. California has four principal statutory prohibitions which limit the remedies of a beneficiary under a deed of trust. Two statutes limit the beneficiary's right to obtain a deficiency judgment against the trustor following foreclosure of a deed of trust, one based on the method of foreclosure and the other on the type of debt secured. Under one statute, a deficiency judgment is barred where the foreclosure was accomplished by means of a trustee's sale. Most of our loans will be enforced by means of a trustee's sale, if foreclosure becomes necessary, and, therefore, a deficiency judgment may not be obtained. However, it is possible that some of our loans will be enforced by means of judicial foreclosure sales. Under the other statute, a deficiency judgment is barred in any event where the foreclosed deed of trust secured a "purchase money" obligation. With respect to loans, a promissory note evidencing a loan used to pay all or a part of the purchase price of a residential property occupied, at least in part, by the purchaser, will be a purchase money obligation. Thus, under either statute, we will not be able to seek a deficiency judgment.

     Another statute, commonly know as the "one form of action" rule, provides that the beneficiary commence an action to exhaust the security under the deed of trust by foreclosure before a personal action may be brought against the borrower. The fourth statutory provision limits any deficiency judgment obtained by the beneficiary following a judicial foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of sale, thereby preventing a beneficiary from obtaining a large deficiency judgment against the debtor as a result of low bids at the judicial foreclosure sale.

     Other matters, such as litigation instituted by a defaulting borrower or the operation of the federal bankruptcy laws, may have the effect of delaying enforcement of the lien of a defaulted loan and may in certain circumstances reduce the amount realizable from sale of a foreclosed property.

     Special Considerations in Connection with Junior Encumbrances. In addition to the general considerations concerning trust deeds discussed above, there are certain additional considerations applicable to second and third deeds of trust ("junior encumbrances"). By its very nature, a junior encumbrance is less secure than more senior ones. Only the holder of a first trust deed is permitted to bid in the amount of his credit at his foreclosure sale; junior lienholders must bid cash. If a senior lienholder forecloses on its loan, unless the amount of the bid exceeds the senior encumbrances, the junior lienholders will receive nothing. However, in that event the junior lienholder may have a personal action against the borrower to enforce the promissory note.

     Accordingly, a junior lienholder (such as the partnership) will in most instances be required to protect its security interest in the property by taking over all obligations of the trustor with respect to senior encumbrances while the junior lien holder commences his foreclosure, making adequate arrangements either to (i) find a purchaser of the property at a price which will recoup the junior lienholder's interest or (ii) to pay off the senior encumbrances so that his encumbrance achieves first priority. Either alternative will require us to make substantial cash expenditures to protect our interest (See "RISK FACTORS - Loan Defaults and Foreclosures By Borrowers May Adversely Affect Partnership" at page 8).

     We may also make wrap-around mortgage loans (sometimes called "all-inclusive loans"), which are junior encumbrances to which all the considerations discussed above will apply. A wrap-around loan is made when the borrower desires to refinance his property but does not wish to retire the existing indebtedness for any reason, e.g., a favorable interest rate or a large prepayment penalty. A wrap-around loan will have a principal amount equal to the outstanding principal balance of the existing debts plus the amount actually to be advanced by us. The borrower will then make all payments directly to the partnership, and the partnership in turn will pay the holder of the senior encumbrance(s). The actual yield to the partnership under a wrap-around mortgage loan will exceed the stated interest rate to the extent that such rate exceeds the interest rate on the underlying senior loan, since the full principal amount of the wrap-around loan will not actually be advanced by the partnership.

         We will record a request for notice of default at the time the trust deed is recorded. This procedure entitles the partnership to notice when any senior lienholder files a Notice of Default and will provide more time to make alternate arrangements for the partnership to protect its security interest.

     In the event the borrower defaults solely upon his debt to the partnership while continuing to perform with regard to the senior lienholder, the partnership (as junior lienholder) will foreclose upon its security interest in the manner discussed above in connection with deeds of trust generally. Upon foreclosure by a junior lienholder, the property remains subject to all liens senior to the foreclosed lien. Thus, were the partnership to purchase the security property at its own foreclosure sale, it would acquire the property subject to all senior encumbrances.

     The standard form of deed of trust used by most institutional lenders, like the one that will be used by the partnership, confers on the beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings. The standard form also confers upon us the power to apply such proceeds and awards to any indebtedness secured by the deed of trust, in such order as the beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the beneficiary under the underlying first deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation, and to apply the same to the indebtedness secured by the first deed of trust before any such proceeds are applied to repay the loan. Applicable case law, however, has imposed upon the lender the good faith obligation to apply those proceeds towards the repair of the property in those situations.

     "Due-on-Sale" Clauses. Our forms of promissory notes and deeds of trust, like those of many lenders generally, contain "due-on-sale" clauses permitting the partnership to accelerate the maturity of a loan if the borrower sells the property. Some forms of the partnership's promissory notes and deeds of trust will permit assumption by a subsequent buyer, but do not usually contain "due-on-encumbrance" clauses which would permit the same action if the borrower further encumbers the property (i.e., executes further deeds of trust). The enforceability of these types of clauses has been the subject of several major court decisions and Congressional legislation in recent years.

     o Due-on-Sale. Federal law now provides that, notwithstanding any contrary preexisting state law, due-on-sale clauses contained in mortgage loan documents are enforceable in accordance with their terms by any lender after October 15, 1985. Bingham McCutchen LLP, counsel for the partnership, has advised that under the Garn-St. Germain Act we will probably be entitled to enforce the "due-on-sale" clause anticipated to be used in the deeds of trust given to secure the loans. On the other hand, acquisition of a property by us by foreclosure on one of our loans, may also constitute a "sale" of the property, and would entitle a senior lienholder to accelerate its loan against us. This would be likely to occur if then prevailing interest rates were substantially higher than the rate provided for under the accelerated loan. In that event, we may be compelled to sell or refinance the property within a short period of time, notwithstanding that it may not be an opportune time to do so.

     o Due-on-Encumbrance. With respect to mortgage loans on residential property containing four or less units, federal and California law prohibits acceleration of the loan merely by reason of the further encumbering of the property (e.g., execution of a junior deed of trust). This prohibition does not apply to mortgage loans on other types of property. Although most of our second mortgages will be on properties that qualify for the protection afforded by federal law, some loans will be secured by apartment buildings or other commercial properties which may contain due on encumbrance provisions. Second mortgage loans made by us may trigger acceleration of senior loans on such properties if the senior loans contain due-on-encumbrance clauses, although both the number of such instances and the actual likelihood of acceleration is anticipated to be minor. Failure of a borrower to pay off the accelerated senior loan would be an event of default and subject us (as junior lienholder) to the attendant risks (See "CERTAIN LEGAL ASPECTS OF LOANS - Special Considerations in Connection with Junior Encumbrances" at page 43).

     o Prepayment Charges. Some loans originated by the partnership provide for certain prepayment charges to be imposed on the borrowers in the event of certain early payments on the loans. Any prepayment charges collected on loans will be retained by the partnership. Loans secured by deeds of trust encumbering single-family owner-occupied dwellings may be prepaid at any time, regardless of whether the note and deed of trust so provides, but prepayments made in any 12-month period during the first five years of the term of the loan which exceed 20% of the original balance of the loan may be subject to a prepayment charge provided the note and deed of trust so provided. The law limits the prepayment charge in such loans to an amount equal to six months advance interest on the amount prepaid in excess of the permitted 20%, or interest to maturity, whichever is less. If a loan that is secured by residential property is being repaid because the lender has accelerated the loan upon the sale of the property, California law does not allow a prepayment penalty to be charged.

     o Real Property Loans. California statutory law imposes certain disclosure requirements with respect to loans arranged by a California real estate broker and secured by residential property. However, those requirements are applicable to loans that are in a lesser amount than the anticipated loans. Notwithstanding the preceding, the partnership intends to make disclosures to borrowers that would satisfy these statutes to the extent reasonably practicable, regardless of whether the statutes are applicable to the relevant loans.


 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OF THE PARTNERSHIP

     Critical Accounting Policies. In preparing the financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet date. Such estimates relate principally to the determination of (1) the allowance for doubtful accounts (i.e. the amount of allowance established against loans receivable as an estimate of potential loan losses) including the accrued interest and advances that are estimated to be unrecoverable based on estimates of amounts to be collected plus estimates of the value of the property as collateral and (2) the valuation of real estate acquired through foreclosure. At December 31, 2001, there was no real estate acquired through foreclosure.

     Loans and related accrued interest, fees, and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the loan system. Provisions are made for bad debt to adjust the allowance for doubtful accounts to an amount considered by management to be adequate, with due consideration to collateral values and to provide for unrecoverable accounts receivable, including impaired loans, other loans, accrued interest, late fees and advances on loans, and other accounts receivable (unsecured).

     Recent trends in the economy have been taken into consideration in the aforementioned process of arriving at the allowance for doubtful accounts. Actual results could vary from the aforementioned provisions for losses.

     Related Parties. The general partners of the partnership are Redwood Mortgage Corp., Gymno Corp and Michael R. Burwell. Most partnership business is conducted through Redwood Mortgage Corp. which arranges, services and maintains the loan portfolio for the benefit of the partnership. The following is a list of various partnership activities for which related parties are compensated.

     o Mortgage Brokerage Commissions For fees in connection with the review, selection, evaluation, negotiation and extension of loans, the partnership may collect an amount equivalent to 12% of the loaned amount until 6 months after the termination date of the offering. Thereafter, the loan brokerage commissions (points) will be limited to and amount not to exceed 4% of the total partnership assets per year. The loan brokerage commissions are paid by the borrowers, and thus, are not an expense of the partnership. In 2001 and 2000, loan brokerage commissions paid by the borrowers were $1,155,636 and $1,877,921 respectively.

     o Mortgage Servicing Fees Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% on an annual basis) of the unpaid principal of the partnership's loans is paid to Redwood Mortgage Corp., or such lesser amount as is reasonable and customary in the geographic area where the property securing the mortgage is located. Mortgage servicing fees of $552,323, $505,823 and $359,464 were incurred for the years ended December 31, 2001, 2000 and 1999 respectively.

     o Asset Management Fee The general partners receive monthly fees for managing the partnership's portfolio and operations up to 1/32 of 1% of the `net asset value' (3/8 of 1% on an annual basis). Management fees to the general partners of $157,997, $60,595 and $42,215 were incurred by the partnership for years 2001, 2000 and 1999 respectively.

     o Other Fees The partnership agreement provides that the general partners may receive other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to the general partners.

     o Income and Losses All income and losses are credited or charged to partners in relation to their respective partnership interests. The allocation to the general partners (combined) shall be a total of 1%.

     o Operating Expenses One of the general partners, Redwood Mortgage Corp., is reimbursed by the partnership for all operating expenses actually incurred by it on behalf of the partnership, including without limitation, out-of-pocket general and administration expenses of the partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to limited partners. Such reimbursements are reflected as expenses in the statement of income.

     o Contributed Capital The general partners jointly and severally were to contribute 1/10 of 1% in cash contributions as proceeds from the offerings are received from the limited partners. As of December 31, 2001 and 2000, a general partner, Gymno Corporation, had contributed $69,972 and $50,280 respectively, as capital in accordance with Section 4.02(a) of the partnership agreement.

     o Sales Commission - "Formation Loan" to Redwood Mortgage Corp. Sales commissions relating to the capital contributions by limited partners are not paid directly by the partnership out of the offering proceeds. Instead, the partnership loans to Redwood Mortgage Corp., a general partner, amounts necessary to pay all sales commissions and amounts payable in connection with unsolicited orders. The loan is referred to as the "Formation Loan". It is unsecured and non-interest bearing and is applied to reduce limited partners capital in the balance sheets. The sales commissions range between 0 (for units sold by the general partners) and 9%. It is estimated that the total amount of the formation loan will approximate 7.6% based on the assumption that 65% of the investors will reinvest earnings, which qualify for the higher commission percentage.

     The following summarizes aggregate formation loan transactions through December 31, 2001:

Limited partner contributions                                       $ 69,675,947
                                                              ==================
Formation loans made to Redwood Mortgage Corp.                         5,186,440
Principal payments to date                                             (936,372)
Reduction of formation loan due to early withdrawal penalties          (123,638)
                                                              ------------------
Balance at December 31, 2001                                        $  4,126,430
                                                              ==================

     The amount of the annual installments paid by Redwood Mortgage Corp. are determined at annual installment of one-tenth of the principal balance of the formation loan at December 31 of each year until the offering period is closed. Thereafter, the remaining formation loan is paid in ten equal amortizing payments.

     On December 31, 2001, the partnership was in the offering stage of its third offering, ($30,000,000). Contributed capital equaled $14,932,017 for the first offering and $29,992,574 for the second offering, and $24,751,356 for the third offering, totaling an aggregate of $69,675,947 as of December 31, 2001. Of this amount, $672,617 remained in applicant status.

Results of Operations.  For the years ended December 31, 1999, 2000, and 2001.

     The net income increase of $668,152 (29%) for the year ended December 31, 1999, $1,345,181 (46%) for the year ended December 31, 2000, $1,805,872 (42%)
for the year ended December 31, 2001, was primarily attributable to the increase in loans held by the partnership:

                   December 31, 1999     December 31, 2000     December 31, 2001
               --------------------- --------------------- ---------------------

Loans outstanding        $35,693,148           $68,570,992           $82,789,833

     The partnership's ability to increase its loans was due to an increase in the capital raised, the compounding of earnings by those limited partners who chose to reinvest and by leveraging the loans through the use of a credit line from a commercial bank. During the years ended December 31, 1999, 2000 and 2001, the partnership received new capital contributions and reinvested compounding limited partner earnings of:

                   December 31, 1999     December 31, 2000     December 31, 2001
--------------------------------------------------------------------------------

Capital contribution      $9,530,318           $14,887,081           $19,712,488
Reinvestment of earnings  $1,911,554            $2,751,266            $3,892,420

     To a lesser extent, loans outstanding have also increased through the utilization of the partnership's line of credit. The effect of more outstanding loans raised the interest earned on loans for the years ended:

                   December 31, 1999     December 31, 2000     December 31, 2001
--------------------------------------------------------------------------------

Interest earned on loans  $4,337,427            $6,261,470            $8,920,082

     The partnership began funding loans on April 14, 1993 and as of December 31, 2001, had credited earnings to limited partners who elected to retain earnings at an annualized yield of 8.44%. Limited partners who elected to have their earnings distributed monthly had an annualized yield of 8.17% since inception through December 31, 2001.

     Beginning in the fall of 1999, mortgage interest rates started to rise due primarily to economic forces and the federal Reserve raising its core interest rates. However, beginning January 2001, the Federal Reserve began a series of cuts in its core interest rates with 11 consecutive cuts ranging from .25% to ..50% each. The cut made December 11, 2001, reduced the Federal Funds Rate to 1.75%. In its January 2002 meeting, the Federal Reserve passed on further reductions of its core interest rates signaling that it may take a wait and see course before making any further interest rate changes. The effect of the cuts has greatly reduced short-term interest rates and to a lesser extent reduced long-term interest rates. New loans will be originated at then existing interest rates. In the future, interest rates likely will change from their current levels. The general partners cannot at this time predict what interest rates will be in the future. The general partners anticipate that new loans will be placed at rates approximately 1% lower than similar loans during the first half of 2001. The lowering of interest rates has encouraged those borrowers that have mortgages with higher interest rates than those currently available to seek refinancing of their obligations. The partnership may face prepayments in the existing portfolio from borrowers taking advantage of these lower rates. However, demand for loans from qualified borrowers continues to be strong and as prepayments and funds, which are being generated from partnership unit sales, occur, we expect to replace paid off loans with loans at somewhat lower interest rates. At this time, we believe that the average loan portfolio interest rate will decline approximately .25% to .50% over the remainder of the year. Nevertheless, based upon the rates payable in connection with the existing loans, and anticipated interest rates to be charged by the partnership and the general partners experience, the general partners anticipate that the annualized yield will range between eight and nine percent in 2002.

     In 1995, the partnership established a line of credit with a commercial bank secured by its loan portfolio. Since its inception, the credit limit has increased from $3,000,000 to $20,000,000. For the years ended December 31, 1999, 2000 and 2001 interest on the line of credit was $526,697, $887,546 and $971,901, respectively. From 1999 through December 31, 2001, the increase in interest on notes payable-bank has been attributed to a higher overall credit facility utilization. As of December 31, 2001, the partnership had outstanding, $11,400,000 at an interest rate of prime +.25% which is currently 5.0%. This facility could again increase as the partnership's capital increases. This added source of funds may help in maximizing the partnership's yield by permitting the partnership to minimize the amount of funds in lower yield investment accounts when appropriate loans are not available. Additionally, the loans made by the partnership bear interest at a rate in excess of the rate payable to the bank which extended the line of credit. The amount to be retained by the partnership, after payment of the line of credit cost, will be greater than without the use of the line of credit. As of December 31, 1999, 2000 and 2001, the outstanding balance on the line of credit was $0, $16,400,000 and $11,400,000 respectively.

     The partnership's income and expenses, accruals and delinquencies are within the normal range of the general partners' expectations, based upon their experience in managing similar partnerships over the last twenty-four years. Mortgage servicing fees increased from $359,464, $505,823 and $552,323 for the years ended December 31, 1999, 2000 and 2001, respectively. The mortgage servicing fees increased primarily due to increases in the outstanding loan portfolio. Asset management fees increased from $42,215, $60,595 and $157,999 for the years ended December 31, 1999, 2000 and 2001, respectively. The asset management fee increase was due primarily to the increase in partners' capital which the general partners are managing and the general partners raising the amount of the management fee collected from .125% to .25% of net partnership assets in 2001. This increase in fees for 2001 was less than the allowable fee that could have been charged by the general partners of .375% of net partnership assets. Clerical costs for Redwood Mortgage Corp. increased from $85,171, to $113,580 and $241,195 for the years December 31, 1999, 2000 and 2001. This increase in costs was due to the increased costs attributable to managing the larger partnership and increased number of limited partners and by the addition of additional computer and software systems. Increases in the provision for doubtful account and losses on real estate acquired through foreclosure will be discussed in the paragraph below entitled Allowance for Losses. All other partnership expenses fluctuated within a narrow range commonly expected to occur, except for interest on the line of credit which was discussed earlier in the Management Discussion and Analysis of Financial Condition and Results of Operations. As of December 31, 2001, three notices of default are currently filed beginning the process of foreclosing three of our loans. The principal amounts of the three foreclosed loans total $1,050,790 or 1.27% of our loan portfolio. The partnership also entered into workout agreements with borrowers who are past maturity or delinquent in their regular payments. The partnership had workout agreements on approximately 11 loans totaling $11,226,000 as of December 31, 2001. Typically, a workout agreement allows the borrower to extend the maturity date of the balloon payment and allows the borrower to make current monthly payments while deferring for periods of time, past due payments, or allows time to pay the loan in full. In most instances, the partnership receives the benefit of a higher interest rate than would otherwise be available in the currently existing marketplace. These workout agreements and foreclosures generally exist within our loan portfolio to greater or lesser degrees, depending primarily on the health of the economy. The number of foreclosures and workout agreements will rise during difficult economic times and conversely fall during good economic times. The number and amount of foreclosures existing at December 31, 2001, in management's opinion, does not have a material effect on our results of operations or liquidity. These workouts and foreclosures have been considered when management arrived at appropriate loan loss reserves and based on our experience, are reflective of our loan marketplace segment. Cash is constantly being generated from borrower payments of interest, principal and loan payoffs. Currently, cash flow greatly exceeds partnership expenses and earnings requirements. Excess cash flow is invested in new loan opportunities, when available, and is used to reduce the partnership credit line or for other partnership business.

     Allowance for Losses. Borrower foreclosures are a normal aspect of partnership operations. The partnership is not a credit based lender and hence while it reviews the credit history and income of borrowers and if applicable the income from income producing properties the general partners expect that we will on occasion take back real estate security. The partnership has been fortunate in not taking back any real estate security over the last three years. This is attributable to many factors among these are the strength of the northern California real estate markets, a good general economy and careful loan selection. During 2001, the northern California real estate market slowed. The national and local economy have slipped into recession. The general partners regularly review the loan portfolio, examining the status of delinquencies, the underlying collateral securing these loans, borrowers' payment records, etc. Based upon this information and other data, loss reserves are increased or decreased. Although as of December 31, 2001 we have not acquired any real estate through foreclosure there is a likely chance that in 2002 we will acquire some real estate through the foreclosure process. As a prudent guard against potential losses, the general partners have increased the amount of provisions for doubtful accounts from $408,890, to $375,579 to $956,639 in 1999, 2000 and
2001. These provisions for doubtful accounts were made to guard against collection losses. Total cumulative provision for doubtful accounts as of December 31, 2001, is $2,247,191 and is considered by the general partners to be adequate. Because of the number of variables involved, the magnitude of the swings possible and the general partners' inability to control many of these factors, actual results may and do sometimes differ significantly from estimates made by the general partners.

     At the time of subscription to the partnership, limited partners must elect whether to receive monthly, quarterly or annual cash distributions from the partnership, or to compound earnings in their capital account. If you initially elect to receive monthly, quarterly or annual distributions, such election, once made, is irrevocable. However you may change your election regarding whether you want to receive such distributions on a monthly, quarterly or annual basis. If you initially elect to compound earnings in your capital account, in lieu of cash distributions, you may, after three (3) years, change the election and receive monthly, quarterly or annual cash distributions. Earnings allocable to limited partners who elect to compound earnings in their capital account, will be retained by the partnership for making further loans or for other proper partnership purposes, and such amounts will be added to such limited partners' capital accounts.

     During the periods stated below, the partnership, after allocation of syndication costs, made the following allocation of earnings both to the limited partners who elected to compound their earnings, and those that chose to distribute:
                          1999             2000             2001
                     ---------------- --------------- -----------------
Compounding            $1,911,554       $2,751,266       $3,892,420
Distributing            $826,291        $1,244,959       $1,961,780

     As of December 31, 1999, December 31, 2000, December 31, 2001, limited partners electing to receive cash distributions of earnings represented 30%, 31% and 34% respectively of the limited partners' outstanding capital accounts. These percentages have remained relatively stable. The general partners anticipate that after all capital has been raised, the percentage of limited partners electing to withdraw earnings will decrease due to the dilution effect which occurs when compounding limited partners' capital accounts grow through earnings reinvestment.

     The partnership also allows the limited partners to withdraw their capital account subject to certain limitations (see "Withdrawal From Partnership in the Limited Partnership Agreement"). Once a limited partner's initial five-year hold period has passed, the general partners expect to see an increase in liquidations due to the ability of limited partners to withdraw without penalty. This ability to withdraw five years after a limited partner's investment has the effect of providing limited partner liquidity and the general partners expect a portion of the limited partners to avail themselves of this liquidity. This has the anticipated effect of increasing the net capital of the partnership, primarily through retained earnings during the offering period. The general partners expect to see increasing numbers of limited partner withdrawals during a limited partner's 5th through 10th anniversary, at which time the bulk of those limited partners who have sought withdrawal have been liquidated. Since the five-year hold period for most limited partners has yet to expire, as of December 31, 2001, many limited partners may not as yet avail themselves of this provision for liquidation. Earnings and capital liquidations including early withdrawals during the three years ended December 31, 2001 were:

                                      1999           2000            2001
                                 --------------- -------------- ----------------

Cash distributions                     $826,291     $1,244,959       $1,961,780
Capital liquidation*                   $592,357       $762,060       $1,425,488
                                 --------------- -------------- ----------------

Total                                $1,418,648     $2,007,019       $3,387,268
                                 =============== ============== ================

*  These amounts represent gross of early withdrawal penalties.

     Additionally, limited partners may liquidate their investment over a one year period subject to certain limitations and penalties. During the past three years ended December 31, 2001, capital liquidated subject to the 10% penalty for early withdrawal was:

                               1999               2000               2001
                         ------------------ ------------------ -----------------
                             $411,838           $309,643           $729,676

     This represents 1.11%, 0.58%, 0.99% of the limited partners' ending capital for the years ended December 31, 1999, 2000, and 2001, respectively. These withdrawals are within the normally anticipated range and represent a small percentage of limited partner capital.

     Results of Operations - For the three and six months ended June 30, 2002 and 2001

     The net income increase of $365,909 (25%) and $818,687 (29%) for the three and six months ended June 30, 2002 versus the three and six months periods ended June 30, 2001 was due primarily to an increase in interest earned on loans of $312,877 and $762,206 and reduced interest costs of $162,273 and $414,119 on the Partnership's note payable-bank; offset by expense increases due to the increased size of the Partnership's loan portfolio. Significant expense increases or (decreases) for the three and six months periods ended June 30, 2002 versus June 30, 2001, included higher mortgage servicing fees of $75,628 and $172,114, change in the provision for losses on loans and real estate acquired through foreclosure of ($17,065) and $42,639, increased asset management fees of $39,041 and $90,179, and an increase in professional fees of $11,869 and $43,956.

     The increase in interest on loans of $312,877 (14%) and $762,206 (18%) for the three and six month periods ended June 30, 2002 versus June 30, 2001 was due primarily to the increased size of the Partnership secured loan portfolio at June 30, 2002 as compared to June 30, 2001 of $86,038,396 and $75,093,062.

     The decrease in interest on note payable-bank of $162,273 (65%) and $414,119 (65%) for the three and six month periods ended June 30, 2002 versus June 30, 2001 is due to the approximately 4.0% (9.0% vs. 5.0%) lowering of the interest rate charged the Partnership during the first half of 2002 as compared to 2001 and due to approximately 40% lower overall usage of the line of credit during the first half of 2002, spread equally between the three and six month periods ended June 30, 2002 versus 2001.

     The increase in mortgage servicing fees of $75,628 (52%) and $172,114 (59%) for the three and six month periods ended June 30, 2002 versus June 30, 2001 is primarily attributable to the increased principal amount of mortgages being serviced of $86,038,396 and $75,093,062 at June 30, 2002 and 2001, respectively.
The Partnership pays servicing fees based on the unpaid principal balance of the loan portfolio.

     The decrease of $17,065 (9.00%) in provision for losses on loans and real estate acquired through foreclosure for the three months ended June 30, 2002 and the increase in provision for losses on loans and real estate acquired through foreclosure of $42,639 (12%) for the six months ended June 30, 2002 versus the respective three and six month periods ended June 30, 2001 reflects the general partners' estimate of an appropriate allowance for anticipated loan losses. As the Partnership's loan portfolio has increased, the provision for estimated loan losses has also been increased. At June 30, 2002, total provisions for losses on loans and real estate acquired through foreclosure equaled $2,652,573, which the general partners consider to be adequate.

     The increase in the asset management fees of $39,041 (96%) and $90,179 (138%) for the three months and six months ended June 30, 2002 versus the respective periods ended June 30, 2001 is due to an increase in the partners' capital under management at June 30, 2002 and 2001 of $81,287,032 and $63,618,608, respectively. In addition, the general partners began collecting the full asset management fees of .375% annualized during the first half of 2002 as compared to .25% annualized for the first half of 2001.

     The increase in professional fees of $11,869 (421%) and $43,956 (562%) for the three and six months ended June 30, 2002 versus June 30, 2001 is due to the Partnership incurring costs earlier in 2002 than in 2001 in relation to its audit and tax return processing.

     Partnership capital continued to increase as the Partnership received new limited partner capital contributions of $180,986 and $5,247,266 and retained the earnings of limited partners that have chosen to do so of $1,161,727 and $2,292,238 for the three months and six months ended June 30, 2002, as compared to $5,352,679 and $9,972,369 and $956,286 and $1,824,585 for the three and six months ended June 30, 2001. The increased Partnership capital helped increase loans outstanding to $86,038,396 at June 30, 2002, as compared to $75,093,062 at June 30, 2001. The reduced limited partner contributions of $180,986 and $5,247,266 vs. $5,352,679 and $9,972,369 is due to the completion of the third offering in April 2002. We are in the process of issuing a fourth offering in the amount of $50,000,000. This fourth offering of $50,000,000 will be used to increase the Partnership's capital base and provide funds for additional mortgage loans.

     The Partnership utilized its bank line of credit less during the first half of 2002 compared to 2001. The outstanding balances of $9,200,000 at June 30, 2002 versus $12,825,000 at June 30, 2001 are reflective of the overall lower credit line usage. Cash generated from interest earnings, late charges, amortization of principal, loan payoffs and capital contributions by limited partners was utilized to pay down the credit line.

     At June 30, 2002 outstanding foreclosures increased to 6 ($5,694,697) from the two ($416,789) that existed at June 30, 2001. During the three months ended June 30, 2002, the outstanding number of foreclosures stayed at 6 but the outstanding principal subject to foreclosure increased to $5,694,697 from $5,191,728 at March 31, 2002. This was an increase of 3 foreclosures from the 3 ($1,050,790) existing as of December 31, 2001. Of the foreclosures at June 30, 2002, four have entered into workout agreements which require regular monthly payments. One foreclosure with a principal balance of $1,870,018 was acquired at foreclosure sale in July 2002. The general partners have reviewed the appraisal, visited the property with real estate professionals and have concluded that a specific reserve for losses against this loan is not necessary as the collateral securing the loan appears adequate to cover collection of sums due. These foreclosures are a reflection of the more difficult economic times at June 30, 2002 as compared to June 30, 2001, yet are not unusual in the general partners' experience and we do not anticipate a reduction in net income due to these foreclosures.

     The general partners received Mortgage Brokerage Commissions from the loan borrowers of $262,840 and $515,939 for the three and six months ended June 30, 2002 as compared to $538,941 and $776,400 for the three and six months ended June 30, 2001. The reduction is due to less loans written in the three months and six months ended June 30, 2002.

     As discussed previously, at the time of subscription to the Partnership, limited partners must elect either to receive monthly, quarterly or annual cash distributions from the Partnership, or to compound earnings in their capital account.

     During the three and six month periods ended June 30, 2002 stated below, the Partnership, after allocation of syndication costs, made the following allocation of earnings both to the limited partners who elected to compound their earnings, and those that chose to distribute:

                         Six months ended              Three months ended
                   June 30, 2002     June 30, 2001  June 30, 2002  June 30, 2001

Compounding           $2,292,238       $1,824,585       $1,161,727      $956,286
Distributing          $1,233,562         $890,715         $624,923      $468,114

     Also, as previously discussed, the Partnership allows the limited partners to withdraw their capital account subject to certain limitations (see "Withdrawal From Partnership in the Limited Partnership Agreement"). Earnings and capital liquidations including early withdrawals during the three and six month periods ended June 30:

                           Six months ended              Three months ended
                                --------------------------------
                      June 30, 2002  June 30, 2001  June 30, 2002  June 30, 2001
                                --------------------------------
Cash distributions       $1,233,562    $890,715       $624,923      $468,114

Capital liquidation*       $569,505    $671,701       $248,250      $360,493
                        -----------   ---------      ---------    ----------

Total                    $1,803,067  $1,562,416       $873,173      $828,607
                        ===========   =========      =========    ==========

*These amounts represent gross of early withdrawal penalties.

     Current Economic Conditions. The partnership makes loans primarily in Northern California. As of December 31, 2001, approximately 82.5% of the loans held were in the six San Francisco Bay Area Counties. The remainder of the loans held were secured primarily by Northern California real estate outside the San Francisco Bay Area. Like the rest of the nation, the San Francisco Bay Area has also felt the recession and accompanying slow down in economic growth and increasing unemployment. The technology companies of Silicon Valley, and now the airline industry, the tourism industry and other industries are feeling the effects of the overall United States recession, which includes lower earnings, losses and layoffs.

     The Northern California residential real estate market and particularly the San Francisco Bay Area residential real estate market experienced increases in values of over 10% in 1999 and 2000, respectively. In 2001, the residential real estate marketplace slowed. This has resulted in longer listing and transaction times and, in some segments of the market, lower prices. The California Association of Realtors reported in November 2001 that the statewide median home price had reached its highest point ever with a median home price of $278,740 up 11.2% from a year earlier and 2.4% higher than in October of 2001. It also reported that overall volume of home sales slipped 12.4% from the year earlier. In spite of these numbers the general partners believe that lower-end and mid-priced homes have continued to increase in value, although at a reduced rate from 2000, while high end homes have begun to decrease in value. This situation is showing some signs of a turnaround. Inventories of homes available for sale have decreased sharply from their highs in the spring of 2001. For example, the supply of for sale homes, condominiums and townhomes in Santa Clara County peaked the week of May 25, 2001, at more than 5,700, according to Coldwell Banker Northern California statistics. As of January 18, 2002, fewer than 2,500 homes were for sale countywide. Other counties in the San Francisco Bay Area offer similar statistics. There were 962 single-family home sales in Santa Clara County in December, 2001 which is the greatest number of homes sold since records became public in 1984. The reduction in inventories and the strong sales may indicate that the buyer's market that prevailed throughout most of 2001 may be coming to an end and may indicate that a recovery is underway. A stabilization of residential home prices or a recovery in home prices is good for the partnership in that we depend more heavily than banks and other similar credit type lenders on the value of a property.

     Commercial  property  vacancy  rates have  continued  to climb with the San
Francisco Bay Area office market surpassing 15% as a whole according to BT Commercial Real Estate and Grubb and Ellis Co. As a result, rents have dropped about 40% from last year's highs, giving up nearly all the gains made during the past three years. Though vacancy rates have leaped from 2 percent in the third quarter of 2000 to 15% at the end of 2001, landlords are bearing only about half the pain, that's because nearly half the office space being offered is for sublease, meaning landlords generally are still collecting money from the original tenants. To the partnership the higher overall vacancy rates may mean that we experience greater delinquencies in its commercial portion of the portfolio if landlord's existing leases expire or space becomes available through business failures.

     As of December 31, 2001, the partnership had an average loan to value ratio computed as of the date the loan was made of 59.67%. This did not account for any increases or decreases in property values since the date the loan was made, nor does it include any reductions in principal through amortization of payments after the loan was made. This low loan to value ratio will assist the partnership in weathering loan delinquencies and foreclosures should they eventuate.

     The foregoing analysis of year 2001 issues includes forward-looking statements and predictions about possible or future events, results of operations, and financial condition. As such, this analysis may prove to be inaccurate because of assumptions made by the general partners or the actual development of future events. No assurance can be given that any of these statements or predictions will ultimately prove to be correct or substantially correct.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     The following table contains information about the cash held in money market accounts, loans held in the partnership's portfolio and a note payable on our line of credit as of December 31, 2001. The presentation, for each category of information, aggregates the assets and liabilities by their maturity dates for maturities occurring in each of the years 2002 through 2006 and separately aggregates the information for all maturities arising after 2006. The carrying values of these assets and liabilities approximate their fair market values as of December 31, 2001.

                         2002            2003           2004          2005           2006          Thereafter          Total
Interest earning
   assets:
Money market
   accounts             $1,916,578                                                                                   $1,916,578
Avg. interest rate           1.30%                                                                                        1.30%
Loans secured by
   deeds of trust     $57,822,416    $16,382,004    $3,690,525       $396,260     $2,784,413     $1,714,215         $82,789,833
Avg. interest rate         12.39%         12.27%        11.00%         11.50%         11.68%         10.21%              12.23%


Interest bearing
   liabilities
Note payable to
   bank                $11,400,000             -             -              -              -              -         $11,400,000
Avg. interest rate           5.00%             -             -              -              -              -               5.00%


Market Risk

     The partnership's note payable to the bank for its line of credit bears interest at a variable rate, tied to the prime rate. As a result, the partnership's primary market risk exposure with respect to its obligations is to changes in interest rates, which will affect the interest cost of outstanding amounts on the note payable. The partnership may also suffer market risk tied to general trends affecting real estate values that may impact the partnership's security for its loans.

     The partnership's primary market risk in terms of its profitability is the exposure to fluctuations in earnings resulting from fluctuations in general interest rates. The majority of the partnership's mortgage loans, (100% as of December 31, 2001) earn interest at fixed rates. Changes in interest rates may also affect the value of the partnership's investment in mortgage loans and the rates at which the partnership reinvests funds obtained from loan repayments and new capital contributions from limited partners. If interest rates increase, the interest rates the partnership obtains from reinvested funds will generally increase, but the value of the partnership's existing loans at fixed rates will generally tend to decrease. The risk is mitigated by the fact that the partnership does not intend to sell its loan portfolio, rather such loans are held until they are paid off. If interest rates decrease, the amounts becoming available to the partnership for investment due to repayment of partnership loans may be reinvested at lower rates than the partnership had been able to obtain in prior investments, or than the rates on the repaid loans. In addition, interest rate decreases may encourage borrowers to refinance their loans with the partnership at a time where the partnership is unable to reinvest in loans of comparable value.

     The partnership does not hedge or otherwise seek to manage interest rate risk. The partnership does not enter into risk sensitive instruments for trading purposes.

PORTFOLIO REVIEW - For the years ended December 31, 1999, 2000 and 2001.

Loan Portfolio

     The partnership's loan portfolio consists primarily of short-term (one to five years), fixed rate loans secured by real estate. As of December 31, 1999, 2000 and 2001 the partnership's loans secured by real property collateral in the six San Francisco Bay Area counties (San Francisco, San Mateo, Santa Clara, Alameda, Contra Costa, and Marin) represented $27,638,456 (77.4%), $55,555,011 (81.0%), and $68,290,653 (82.5%) of the outstanding loan portfolio. The remainder of the portfolio represented loans secured by real estate located primarily in Northern California. No partnership loan equals or exceeds 10% of the partnership's assets.

     As of December 31, 1999, approximately, 51.25% ($18,293,897), was invested in loans secured by single family homes (1-4 units), approximately 0.85% ($302,797) was invested in loans secured by multifamily dwellings (apartments over 4 units), approximately, 33.63% ($12,004,502) was invested in loans secured by commercial properties, and approximately 14.27% ($5,091,951) was invested in loans secured by land. As of December 31, 2000, approximately 38.24% ($26,224,691), was invested in loans secured by single family homes (1-4 units), approximately 12.34% ($8,458,610), was invested in loans secured by multifamily dwellings (apartments over 4 units), approximately 40.95% ($28,081,635), was invested in loans secured by commercial properties, and approximately 8.47% ($5,806,056) was invested in loans secured by land. As of December 31, 2001, approximately, 45.35% ($37,541,960), was invested in loans secured by single family homes (1-4 units), approximately 8.86% ($7,336898) was invested in loans secured by multifamily dwellings (apartments over 4 units), approximately 38.78% ($32,104,919) was invested in loans secured by commercial properties, and approximately 7.01% ($5,806,056) was invested in loans secured by land.

     As of December 31, 2001, the partnership held 76 loans secured by deeds of trust. The following table sets forth the priorities, asset concentrations and maturities of the loans held by the partnership as of December 31, 2001.


            PRIORITIES, ASSET CONCENTRATIONS AND MATURITIES OF LOANS
                            (As of December 31, 2001)

                                 Number of Loans     Amount              Percent
================================================================================

1st Mortgages                        31           $42,984,021                52%
2nd Mortgages                        38            34,640,619                42%
3rd Mortgages                         7             5,165,193                 6%
                                 -----------    ---------------          -------
  Total                              76           $82,789,833             100.0%

Maturing 12/31/02 and prior          48            57,822,416             69.84%
Maturing prior to 12/31/03           10            16,382,004             19.79%
Maturing prior to 12/31/04            6             3,690,525              4.46%
Maturing after 12/31/04              12             4,894,888              5.91%
                                 -----------    ---------------          -------
Total                                76            82,789,833             100.0%

Average Loan                                       $1,089,340              1.32%
Largest Loan                                        7,000,000              8.45%
Smallest Loan                                          18,000               .02%
Average Loan-to-Value                                                     59.67%

ASSET QUALITY

     A consequence of lending activities is that occasionally losses will be experienced and that the amount of such losses will vary from time to time, depending upon the risk characteristics of the loan portfolio as affected by economic conditions and the financial experiences of borrowers. Many of these factors are beyond the control of the general partners. There is no precise method of predicting specific losses or amounts that ultimately may be charged off on particular segments of the loan portfolio, especially in light of the current economic environment.

     The conclusion that a loan may become uncollectable, in whole or in part, is a matter of judgment. Although institutional lenders are subject to requirements and regulations that, among other things, require them to perform ongoing analyses of their portfolios, loan-to-value ratios, reserves, etc., and to obtain and maintain current information regarding their borrowers and the securing properties, the partnership is not subject to these regulations and has not adopted these practices. Rather, the general partners, in connection with the periodic closing of the accounting records of the partnership and the preparation of the financial statements, determine whether the allowance for loan losses is adequate to cover potential loan losses of the partnership. As of December 31, 2001 the general partners have determined that the allowance for loan losses of $2,247,191 (3.04% of net assets) is adequate in amount. Because of the number of variables involved, the magnitude of the swings possible and the general partners' inability to control many of these factors, actual results may and do sometimes differ significantly from estimates made by the general partners. As of December 31, 2001, 9 loans were delinquent over 90 days amounting to $11,888,757.

LIQUIDITY AND CAPITAL RESOURCES

     The partnership relies upon purchases of units, loan payoffs, borrowers' mortgage payments, and, to a lesser degree, its line of credit for the source of funds for loans. Recently, mortgage interest rates have decreased somewhat from those available at the inception of the partnership. If interest rates were to increase substantially, the yield of the partnership's loans may provide lower yields than other comparable debt-related investments. As such, additional limited partner unit purchases could decline, which would reduce the overall liquidity of the partnership. Additionally, since the partnership has made primarily fixed rate loans, if interest rates were to rise, the likely result would be a slower prepayment rate for the partnership. This could cause a lower degree of liquidity as well as a slowdown in the ability of the partnership to invest in loans at the then current rate. Conversely, in the event interest rates were to decline, the partnership could see both or either of a surge of unit purchases by prospective limited partners, and significant borrower prepayments, which, if the partnership can only obtain the then existing lower rates of interest may cause a dilution of the partnership's yield on loans, thereby lowering the partnership's overall yield to the limited partners. The partnership to a lesser degree relies upon its line of credit to fund loans. Generally, the partnership's loans are fixed rate, whereas the credit line is a variable rate loan. In the event of a significant increase in overall interest rates, the credit line rate of interest could increase to a rate above the average portfolio rate of interest. Should such an event occur, the general partners would desire to pay off the line of credit. Retirement of the line of credit would reduce the overall liquidity of the partnership.

COMPETITION AND GENERAL ECONOMIC CONDITIONS

     The partnership's major competitors in providing mortgage loans are banks, savings and loan associations, thrifts, conduit lenders, mortgage brokers, and other entities both larger and smaller than the partnership. The partnership is competitive in large part because the general partners generate all of their loans. The general partners have been in the business of making or investing in mortgage loans in Northern California since 1978 and have developed a quality reputation and recognition within the field.

     In general, mortgage interest rates have fallen during the last 18 to 24 months. This has been partially due to actions by the Federal Reserve Bank to reduce the discount rate on borrowings charged to member banks, a slowing economy and low threat of inflation. Although the general trend for interest rates has been down, many lenders have tightened their credit and reduced their lending exposure in various markets and property types. This credit tightening from competing lenders would generally provide the partnership with additional lending opportunities at above-market rates. However, as a result of the slowing economy, there are now fewer transactions in the marketplace, which could potentially reduce the number of lending opportunities to the partnership. Continued rate reductions by the Federal Reserve Bank, a continued slowing economy, and a continued low threat of inflation could have the effect of reducing mortgage yields in the future. Current loans with relatively high yields could be replaced with loans with lower yields, which in turn could reduce the net yield paid to the limited partners. In addition, if there is less demand by borrowers for loans and, thus, fewer loans for the partnership to invest in, it will invest its excess cash, including proceeds from the offering of the units, in shorter-term alternative investments yielding considerably less than the current investment portfolio.

BUSINESS

     We are engaged in business as a mortgage lender for the primary purpose of making loans secured primarily by first and second deeds of trust on California real estate. Ninety four percent (94%) of the partnership's loans are secured by first and second deeds of trust. Redwood Mortgage Investors VIII a California limited partnership that commenced operations in April, 1993. The Fourth Amended and Restated Limited Partnership Agreement and the California Revised Limited Partnership Act, (Corporations Code Sections 15611 to 15723) govern our existence and the rights and obligations of the general and limited partners. We are located at 900 Veterans Blvd. Suite 500, Redwood City, California 94063 and our telephone number is (650) 365-5341.

     Loans are arranged and serviced by Redwood Mortgage Corp., a general partner of the partnership. As of December 31, 2001, approximately 52% of the partnership's loans are secured by first deeds of trust and 42% are secured by second deeds of trust and 6% by third deeds of trust. The aggregate principal balance of these loans total $82,789,833.

         The following table shows the growth in total partnership capital, loans and net income as of December 31, 2001, and for the years ended December 31, 2000, 1999, and 1998:

                         Capital                  Loans              Net Income
                      ---------------          -------------      --------------
  2001                 $73,754,180            $82,789,833             $6,093,333
  2000                  53,227,353             68,570,992              4,287,461
  1999                  37,061,967             35,693,148              2,942,280
  1998                  27,047,654             31,905,958              2,274,128

     As of December 31, 2001, the  partnership had made two hundred twenty eight
(228) loans, including one hundred nine (109) first deeds of trust, one hundred four (104) second deeds of trust and fifteen (15) third deeds of trust. The following table sets forth the types and maturities of these loans. Many of these loans have been repaid in full by the borrowers.

             TYPES AND MATURITIES OF LOANS (As of December 31, 2001)

                                                    Number of Mortgage
                                                       Investments                               Amount                  Percent
                                                  -----------------------     --------------------------     --------------------
First Mortgage                                             109                             $107,184,835                   55.89%
Second Mortgage                                            104                              $74,617,621                   39.65%
Third Mortgage                                              15                               $8,397,946                    4.46%
                                                  -----------------------     --------------------------     --------------------
                                                           228                             $190,200,402                   100.0%
                                                  =======================     ==========================     ====================

Maturing before 1/1/00                                      90                              $36,657,325                   19.27%

Maturing after 1/1/2000 and before 1/1/2002                 62                              $64,621,046                   33.98%
Maturing after 1/1/2002                                     76                              $88,922,031                   46.75%
                                                  -----------------------     --------------------------     --------------------
                                                           228                             $190,200,402                   100.0%
                                                  =======================     ==========================     ====================

Single Family Residences                                   121                              $94,776,990                   49.83%
Commercial Properties                                       72                              $71,420,874                   37.55%
Multi-Unit Properties                                       19                              $13,394,977                    7.04%
Land                                                        16                              $10,607,561                    5.58%
                                                  -----------------------     --------------------------     --------------------
                                                           228                             $190,200,402                   100.0%

                                                  =======================     ==========================     ====================

DELINQUENCIES


     As of December 31, 2001, we had 9 loans ($11,888,757) which were delinquent over 90 days. This represents 14.36% of our outstanding portfolio. Of these, three loans were in foreclosure.

ALLOWANCE FOR LOSSES

     Loans and the related accrued interest, fees and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the loan system. A provision is made for doubtful accounts to adjust the allowance for doubtful accounts to an amount considered by management to be adequate to provide for unrecoverable accounts receivable. At December 31, 2001, $2,247,191 was provided as an allowance for possible losses.

1.            Table  of open loans for  the partnership as of December 31, 2001.
              As of December 31, 2001, the partnership had seventy six (76) open loans with a principal outstanding balance totaling $82,789,833. Open loans are those loans in which the principal amount of the loan is outstanding. That is, the loan has not been paid back to the partnership.

     The following table sets forth with respect to each open loan, the following information:

     o the date the loan was funded;

     o the amount of the existing first or second mortgage on the property, if any;

     o the amount of the loan, the term of the loan;

     o the appraised value of the property at the time the loan was made;

     o the loan to value ratio at the time the loan was made; and

     o the current status of the loan

     Please be aware that the key to the footnotes indicated in the following table appear at the bottom of the page.

                                                                                                                                   S
                                      Existing        Existing                                                          %          t
                                         1st            2nd           Amount of         Loan        Appraised        Loan to       a
                                      Mortgage        Mortgage       Partnership        Term        Value of          Value        t
                         Date            at              at            Loans at          In        Property at      Ratio at       u
       County           Funded         Funding        Funding          Funding         Months        Funding         Funding       s
--------------------- ------------ ---------------- ------------- ------------------- ---------- ---------------- -------------- ---
----------------------------------------------------------------- ------------------- ---------- ---------------- -------------- ---
Single Family Residences (county)
San Francisco 1           3/29/96            $0.00         $0.00         $105,000.00        120      $140,000.00         75.00%  A
Alameda 2                  5/7/97      $262,342.00         $0.00          $50,000.00         24      $405,000.00         77.12%  A
San Francisco 1           6/24/97            $0.00         $0.00         $579,300.00         36      $800,000.00         72.41%  A
San Francisco 2           9/16/97      $579,300.00         $0.00       $1,320,000.00         18    $2,450,000.00         77.52%  A
San Mateo 1               10/7/97            $0.00         $0.00         $250,000.00        360      $435,000.00         57.47%  A
San Francisco 2            8/7/98      $579,300.00         $0.00         $950,700.00         18    $2,000,000.00         76.50%  A
San Francisco 1           11/3/98            $0.00         $0.00         $910,000.00         18    $1,300,000.00         70.00%  A
San Francisco 2           11/3/98      $910,000.00         $0.00         $953,000.00         18    $2,800,000.00         66.54%  A
Marin 1                    2/4/99            $0.00         $0.00       $1,210,000.00         24    $1,860,000.00         65.05%  B
Santa Clara 2             8/17/99      $668,433.00         $0.00         $850,000.00        120    $2,800,000.00         54.23%  A
San Francisco 2           1/25/00      $492,978.13         $0.00         $400,000.00         60    $1,430,000.00         62.45%  B

1        Indicates a first deed of trust on property
2        Indicates a second deed of trust on property
3        Indicates a third deed of trust on the property
4 The term loan to value ratio means the total amount of debt secured by the property expressed as a percentage of the total value of the property. Generally, the loan to value ratio will not exceed 80% of the appraised value for residential properties, 70% of the appraised value for commercial properties and 50% of appraised value for land.

a)       Loan current or less than 90 days delinquent
b)       Loan 90 days or more delinquent
c)       Loan in foreclosure
d)       Loan in bankruptcy

                                                                                                                                   S
                                      Existing         Existing                                                         %          t
                                         1st              2nd           Amount of       Loan        Appraised        Loan to       a
                                      Mortgage         Mortgage        Partnership      Term         Value of         Value        t
                         Date            at               At            Loans at         in        Property at       Ratio at      u
       County           Funded         Funding          Funding          Funding       Months        Funding         Funding       s
--------------------- ------------ ---------------- ---------------- ---------------- ---------- ----------------- ------------- ---
--------------------  ------------ ---------------- ---------------- ---------------- ---------- ----------------- ------------- ---
Single Family Residences (county) (continued)
San Mateo 2                2/3/00      $539,843.20            $0.00    $1,292,800.00         18     $3,060,000.00        59.89%  A
Placer 2                  3/30/00    $3,297,500.00            $0.00      $409,949.98         13     $5,194,572.00        71.37%  C
San Mateo 2               7/26/00      $730,284.00            $0.00    $1,661,035.00         18     $3,450,000.00        69.31%  A
Marin 1                   8/29/00            $0.00            $0.00    $1,325,000.00          6     $1,916,000.00        69.15%  B
San Francisco 2          10/12/00    $1,320,000.00            $0.00    $3,680,000.00         12     $6,300,000.00        79.37%  B
San Mateo 2               9/21/00      $785,819.00            $0.00    $1,300,000.00         36     $3,500,000.00        59.59%  A
Placer 3                   1/5/01    $3,297,500.00      $409,950.00      $350,984.57          3     $6,633,608.00        61.18%  C
Contra Costa 2            2/15/01    $1,298,693.00            $0.00      $650,000.00         36     $3,250,000.00        59.96%  A
San Francisco 1           2/26/01            $0.00            $0.00      $950,000.00         24     $1,801,000.00        52.75%  A
Napa 1                     4/5/01            $0.00            $0.00    $1,675,000.00         18     $3,150,000.00        53.17%  A
San Francisco 2           3/21/01      $950,000.00            $0.00      $764,000.00         18     $2,600,000.00        65.92%  A
Santa Clara 2             4/10/01    $5,910,000.00            $0.00    $1,830,500.00         24     $9,870,000.00        78.42%  A
Santa Clara 3             4/10/01    $5,910,000.00    $1,830,500.00    $4,116,500.00         24    $18,130,000.00        65.40%  A
Marin 1                   4/18/01            $0.00            $0.00      $605,500.00         12       $865,000.00        70.00%  A
Santa Clara 2             5/30/01      $581,870.00            $0.00    $2,100,000.00         18     $4,500,000.00        61.55%  A
Napa 1                     7/5/01            $0.00            $0.00    $3,515,500.00         18     $7,550,000.00        46.56%  A
Santa Clara 3             6/12/01      $955,669.00      $298,445.00      $500,000.00         60     $2,475,000.00        70.87%  A
San Mateo 3               6/14/01      $537,394.00    $1,292,800.00      $350,000.00         60     $3,060,000.00        71.25%  A
San Mateo 2               6/22/01      $996,773.00            $0.00    $1,727,400.00         24     $4,350,000.00        62.62%  A
Santa Clara 2             7/26/01      $664,591.00            $0.00      $800,000.00         24     $2,450,000.00        59.78%  A
San Francisco 2            8/6/01    $1,071,429.00            $0.00    $2,000,000.00         12     $5,185,714.00        59.23%  A
San Mateo 1               9/29/01            $0.00            $0.00    $3,426,500.00         18     $5,000,000.00        67.36%  A
Los Angeles 2             8/28/01      $488,053.00            $0.00      $375,000.00         36     $1,883,000.00        70.00%  A
Santa Clara 2             8/22/01      $726,250.00            $0.00      $439,250.00         12     $1,665,000.00        70.00%  A
San Mateo 2              10/31/01    $2,484,370.00            $0.00    $1,500,000.00         36     $6,800,000.00        58.59%  A
Stanislaus 2              11/8/01      $166,540.00            $0.00       $70,000.00         60       $397,000.00        59.58%  A
San Francisco 2          11/21/01      $978,927.00            $0.00      $300,000.00         36     $1,900,000.00        67.31%  A

1        Indicates a first deed of trust on property
2        Indicates a second deed of trust on property
3        Indicates a third deed of trust on the property
4 The term loan to value ratio means the total amount of debt secured by the property expressed as a percentage of the total value of the property. Generally, the loan to value ratio will not exceed 80% of the appraised value for residential properties, 70% of the appraised value for commercial properties and 50% of appraised value for land.

a)       Loan current or less than 90 days delinquent
b)       Loan 90 days or more delinquent
c)       Loan in foreclosure
d)       Loan in bankruptcy

                           b.       Loans Secured By Multifamily Residences (5+ Units)
                                                                                                                                   S
                                      Existing         Existing                                                         %          t
                                         1st              2nd           Amount of       Loan        Appraised        Loan to       a
                                      Mortgage         Mortgage        Partnership      Term         Value of         Value        t
                         Date            at               at            Loans at         in        Property at       Ratio at      u
       County           Funded         Funding          Funding          Funding       Months        Funding         Funding       s
--------------------- ------------ ---------------- ---------------- ---------------- ---------- ----------------- ------------- ---
--------------------------------------------------- ---------------- ---------------- ---------- ----------------- ------------- ---
Multiple Units (county)
Contra Costa 2            3/14/90        $5,733.00            $0.00       $38,727.14         60        $58,042.00        76.60%  A
San Francisco 1           4/13/00            $0.00            $0.00    $3,939,310.37         12     $7,852,138.00        50.17%  A
San Francisco 3            5/5/00      $534,576.00    $1,683,709.00      $350,000.00         24     $3,985,000.00        64.45%  A
San Francisco 1            7/7/00            $0.00            $0.00    $4,000,000.00         36     $5,956,522.00        67.15%  B
San Francisco 2          10/20/00    $4,000,000.00            $0.00      $289,855.07         18     $5,956,522.00        72.02%  C
Merced 1                   5/8/01            $0.00            $0.00      $182,000.00         60       $280,000.00        68.68%  A
San Francisco 2          10/21/01      $523,141.00            $0.00      $740,000.00          7     $1,860,000.00        67.91%  A

1        Indicates a first deed of trust on property
2        Indicates a second deed of trust on property
3        Indicates a third deed of trust on the property
4 The term loan to value ratio means the total amount of debt secured by the property expressed as a percentage of the total value of the property. Generally, the loan to value ratio will not exceed 80% of the appraised value for residential properties, 70% of the appraised value for commercial properties and 50% of appraised value for land.

a)       Loan current or less than 90 days delinquent
b)       Loan 90 days or more delinquent
c)       Loan in foreclosure
d)       Loan in bankruptcy

                     c. Loans Secured By Commercial Property
                                                                                                                                   S
                                      Existing         Existing                                                         %          t
                                         1st              2nd           Amount of       Loan        Appraised        Loan to       a
                                      Mortgage         Mortgage        Partnership      Term         Value of         Value        t
                         Date            At               at            Loans at         in        Property at       Ratio at      u
       County           Funded         Funding          Funding          Funding       Months        Funding         Funding       s
--------------------- ------------ ---------------- ---------------- ---------------- ---------- ----------------- ------------- ---
-------------------------------------------------------------------- ---------------- ---------- ----------------- ------------- ---
Commercial Properties (county)
Alameda 1                11/16/93            $0.00            $0.00      $192,500.00         60       $256,667.00        75.00%  A
Santa Clara 1             1/20/94            $0.00            $0.00      $503,457.45         60       $585,000.00        86.06%  A
San Mateo 1               2/16/96            $0.00            $0.00       $75,000.00         60       $265,000.00        28.30%  A
San Mateo 2               8/20/96       $74,754.00            $0.00       $65,000.00         54       $265,000.00        24.53%  A
Santa Clara 2            11/15/96      $468,000.00            $0.00       $18,000.00         15       $585,000.00        83.08%  A
San Francisco 1           3/28/97            $0.00            $0.00      $700,000.00        108     $2,100,000.00        33.33%  A
Riverside 2                3/5/97      $121,264.00            $0.00       $50,000.00         36       $300,000.00        57.09%  A
San Francisco 1           9/10/97            $0.00            $0.00      $150,000.00         60     $1,440,000.00        10.42%  A
San Francisco 1           9/19/97            $0.00            $0.00      $650,000.00        120     $1,190,000.00        54.62%  A
Stanislaus 1              7/24/98            $0.00            $0.00    $1,072,000.00         18     $1,949,344.00        54.99%  A
Alameda 2                10/11/89      $156,750.00            $0.00      $175,500.00        120       $568,125.00        58.48%  A
Contra Costa 1           11/16/99            $0.00            $0.00    $1,185,000.00         24     $2,054,000.00        57.69%  A
San Francisco 2           12/9/99      $495,031.00            $0.00      $550,000.00         24     $1,500,000.00        69.67%  A
San Francisco 1           2/22/00            $0.00            $0.00    $1,303,977.27         24     $1,738,636.00        75.00%  A
San Francisco 2           2/22/00    $1,303,977.27            $0.00    $1,696,022.72         24     $3,739,773.00        80.22%  A
San Mateo 1               3/17/00            $0.00            $0.00    $2,900,000.00         24     $5,350,000.00        54.21%  A
Los Angeles 1             5/10/00            $0.00            $0.00    $4,970,000.00         18     $8,800,000.00        56.48%  A
San Mateo 1               5/23/00            $0.00            $0.00      $775,000.00         72     $1,200,000.00        64.58%  A
Alameda 2                 11/7/00      $310,381.00            $0.00      $205,000.00         24       $915,000.00        56.33%  A
San Francisco 2          12/20/00      $845,350.00            $0.00      $692,000.00         36     $2,100,000.00        73.21%  A
Alameda 1                12/28/00            $0.00            $0.00    $7,000,000.00         12    $12,000,000.00        41.67%  A
San Francisco 1           3/23/01            $0.00            $0.00    $4,750,000.00         12     $9,130,000.00        52.03%  A
San Francisco 2           3/23/01    $4,750,000.00            $0.00    $2,250,000.00         12     $9,130,000.00        76.67%  A
San Mateo 1               7/27/01            $0.00            $0.00      $350,000.00         60       $495,000.00        70.71%  A
San Francisco 3          12/12/01    $4,750,000.00    $2,250,000.00    $2,404,500.00         12    $12,000,000.00        78.37%  A

1        Indicates a first deed of trust on property
2        Indicates a second deed of trust on property
3        Indicates a third deed of trust on the property
4 The term loan to value ratio means the total amount of debt secured by the property expressed as a percentage of the total value of the property. Generally, the loan to value ratio will not exceed 80% of the appraised value for residential properties, 70% of the appraised value for commercial properties and 50% of appraised value for land.

a)       Loan current or less than 90 days delinquent
b)       Loan 90 days or more delinquent
c)       Loan in foreclosure
d)       Loan in bankruptcy

                            d. Loans Secured By Land

                                                                                                                                   S
                                      Existing         Existing                                                         %          t
                                         1st              2nd           Amount of        Loan        Appraised       Loan to       a
                                      Mortgage         Mortgage        Partnership       Term        Value of         Value        t
                         Date            At               at            Loans at          in        Property at      Ratio at      u
       County           Funded         Funding          Funding          Funding        Months        Funding        Funding       s
--------------------- ------------ ---------------- ---------------- ---------------- ----------- ---------------- ------------- ---
-------------------------------------------------------------------- ---------------- ----------- ---------------- ------------- ---
Land (county)
Stanislaus 1               2/6/98            $0.00            $0.00      $350,000.00          18      $700,000.00        50.00%  A
Stanislaus 2              6/23/99      $363,035.00            $0.00    $1,800,000.00          24    $3,008,571.00        71.90%  A
Stanislaus 2              6/23/99      $358,116.00            $0.00    $2,600,000.00          24    $5,997,000.00        49.32%  B
Staanislaus 3            10/14/99      $368,393.00    $2,600,000.00      $221,951.22          24    $3,582,927.00        89.04%  B
Stanislaus 2              2/15/00    $2,600,000.00            $0.00      $475,609.76          24    $6,037,073.00        50.95%  A
Santa Clara 1             8/31/00            $0.00            $0.00      $750,000.00          12    $1,500,000.00        50.00%  A

1             Indicates a first deed of trust on property
2             Indicates a second deed of trust on property
3             Indicates a third deed of trust on the property
4             The term loan to value ratio means the total amount of debt secured by the property expressed as a percentage of the total value of the property. Generally, the loan to value ratio will not exceed 80% of the appraised value for residential properties, 70% of the appraised value for commercial properties and 50% of appraised value for land.

a)       Loan current or less than 90 days delinquent
b)       Loan 90 days or more delinquent
c)       Loan in foreclosure
d)       Loan in bankruptcy

                         MATERIAL FEDERAL INCOME TAX CONSEQUENCES


     CAUTION: WE DO NOT INTEND TO PROVIDE TAX BENEFITS OF THE TYPE COMMONLY ASSOCIATED WITH LIMITED PARTNERSHIP TAX SHELTERS. NONETHELESS, THE INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE PARTNERSHIP ARE COMPLEX.

     The following is a summary of federal income tax considerations material to your investment in the partnership. This summary is based upon the Code, effective and proposed administrative regulations (the "Regulations"), judicial decisions, published and private rulings and procedural announcements issued by the Treasury Department as in effect as of the date of this prospectus, any of which may be subject to change, possibly with adverse retroactive effect. Many provisions of the Code that significantly affect the tax consequences of investments in real estate limited partnerships have not yet been the subject of court decisions or authoritative interpretation by the IRS. It is impossible to predict what tax legislation, if any, will be enacted, and there can be no assurance that proposals that would adversely affect an investment in the units will not be enacted into law.

     In considering the tax aspects of the offering, you should note that the partnership is not intended to be a so-called "tax shelter" and that, accordingly, many of the tax aspects commonly associated with a "tax shelter" are inapplicable to the partnership or are of minor importance. The partnership does not expect to generate tax losses that can be used to offset your income from sources other than the partnership and, if the partnership's investment objectives are met, we will generate taxable income, as opposed to taxable loss, for investors.

     The availability and amount of tax benefits that will be claimed by the partnership will depend not only upon the general legal principles described below, but also upon certain decisions and factual determinations which will be made in the future by the general partners as to which no legal opinion is expressed and which are subject to potential controversy on factual or other grounds. Such determinations include the proper characterization and purpose of various fees, commissions and other expenses of the partnership, the reasonableness and timing of fees, whether loans made by the partnership are for investment purposes, the terms of the loans, whether the loans will have equity participation or original issue discount features, whether the partnership is engaged in a trade or business and other matters of a factual nature which will only be determined based upon the future operations of the partnership.

     No rulings have been or will be requested from the IRS concerning any of the tax matters described herein. Accordingly, there can be no assurance that the IRS or a court will not disagree with the following discussion or with any of the positions taken by the partnership for federal income tax purposes.

     This summary provides a discussion of tax consequences deemed material by counsel but is not a complete or exhaustive analysis of all possible applicable provisions of the Code, the regulations, and judicial and administrative interpretations thereof. The income tax considerations discussed below are necessarily general and will vary with the individual circumstances. In particular, this summary assumes that the limited partners will be U.S. taxpayers who are individuals or tax-exempt pension or profit-sharing trusts or IRAs and who intend to hold Units for investment. It does not generally discuss the federal income tax consequences of an investment in the partnership peculiar to corporate taxpayers, taxpayers receiving interests in the partnership pursuant to the exercise of an option or otherwise as compensation for services, taxpayers who are subject to the alternative minimum tax, foreign taxpayers, estates, taxable trusts, dealers, financial institutions, taxpayers subject to specialized rules such as insurance or bank holding companies or to a transferee of a limited partner. If you are such a prospective investor, you should carefully consult your own advisors on this issue. Other tax issues of relevance to other taxpayers should be reviewed carefully by such investors to determine special tax consequence of an investment prior to their subscription.

     Summary of Material Tax Aspects. The following summarizes the primary material tax aspects for an investment in the partnership. The very nature of an investment in the partnership involves complex issues of taxation, and accordingly, investors are urged to review the entire discussion of tax matters in "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" above and "TAX RISKS" at page 16 in the prospectus. With respect to these issues, the partnership has received an opinion of counsel as to the material tax aspects, namely that the partnership will be taxed as a partnership for federal income tax purposes ("MATERIAL FEDERAL INCOME TAX CONSEQUENCES - Opinion of Counsel" at page 61).

     The principal tax aspect likely to be material to an investor is the "flow through" of net income and net loss for tax purposes to limited partners. Unlike a corporation, the partnership will not be liable for income taxes on net income generated by the partnership. Rather, such income and loss will be allocated among the limited partners and reported individually by the limited partners on their income tax returns. If for any reason the partnership was not treated as a partnership for tax purposes, it could result in the partnership being taxed on its net income as well as limited partners being taxed for any distributions to them.

     Other aspects of an investment in the partnership may be considered material to limited partners based upon unique circumstances applicable to individual partners. Accordingly, investors are urged to review the balance of the discussion of tax consequences in this section.

     Opinion of Counsel. The partnership has obtained an opinion from the Bingham McCutchen LLP ("Counsel") which states that the sections of the prospectus which discuss the material tax risks and the section of the prospectus entitled "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" at page 60 address fully and fairly all material tax issues of an investment in the Units and accurately describe each of the material federal income tax issues and reflect counsel's opinion regarding such matters referred to therein. Tax benefits should not be considered a primary investment feature of the partnership. The partnership is intended to serve as an investment vehicle for investors seeking current income, and possibly, appreciation through earnings compounding. Counsel has opined, subject to certain conditions and based upon certain representations, that:

     1. Partnership Tax Status. The partnership will be treated as a partnership as defined in Sections 7701(a)(2) and 761(a) of the Code and not as an association taxable as a corporation, and that the limited partners will be subject to tax as partners pursuant to Subchapter K of the Code.

     2. Publicly Traded Partnerships. The partnership will not constitute a publicly traded partnership for purposes of Sections 7704 and 469(k) of the Code.

     Counsel's opinion is based upon the facts described in this prospectus and upon facts and assumptions as they have been represented by the general partners to Counsel or determined by them as of the date of the opinion. Counsel has not independently audited or verified the facts represented to it by the general partners. Any alteration of the facts may adversely affect the opinion rendered. Furthermore, the opinion of counsel is based upon existing law and applicable regulations and proposed regulations, current published administrative positions of the Service contained in revenue rulings and revenue procedures, and judicial decisions, which are subject to change either prospectively or retroactively.

     Counsel does not prepare or review the partnership's income tax information return, which is prepared by the general partners and independent accountants for the partnership. The partnership will make a number of decisions on tax matters in preparing its partnership tax return and such matters and such partnership tax return will be handled by the partnership, often with the advice of independent accountants retained by the partnership, and usually is not reviewed with Counsel.

     You should note that the opinion described herein represents only Counsel's best legal judgment and has no binding effect or official status of any kind. Thus, in the absence of a ruling from the Service, there can be no assurance that the Service will not challenge the conclusion or propriety of any of Counsel's opinions and that such challenge would not be upheld by the courts.

     Partnership Status. The partnership has not requested and does not intend to request a ruling from the Service that the partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation. In counsel's opinion, the partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation.

     The ability to obtain income tax attributes anticipated from an investment in units depends upon the classification of the partnership as a partnership for federal income tax purposes and not as an association taxable as a corporation. Regulations regarding entity classification have been issued under Section 7701 of the Internal Revenue Code which, in effect, operate to allow a business entity that is not otherwise required to be classified as a corporation, an "eligible entity," to elect its classification for federal income tax purposes.

     Under Section 301.7701-3(b) of the Regulations, an "eligible entity" that has at least two members will be treated as a partnership in the absence of an election. Accordingly, while we do not intend to request a ruling from the IRS as to the classification of the partnership for income tax purposes. Unless the partnership is deemed to be taxable as a corporation pursuant to the application of the publicly traded partnership rules discussed below, the partnership will qualify as a "eligible entity" and need not make an election to be treated as a partnership for income tax purposes.

     In the event that the partnership, for any reason, were to be treated for federal income tax purposes as an association taxable as a corporation, the partners of the partnership would be treated as stockholders with the following results, among others: (1) the partnership would become a taxable entity subject to the federal income tax imposed on corporations; (2) items of income, gain, loss, deduction and credit would be accounted for by the partnership on its federal income tax return and would not flow through to the partners; and (3) distributions of cash would generally be treated as dividends taxable to the partners at ordinary income rates, to the extent of current or accumulated earnings and profits, and would not be deductible by the partnership in computing its income tax.

     Based on the entity classification regulations, and IRS rulings and judicial decisions under Section 7701(a) of the Internal Revenue Code, all of which are subject to change, and based upon certain representations of the general partners and other assumptions, counsel has concluded that the partnership will be treated as a partnership for federal income tax purposes and not as an association taxable as a corporation. In rendering such opinion, Counsel has also relied upon the fact that the partnership is duly organized as a limited partnership under the laws of the State of California and upon representations by the general partners. The remaining summary of the federal tax consequences in the section assumes that the partnership will be classified as a partnership for federal income tax purposes.

     Publicly Traded Partnerships. Classification of the partnership as a "publicly traded partnership" could result in (1) the partnership being taxable as a corporation (See "Partnership Status" at page 61), and (2) the treatment of net income of the partnership as portfolio income rather than passive income (See "Character of Income or Loss" at page 64). A publicly traded partnership is generally defined under Section 7704 of the Internal Revenue Code as any partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. In addition, regulations have been issued (the Section 7704 regulations) which provide guidance with respect to such classification standards, including certain safe harbor standards which, if satisfied, preclude classification as a publicly traded partnership.

     The Section 7704 regulations contain definitions of what constitutes an established securities market and a secondary market or the substantial equivalent thereof. They also set forth what transfers may be disregarded in determining whether such definitions are satisfied with respect to the activities of a partnership. The general partners do not believe that units in the partnership are traded on an established securities market or a secondary market or a substantial equivalent thereof as defined in Section 7704 regulations. The general partners have also represented that they will use their best efforts to ensure that the Units will not be deemed to be traded on an established securities market or a secondary market in the future.

     As noted above, the Section 7704 regulations provide certain safe harbors, the "secondary market safe harbors" which, after taking into consideration all transfers other than those deemed disregarded, may be satisfied in order to avoid classification of such transfers as being made on a secondary market or the substantial equivalent thereof. One of the secondary market safe harbors provides that interests in a partnership will not be considered tradeable on a secondary market or the substantial equivalent thereof if the sum of the partnership interests transferred during any taxable year, other than certain disregarded transfers, does not exceed 2% of the total interest in the partnership's capital or profits. Disregarded transfers include, among other things, transfers by gift, transfers at death, transfers between family members, distributions from a qualified plan and block transfers, which are defined as transfers by a partner during any 30 calendar day period units representing more than 2% of the total interest in a partnership's capital or profits.

     A second safe harbor from classification as a publicly traded partnership, dealing with redemption and repurchase agreements, is also provided in the
Section 7704 regulations. The Section 7704 regulations also make it clear that the failure to satisfy a safe harbor provision under the regulations will not cause a partnership to be treated as a publicly traded partnership if, after taking into account all facts and circumstances, partners are not readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on an established securities market.

     The general partners have represented that the partnership will be operated strictly in accordance with the partnership agreement, and they have also represented that they will void any transfers or assignments of units if they believe that such transfers or assignments will cause the partnership to be treated as a publicly traded partnership under the Section 7704 regulations or any other guidelines adopted by the IRS in the future. Based upon the representations of the general partners, and assuming the partnership will be operated strictly in accordance with the terms of the partnership agreement, Counsel has concluded that the partnership will not be classified as a publicly traded partnership under Section 7704 of the Internal Revenue Code. Due to the complex nature of the safe harbor provisions contained in Section 7704 regulations, and because any determination in this regard will necessarily be based upon future facts not yet in existence, no assurance can be given that the IRS will not challenge this conclusion or that the partnership will not, at some time in the future, be deemed a publicly traded partnership.

     Even if the partnership were deemed a publicly traded partnership, Section 7704(c) of the Internal Revenue Code provides an exception to taxation of such an entity as a corporation if 90% or more of the gross income of such an entity for each taxable year consists of "qualifying income." Qualifying income includes interest, real property rents and gain from the sale of other disposition of real property, but qualifying income does not include real property rents which are contingent on the profits of the lessees or income from the rental or lease of personal property. The general partners intend to operate the partnership in such a manner as to qualify for the 90% qualifying income exception. (see "INVESTMENT OBJECTIVES AND CRITERIA" at page 38).

     The general partners have represented that they will use their best efforts to assure that the partnership is not treated as a "publicly traded partnership." The general partners have also represented that they will not take any affirmative action on behalf of the partnership to intentionally establish a market for the partnership interests. Although the general partners will use their best efforts to make sure that a secondary market or substantial equivalent thereof does not develop for interests in the partnership, there can be no assurance that a secondary market for the units will not develop, or that the IRS may take the position that the partnership should be classified as a "publicly traded partnership" for this purpose. In addition, regulations may be adopted that would cause the partnership to be treated as a publicly traded partnership.

     Results if Partnership is Taxable as an Association. If the partnership were classified as an association taxable as a corporation, the partnership itself would be subject to a federal income tax on any taxable income at regular corporate tax rates. The limited partners would not be entitled to take into account their distributive share of the partnership's deductions or credits, and would not be subject to tax on their distributive share of the partnership's income. Distributions to the partners would be treated as dividends to the extent of accumulated and current earnings and profits; as a return of capital to the extent of basis; and thereafter, as taxable income, perhaps as ordinary income, to the extent distributions were in excess of the tax basis. In addition, if the loss of partnership status occurred at a time when the partnership's indebtedness exceeded the tax basis of its assets and such corporate status was prospective only, it could be argued that a constructive incorporation occurred, and that the limited partners realized gain under
Section 357(c) of the Code, measured by the difference between such indebtedness and the partnership's tax basis of its assets. If for any reason the partnership becomes taxable as a corporation prospectively, a constructive incorporation may be deemed to have occurred and partners may be required to recognize income as described in this section.

     Anti-Abuse Rules. The regulations set forth broad "anti-abuse" rules applicable to partnerships, which rules authorize the IRS to recast transactions involving the use of partnerships either to reflect the underlying economic arrangement or to prevent the use of a partnership to circumvent the intended purpose of any provision of the Internal Revenue Code. The general partners are not aware of any fact or circumstance which could cause these rules to be applied to the partnership; however, if any of the transactions entered into by the partnership were to be recharacterized under these rules, or the partnership itself were to be recast as a taxable entity under these rules, material adverse tax consequences to all of the partners might occur.

     Taxation of Partners - General. If the partnership is treated for federal income tax purposes as a partnership and not as an association taxable as a corporation, it will file an annual informational income tax return, but will not be subject as an entity to the payments of federal income tax. On his personal income tax return, each limited partner will be required to report his share of partnership income or loss without regard to the amount, if any, of cash or other distributions made to him. Thus, each limited partner will be taxed on his share of income even though the amount of cash distributed to him may be more or less than the resulting tax liability.

     Subject to various limitations referred to herein, each limited partner may deduct his share of the partnership losses if any, to the extent of his tax basis in his partnership interest. Any losses in excess of basis may be carried forward indefinitely to offset future taxable income of the partnership. In computing income or losses, the partnership will include appropriate deductions for non-capital costs and the depreciation portion of capital costs. If cash distributions in any one year exceed the partnership's taxable income (whether in liquidation or otherwise), the amount of such excess will be treated as a return of capital reducing the tax basis of the limited partner in his interest. Any cash distributions in excess of the recipient's basis are treated as a sale or exchange of the limited partnership interest resulting in taxable income to the recipient.

     A limited partner's basis will be decreased (but not below zero) by actual distributions to him from the partnership, by his distributive share of partnership losses, by an actual or deemed decrease in his share of partnership nonrecourse borrowings, and by his share of nondeductible expenses of the partnership which are not properly chargeable to his capital account. In the event that cash distributions to a limited partner exceed the adjusted basis of his units, a limited partner must recognize gain equal to such excess.

     Allocation of Profits and Losses. The net profits and net losses of the partnership will be allocated as specified in Article 5 of the limited partnership agreement (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT" at page 72).

     For federal income tax purposes, each partner's distributive share of specific items of income, gain, loss, deduction and credit is determined by reference to the general ratio for sharing profits and losses as provided in the partnership agreement. In general, the allocation provided in a partnership agreement will control unless such allocation does not have "substantial economic effect." If an allocation provision of a partnership agreement is found to lack "substantial economic effect" partnership items will be allocated in accordance with a partner's interest in the partnership based on all the facts and circumstances.

     Under the regulations, one of three alternative tests must be met in order for an allocation to be valid under Section 704(b). Allocations are valid if:
(i) the allocation has substantial economic effect; or (ii) the partners can show that, taking into account all facts and circumstances, the allocation is in accordance with the partner's interests in the partnership; or (iii) the allocation can be deemed to be in accordance with the partner's interests in the partnership in accordance with special rules set forth in the regulations.

     The allocations of the income and loss of the partnership should have "substantial economic effect" based upon the fact that the allocations affect the dollar amount of each partner's share of total partnership income or loss independent of tax consequences; the capital accounts of the partners will reflect the allocation; and the economic risk of loss will be borne by the limited partners, or that in the alternative, the allocations, if held to lack substantial economic effect, should nonetheless be deemed to be in accordance with the partner's interests in the partnership. This would result in the same treatment as if the allocations were held to have substantial economic effect.

     Sale of Partnership Units. You may be unable to sell your units as there may be no public market for them. In the event that units are sold, however, the selling party will realize gain or loss equal to the difference between the gross sale price or proceeds received from sale and the investor's adjusted tax basis in his units. Assuming the investor is not a "dealer" with respect to such units and has held the units for more than 12 months, his gain or loss will be long-term capital gain or loss, except for that portion of any gain attributable to such investor's share of the partnership's "unrealized receivables" and "inventory items" as defined in Section 751 of the Internal Revenue Code, which portion would be taxable as ordinary income.

     Ordinary income for individual taxpayers is currently taxed at a maximum marginal rate of 38.6%. Capital gains, however, are taxed at a maximum marginal rate of 20% i.e., for gains realized with respect to capital assets held for more than 12 months. Capital losses may generally be used to offset capital gains or may, in the absence of capital gains, be deductible against ordinary income on a dollar-for-dollar basis up to a maximum annual deduction of $3,000 ($1,500 in the case of a married individual filing a separate return.)

     Any recapture cost recovery allowances taken previously by the partnership with respect to personal property associated with partnership real properties will be treated as "unrealized receivables" for this purpose. Investors should note that in this regard that Section 6050K of the Internal Revenue Code requires the partnership to report any sale of units to the IRS if any portion of the gain realized upon such sale is attributable to the transferor's share of the partnership's "Section 751 property."

     The partnership's taxable year will close on the date of sale with respect to a limited partner (but not the remaining partners) who sells his entire interest in the partnership. In such a case the partnership items would be prorated pursuant to Section 706. In the event of a sale of less than the entire interest of a limited partner, the partnership year will not terminate with respect to the selling partner, but his proportionate share of items of income, gain, loss, deduction and credit will also be determined pursuant to Section 706.

     In the case of either the sale of the properties or a sale of a partner's interest in the partnership, a limited partner may realize taxable income substantially in excess of the cash, if any, he receives as a result of such sale. Further, a partner who sells an interest in the partnership may be required to report a share of partnership income for the year of such sale even though he received no cash distribution during the year or the amount of cash distribution was less than his share of income required to be reported.

     Character of Income or Loss. Section 469 of the Code distinguishes between income from a "passive" activity and income described as portfolio income. A passive activity includes (1) trade or business activities in which the taxpayer does not materially participate, and (2) rental activities where payments are primarily for the use of tangible property. In general, losses generated by a passive activity will only be allowed to offset income from a passive activity. Portfolio income generally includes interest, dividends, royalty or annuity income and gain from sales of portfolio assets, for example, property held for investment. The distinction between passive income and portfolio income thus has a material effect on the partnership and the limited partners. If the partnership is engaged in a passive activity, any income from the partnership is deemed "passive income" which is available to be offset by any other passive losses which the limited partner has from other sources. Portfolio income cannot be offset by such passive losses. The regulations under Section 469 provide that net income from equity financed lending activities is treated as not from a passive activity while losses from such activity are treated as passive losses. Such net income is in turn treated as interest income, or in other words, portfolio income. The partnership's equity financed interest income is that portion of its net net interest income derived by excluding interest income allocable to liabilities incurred in the activity. It is determined by multiplying net interest income by a fraction whose numerator is the excess of the average outstanding balance for the year of interest bearing assets, less the average outstanding balance for the year of the liabilities incurred in the activity and whose denominator is the average outstanding balance for the year of the interest bearing assets held in the activity. Net interest income is the gross interest income less expenses from the activity reasonably allocable to the gross interest income.

     Treatment of Loans Containing Participation Features. The partnership may extend loans with an equity interest in the property securing the loans (See "INVESTMENT OBJECTIVES AND CRITERIA- Equity Interests in Real Property" at page
40). With respect to loans containing participation features, an issue may arise as to whether the relationship between the partnership and the mortgagor is that of debtor and creditor or whether the partnership is engaged in a partnership or joint venture with the mortgagor. If the partnership is a creditor of the mortgagor, a limited partner's distributive share of income derived from the mortgagor will be treated in full as interest income. If the partnership is a partner or a joint venture with the mortgagor, the income from the participation feature of the loans and/or the stated interest may be treated as a distribution of profits of the partnership or joint venture. This would result in the receipt of unrelated business taxable income for certain tax-exempt investors investing in the partnership and would have material adverse effects for certain trusts.

     Repayment or Sale of Loans. No gain or loss will be recognized by the partnership upon the full repayment of principal of a loan. Any gain recognized by the partnership on the sale or exchange of a loan will generally be treated as a capital gain unless the partnership is deemed to be a "dealer" in loans for federal income tax purposes (See "Property Held Primarily for Sale; Potential

Dealer Status" below) or the loan contains features that are subject to special rules such as market discount. In such case, a portion or all of the entire gain, if any, may constitute ordinary income.


     Property Held Primarily for Sale; Potential Dealer Status. The partnership has been organized to invest in loans. However, if the partnership were at any time deemed for tax purposes to be holding one or more loans primarily for sale to customers in the ordinary course of business, any gain or loss realized upon the disposition of those loans would be taxable as ordinary gain or loss rather than as capital gain or loss (See, "Character of Income or Loss", at page 64). Furthermore, such income would also constitute unrelated business taxable income to any investors which are tax-exempt entities (See "Investment by Tax-Exempt Investors" at page 67). Under existing law, whether property is held primarily for sale to customers in the ordinary course of business must be determined from all the facts and circumstances surrounding the particular property and sale in question. The partnership intends to hold the loans for investment purposes and to make such occasional dispositions thereof as in the opinion of the general partners are consistent with the partnership's investment objectives. Accordingly, the partnership does not anticipate that it will be treated as a "dealer" with respect to any of its properties. However, there is no assurance that the Service will not take the contrary position.


     Tax Consequences of Reinvestment in Loans. Limited partners may avail themselves of a plan pursuant to which limited partners may forego current distributions of cash available for distribution and have said amounts credited to their capital accounts and used by the partnership in conducting partnership activities. Limited partners who avail themselves of such an option may incur a tax liability on their pro rata share of partnership income with no corresponding cash with which to pay such tax liability. However, unit holders which are tax-exempt investors should not incur any such tax liability, to the extent said income is interest income and not UBTI (See "Property Held Primarily for Sale; Potential Dealer Status" above and "Investment by Tax-Exempt Investors" at page 67).

     Partnership  Organization,  Syndication  Fees and Acquisition  Fees.  Under
Section 709 of the Code, all organization, syndication fees and acquisition fees must be capitalized. Organization fees and expenses paid are amortized over a five year period. Amortization is not allowed with respect to syndication expenses paid by the partnership. Syndication costs include commissions, professional fees and printing costs in marketing sales of partnership interests, brokerage fees and legal and accounting fees regarding disclosure matters. A portion of the fees incurred will be allocated to organizational costs. The partnership intends to amortize all organization expenses ratably over a five year period. The Service may challenge the deductibility of these organization fees on the basis that these are fees paid in connection with the syndication of the limited partners interests rather than organization fees. If the Service were successful in taking these or other positions on such fees, the partnership's and therefore the limited partners' deductions during the offering period or for a five year term thereafter might be less than projected although not significantly so.

     Original Issue Discount. The partnership may be subject to the original issue discount rules with respect to interest to be received with respect to loans. Original issue discount may arise with respect to loans if (a) the interest rate varies according to fixed terms; (b) the borrower is permitted to defer interest payments to years after such interest accrues; and (c) the amount of the partnership's share of interest income with respect to additional interest or deferred interest related to the income appreciation from the mortgage property under a right of participation is determined in a year prior to the year in which payment of such amount is due. The partnership anticipates extending mortgage loans under some or all of the proceeding terms, and to the extent it does, the original discount rules may be applicable. Counsel cannot opine as to the applicability of these rules prospectively.

     The amount of original issue discount under a mortgage loan containing any of the foregoing terms is to be computed based upon the compound interest method of calculation, resulting in the reporting of interest income in increasing amounts each taxable year. Recognition by the partnership of original issue discount with respect to a loan will increase the partnership's basis in that loan, thereby reducing all the amount of income the partnership must recognize in the year payment of the amount giving rise to the original issue discount is actually received or upon disposition of the loan. The reporting of the recognition by the partnership of original issue discount as income in any particular tax year will have the effect of increasing the amount of income which the limited partners must report from the partnership, without the concurrent receipt of the cash distribution with which to pay tax, if any, resulting from the reporting of such income. However, to the extent such original issue discount constitutes "interest", tax exempt investors may exclude such original issue discount in computing their unrelated business taxable income liability.

     Deduction of Investment Interest. The Code imposes substantial limitations upon the deductibility of interest on funds borrowed by an investor to purchase or to carry investment assets. Code Section 163(d) provides that a deduction for "investment interest" may be taken by an individual only to the extent of such individual's net investment income for the taxable year. Investment interest generally is any interest that is paid or accrued on indebtedness incurred or continued to purchase or carry investment property. Investment interest includes interest expenses allocable to portfolio income and investment and interest expenses allocable to an activity in which the taxpayer does not materially participate, if such activity is not treated as a passive activity under the passive loss rules. Investment interest does not include any interest that is taken into account in determining a taxpayer's income or loss from a passive activity or a rental activity in which a taxpayer actively participates. Therefore, an investment expense attributable to an investment as a limited partner in the partnership will be subject to the investment interest limitations. This exclusion will not apply for interest expenses, if any, allocable to portfolio income.

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     Net  investment  income  consists of the excess of  investment  income over investment expenses. Investment income generally includes gross income from property held for investment, gain attributable to property held for investment and amounts treated as portfolio income under the passive loss rules. Investment income does not include income taken into account in computing gain or loss from a passive activity. Passive losses allowable solely as a result of the passive activity loss phase-in rules may, however, reduce investment income. Investment expenses are deductible expenses (other than interest) directly connected with the production of investment income. Generally, in calculating investment expenses, however, only those expenses in excess of two percent (2%) of adjusted gross income are included.

     It is not anticipated the partnership will incur any material amount of "investment interest" that will be significantly limited by these rules. However, investment interest that cannot be deducted for any year because of these limitations may be carried over and deducted in succeeding taxable years, subject to certain limitations.

     Section 754 Election. Because of the complexities of the tax accounting required, the partnership does not presently intend to file under Section 754 of the Code an election to adjust the basis of the properties in the case of a transfer of a limited partnership interest, although the general partners have the authority to make such an election. The effect of such an election would be that, with respect to the transferee limited partner only, the basis of the partnership's properties would either be increased or decreased by the difference between the transferee's basis for his limited partnership interest and his proportionate share of the partnership's adjusted basis for all properties. A substitute limited partner would have to account separately in his personal income tax return for the special basis (and the deductions in connection therewith) in his partnership interest attributable to the election made pursuant to Section 754. Any increase or decrease resulting from such an adjustment would be allowable among the partnership's assets in accordance with rules established under the Code. After such adjustment has been made, the transferee limited partner's share of the adjusted basis of the partnership's properties would equal the adjusted basis of his limited partnership interest. If (as presently anticipated) the partnership does not make such an election, upon a sale of the properties subsequent to a transfer of a limited partnership interest, taxable gain or loss to the transferee will be measured by the difference between his share of the gross proceeds of such sale and his share of the partnership's tax basis in the properties (which, in the absence of a Section 754 election, will be unchanged by the transfer of the limited partnership interest to him), rather than by the difference between his share of such proceeds and the portion of the purchase price for his interest that was allocable to the properties. As a consequence, such transferee will be subject to a tax upon a portion of the proceeds which represents as to him a return of capital, if the purchase price for his interest exceeds his share of the adjusted basis for all properties. However, in the event of a taxable sale or other disposition of his limited partnership interest, the purchase price paid by the transferee is important since, notwithstanding the partnership's failure to make a Section 754 election, such purchase price will be taken into account in determining such transferee's basis for such interest. The absence of a right to have such election made by the partnership may inhibit transferability of a limited partnership interest since a potential transferee may consider this factor as reducing the value of the interest.

     Termination of the Partnership. A partnership is terminated for tax purposes only (i) if no part of the partnership business, financial operation or venture continues to be carried on by any of its partners, or (ii) if, within any 12-month period, there is a sale or exchange of fifty percent (50%) or more of the total interest in partnership capital and profits. If, upon such termination, the partnership business is continued by the partners, the partnership is deemed to have contributed the partnership property to a successor entity in consideration of the successor entity's partnership interests which are deemed to be distributed to the partners in liquidation of their interests in the original partnership. The original partnership's taxable year closes with respect to all partners as the result of such a "constructive" liquidating distribution.

     Upon termination of a partnership for federal income tax purposes, a partner generally will recognize a capital gain to the extent cash distributed, and the reduction, if any, in his pro rata share of partnership debt exceeds his adjusted tax basis for his units immediately before the distribution, and will recognize capital loss to the extent his adjusted tax basis for his units exceeds the sum of money and the partnership's basis in unrealized receivables and substantially appreciated inventory distributed to him (if no other property is distributed). However, if substantially appreciated inventory or unrealized receivables are distributed non-pro rata in liquidation, such distribution would be treated as a sale or exchange, with the result that the distributee partners could be required to recognize both ordinary income and capital gain on the distribution.

     Tax Returns. The partnership will furnish annually to you (but not to assignees of limited partners unless they become substituted limited partners) sufficient information from the partnership's tax return for you to prepare your own federal, state and local tax returns. The partnership's tax returns will be prepared by accountants to be selected by the general partners. There are substantial additional penalties for failure to timely file the federal information tax return of the partnership and/or filing of such a return that fails to show the information required under Section 6031 of the Code.

     Audit of Tax Returns. The general partners understand that the Service is paying increased attention to the proper application of the tax laws to partnerships. While the partnership is not being formed so as to allow investors

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

to avail themselves of losses or deductions generated by the partnership, the Service still may choose to audit the partnership's information returns. An audit of the partnership's information returns may precipitate an audit of the income tax returns of limited partners. Any expense involved in an audit of a limited partner's returns must be borne by such limited partner. Prospective investors should also be aware that if the Service successfully asserts a position to adjust any item of income, gain, deduction or loss reported on a partnership information return, corresponding adjustments would be made to the income tax returns of limited partners. Further, any such audit might result in Service adjustments to items of non-partnership income or loss.

     The tax treatment of items of partnership income, gain, loss, deductions or credit is to be determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with the partners. However, any partner has the right to participate in any administrative proceeding at the partnership level. Generally, the "tax matters partner," Michael R. Burwell, would represent the partnership before the Service and may enter into a settlement with the Service as to partnership tax issues which generally will be binding on all of the partners, unless a partner timely files a statement with the Service providing that tax matters partner shall not have the authority to enter into a settlement agreement on his behalf. Similarly, only one judicial proceeding contesting a Service determination may be filed on behalf of a partnership and all partners. However, if the tax matters partner fails to file such an action, then any partner, unless such partner owns less than one percent (1%) interest in a partnership having more than 100 partners) or a group of partners owning five percent (5%) or more of the profits interest in the partnership may file such an action. The "tax matters partner" may consent to an extension of the statute of limitation period for all partners with respect to partnership items.

     Investment by Tax-Exempt Investors. Tax-exempt investors, including employee trusts and Individual Retirement Accounts ("IRAs"), are generally exempt from federal income taxation. However, such organizations are subject to taxation on their "unrelated business taxable income," as defined in Section 512 of the Code. Unrelated business taxable income does not, in general, include interest, dividends, rents from real property, gain from the sale of property other than inventory or property held primarily for sale to customers in the ordinary course of business, and certain other types of passive investment income, unless such income is derived from "debt-financed property" as defined in Section 514 of the Code.

     In addition to receiving interest income (which will comprise substantially all of its income), the partnership may also receive payments in the nature of points or loan servicing or origination fee at the time funds are advanced under a loan. The fees paid for services rendered in connection with the making or securing of loans, as opposed to fees paid merely for the use of money, will not be treated as interest income and will most likely constitute unrelated business taxable income.

     Any partnership borrowing for the purpose of making loans may result in "debt financed property" and, therefore, unrelated business taxable income to tax-exempt limited partners to the extent that the Service concludes that such borrowings are allocable to the limited partners for this purpose. Furthermore, any borrowings by a limited partner for the purpose of financing his investment in the partnership can result in "debt-financed property" and, therefore, unrelated business taxable income.

     As a consequence of the exercise of a default remedy under a partnership, the partnership may be forced to foreclose and hold real or other property (which secures the loan) for a short period of time. The partnership is permitted to borrow funds to assist in the operation of any property on the security of which it has previously made a loan and the operations of which it has subsequently taken over as a result of a default. Furthermore, the foreclosed properties may be subject to other existing mortgages. Consequently, any such acquired property may be deemed to be "debt-financed property." In such event, net income and gain from any such property may constitute unrelated business taxable income, although employee trusts (but not most other tax-exempt organizations, including IRAs) may nevertheless qualify for an exception, found in Code Section 514(c)(9), which would exempt them from taxation on such net income in the case of the real property.

     The partnership intends to hold its loans for investment and, therefore, no unrelated business taxable income should result from the disposition of these assets. Such may not be the case, however, if the partnership does not act in accordance with this intention and it is determined that the partnership is a dealer in the business of buying and selling loans. The general partners have represented that they intend to conduct the activities of the partnership in a manner so as to minimize or eliminate the risk of having the partnership classified as a "dealer" for federal income tax purposes (See "Property Held Primarily For Sale; Potential Dealer Status" at page 65.)

     In computing unrelated business taxable income, a tax-exempt investor, including an employee trust or IRA, may deduct a proportionate share of all expenses which are directly connected with the activities generating such income or with the "debt-financed property," as the case may be, and is also entitled to an annual exclusion of $1,000 with respect to unrelated business taxable income. Even though a portion of the income of a tax-exempt investor is unrelated business taxable income, income from other sources which is not unrelated business taxable income will not be subject to federal income taxation. In addition, the receipt of unrelated business taxable income by a tax-exempt investor generally will not affect its tax-exempt status if the investment is not otherwise inconsistent with the nature of its tax exemption.

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

     Any person who is a fiduciary of a tax exempt investor considering an investment in units should also consider the impact of minimum distribution requirements under the Internal Revenue Code. Section 401 (a) (9) of the Internal Revenue Code provides generally that certain minimum distributions from retirement plans must be made commencing no later than April 1 following the calendar year during which the recipient attains age 70 1/2. Accordingly, if units are held by retirement plans and, before the partnership liquidates its loans, mandatory distributions are required to be made to an IRA beneficiary or a qualified plan participant. It is likely that a distribution of the units in kind will be required to be made. A distribution of units will be includable in the taxable income of said IRA beneficiary or qualified plan participant for the year in which the units are received at the fair market value of the units without any corresponding cash distributions from the partnership with which to pay the income tax liability arising out of any such distribution. In certain circumstances, a distribution-in-kind on units may be deferred beyond the date set for required distributions, but only upon a showing of compliance with the minimum distribution requirements of the Internal Revenue Code by reason of distributions from other retirement plans established for the benefit of the recipient. Compliance with these requirements is complex however, and potential investors are urged to consult with and rely upon their individual tax advisors with regard to all matters concerning the tax effects of distributions from retirement plans. It is unlikely that partnership loans will be sold or otherwise disposed of in a fashion which would permit sufficient liquidity in any retirement plan holding units for the retirement plan to be able to avoid making mandatory distribution of units in kind.

     If you are a tax-exempt investor, you are strongly urged to consult your own tax adviser with regard to the foregoing unrelated business taxable income aspects of an investment in the partnership. Furthermore, with regard to certain non-tax aspects of an investment in the partnership you should consider "ERISA RISKS - Investments by Tax-Exempt Investors" at page 17 and "ERISA CONSIDERATIONS" at page 69.

     Investment By Charitable Remainder Trusts. In addition to the general tax treatment of unrelated business taxable income received by tax-exempt investors, special rules apply to charitable remainder trusts. In general, a charitable remainder trust is a trust in which a portion of an asset will be transferred to a charitable organization through the use of a trust and the trust itself will not be subject to taxation on its income. If a charitable remainder trust (which includes charitable remainder annuity trusts, charitable remainder unitrusts and charitable remainder net income trusts) receives any related business taxable income for any taxable year, the trust is taxable on all of its income as a complex trust. The reminder trust is taxable on its accumulated income to the extent the income is not distributed to beneficiaries and to the extent the income exceeds the amount deductible under Section 661 (a). Although the partnership does not anticipate that it will generate any significant unrelated business taxable income it will likely generate at least a nominal amount of UBTI. Accordingly, prospective investors which are charitable remainder trusts should review their individual tax situation with their tax advisors to determine the effect of the receipt of unrelated business taxable income to the trust.

     Foreign Investors As Limited Partners. Foreign investors may purchase units in the partnership. A foreign investor who purchases units and becomes a limited partner in the partnership will generally be required to file a United States tax return on which he must report his distributive share of the partnership's items of income, gain, loss, deduction and credit. A foreign investor must pay United States federal income tax at regular United States tax rates on his share of any net income, whether ordinary or capital gains. A foreign investor may also be subject to tax on his distributive share of the partnership's income and gain in his country of nationality or residence or elsewhere. In addition, distributions of net cash from operations or proceeds from the sale of properties otherwise payable to a foreign investor from the partnership or amounts payable upon the sale of a foreign investor's units may be reduced by United States tax withholdings the partnership is required to make pursuant to applicable provisions of the Internal Revenue Code. Foreign investors should consult their own tax advisors with regard to the effect of both the United States tax laws and foreign laws on an investment in the partnership and the potential that the partnership will be required to withhold federal income taxes from amount otherwise payable to foreign investors.

     State and Local Taxes. In addition to the federal income tax consequences described above, prospective investors may be subject to state and local tax consequences by reason of investment in the partnership. Your distributive share of the taxable income or loss of the partnership generally will be required to be included in determining your reportable income for state or local income tax purposes in the jurisdiction in which you are a resident. Further, upon your death, estate or inheritance taxes might be payable in such jurisdictions based upon your interest in the partnership. In addition, you might be subjected to income tax, estate or inheritance tax, or both. Depending upon the applicable state and local laws, tax benefits which are available to you for federal income tax purposes may not be available to you for state or local income tax purposes.

     Many states have implemented or are in the process of implementing programs to require partnerships to withhold and pay state income taxes owed by non-resident partners relating to income-producing properties located in their states. For example California has required certain public real estate programs to withhold and pay state taxes relating to income-producing properties located in the state. In the event that the partnership is required to withhold state taxes from cash distributions otherwise payable to limited partners, the amount of the net cash from operations otherwise payable to such limited partners would likely be reduced. In addition, such collection and filing requirements at the state level may result in increases in the partnership's administrative expenses which would likely have the effect of reducing returns to the limited partners.

     You are urged to consult your personal tax advisor regarding the impact of state and local taxes upon an investment in the partnership. A discussion of state and local tax law is beyond the scope of this prospectus.

                              ERISA CONSIDERATIONS

     General. The law governing retirement plan investment in the partnership is the Employee Retirement Income Security Act of 1974 ("ERISA") and the Code. Persons or organizations that exercise discretion or control over plan assets are deemed to be fiduciaries under ERISA. Section 404 of ERISA provides that a fiduciary is subject to a series of specific responsibilities and prohibitions and is required to manage plan assets "solely in the interest of plan participants." Section 404 of ERISA requires that plan fiduciaries discharge their duty with care, skill, prudence and diligence (the so called "prudent man rule") and that the fiduciary diversify the investments of the plan unless under the circumstances it is clearly not prudent to do so. Regulations issued by the Department of Labor ("DOL") under these statutory provisions require that in making investments, the fiduciary consider numerous factors, current return of the portfolio relative to the anticipated cash flow requirements of the plan, and the projected return of the portfolio relative to the funding objectives of the plan. In addition, before the enactment of ERISA, the Internal Revenue Service, proceeding under a statutory mandate that all qualified plans be for the exclusive benefit of participants and beneficiaries, issued a similar set of investment considerations for plan fiduciaries. That Internal Revenue Service position has not been modified since ERISA. Consequently, a "Tax-Exempt Investor", which is defined as a qualified profit-sharing, pension or retirement trust, an HR-10 (Keogh) Plan, or an Individual Retirement Account (IRA), should, in general, purchase units of limited partnership interest only when, considering all assets held by such plans, those prudence, liquidity and diversification requirements are satisfied.

     Fiduciaries Under ERISA. A fiduciary of a qualified plan is subject to certain requirements under ERISA, including the duty to discharge of responsibilities solely in the interest of, and for the benefit of the qualified plan's participants and beneficiaries. A fiduciary is required to (a) perform its duties with the skill, prudence and diligence of a prudent man acting in like capacity, (b) diversify investments so as to minimize the risk of large losses and (c) act in accordance with the qualified plan's governing documents.

     Fiduciaries with respect to a qualified plan include any persons who exercise or possess any discretionary power of control, management or disposition over the funds or other property of the qualified plan. For example, any person who is responsible for choosing a qualified plan's investments, or who is a member of a committee that is responsible for choosing a qualified plan's investments, is a fiduciary of the qualified plan. Also, an investment professional whose advice will serve as one of the primary basis for a qualified plan's investment decisions may be a fiduciary of the qualified plan, as may any other person with special knowledge or influence with respect to a qualified plan's investment or administrative activities.

     While the beneficiary "owner" or "account holder" of an IRA is generally treated as a fiduciary of the IRA under the Code, IRAs generally are not subject to ERISA's fiduciary duty rules. Where a participant in a qualified plan exercises control over such participant's individual account in the qualified plan in a "self-directed investment" arrangement that meets the requirements of
Section 404(c) of ERISA, such participant (rather than the person who would otherwise be a fiduciary of such qualified plan) will generally be held responsible for the consequences of his investment decisions under interpretations of applicable regulations of the Department of Labor. Certain qualified plans of sole proprietorships, partnerships and closely-held corporations of which the owners of one hundred percent (100%) of the equity of such business and their respective spouses are the sole participants in such plans at all times generally not subject to ERISA's fiduciary duty rules, although they are subject to the Code's prohibited transaction rules, explained below.

     A person subject to ERISA's fiduciary rules with respect to a qualified plan should consider those rules in the context of the particular circumstances of the qualified plan before authorizing an investment of a portion of the qualified plan's assets in units.

     Prohibited Transactions Under ERISA and the Code. Section 4975 of the Code (which applies to all qualified plans and IRAs) and Section 406 of ERISA (which does not apply to IRAs or to certain qualified plans that, under the rules summarized above, are not subject to ERISA's fiduciary rules) prohibit qualified plans and IRAs from engaging in certain transactions involving "plan assets" with parties that are "disqualified persons" under the Code or "parties in interest" under ERISA ("disqualified persons" and "parties in interest" are hereafter referred to as "disqualified persons"). Disqualified persons include fiduciaries of the qualified plan or IRA, officers, directors, shareholders and other owners of the company sponsoring the qualified plan and natural persons and legal entities sharing certain family or ownership relationships with other disqualified persons.

     "Prohibited transactions" include any direct or indirect transfer or use of a qualified plan's or IRA's assets to or for the benefit of a disqualified person, any act by a fiduciary that involves the use of a qualified plan's or IRA's assets in the fiduciary's individual interest or for the fiduciary's own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a qualified plan or IRA in connection with a transaction involving the assets of the qualified plan or the

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IRA. Under ERISA, a disqualified person that engages in a prohibited transaction will be required to disgorge any profits made in connection with the transaction and for any losses sustained by the qualified plan. In addition, ERISA authorizes additional penalties and further relief from such transaction.
Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a qualified plan or IRA.

     In order to avoid the occurrence of a prohibited transaction under Section 4975 of the Code and/or Section 406 of ERISA, units may not be purchased by a qualified plan or IRA from assets as to which the general partners or any of their affiliates are fiduciaries. Additionally, fiduciaries of, and other disqualified persons with respect to, qualified plans and IRAs should be alert to the potential for prohibited transactions that may occur in the context of a particular qualified plan's or IRA's decision to purchase units.

     Plan Assets. If the partnership's assets were determined under ERISA or the Code to be "plan assets" of qualified plans and/or IRAs holding units, fiduciaries of such qualified plans and IRAs might under certain circumstances be subject to liability for actions taken by the general partners or their affiliates. In addition, certain of the transactions described in the prospectus in which the partnership might engage, including certain transactions with affiliates, might constitute prohibited transactions under the Code and ERISA with respect to such qualified plans and IRAs, even if their acquisition of units did not originally constitute a prohibited transaction. Moreover, fiduciaries with responsibilities to qualified plans (other than IRAs) might be deemed to have improperly delegated their fiduciary responsibilities to the general partner in violation of ERISA.

     Although under certain circumstances ERISA and the Code, as interpreted by the Department of Labor in currently effective regulations, apply a "look-through" rule under which the assets of an entity in which a qualified plan or IRA has made an equity investment may generally constitute "plan assets," the applicable regulations except investments in certain publicly registered securities from the application of the "look-through" principle.

     In order to qualify for the exception described above, the securities in question must be "publicly-offered securities." Publicly-offered securities are defined as freely transferable, owned by at least 100 investors independent of the issuer and of one another, and registered either (a) under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the issuer's fiscal year during which the offering occurred.

     The partnership's units should constitute "publicly-offered securities" because (a) the general partners have represented that it is highly likely that substantially more than 100 independent investors will purchase and hold units in the partnership, and the Regulation states that, when 100 or more investors independent of the issuer and of one another purchase a class of securities, the class will be deemed to be widely held; (b) the general partners have represented that the partnership's offering the units is registered under the Securities Act of 1933 and that the general partners intend to register the units in the partnership under the Securities Exchange Act of 1934; and (c) although whether a security is freely transferable is a factual determination, the limitations on the assignment of units and substitution of limited partners contained in the partnership agreement, with the possible exception for publicly-traded partnership discussed below, fall within the scope of certain restrictions enumerated in the regulation that ordinarily will not affect a determination that securities are freely transferable when the minimum investment is $10,000 or less. The partnership agreement prohibits the assignment or other transfer of units without the general partners' written consent if the general partners determine in good faith that such transfer might result in a change in the status of the partnership to a publicly-traded partnership within the meaning of Section 7704 of the Code, as currently or hereafter interpreted by the Service in rulings, regulations or other publications, or by the courts, and such status would have a material adverse impact on the limited partners or their assignees. In order to prevent the partnership from being classified as a publicly-traded partnership, the general partners have represented that it intends to prohibit transfers of units only to the extent necessary to comply with the publicly traded partnership safe harbors (See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES--Publicly Traded partnerships" at page 62). The regulation permits restrictions that prohibit any transfer or assignment that would result in a reclassification of the entity for federal income tax purposes. In Advisory Opinion 89-14A, dated August 2, 1989, the Department of Labor expressed its opinion that a restriction against transfer of partnership interests that is drafted to avoid reclassification of a partnership as a publicly-traded partnership would qualify as the type of restriction contemplated by the regulation. Therefore, the restriction in the partnership agreement should not, absent unusual circumstances, affect the free transferability of the units within the meaning of the regulation.

     Annual Valuation. Fiduciaries of retirement plans are required to determine annually the fair market value of the assets of such retirement plans, typically, as of the close of a plan's fiscal year. To enable the fiduciaries of retirement plans subject to the annual reporting requirements of ERISA to prepare reports relating to an investment in the partnership, the general partners are required to furnish an annual statement of estimated unit value to the investors. The annual statement will report the estimated value of each unit based on the estimated amount a unit holder would receive if all partnership assets were sold as of the close of the partnership's fiscal year for their estimated values and if such proceeds, without reduction for selling expenses, together with the other funds of the partnership, were distributed in liquidation of the partnership.

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

     Such estimated values will be based upon annual valuations of partnership properties performed by the general partners, but no independent appraisals will be obtained. While the general partners are required under the partnership agreement to obtain the opinion of an independent third party stating that their estimates of value are reasonable, such general partner valuations may not satisfy the requirements imposed upon fiduciaries under ERISA for all retirement plans. The estimated value per unit will be reported to limited partners in the partnership's next annual or quarterly report form 10-K or 10-Q sent to the limited partners for the period immediately following completion of the valuation process. There can be no assurance that the estimated value per unit will actually be realized by the partnership or by the limited partners upon liquidation in part because estimates do not necessarily indicate the price at which properties could be sold. Limited partners may not be able to realize estimated net asset value if they were to attempt to sell their units, because no public market for units exists or is likely to develop.

     Potential Consequences of Treatment as Plan Assets. In the event that the units do not constitute "publicly-offered securities," the underlying assets of the partnership are treated as plan assets under the regulations. If the partnership's underlying assets are deemed to be plan assets, the partnership may be required to take steps which could affect partners who are subject to income tax, as well as qualified plans which may invest in the partnership. In such event, the fiduciary duties, including compliance with the exclusive benefit rule and the diversification and prudence requirements, must be considered with respect to the investment in the partnership. Each partner of the partnership who has authority or control with respect to the management or disposition of the assets of the partnership, or who renders investment advice for a fee or other compensation, direct or indirect, with respect to the assets of the partnership would be treated as a fiduciary and therefore would be personally liable for any losses to a qualified plan which invests in the partnership resulting from a breach of fiduciary duty.

     The prohibited transaction restrictions would apply to any transactions in which the partnership engages involving the assets of the partnership and a party-in-interest. Such restrictions could, for example, require that the partnership and the general partners avoid transactions with entities that are affiliated with the partnership or the general partners or that qualified plan investors be given the opportunity to withdraw from the partnership. Also, the general partners who participate in a prohibited transaction may be subject to an excise tax. Finally, entering into a prohibited transaction may result in loss of the qualified plan's tax-exempt status.


                              DESCRIPTION OF UNITS

     The units will represent a limited partnership interest in the partnership. Each unit is $1.

     The limited partners representing a majority of the outstanding limited partnership interests may, without the concurrence of the general partners, vote to take the following actions:

     o terminate the partnership;

     o amend the limited partnership agreement, subject to certain limitations described in Section 12.4 of the limited partnership agreement;

     o approve or disapprove the sale of all or substantially all of the assets of the partnership; or

     o remove or replace one or all of the general partners. In addition, limited partners representing ten percent (10%) of the limited partner interests may call a meeting of the partnership. (See "SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT" at page 72).

     If you assign your units to another person, that person will not become a substituted limited partner in your place unless the written consent of the general partners to such substitution has been obtained. Such consent shall not be unreasonably withheld. A person who does not become a substituted limited partner shall be entitled to receive allocations and distributions attributable to the unit properly transferred to him, but shall not have any of the other rights of a limited partner, including the right to vote as a limited partner and the right to inspect and copy the partnership's books.

     There is not a public trading market for the units and none is likely to exist. The transferability of the units will be subject to a number of restrictions. Accordingly, the liquidity of the units will be limited and you may not be able to liquidate your investment in the event of an emergency, except as permitted in the withdrawal provisions described below. Any transferee must be a person that would have been qualified to purchase units in this offering and no transferee may acquire less than 2000 units. No unit may be transferred if, in the judgment of the general partners, a transfer would jeopardize the status of the partnership or cause a termination of the partnership for federal income tax purposes. Transfers of the units will generally require the consent of the California Commissioner of Corporations, except as permitted in the Commissioner's Rules. Additional restrictions on transfers of units may be imposed under the securities laws of other states upon transfers occurring in or involving the residents of such states. In addition, you will not be permitted to make any transfer or assignment of your interests if the general partners determine such transfer or assignment would result in the partnership being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code or any rules, regulations or safe-harbor guidelines promulgated thereunder.

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


     We will not repurchase any units from you. However, you may withdraw from the partnership after one year from the date of purchase in four quarterly installments subject to a ten percent (10%) early withdrawal penalty being deducted from your capital account. You may also withdraw after five years on an installment basis, generally a five year period in twenty installments or longer, without the imposition of any penalty (See "TRANSFER OF UNITS - Withdrawal from Partnership" at page 75).

                  SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT

     The following is a summary of the limited partnership agreement for the partnership, and is qualified in its entirety by the terms of the agreement itself. You are urged to read the entire agreement, which is set forth as Exhibit A to this prospectus.

     Rights and Liabilities of Limited Partners. The rights, duties and powers of limited partners are governed by the limited partnership agreement and Sections 15611, et seq. of the California Corporations Code (the California Revised Limited Partnership Act (the "partnership act")) and the discussion herein of such rights, duties and powers is qualified in its entirety by reference to such agreement and partnership act.

     You as a limited partnership will not be responsible for the obligations of the partnership. However, you will be liable to the extent of any deficit in your capital accounts upon dissolution, and may also be liable for any return of capital plus interest if necessary to discharge liabilities existing at the time of such return. Any cash distributed to you may constitute, wholly or in part, return of capital.

     As a limited partner you will have no control over the management of the partnership, except that limited partners representing a majority of the outstanding limited partnership interests may, without the concurrence of the general partners, take the following actions:

     o terminate the partnership (including merger or reorganization with one or more other partnerships);

     o amend the limited partnership agreement;

     o approve or disapprove the sale of all or substantially all of the assets of the partnership; or

     o remove and replace one or all of the general partners.

     The approval of all limited partners is required to elect a new general partner to continue the business of the partnership where there is no remaining general partner after a general partner ceases to be a general partner other than by removal. The general partners shall have the right to increase the size of this offering or conduct an additional offering of securities without obtaining the consent of the limited partners. Limited partners representing ten percent (10%) of the limited partnership interests may call a meeting of the partnership.

     Capital Contributions. Interests in the partnership will be sold in units of $1, and no person may acquire less than 2000 units ($2,000). The general partners have the discretion to accept subscriptions for fractional units in excess of the minimum subscription. The general partners, collectively, will contribute the sum of l/10th of 1% of the gross proceeds to the capital of the partnership.

     Rights, Powers and Duties of General Partners. Subject to the right of the limited partners to vote on specified matters, the general partners will have complete charge of the business of the partnership. The general partners are not required to devote full time to partnership affairs but only such time as is required for the conduct of partnership business. Any one of the general partners acting alone has the power and authority to act for and bind the partnership. The general partners are granted the special power of attorney of each limited partner for the purpose of executing any document which the limited partners have agreed to execute and deliver.

     Profits and Losses. Profits and losses of the partnership will be allocated among the limited partners according to their respective outstanding capital accounts on a daily basis. Upon transfer of units (if permitted under the limited partnership agreement and applicable law), profit and loss will be allocated to the transferee beginning with the next succeeding calendar month. One percent (1%) of all partnership profit and loss will be allocated to the general partners.

     Cash Distributions. Upon your subscription for units, you will be required to elect either (i) to receive monthly, quarterly or annual distributions ("periodic distributions"); or (ii) to retain your earnings in your capital account with us. The election to receive periodic cash distributions is irrevocable although you may change whether such distributions are received on a monthly, quarterly or annual basis. If you initially elected to retain your earnings, you may, after three (3) years, change your election and receive periodic cash distributions. The general partners will also receive cash distributions equal to one percent (1%) of total partnership income.

     As a result, the relative percentage of partnership interests of non-electing partners (including voting rights and shares of future income) will gradually increase due to the compounding effect of crediting income to their capital accounts, while the percentage interests of partners who receive cash distributions will decrease during the term of the partnership.

     Meeting. A general partner, or limited partners representing ten percent (10%) of the limited partnership interests, may call a meeting of the partnership on at least 30 days written notice. Unless the notice otherwise specifies, all meetings will be held at 2:00 P.M. at our offices. As a limited partner, you may vote in person or by proxy at the partnership meeting. A majority of the outstanding limited partnership interests will constitute a quorum at partnership meetings. There are no regularly scheduled meetings of the limited partners.

     Accounting and Reports. The general partners will cause to be prepared and furnished to you, an annual report of the partnership's operation which will be audited by an independent accounting firm. Within 120 days after the close of the year covered by the report, a copy or condensed version will be furnished to you. You shall also be furnished such detailed information as is reasonably necessary to enable you to complete your own tax returns within 90 days after the end of the year.

     The general partners presently maintain the partnership's books and records on the accrual basis for bookkeeping and accounting purposes, and also intend to use the accrual basis method of reporting income and losses for federal income tax purposes. The general partners reserve the right to change such methods of accounting, upon written notice to limited partners. You may inspect the books and records of the partnership at all reasonable times.

     Restrictions on Transfer. The limited partnership agreement places substantial limitations upon your ability to transfer units. Any transferee must be a person that would have been qualified to purchase units in this offering and no transferee may acquire or hold less than 2,000 units. No unit may be transferred if, in the judgment of the general partners, and/or their counsel a transfer would jeopardize our status as a partnership or cause a termination of the partnership for federal income tax purposes. The written consent of the California Commissioner of Corporations is also required prior to any sale or transfer of units except as permitted. In addition, you will not be permitted to make any transfer or assignment of your units if the general partners and/or their counsel determine such transfer or assignment would result in the partnership being classified as a "publicly traded partnership" within the meaning of Section 7704(b) of the Code or any rules, regulations or safe-harbor guidelines promulgated thereunder.

     General Partners' Interest. Any general partner, or all of them, may retire from the partnership at any time upon six months written notice to all limited partners, in which event a retiring general partner would not be entitled to any termination or severance payment from the partnership, except for the return of his capital account balance. A general partner may also sell and transfer his general partner interest in the partnership (including all powers and authorities associated therewith) for such price as he shall determine in his sole discretion, and neither the partnership nor the limited partners will have any interest in the proceeds of such sale. However, the successor general partner must be approved by limited partners holding a majority of the outstanding limited partnership interests.

     Term of Partnership. The term of the partnership commenced on the day the certificate of limited partnership was filed with the California Secretary of State, in May, 1993, and will continue until December 31, 2032. the partnership commenced operations in May, 1993. The partnership will dissolve and terminate if any one of the following occurs:

     o upon the removal, death, retirement, insanity, dissolution or bankruptcy of a general partner, unless the business of the partnership is continued by a remaining general partner, if any, or if there is no remaining general partner, by a new general partner elected to continue the business of the partnership by all the limited partners (or by a majority-in-interest of the limited partners, in the case of removal);

     o upon the affirmative vote of a majority-in interest of the limited partners;

     o upon the sale of all or substantially all (i.e., at least seventy percent (70%)) of the partnership's assets; or

     o otherwise by operation of law.

     Winding Up. The partnership will not terminate immediately upon the occurrence of an event of dissolution, but will continue until its affairs have been wound up. Upon dissolution of the partnership, the general partners will wind up the partnership's affairs by liquidating the partnership's assets as promptly as is consistent with obtaining the fair current value thereof, either by sale to third parties or by collecting loan payments under the terms of the loan. All funds received by us shall be applied to satisfy or provide for partnership debts and the balance shall be distributed to partners in accordance with the terms of the limited partnership agreement.

     Dissenting Limited Partners' Rights. If we participate in any acquisition of the partnership by another entity, any combination of the partnership with another entity through a merger or consolidation, or any conversion of the partnership into another form of business entity (such as a corporation) that requires the approval of the outstanding limited partnership interests, the result of which would cause the other entity to issue securities to the limited partners, then each limited partner who does not approve such reorganization (the "Dissenting Limited Partner") may require the partnership to purchase for cash, at its fair market value, his or her interest in accordance with Section 15679.2 of the California Corporations Code. The partnership, however, may itself convert to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the limited partners, (ii) the termination date of the partnership (currently, December 31, 2032, unless terminated earlier in accordance with the partnership agreement), (iii) the compensation payable to the general partners or their affiliates, or (iv) the partnership's investment objectives.

     The general partners will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the partnership; the tax consequences (from the standpoint of the limited partners) of the conversion of the partnership to another form of business entity and of an investment in a limited partnership as compared to an investment in the type of business entity into which the partnership would be converted; the historic and projected operating results of the partnership's loans, and the then-current value and marketability of the partnership's loans. In general, the general partners would consider any material limitation on the voting rights of the limited partners or any substantial increase in the compensation payable to the general partners or their affiliates to be a significant adverse change in the listed provisions.

     It is anticipated that, under the provisions of the partnership agreement, the consummation of any such conversion of the partnership into another form of business entity (whether or not approved by the general partners) would require the approval of limited partners holding a majority of the units.

                                TRANSFER OF UNITS

     Restrictions on the Transfer of Units. There is no public or secondary market for the units and none is expected to develop. Moreover, units may only be transferred if certain requirements are satisfied, and transferees may become limited partners only with the consent of the general partners. Under Article 7 of the partnership agreement, the assignment or other transfer of units will be subject to compliance with the minimum investment and suitability standards imposed by the partnership. (See "INVESTOR SUITABILITY STANDARDS" at page 1). Under presently applicable state securities law guidelines, except in the case of a transfer by gift or inheritance or upon family dissolution or an intra-family transfer, each transferee of units of the partnership must generally satisfy minimum investment and investor suitability standards similar to those which were applicable to the original offering of units. Additionally, following a transfer of less than all of your units, you must generally retain a sufficient number of units to satisfy the minimum investment standards applicable to your initial purchase of units. In the case of a transfer in which a member firm of the National Association of Securities Dealers, Inc., is involved, that firm must be satisfied that a proposed transferee of units satisfies the suitability requirements as to financial position and net worth specified in Section 3(b) of Rule 2810 to the NASD's Conduct Rules. The member firm must inform the proposed transferee of all pertinent facts relating to the liquidity and marketability of the units during the term of the investment.

     Unless the general partners shall give their express written approval, no units may be assigned or otherwise transferred to:

     o a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such person);

     o any person not permitted to be a transferee under applicable law, including, in particular but without limitation, applicable federal and state securities laws;

     o any person if, in the opinion of tax counsel, such assignment would result in the termination under the Code of the partnership's taxable year of its status as a partnership for federal income tax purposes;

     o any person if such assignment would affect the partnership's existence or qualification as a limited partnership under the California Act or the applicable laws of any other jurisdiction in which the partnership is then conducting business.

     Any such attempted assignment without the express written approval of the general partners shall be void and ineffectual and shall not bind the partnership. In the case of a proposed assignment, which is prohibited for adverse tax consequences, however, the partnership shall be obligated to permit such assignment to become effective if and when, in the opinion of counsel, such assignment would no longer have either of the adverse consequences under the Code which are specified in that clause.

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

     No Assignment Permitted on Secondary Market. Section 7.03 of the partnership agreement provides that so long as there are adverse federal income tax consequences from being treated as a "publicly traded partnership" for federal income tax purposes, the general partners shall not permit any interest in a unit to be assigned on a secondary public market (or a substantial equivalent thereof) as defined under the Code and any regulations promulgated thereunder. If the general partners determine in their sole discretion, that a proposed assignment was affected on a secondary market, the partnership and the general partners have the right to refuse to recognize any such proposed assignment and to take any action deemed necessary or appropriate in the general partners' reasonable discretion so that such assignment is not in fact recognized. For the purposes of Section 7.3 of the partnership agreement, any assignment which results in a failure to meet the "safe harbor" provisions of Notice 88-75 (July 5, 1988) issued by the Service established by Treasury Regulations under Section 7704 shall be treated as causing the units to be
publicly  traded.   The  limited  partners  agree  to  provide  all  information respecting assignments which the general partners deem necessary in order to determine whether a proposed transfer occurred on a secondary market. The general partners shall incur no liability to any investor or prospective investor for any action or inaction by them in connection with the foregoing, provided it acted in good faith.

     Consequently, you may not be able to liquidate your investment in the event of emergencies or for any other reasons. In addition, units may not be readily accepted as collateral for loans.

     Withdrawal from Partnership. You have no right to withdraw from the partnership or to obtain the return of all or any portion of sums paid for the purchase of units (or reinvested earnings with respect thereto) for one (1) year after the date such units are purchased. Under the terms of the partnership agreement, the general partners have the right to withdraw from the partnership upon not less than six (6) months written notice to the limited partners. The right of a general partner to withdraw from the partnership does not affect, in any manner, your right to withdraw from the partnership as set below.

     One Year Withdrawal Right. In order to provide a certain degree of liquidity, after the one year period, you may withdraw all or part of your capital accounts from the partnership in four equal quarterly installments beginning the calendar quarter following the quarter in which the notice of withdrawal is given. Such notice must be given in writing thirty (30) days prior to the end of the preceding quarter subject to a ten percent (10%) early withdrawal penalty and must state the amount to be withdrawn and may be addressed to any general partner or the partnership. No notice of withdrawal form is available. Investors will not be notified when their one year waiting period has ended. The ten percent (10%) penalty is applicable to the amount withdrawn as stated in the notice of withdrawal. The ten percent (10%) penalty will be deducted, pro rata, from the four quarterly installments paid to you.

     The ten percent (10%) early withdrawal penalty after one (1) year will be received by the partnership, and a portion of the sums collected as such penalty will be applied toward the next installment(s) of principal, under the formation loan owed to the partnership by Redwood Mortgage Corp., thereby reducing the amount owed to the partnership from Redwood Mortgage Corp. Such portion shall be determined by the ratio between the initial amount of the formation loan and the total amount of offering costs incurred by the partnership in this offering. Once offering expenses are repaid, early withdrawal penalties will be apportioned between the formation loan and the partnership's own account. (See "PLAN OF DISTRIBUTION" at page 77).

     Five Year Withdrawal Right. In addition, you will also have the right after five years from the date of purchase of the units to withdraw from the partnership. This will be done on an installment basis, generally, over a five-year period (in 20 equal quarterly installments), or over such longer period of time as you may desire or as may be required in light of partnership cash flow as determined by the General Partner. During this five-year (or longer) period, we will pay any distributions with respect to units being liquidated directly to the withdrawing limited partner. No penalty will be imposed on withdrawals made in twenty quarterly installments or longer. Withdrawal after the one year holding period and before the five year holding period will be permitted only upon the terms set forth above under the heading "One Year Withdrawal Right." Withdrawals exceeding 20% per year are subject to a 10% penalty even after the five year waiting period.

     Liquidation Upon Death. In the event of your death during your investment with us, your heirs will be provided with the option to liquidate all or a portion of your investment. Such liquidations will not be subject to any early withdrawal penalties but will be limited in amount to $50,000 per year paid in equal quarterly installments until the account is fully liquidated. Amounts of $50,000 or less shall be paid in four equal quantity installments. Your heirs will be required to notify us of their intent to liquidate your investment within 6 months from the date of death or the investment will become subject to our regular liquidation provisions. Due to the complex nature of administering a decedent's estate, the general partners reserve the right and discretion to request any and all information they deem necessary and relevant in determining the date of death, the name of the beneficiaries or any other matters they may deem relevant.

     You may commence withdrawal (or partial withdrawal) from the partnership as of the end of any calendar quarter. The amount that a withdrawing limited partner will receive from the partnership is based on the withdrawing limited partner's capital account. A capital account is a sum calculated for tax and accounting purposes, and may be greater than or less than the fair market value of such investor's limited partnership interest in the partnership. The fair market value of a your interest in the partnership will generally be irrelevant in determining amounts to be paid upon withdrawal, except to the extent that the current fair market value of the partnership's loan portfolio is realized by sales of existing loans (which sales are not required to be made).

     Distributions in liquidation of a withdrawing limited partner's interest are generally tax free to the limited partner. No gain is recognized except to the extent the amount of money distributed exceeds the limited partner's basis in his or her partnership interest. A loss will be recognized only to the extent that the limited partner's basis exceeds the cash and unrealized receivables and inventory distributed. Generally, any gain or loss recognized will be treated as capital gain or loss. When dealing with a series of distributions that result in the eventual liquidation of a limited partner's interest, gain is recognized only after the aggregate distributions exceed the limited partner's basis in his or her interest. Loss is not recognized until withdrawal is complete and the limited partner's interest is terminated.

     We will not establish a reserve from which to fund withdrawals. Our capacity to return your capital account upon withdrawal is restricted to the availability of partnership cash flow. For this purpose, cash flow is considered to be available only after all current partnership expenses have been paid (including compensation to the general partners and affiliates) and adequate provision has been made for the payment of all periodic cash distributions on a pro rata basis which must be paid to limited partners who elected to receive such distributions upon subscription for units. No more than twenty percent
(20%) of the total limited partners' capital accounts outstanding for the beginning of any calendar year shall be liquidated during any calendar year. Notwithstanding this twenty percent (20%) limitation, the general partners shall have the discretion to further limit the percentage of the total limited partners' capital accounts that may be withdrawn in order to comply with the safe harbor provisions of the regulations under Section 7704 of the Code to avoid the partnership being taxed as a corporation. If notices of withdrawal in excess of these limitations are received by the general partners, the priority of distributions among limited partners shall be determined as follows: first to those limited partners withdrawing capital accounts according to the 20 quarter or longer installment liquidation period, then ERISA plan limited partners withdrawing capital accounts after five (5) years, over four (4) quarterly installments (which need such sums to pay retirement benefits), then to limited partners withdrawing capital accounts after five years over four quarterly installments, then to administrators withdrawing capital accounts upon the death of a limited partner and finally to all other limited partners withdrawing capital accounts. Except as provided above, withdrawal requests will be considered by the general partners in the order received.

     Upon dissolution and termination of the partnership, a five-year winding-up period is provided for liquidating the partnership's loan portfolio and distributing cash to limited partners. Due to high prevailing interest rates or other factors, the partnership could suffer reduced earnings (or losses) if a substantial portion of its loan portfolio remains and must be liquidated quickly at the end of such winding-up period. Limited partners who complete a withdrawal from the partnership prior to any such liquidation will not be exposed to this risk. Conversely, if prevailing interest rates have declined at a time when the loan portfolio must be liquidated, unanticipated profits could be realized by those limited partners who remained in the partnership until its termination.

                              DISTRIBUTION POLICIES

     Distributions to the Limited Partners. The partnership will make monthly, quarterly or annual distributions of all earnings to those limited partners affirmatively electing to receive cash distributions upon subscription. All other limited partners will not receive current distributions of earnings, rather their earnings will be credited to their capital accounts on a monthly basis and will increase their capital accounts, in lieu of receiving periodic cash distributions. Earnings retained in your capital account will be used by us for making further loans and for other proper partnership purposes. However, there is no assurance as to the timing or amount of any distribution to the holders of the units. Once you have made the election to receive cash distributions, you may not revoke or change your election.

     Cash available for distribution will be allocated to you and your assignees in the ratio which the capital accounts owned by you bears to the capital accounts then outstanding, subject to adjustment with respect to units issued by the partnership during the quarter. For such purposes, a transferee will be deemed to be the owner thereof as of the first day following the day the transfer is completed and will therefore not participate in distributions for the period prior to which the transfer occurs.

     Earnings means cash funds available from operations from interest payments, early withdrawal penalties not applied to the formation loan, late and prepayment charges, interest on short-term investments and working capital reserve, after deducting funds used to pay or provide for the payment of partnership expenses and appropriate reserves.

     Subject to the right of the general partners to terminate your right to credit your capital account in lieu of receipt of periodic cash distributions, such option to credit your capital account in lieu of receiving periodic cash distributions will continue unless prohibited by applicable federal or state law.

     Cash Distributions. Cash available for distribution will be determined by computing the net income during the calendar month on an accrual basis and in accordance with generally accepted accounting principles. The term "Cash Available for Distribution" means an amount of cash equal to the excess of accrued income from operations and investment of, or the sale or refinancing or other disposition of, partnership assets during any calendar month over the accrued operating expenses of the partnership during such month, including any adjustments for bad debt reserves or deductions as the general partners may deem appropriate, all determined in accordance with generally accepted accounting principles; provided, that such operating expenses shall not include any general overhead expenses of the general partners not specifically related to, billed to or reimbursable by the partnership as specified in Sections 10.15 through 10.17 of the limited partnership agreement. All cash available for distribution will be allocated one percent (1%) to the general partners and ninety-nine percent (99%) to the limited partners.

     Allocation of Net Income and Net Losses. Net income and net loss for accounting purposes for each fiscal quarter and all items of net profits or net losses and credits for tax purposes for each quarter shall be allocated to the partners as set forth in Article V of the limited partnership agreement. Net income and net loss will be allocated one percent (1%) to the general partners and ninety-nine percent (99%) to the limited partners.

                           REPORTS TO LIMITED PARTNERS

     Within 90 days after the end of each fiscal year of the partnership, the general partners will deliver to you such information as is necessary for the preparation of your federal income tax return, and state income or other tax returns. Within 120 days after the end of each partnership fiscal year, the general partners will deliver to you, an annual report which includes audited financial statements by the partnership's independent certified public accountants of the partnership prepared in accordance with generally accepted accounting principles, and which contains a reconciliation of amounts shown therein with amounts shown on the method of accounting used for tax reporting purposes. Such financial statements include a profit and loss statement, a balance sheet of the partnership, a cash flow statement and a statement of changes in financial position. The annual report for each year reports on the partnership's activities for that year, identifies the source of partnership distributions, sets forth the compensation paid to the general partners and their affiliates and a statement of the services performed in consideration therefor and contains such other information as is deemed reasonably necessary by the general partners to advise you of the affairs of the partnership.

     For as long as the partnership is required to file quarterly reports on Form 10-Q and annual reports on Form 10-K with the Securities and Exchange Commission, the information contained in each such report for a quarter shall be sent within 60 days after the end of such quarter. If and when such reports are not required to be filed, you will be furnished, within 60 days after the end of each of the first three quarters of each partnership fiscal year, an unaudited financial report for that period including a profit and loss statement, a balance sheet and a cash flow statement. The foregoing reports for any period in which fees are paid to the general partners or their affiliates for services shall set forth the fees paid and the services rendered.

                              PLAN OF DISTRIBUTION

     Subject to the conditions set forth in this prospectus and in accordance with the terms and conditions of the partnership agreement, the partnership offers through qualified broker dealers on a best efforts basis, a maximum of 50,000,000 units ($50,000,000) of limited partnership interest at $1 per unit. The minimum subscription is 2,000 units ($2,000).

     Sales Commissions. With respect to each investor, participating broker dealers will receive sales commissions of 5% of gross proceeds for subscriptions where investors elect to receive cash distributions and sales commissions of 9% of gross proceeds will be paid for subscriptions where investors elect to reinvest their earnings and acquire additional units in the partnership. Additionally, participating broker dealers may be entitled to receive up to .5% of the gross proceeds for bona fide due diligence expenses, and up to an additional 5% of gross proceeds if investors elect to receive cash distributions or up to 1% of gross proceeds if investors elect to reinvest their earnings for certain other expense reimbursements and sales seminar expenses payable by the partnership. In no event will the total of all compensation payable to participating broker dealers, including sales commissions, expense reimbursements, sales seminars and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules. Further, in no event shall any individual participating broker dealer receive total compensation including sales commissions, expense reimbursements, sales seminar or expense reimbursement exceed (10%) of the gross proceeds of their sales plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules (the "Compensation Limitation") Although total sales commissions payable could equal 9%, the partnership anticipates, based on historical experience, that the total sales commissions payable will not exceed 7.6%. This number is based upon the general partners' assumption, based on historical experience, that 65% of investors will elect to compound earnings and receive additional units and 35% of investors will elect to receive distribution. No participating broker dealer shall execute any transaction in the partnership in a discretionary account without the prior written approval of the investor.

     Sales by Registered Investment Advisors. In addition to purchasing units though participating broker dealers, we may accept unsolicited orders for units directly from you if you utilize the services of a registered investment advisor. A registered investment advisor is an investment professional retained by you to advise you regarding your investment strategy regarding all of your assets, not just your investment with us. Registered investment advisors are paid by you based upon the total amount of your assets being managed by the registered investment advisor.

     If you utilize the services of a registered investment advisor in acquiring units, Redwood Mortgage Corp. will pay to the partnership, an amount equal to the sales commissions otherwise attributable to a sale of units through a participating broker dealer. The partnership will in turn credit such amounts received by Redwood Mortgage Corp. to the account of the investor who placed the unsolicited order.

     o Election of Investors to Pay Client Fees. If you acquire units directly from the partnership through the services of a registered investment advisor, you will have the election to authorize us to pay your registered investment advisor an estimated quarterly amount of no more than 2% annually of your capital account that would otherwise be paid to you as periodic cash distributions or compounded as earnings. For ease of reference, we have referred to these fees as "client fees." If you elect to compound earnings, then the amount of the earnings reinvested by you will be reduced by an amount equal to the amount of the client fees paid. Thus, the amount of the periodic cash distributions paid or the amount of earnings compounded will be less if you elect to pay client fees through us. The authorization to pay client fees is solely at your election and is not a requirement of investment with us.

     o Client Fees are not Sales Commissions. All client fees paid will be paid from those amounts that would otherwise be paid to you or compounded in your capital account. The payment of all client fees is noncumulative and subject to the availability of sufficient earnings in your capital account. In no event will any such client fees be paid by us as sales commissions or other compensation. We are merely agreeing to pay to the registered investment advisor, as an administrative convenience to you, a portion of those amounts that would otherwise be paid to you. In no event will the total of all compensation including sales commissions, expense reimbursements, sales seminar and/or due diligence expenses exceed 10% of the program proceeds received plus an additional .5% for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules.

     o Representations and Warranties of Registered Investment Advisors. All registered investment advisors will represent and warrant to the partnership that, among other things, the investment in the units is suitable for you, that he has informed you of all pertinent facts relating to the liquidity and marketability of units, and that if he is affiliated with an NASD registered broker or dealer, that all client fees received by him in connection with this transaction will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules.

     Payment of Sales Commissions. As of the date hereof, total commissions have averaged 7.76% of limited partner units sold. In no event will the total of all compensation payable to participating broker dealers, including sales commissions, expense reimbursements, sales seminars and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules. Further, in no event shall any individual participating broker dealer receive total compensation including sales commissions, expense reimbursements, sales seminar or expense reimbursement exceed (10%) of the gross proceeds of their sales plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules (the "Compensation Limitation"). Units may also be offered or sold directly by the general partners for which they will receive no sales commissions. No commissions will be paid on any units acquired by partners in lieu of periodic cash distributions.

     Payment of Other Fees to Participating Broker Dealers. The partnership will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the units. Participating broker dealers are not obligated to obtain any subscriptions, and there is no assurance that any units will be sold.

     The participating broker dealers shall not directly or indirectly finance or arrange for the financing of, purchase of any units, nor shall the proceeds of this offering be used either directly or indirectly to finance the purchase of any units.

     The selling agreement provides that with respect to any liabilities arising out of the Securities Act of 1933, as amended, the general partners shall indemnify the participating broker dealer. To the extent that indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, such indemnification, in the opinion of the Securities
and   Exchange   Commission   is  contrary  to  public   policy  and   therefore
unenforceable.

     Suitability Requirements. You will be required to comply with (i) the minimum purchase requirement and investor suitability standard of your state of residence or (ii) the investor suitability standard imposed by the partnership in the event that your state of residence does not impose such a standard (See "INVESTOR SUITABILITY STANDARDS" at page 1).

     In order to purchase any units, you must complete and execute the signature page for the subscription agreement. Any subscription for units must be accompanied by tender of the sum of $1 per unit. The signature page is set forth at the end of this prospectus at Exhibit B-l. By executing the signature page for the subscription agreement, you agree to all of the terms of the partnership agreement including the grant of a power of attorney under certain circumstances. Units will be evidenced by a written partnership agreement.

     Your subscription agreement will be accepted or rejected by the general partners within thirty (30) days after its receipt. Subscriptions will be effective only on acceptance by the general partners and the right is reserved to reject any subscription "in whole or in part" for any reason.

     The general partners and their affiliates may, in their discretion, purchase units for their own. The maximum number of units that may be purchased by the general partners or their affiliates is $1,000,000 (1,000,000 units). Purchases of such units by the general partners or their affiliates will be made for investment purposes only on the same terms, conditions and prices as to unaffiliated parties. It is not anticipated that the general partners or their affiliates will purchase units for their own accounts and no purchases have been made to date.

     Formation Loan. All selling commissions incurred in connection with the offer and sale of units and all amounts paid in connection with unsolicited orders will be paid by Redwood Mortgage Corp. Redwood Mortgage Corp. will pay the commissions from the proceeds of the formation loan that is being made from the partnership. In other words, the partnership lends to Redwood Mortgage Corp., funds from the offering proceeds equal to the amount of sales commission owed to the participating broker dealers. For example, if an investor elects to invest $10,000 and elects to reinvest his earnings, the participating broker dealer will be paid a 9% or $900 sales commission. Instead of paying $900 to the participating broker dealer, the partnership will lend $900 to Redwood Mortgage Corp. as part of the formation loan. Redwood Mortgage Corp. pays the participating broker dealer its sales commission and then over time repays the partnership the amount of the loan, in the case of our example, $900. That loan, called a formation loan, is non-interest bearing, unsecured, and is paid back to the partnership by Redwood Mortgage Corp. over time. The total principal balance of the formation loan will not be known until the offering closes and all sales commissions are paid. With respect to this offering, the formation loan could range from a minimum of $2,500,000 assuming all investors elected to receive current cash distributions to a maximum of $4,500,000 assuming all investors elected to compound their earnings.

     Initially, upon the formation of the partnership, approximately eighty four percent (84%) of each dollar invested will be available for loans assuming that all units offered are purchased and no leveraged funds are utilized. However, as Redwood Mortgage Corp. repays the formation loan, and if working capital reserves are applied to loans as has occurred in prior programs, approximately ninety-six percent (96%), will be available for investment in loans.

     Although it is possible that the amount of the formation loan could be as much as nine percent (9%) of the gross proceeds, it is anticipated that the formation loan will average approximately 7.6% of capital raised. The reason for this lower anticipated formation loan amount is that through historical experience and knowledge of professionals in the industry, the general partners anticipate that sixty-five percent (65%) of the limited partners will elect to compound their earnings and thirty-five percent (35%) will elect to receive distributions of earnings. However, if more than sixty-five percent of limited partners elect to compound earnings, then the formation loan will be higher because there will be more 9% sales commissions paid. Similarly, if more than thirty-five percent of limited partners elect to receive cash distributions, the formation loan will be less because there will be more 5% sales commissions paid. The formation loan will be unsecured, will not bear interest, and will be repaid in annual installments. Upon commencement of this offering, Redwood Mortgage Corp. shall make annual installments of one-tenth of the principal balance of the formation loan as of December 31 of each year, reduced by a portion of the early withdrawal penalties. Such payments shall be due and payable by December 31 of the following year. Upon the termination of the offering, the principal balance outstanding shall be amortized over ten years with payments being made on or before December 31 of each year in equal annual installments of 1/10 of the principal amount outstanding as of the termination date, reduced by a portion of the early withdrawal penalties. Each payment of principal amounts after the termination date shall be made on or before December 31 of the following year.

     The formation loan for the first offering of units ($15,000,000) totaled $1,074,840, which represented 7.2% of the limited partners contributions. No payments were due on this formation loan until after the termination of the offering which occurred in October, 1996. The first payment commenced January, 1997 and was due on December 31, 1997. The final payment will be due December 31, 2006 unless prepaid earlier.

     The formation loan for the second offering of units ($30,000,000) totaled $2,271,916 which represented 7.6% of the limited partners contributions of $29,992,574. The first payment was due December 31, 1997. Payments were due on the formation loan for the second offering at 1/10 of the outstanding principal balance of the formation loan until the offering terminated. Then after the offering terminated in August 2000, the remaining balance at December 31, 2000 is being paid in equally amortized over 10 years, which began December 31, 2001. The final payment will be due December 31, 2010 unless prepaid earlier.

     As of December 31, 2001 the partnership, in connection with the third formation loan, had loaned $1,839,684 to Redwood Mortgage Corp. from the offering proceeds to pay sales commissions to participating broker dealers. This represents 7.4% of limited partner contributions of $24,751,356. The first payment commenced January, 2001. Payments were due on the formation loan for the third offering at 1/10 of the principal balance at December 31, of the preceding year, until the offering terminated and then equally amortized over ten years, which will commence January, 2003. The final payment will be due December 31, 2013, unless prepaid earlier.

     The following table summarizes the payments that have been made on the three formation loans through December 31, 2001.

                                             Formation Loans and Payments

------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

          Principal       Principal       Principal       Total     Payments       Application     Total        Balance
         advanced 1st   advanced 2nd    advanced 3rd     Payments   received        of early       Applied
  Year    offering        offering        offering         Due      from Redwood   withdrawal
                                                                    Mortgage Corp.  penalties
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
  1993   $205,954             -              -             -              -               -             -       $205,954
  1994    319,302             -              -             -              -               -             -        525,256
  1995    249,972             -              -             -              -               -             -        775,228
  1996    299,612        15,384              -             -          8,960           7,559         16,519     1,073,705
  1997          -       420,511              -         109,022       98,999           8,524        107,523     1,386,693
  1998          -       403,518              -         151,074      133,579          15,728        149,307     1,640,904
  1999          -       708,461              -         186,532      164,731          25,960        190,691     2,158,674
  2000          -       724,042        378,154         247,631      230,116          19,883        249,999     3,010,871
  2001          -             -      1,461,530         339,587      299,987          45,984        345,971     4,126,430

========================================================================================================================
========================================================================================================================

Total  $1,074,840    $2,271,916     $1,839,684      $1,032,846     $936,372        $123,638     $1,060,010


     Redwood Mortgage Corp., at its option, may prepay all or any part of the formation loan. Redwood Mortgage Corp. intends to repay the formation loan principally from loan brokerage commissions earned on loans, and the receipt of a portion of the early withdrawal penalties and other fees paid by the partnership. Since Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on loans to repay the formation loan, if all or any one of the initial general partners is removed as a general partner by the vote of a majority of limited partners and a successor or additional general partner(s) is thereafter designated, and if such successor or additional general partner(s) begins using any other loan brokerage firm for the placement of loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the formation loan (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the days elapsed). In addition, if all of the general partners are removed, no successor general partners are elected, the partnership is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, the debt on the formation loan shall be forgiven and Redwood Mortgage Corp. will be immediately released from any further obligation under the formation loan.

     Because the formation loan does not bear interest, it will have the effect of slightly diluting the rate of return to limited partners, but to a much lesser extent than if the partnership were required to bear all of its own syndication expenses as is the case with certain other publicly offered mortgage pools.

     Escrow Arrangements. Funds received by the participating broker dealers from subscriptions for units will be immediately available to us for investment. As this is not our first offering, no escrow will be established. Subscription proceeds will be released to the partnership and deposited into the our operating account.

     Termination Date of Offering. The offering will terminate one (1) year from the effective date of the prospectus unless terminated earlier by the general partners, or unless extended by the general partners for additional one year periods.

     Subscription Account. Your subscription will be deposited into a subscription account at a federally insured commercial bank or depository and invested in short-term certificates of deposit, a money market or other liquid asset account. Once your subscription has been accepted, you will be admitted into the partnership only when your subscription funds are required by the partnership to fund a mortgage loan, for the formation loan, to create appropriate reserves, or to pay organizational expenses or other proper partnership activities (See "ESTIMATED USE OF PROCEEDS" at page 19). During the period prior to your admittance of as a limited partner, proceeds from the sale of units will be held by the general partners for your account in the subscription account. Investors' funds will be transferred from the subscription account into the partnership on a first-in, first-out basis. Upon your admission to the partnership, your subscription funds will be released to the partnership and units will be issued at the rate of $1 per unit or fraction thereon. Interest earned on subscription funds while in the subscription account will be returned to you, or if you elect to compound earnings (see below), the amount equal to such interest will be added to your investment in the partnership, and the number of units actually issued shall be increased accordingly.

     The general partners anticipate that the delay between delivery of a subscription agreement and admission to the partnership will be approximately 90 days, during which time you will earn interest at pass book savings account rates. Subscription agreements are non-cancelable and subscription funds are non-refundable for any reason. After having subscribed for at least 2,000 units ($2,000), you may at any time, and from time to time subscribe to purchase additional units in the partnership as long as the offering is open. You are liable for the payment of the full purchase price of all units for which you have subscribed.


                           SUPPLEMENTAL SALES MATERIAL

     Sales material in addition to this prospectus which may be used in connection with this offering include a sales brochure which will highlight and simplify certain information contained herein. If additional sales material is prepared for use in connection with the offering, use of such material will be conditioned on filing with and, if required, clearance by appropriate regulatory authorities.

         As of the date of this prospectus, it is anticipated that the following sales material will be authorized for use by us in connection with this offering

     o a brochure entitled Redwood Mortgage Investors VIII;

     o a a participating broker-dealer only fact sheet;

     o a slide presentation;

     o participating broker-dealer only updates;

     Only the brochure entitled Redwood Mortgage Investors VIII will be delivered to you. All of the other materials will be for broker-dealer use only.

     The general partners and their affiliates may also respond to specific questions from participating broker dealers and prospective investors. Business reply cards, introductory letters or similar materials may be sent to participating broker dealers for customer use, and other information relating to the offering may be made available to participating broker dealers for their internal use. However, the offering is made only by means of this prospectus. Except as described herein or in supplements hereto. We have not authorized the use of other sales materials in connection with the offering. Although the information contained in such material does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference or as forming the basis of the offering of the units described herein.

     No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this or in supplements hereto or in supplemental sales literature issued by the partnership and referred to in this prospectus or in supplements thereto. If you receive such information or representations, such information or representations must not be relied upon. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities other than the units to which it relates or any of such units to any person in any jurisdiction in which such offeror solicitation is unlawful. The delivery of this prospectus at any time does not imply that the information contained herein is correct at any time subsequent to its date.
                               LEGAL PROCEEDINGS

     In the normal course of business we may become involved in various types of legal proceedings such as assignments of rents, bankruptcy proceedings, appointments of receivers, unlawful detainers, judicial foreclosures, etc, to enforce the provisions of the deeds of trust, collect the debt owed under the promissory notes or to protect/recoup its investment from the real property secured by the deeds. None of these actions would typically be of any material importance. As of the date hereof, we are not involved in any legal proceedings other than those that would be considered part of the normal course of business.

                                LEGAL OPINION

     Legal matters in connection with the units offered hereby will be passed upon for the partnership Bingham McCutchen LLP, Three Embarcadero Center, San Francisco, California 94111, counsel for the partnership and the general partners. Such counsel has not represented the limited partners in connection with the units offered hereby.

                                     EXPERTS

     The financial statements of the partnership at December 31, 2000 and 2001, and for the three years ended December 31, 2001, the balance sheet at December 31, 2001, of Gymno Corporation, a general partner, and the balance sheet at September 30, 2001 of Redwood Mortgage Corp, a general partner, all included in this prospectus have been examined by Armanino McKenna LLP, independent certified public accountants, as set forth in their reports thereon appearing elsewhere herein and have been included herein in reliance on such reports and the authority of such firm as experts in accounting and auditing. The accounting firm of Caporicci, Cropper & Larson which initially performed the audit of the partnership's financial statement as of December 31, 1999, no longer practices public accounting services. The general partners requested that its current independent public accountants, Armanino McKenna, LLP, reaudit such financial statement. The audit report of Armanino McKenna, LLP related to the 1999 fiscal year is presented on page 103 of this prospectus. Neither the previous report of Caporicci, Cropper & Larson nor the current report of Armanino McKenna, LLP on the year ended December 31, 1999, nor the subsequent reports of Armanino McKenna, LLP on the partnerships financial statements as of and for the years ended December 31, 2001 and 2000, contained an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During these periods there were no "disagreements" or "reportable events" within the meaning of Item 304(a) (1) (iv) or Item 304(a)
(1) (v) of Regulation S-K promulgated under the Securities Act fo 1933. The statements under the caption "MATERIAL FEDERAL INCOME TAX CONSEQUENCES" at page 60 and "ERISA CONSIDERATIONS" at page 69 as they relate to the matters referenced therein have been reviewed by the Bingham McCutchen LLP, and are included herein in reliance upon the authority of that firm as experts thereon.

                             ADDITIONAL INFORMATION

     The partnership has filed with the Securities and Exchange Commission, Washington, D.C. 20549, a Registration Statement under the Securities Act of 1933, as amended, with respect to the units offered pursuant to this prospectus. For further information, reference is made to the registration statement and to the exhibits thereto which are available for inspection at no fee in the Office of the Commission in Washington, D.C., 450 Fifth Street, N.W., Washington, D.C. 20549. Photostatic copies of the material containing this information may be obtained from the Commission upon paying of the fees prescribed by the rules and regulations at the Washington office only. Additionally, the Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants, such as the partnership, that file electronically. The address of the Commission's website is http://www.sec.gov.

                  TABULAR INFORMATION CONCERNING PRIOR PROGRAMS

     Appendix I contains prior performance and investment information for the general partners' previous programs. Tables I through III of Appendix I contain unaudited information relating to the prior offerings of the partnership and their experience in raising and investing funds, compensation of the general partners and their affiliates and operating results of prior programs. Table V of Appendix I contains unaudited information relating to the partnership's prior programs' payment of mortgage loans. Table IV is not included because none of the partnerships has completed its operations or disposed of all of its loans.

     Purchasers of the units offered by this prospectus will not acquire any ownership in interest in any prior program identified in Table V and should not assume that the results of the prior programs will be indicative of the future results of this partnership. Moreover, the operating results for the prior programs identified in Table V should not be considered indicative of future results of the prior programs or whether the prior programs will achieve their investment objectives which will in large part depend on facts which cannot now be determined.

                                    GLOSSARY

     The following are definitions of certain terms used in the prospectus and not otherwise defined herein:

     Assignee. The term "Assignee" shall mean a person who has acquired a beneficial interest in one or more units but who is neither a limited partner nor an assignee of record.

     Capital Account. The term "Capital Account", means, with respect to any partner, the capital account maintained for such partner in accordance with the following provisions:

     (a) To each partner's capital account there shall be credited, such partner's capital contribution, such partner's distributive share of profits, and any items in the nature of income and gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a partner and the amount of any partnership liabilities that are assumed by such partner or that are secured by any partnership property distributed to such partner.

     (b) To each partner's capital account there shall be debited the amount of cash and the gross asset value of any partnership property distributed to such partner pursuant to any provision of this agreement, such partner's distributive share of losses, and any items in the nature of expenses and losses that specially allocated to a partner and the amount of any liabilities of such partner that are assumed by the partnership or that are secured by any property contributed by such partner to the partnership.

     Distributions. The term "Distributions" means any cash or other property distributed to holders and the general partners arising from their interests in the partnership, but shall not include any payments to the general partners under the provisions of Article 10 of the partnership agreement.

     Earnings. The term "Earnings" means all revenues earned by the partnership less all expenses incurred by the partnership.

     Holders. The term "Holders" means the owners of units who are either partners or assignees of record, and reference to a "Holder" shall be to any one of them.

     Limited Partnership Interest. The term "Limited Partnership Interest" means a limited partnership interest in Redwood Mortgage Investors VIII, acquired pursuant to the purchase of units and thereafter means the percentage ownership interest of any limited partner in the partnership determined at any time by dividing a limited partner's current capital account by the total outstanding capital accounts of all limited partners.

     Net Income or Net Loss. The term "Net Income or Net Loss" means for each fiscal year or any other period, an amount equal to the partnership's taxable income or loss for such fiscal year or other given period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

     (a) Any income of the partnership that is exempt from federal income tax and not otherwise taken into account in computing profits or losses shall be added to such taxable income or loss;

     (b) Any expenditures of the partnership described in Section 105(a)(2)(B) of the Code or treated as Section 105(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.7041(b)(2)(iv)(i), and not otherwise taken into account in computing profits or losses pursuant to Section 10.16 of the partnership agreement, shall be subtracted from such taxable income or loss;

     (c) Gain or loss resulting from any disposition of partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the gross asset value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its gross asset value;

     (d) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deductions for such fiscal year or other period, computed such that if the gross asset value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of a fiscal year or other period, depreciation, amortization or other cost recovery deductions shall be an amount which bears the same ratio to such beginning gross asset value as the federal income tax depreciation, amortization or other cost recovery deductions for such fiscal year or other period bears to such beginning adjusted tax basis; and

     (e) Notwithstanding any other provision of Section 10.16 of the partnership agreement, any items in the nature of income or gain or expenses or losses, which are specially allocated, shall not be taken into account in computing profits or losses.

     Special-Use Properties. The term "Special-Use Properties" shall mean bowling alleys, churches and gas stations.

     Subscription  Agreement.   The  term  "Subscription  Agreement"  means  the
agreement, attached to this prospectus as Exhibit B, in which a prospective investor agrees to purchase units in Redwood Mortgage Investors VIII.

     Tax-Exempt Investors. The term "Tax-Exempt Investor(s)" means qualified pension, profit sharing and other private retirement trusts, bank funds for such trusts, government pension and retirement trusts, HR-10 (Keogh) plans and individual retirement accounts (IRAs).

     Working Capital Reserve. The term "Working Capital Reserve" shall mean a portion of the invested capital which the general partners, in their discretion, determine is prudent to be maintained by the partnership to pay for operating, and other costs and expenses the partnership may incur with respect to its activities.

                        INDEX TO THE FINANCIAL STATEMENTS


                                                                           Page
Redwood Mortgage Investors VIII

Independent Auditors' Report.................................................86
Financial Statements, December 31, 1999, 2000
   and 2001, with Auditors' Report Thereon...................................87
Interim Financial Statements as of June 30, 2002 (unaudited)................102

GYMNO Corporation

Independent Auditors' Report................................................120
Financial Statements as of December 31, 2001,
  with Auditor's Report Theron..............................................121
Interim Financial Statements as of June 30, 2002 (unaudited)................123

Redwood Mortgage Corp.

Independent Auditors' Report................................................126
Financial Statements, September 30, 2001,
  with Auditors' Report Thereon.............................................127
Interim Financial Statements, as of June 30, 2002 (unaudited)...............132

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                              FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

                              ARMANINO McKENNA LLP
                          CERTIFIED PUBLIC ACCOUNTANTS
                        1855 Olympic Boulevard, Suite 225
                             Walnut Creek, CA 94596
                                 (925) 939-8500



                          INDEPENDENT AUDITORS' REPORT


THE PARTNERS
REDWOOD MORTGAGE INVESTORS VIII
REDWOOD CITY, CALIFORNIA

     We have audited the accompanying balance sheets of REDWOOD MORTGAGE INVESTORS VIII (A California Limited Partnership) as of December 31, 2001 and 2000 and the related statements of income, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of REDWOOD MORTGAGE INVESTORS VIII as of December 31, 2001 and 2000, and the results of its operations and cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.





/s/ Thomas E. Gard
ARMANINO McKENNA LLP







Walnut Creek, California
February 16, 2002, except for 1999 information for which the date is May 6, 2002.

                        REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                                 BALANCE SHEETS
                           DECEMBER 31, 2001 AND 2000


                                     ASSETS

                                                                              2001                  2000
                                                                          --------------        --------------

Cash and cash equivalents                                                    $1,916,578            $1,459,725
                                                                          --------------        --------------
Loans
  Loans secured by deeds of trust, held to maturity                          82,789,833            68,570,992
  Loans, unsecured                                                                3,967                53,838
                                                                          --------------        --------------
                                                                             82,793,800            68,624,830
Less allowance for losses                                                     2,247,191             1,344,938
                                                                          --------------        --------------
  Net loans                                                                  80,546,609            67,279,892

Interest and other receivables
  Accrued interest on loans and late fees                                     3,236,721             1,039,469
  Advances on loans                                                             194,655               172,004
                                                                           --------------        --------------
                                                                              3,431,376             1,211,473


Prepaid loan fees                                                                 6,123                13,416
                                                                          --------------        --------------

       Total assets                                                         $85,900,686           $69,964,506
                                                                          ==============        ==============


                        LIABILITIES AND PARTNERS' CAPITAL


Liabilities
  Accounts payable                                                             $73,889                $30,000
  Note payable - bank line of credit                                        11,400,000             16,400,000
  Deferred interest                                                                  -                 82,253
                                                                         --------------         --------------

       Total liabilities                                                    11,473,889             16,512,253
                                                                         --------------         --------------

Investors in applicant status                                                  672,617                224,900
                                                                         --------------         --------------

Partners' capital
     Limited partners' capital, subject to redemption
          net of unallocated syndication costs of $399,249 and
          $310,438 for 2001 and 2000, respectively:
          and formation loan receivable of $4,126,430 and
          $3,010,871 for 2001 and 2000, respectively                        73,688,241             53,180,209

     General partners' capital, net of unallocated syndication costs
          of $4,033 and $3,136 for 2001 and 2000, respectively                  65,939                 47,144
                                                                         --------------         --------------
             Total partners' capital                                        73,754,180             53,227,353
                                                                         --------------         --------------
             Total liabilities and partners' capital                       $85,900,686            $69,964,506
                                                                         ==============         ==============

The accompanying notes are an integral part of the financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                              STATEMENTS OF INCOME
                FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 and 1999

                                                                            YEARS ENDED DECEMBER 31,
                                                               ----------------------------------------------------
                                                                   2001               2000               1999
                                                               --------------     --------------    ---------------
Revenues
  Interest on Loans                                               $8,920,082         $6,261,470         $4,337,427
  Interest - interest bearing accounts                                 8,270             11,154              8,197
  Late charges                                                        98,817             65,520             27,859
  Other                                                                8,031             10,675             52,762
                                                               --------------     --------------    ---------------

                                                                   9,035,200          6,348,819          4,426,245
                                                               --------------     --------------    ---------------
Expenses
  Mortgage servicing fees                                            552,323            505,823            359,464
  Interest on note payable - bank                                    971,901            887,546            526,697
  Amortization of loan origination fees                               13,542             11,667             10,503
  Provision for losses on loans and
    real estate acquired through foreclosure                         956,639            375,579            408,890
  Asset management fees                                              157,999             60,595             42,215
  Clerical costs through Redwood Mortgage Corp.                      241,195            113,580             85,171
  Professional services                                               12,795             64,356             31,814
  Printing, supplies and postage                                      26,778             18,249              7,102
  Other                                                               11,571             19,206             10,195
                                                               --------------     --------------    ---------------

                                                                   2,944,743          2,056,601          1,482,051
                                                               --------------     --------------    ---------------
Other Income (expense)
  Interest credited to partners in applicant status                    (800)            (4,757)            (1,914)
  Gain on sale of property and equipment                               3,676                  -                  -
                                                               --------------     --------------    ---------------

Net income                                                        $6,093,333         $4,287,461         $2,942,280
                                                               ==============     ==============    ===============

  Net income: General Partners (1%)                                  $60,933            $42,875            $29,423
              Limited Partners (99%)                               6,032,400          4,244,586          2,912,857
                                                               --------------     --------------    ---------------

Total - net income                                                $6,093,333         $4,287,461         $2,942,280
                                                               ==============     ==============    ===============

Net income per $1,000 invested by limited partners for entire period
     Where income is reinvested and compounded                           $90                $86                $84
                                                               ==============     ==============    ===============

     Where partner receives income in monthly distributions              $87                $83                $81
                                                               ==============     ==============    ===============






The accompanying notes are an integral part of the financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 and 1999

                                                                                      PARTNERS' CAPITAL
                                                          -----------------------------------------------------------------------
                                                                                  LIMITED PARTNERS' CAPITAL
                                                          -----------------------------------------------------------------------
                                       Partners In        Capital Account    Unallocated          Formation
                                        Applicant           Limited          Syndication             Loan
                                          Status           Partners             Costs             Receivable              Total
                                       -------------    ----------------    ---------------     ---------------     --------------
Balances at December 31, 1998                     0          29,020,110          (353,875)         (1,640,904)         27,025,331
Contributions on application              9,530,318                   0                  0                   0                  0
Formation loan increases                          0                   0                  0           (708,461)          (708,461)
Formation loan payments                           0                   0                  0             164,731            164,731
Interest credited to partners
        in applicant status                   1,914                   0                  0                   0                  0
Upon admission to partnership:
    Interest withdrawn                      (1,002)                   0                  0                   0                  0
    Transfers to partners' capital      (9,201,230)           9,191,719                  0                   0          9,191,719
Net Income                                        0           2,912,857                  0                   0          2,912,857
Syndication costs incurred                        0                   0          (177,099)                   0          (177,099)
Allocation of syndication costs                   0           (175,012)            175,012                   0                  0
Partners' withdrawals                             0         (1,378,924)                  0                   0        (1,378,924)
Early withdrawal penalties                        0            (39,725)             13,628              25,960              (137)
                                       -------------    ----------------    ---------------     ---------------     --------------
Balances at December 31, 1999               330,000          39,531,025          (342,334)         (2,158,674)         37,030,017
Contributions on application             14,887,081                   0                  0                   0                  0
Formation loan increases                          0                   0                  0         (1,102,196)        (1,102,196)
Formation loan payments                           0                   0                  0             230,116            230,116
Interest credited to partners
        in applicant status                   4,757                   0                  0                   0                  0
Upon admission to partnership:
    Interest withdrawn                        (779)                   0                  0                   0                  0
    Transfers to partners' capital     (14,996,159)          14,981,287                  0                   0         14,981,287
Net income                                        0           4,244,586                  0                   0          4,244,586
Syndication costs incurred                        0                   0          (266,903)                   0          (226,903)
Allocation of syndication costs                   0           (248,361)            248,361                   0                  0
Partners' withdrawals                             0         (1,976,594)                  0                   0        (1,976,594)
Early withdrawal penalties                        0            (30,425)             10,438              19,883              (104)
                                       -------------    ----------------    ---------------     ---------------     --------------

Balances at December 31, 2000               224,900          56,501,518          (310,438)         (3,010,871)         53,180,209
Contributions on application             19,712,488                   0                  0                   0                  0
Formation loan increases                          0                   0                  0         (1,461,530)        (1,461,530)
Formation loan payments                           0                   0                  0             299,987            299,987
Interest credited to partners
        in applicant status                     800                   0                  0                   0                  0
Upon admission to partnership:
    Interest withdrawn                        (409)                   0                  0                   0                  0
    Transfers to partners' capital     (19,265,162)          19,245,470                  0                   0         19,245,470
Net income                                                    6,032,400                                                 6,032,400
Syndication costs incurred                        0                              (291,149)                   0          (291,149)
Allocation of syndication costs                   0           (178,200)            178,200                   0                  0
Partners' withdrawals                             0         (3,316,902)                  0                   0        (3,316,902)
Early withdrawal penalties                        0            (70,366)             24,138              45,984              (244)
                                       -------------    ----------------    ---------------     ---------------     --------------

Balances at December 31, 2001              $672,617         $78,213,920         $(399,249)        $(4,126,430)        $73,688,241
                                       =============    ================    ===============     ===============     ==============

The accompanying notes are an integral part of the financial statements

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 and 1999

                                                                                 PARTNERS' CAPITAL

                                                      ----------------------------------------------------
                                                                             GENERAL PARTNERS' CAPITAL
                                                      ----------------------------------------------------
                                                       Capital Account     Unallocated                             Total
                                                          General          Syndication          Total            Partners'
                                                         Partners             Costs                               Capital
                                                      ----------------    --------------     -------------    ----------------
Balances at December 31, 1998                                  25,897           (3,574)            22,323          27,047,654
Contributions on application                                        0                 0                 0                   0
Formation loan increases                                            0                 0                 0           (708,461)
Formation loan payments                                             0                 0                 0             164,731
Interest credited to partners in applicant status                   0                 0                 0                   0
Upon admission to partnership:
    Interest withdrawn                                              0                 0                 0                   0
    Transfers to partners' capital                              9,511                 0             9,511           9,201,230
Net income                                                     29,423                 0            29,423           2,942,280
Syndication costs incurred                                          0           (1,789)           (1,789)           (178,888)
Allocation of syndication costs                               (1,768)             1,768                 0                   0
Partners' withdrawals                                        (27,655)                 0          (27,655)         (1,406,579)
Early withdrawal penalties                                          0               137               137                   0
                                                      ----------------    --------------     -------------    ----------------

Balances at December 31, 1999                                  35,408           (3,458)            31,950          37,061,967
Contributions on application                                        0                 0                 0                   0
Formation loan increases                                            0                 0                 0         (1,102,196)
Formation loan payments                                             0                 0                 0             230,116
Interest credited to partners in applicant status                   0                 0                 0                   0
Upon admission to partnership:
    Interest withdrawn                                              0                 0                 0                   0
    Transfers to partners' capital                             14,872                 0            14,872          14,996,159
Net income                                                     42,875                 0            42,875           4,287,461
Syndication costs incurred                                          0           (2,291)           (2,291)           (229,194)
Allocation of syndication costs                               (2,509)             2,509                 0                   0
Partners' withdrawals                                        (40,366)                 0          (40,366)         (2,016,960)
Early withdrawal penalties                                          0               104               104                   0
                                                      ----------------    --------------     -------------    ----------------

Balances at December 31, 2000                                  50,280           (3,136)            47,144          53,227,353
Contributions on application                                        0                 0                 0                   0
Formation loan increases                                            0                 0                 0         (1,461,530)
Formation loan payments                                             0                 0                 0             299,987
Interest credited to partners in applicant status                   0                 0                 0                   0
Upon admission to partnership:
    Interest withdrawn                                              0                 0                 0                   0
    Transfers to partners' capital                             19,692                 0            19,692          19,265,162
Net income                                                     60,933                 0            60,933           6,093,333
Syndication costs incurred                                          0           (2,941)           (2,941)           (294,090)
Allocation of syndication costs                               (1,800)             1,800                 0                   0
Partners' withdrawals                                        (59,133)                 0          (59,133)         (3,376,035)
Early withdrawal penalties                                          0               244               244                   0
                                                      ----------------    --------------     -------------    ----------------
                                                              $69,972          $(4,033)           $65,939         $73,754,180
                                                      ================    ==============     =============    ================

The accompanying notes are an integral part of the financial statements



                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 2001, 2000 and 1999

                                                                      2001                   2000                  1999
                                                                -----------------     -------------------    -----------------

Cash flows from operating activities
   Net income                                                         $6,093,333              $4,287,461           $2,942,280
   Adjustments to reconcile net income to
     net cash provided by operating activities
     Provision for doubtful accounts                                     902,253                 510,579              420,286
     Provision for gain on real estate held for sale
                                                                               -                       -             (11,396)
        Change in operating assets and liabilities
         Accrued interest and advances, less
             transfers to allowance for doubtful accounts            (2,219,903)               (466,701)
                                                                                                                     (74,209)
         Deferred interest                                                                     (131,276)
                                                                        (82,253)                                       88,724
         Amounts due from unsecured loans                                                        (4,748)
                                                                          49,871                                        (241)
         Deferred loan fees                                                                        6,332
                                                                           7,293                                        5,503
         Accounts payable
                                                                          43,889                     587               26,913
                                                                -----------------     -------------------    -----------------
Net cash provided by operating activities                              4,794,483               4,202,234            3,397,860
                                                                -----------------     -------------------    -----------------

Cash flows from investing activities
     Loans made                                                     (47,512,368)            (49,289,289)         (24,030,919)
     Principal collected on loans                                     33,293,527              16,411,445           20,243,729
     Proceeds from sale of real estate
                                                                               -                       -               79,282
     Payments for purchases of real estate
                                                                               -                       -              (1,886)
     Dispositions of (additions to) real estate held by
           Limited Liability Corporation                                       -                 359,942
                                                                                                                     (69,219)
                                                                -----------------     -------------------    -----------------
Net cash used in investing activities                               (14,218,841)            (32,517,902)          (3,779,013)
                                                                -----------------     -------------------    -----------------

Cash flows from financing activities
   Borrowings (repayments) on line of credit, net                    (5,000,000)              16,400,000          (5,947,000)
   Contributions by partner applicants                                19,712,488              14,887,081            9,530,318
   Interest credited to partners in applicant status                                               4,757
                                                                             800                                        1,914
   Interest withdrawn by partners in applicant status
                                                                           (409)                   (779)              (1,002)
   Partners' withdrawals                                             (3,376,035)             (2,016,960)          (1,406,579)
   Syndication costs incurred                                          (294,090)               (229,194)            (178,888)
   Formation loan lending                                            (1,461,530)             (1,102,196)            (708,461)
   Formation loan collections                                            299,987                 230,116              164,731
                                                                -----------------     -------------------    -----------------
Net cash provided by financing activities                              9,881,211              28,172,825            1,455,033

Net increase (decrease) in cash and cash equivalents                     456,853               (142,843)            1,073,880

Cash and cash equivalents - beginning of year                          1,459,725               1,602,568              528,688
                                                                -----------------     -------------------    -----------------

Cash and cash equivalents - end of year                               $1,916,578              $1,459,725           $1,602,568
                                                                =================     ===================    =================

Cash paid for interest                                                 $ 971,901               $ 887,546            $ 526,697
                                                                =================     ===================    =================

The accompanying notes are an integral part of these financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 1 - ORGANIZATION AND GENERAL

     Redwood Mortgage Investors VIII, a California Limited Partnership (the "Partnership"), was organized in 1993 of which Michael R. Burwell, Gymno Corporation and Redwood Mortgage Corp., both California Corporations, are the General Partners. The Partnership was organized to engage in business as a mortgage lender for the primary purpose of making loans secured by Deeds of Trust on California real estate. Loans are being arranged and serviced by Redwood Mortgage Corp., a General Partner. At December 31, 2001 and 2000, the Partnership was in the offering stage, wherein contributed capital totaled $69,003,330 and $49,758,250, respectively, in limited partner contributions of an approved aggregate offering of $75,000,000, in Units of one dollar each. As of December 31, 2001 and 2000, $672,617 and $224,900, respectively, remained in applicant status, and total Units sold were in the aggregate of $69,675,947 and $49,983,150, respectively. At December 31, 2001, the General Partners, Redwood Mortgage Corp. and Michael R. Burwell, have stockholder's equity and net worth respectively in excess of $1,000,000 each. Gymno Corporation, the Corporate General Partner, has stockholder's equity in excess of $100,000. The material assets of Michael R. Burwell are not considered readily marketable.

     A minimum of $250,000 and a maximum of $15,000,000 in Units were initially offered through qualified broker-dealers. This initial offering was closed in October 1996. In December 1996, the Partnership commenced a second offering of an additional $30,000,000 in Units. This offering was closed on August 30, 2000 and on August 31, 2000, the partnership commenced a third offering for an additional 30,000,000 Units ($30,000,000), which is still open. As loans are identified, partners are transferred from applicant status to admitted partners participating in loan operations. Each month's income is distributed to partners based upon their proportionate share of partners' capital. Some partners have elected to withdraw income on a monthly, quarterly or annual basis.

     A. Sales Commissions - Formation Loan Sales commissions are not paid directly by the Partnership out of the offering proceeds. Instead, the Partnership loans to Redwood Mortgage Corp., one of the General Partners, amounts to pay all sales commissions and amounts payable in connection with unsolicited orders. This loan is referred to as the "Formation Loan". It is unsecured and non-interest bearing.

     The Formation Loan relating to the initial $15,000,000 offering totaled $1,074,840, which was 7.2% of limited partners contributions of $14,932,017 at December 31, 1996. It is to be repaid, without interest, in ten annual installments of principal, which commenced on January 1, 1997, following the year the initial offering closed.

     The Formation Loan relating to the second offering ($30,000,000) totaled $2,271,916, which was 7.6% of limited partners contributions of $29,992,574 at December 31, 2000. It is to be repaid, without interest, in ten annual installments of principal, which commenced on January 1, 2001, following the year the second offering closed.

     The Formation Loan relating to the third offering ($30,000,000) totaled $1,839,684, which was 7.4% of the limited partners contributions of $24,751,355 at December 31, 2001. It is to be repaid, without interest, in ten annual installments of principal, which will commence on January 1, 2003. The third offering is expected to close during 2002.

     Sales commissions range from 0% (units sold by General Partners) to 9% of gross proceeds. The Partnership anticipates that the sales commissions will approximate 7.6% based on the assumption that 65% of investors will elect to reinvest earnings, thus generating 9% commissions. The principal balance of the Formation Loan will increase as additional sales of Units are made each year. The amount of the annual installment payment to be made by Redwood Mortgage Corp., during the offering stage, will be determined at annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year.

                        REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 1 - ORGANIZATION AND GENERAL(Continued)
The following summarizes Formation Loan transactions to December 31, 2001:

                                               Initial          Subsequent          Current
                                             Offering of        Offering of        Offering of
                                             $15,000,000        $30,000,000        $30,000,000           Total
                                            ---------------    --------------     --------------    ----------------

Limited Partner contributions                  $14,932,017       $29,992,574        $24,751,356         $69,675,947
                                            ===============    ==============     ==============    ================

Formation Loan made                             $1,074,840        $2,271,916         $1,839,684          $5,186,440
Payments to date                                 (430,882)         (467,674)           (37,816)           (936,372)
Early withdrawal penalties applied                (46,950)          (56,106)           (20,582)           (123,638)
                                            ---------------    --------------     --------------    ----------------

Balance December 31, 2001                         $597,008        $1,748,136         $1,781,286          $4,126,430
                                            ===============    ==============     ==============    ================

Percent loaned of Partners'
   Contributions                                      7.2%              7.6%               7.4%                7.4%
                                            ===============    ==============     ==============    ================

     The Formation Loan, which is receivable from Redwood Mortgage Corp., one of the General Partners, has been deducted from Limited Partners' Capital in the balance sheet. As amounts are collected from Redwood Mortgage Corp., the deduction from capital will be reduced.

     B. Syndication Costs Offering expenses, other than sales commissions, (including printing costs, attorney and accountant fees, registration and filing fees and other costs), will be paid by the Partnership.

Through December 31, 2001, syndication costs of $1,690,933 had been incurred by the Partnership with the following distribution:

                                                Syndication
                                                    Costs
                                           -----------------
Costs incurred                                   $1,690,933
Early withdrawal penalties applied                 (66,479)
Allocated and amortized to date                 (1,221,172)
                                           -----------------
December 31, 2001 balance                          $403,282
                                           =================

     Syndication costs attributable to the initial offering ($15,000,000) were limited to the lesser of 10% of the gross proceeds or $600,000 with any excess being paid by the General Partners. Applicable gross proceeds were $14,932,017. Related expenditures totaled $582,365 ($569,865 syndication costs plus $12,500 organization expense) or 3.90%.

     As of December 31, 2000, syndication costs attributable to the subsequent offering #2 ($30,000,000) totaled $597,784, (2.0% of contributions), with the costs of the offering being greater at the initial stages due to professional and filing fees related to formulating the offering documents.

     In August 2000, the current offering #3 began incurring syndication costs. As of December 31, 2001 and 2000 the offering had incurred $523,285 (2.11% of contributions) and $229,195 (4.7% of contributions), respectively, with the costs of the offering being greater at the initial stages due to professional and filing fees related to formulating the offering documents. The syndication costs payable by the Partnership are estimated to be $1,200,000 if the maximum is sold (4% of $30,000,000). The General Partners will pay any syndication expenses (excluding selling commissions) in excess of ten percent of the gross proceeds or $1,200,000, whichever is higher.

                        REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A. Accrual Basis Revenues and expenses are accounted for on the accrual basis of accounting wherein income is recognized as earned and expenses are recognized as incurred. Once a loan is categorized as impaired, interest is no longer accrued thereon. Any subsequent payments on impaired loans are applied to the outstanding balances on the Partnership's books.

     B. Management Estimates In preparing the financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the related periods. Such estimates relate principally to the determination of the allowance for doubtful accounts, including the valuation of impaired loans, and the valuation of real estate acquired through foreclosure. Actual results could differ significantly from these estimates.

     C. Loans, Secured by Deeds of Trust The Partnership has both the intent and ability to hold its loans to maturity, i.e., held for long-term investment. Loans are valued at cost for financial statement purposes with interest thereon being accrued by the effective interest method.

     Financial Accounting Standards Board Statements (SFAS) 114 and 118 provide that if the probable ultimate recovery of the carrying amount of a loan, with due consideration for the fair value of collateral, is less than amounts due according to the contractual terms of the loan agreement, and the shortfall in amounts due are not insignificant, the carrying amount of the investment (cost) shall be reduced to the present value of future cash flows discounted at the loan's effective interest rate. If a loan is collateral dependent, it is valued at the estimated fair value of the related collateral.

     At December 31, 2001, and 2000, loans categorized as impaired by the Partnership were $710,235, and $0, respectively, with a reduction in the carrying value of the impaired loans of $87,903, and $0 respectively. The reduction in the carrying value of the impaired loans is included in the allowance for doubtful accounts. During the year ended December 31, 2001, $66,037 was received as cash payments on these loans.

     As presented in Note 10 to the financial statements, the average loan to appraised value of security at the time the loans were consummated at December 31, 2001 and 2000 was 59.67% and 54.88%, respectively. When loans are valued for impairment purposes, the allowance is updated to reflect the change in the valuation of collateral security. However, this loan to value ratio has the tendency to minimize reductions for impairment.

     D. Cash and Cash Equivalents The Partnership considers all highly liquid financial instruments with a maturity of three months or less to be cash equivalents.

     The Partnership maintains deposits in financial institutions that are in excess of amounts that would be covered by federal insurance. The maximum amount of loss based upon the deposits held in the bank that could result from this risk at December 31, 2001 and 2000, is approximately $2,828,574 and $1,359,725, respectively.

     E. Real Estate Owned, Held for Sale Real Estate owned, held for sale, includes real estate acquired through foreclosure and is stated at the lower of the recorded investment in the property, net of any senior indebtedness, or at the property's estimated fair value, less estimated costs to sell. At December 31, 2001, there were no properties acquired by the Partnership as real estate owned (REO).

     F. Income Taxes No provision for Federal and State income taxes is made in the financial statements since income taxes are the obligation of the partners if and when income taxes apply.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------

G. Allowance for Doubtful Accounts
     Loans and the related accrued interest, fees, and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the loan system. A provision is made for bad debt to adjust the allowance for doubtful accounts to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable accounts receivable, including impaired loans, other loans, accrued interest, late fees and advances on loans, and other accounts receivable (unsecured). The composition of the allowance for doubtful accounts as of December 31, 2001, and 2000 was as follows:
                                                   December 31,
                                        ------------------------------------
                                              2001                  2000
                                        -------------       ----------------
Impaired loans                               $87,903                     $0
Unspecified loans                          2,155,321              1,291,150
Loans, unsecured                               3,967                 53,788
                                        -------------       ----------------

                                          $2,247,191             $1,344,938
                                        =============       ================

Allowance for Doubtful Accounts reconciliation:
Activity in the allowance for doubtful accounts is as follows for the years ending December 31:

                                    2001             2000           1999
                              ----------        ---------      ---------
Beginning Balance             $1,344,938        $ 834,359      $ 425,469
Provision for bad debt           956,639          469,442        448,161
Write-off of bad debt           (54,386)         (99,758)       (39,271)
Gain on sale of property               -          140,895              -
                              ----------       ----------      ---------
Ending Balance                $2,247,191       $1,344,938      $ 834,359

H. Net Income Per $1,000 Invested
     Amounts reflected in the statements of income as net income per $1,000 invested by Limited Partners for the entire period are actual amounts allocated to Limited Partners who held their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive monthly quarterly or annual distributions of their net income. Individual income is allocated each month based on the Limited Partners' pro rata share of Partners' Capital. Because the net income percentage varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or selected other options.

     I. Late Fee Revenue The Company recognizes late fee revenue when it is earned. Late fees are charged at 6% of the monthly balance, and are accrued net of an allowance for uncollectible late fees. For the year ended December 31, 2001, 2000, and 1999 late fee revenue of $98,817, $65,520, and $19,384, respectively, was recorded.

NOTE 3 - GENERAL PARTNERS AND RELATED PARTIES

     The following are commissions and/or fees, which are paid to the General Partners.

     A. Mortgage Brokerage Commissions For fees in connection with the review, selection, evaluation, negotiation and extension of loans the Partnership may collect an amount equivalent to 12% of the loaned amount until 6 months after the termination date of the offering. Thereafter, loan brokerage commissions (points) will be limited to an amount not to exceed 4% of the total Partnership assets per year. The loan brokerage commissions are paid by the borrowers, and thus, are not an expense of the Partnership. In 2001 and 2000, loan brokerage commissions paid by the borrowers were $1,155,636 and $1,877,921, respectively.

                        REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

     B. Mortgage Servicing Fees Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% annual) are paid to Redwood Mortgage Corp., based on the collection of payments from the borrowers. Mortgage servicing fees of $552,323, $505,823 and $359,464 were incurred for the years ended December 31, 2001, 2000 and 1999, respectively.

     C. Asset Management Fee The General Partners receive monthly fees for managing the Partnership's loan portfolio and operations up to 1/32 of 1% of the "net asset value" (3/8 of 1% annual). Management fees of $157,997, $60,595, and $42,215 were incurred for years 2001, 2000 and 1999, respectively.

     D. Other Fees The Partnership Agreement provides for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to the General Partners.

     E. Income and Losses All income and losses are credited or charged to partners in relation to their respective partnership interests. The distribution to the General Partners (combined) shall be a total of 1%.

     F. Operating Expenses One of the General Partners, Redwood Mortgage Corp. is reimbursed by the Partnership for all operating expenses actually incurred by it on behalf of the Partnership, including without limitation, out-of-pocket general and administration expenses of the Partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to Limited Partners. Such reimbursements are reflected as expenses in the Statement of Income.

     G. Contributed Capital The General Partners jointly or severally were to contribute 1/10 of 1% of the gross proceeds in cash contributions as proceeds from the offerings are received from the Limited Partners. As of December 31, 2001 and 2000 a General Partner, Gymno Corporation, had contributed $69,972 and $50,280, respectively, as capital in accordance with Section 4.02(a) of the Partnership Agreement.

NOTE 4 - OTHER PARTNERSHIP PROVISIONS

     The partnership is a California limited partnership. The rights, duties and powers of the general and limited partners of the partnership are governed by the limited partnership agreement and Sections 15611 et seq. of the California Corporations Code.

     The general partners are in complete control of the partnership business, subject to the voting rights of the limited partners on specified matters. Any one of the general partners acting alone has the power and authority to act for and bind the partnership.

     A majority of the outstanding limited partnership interests may, without the permission of the general partners, vote to: (i) terminate the partnership,
(ii) amend the limited partnership agreement, (iii) approve or disapprove the sale of all or substantially all of the assets of the partnership and (iv) remove or replace one or all of the general partners.

     The approval of all limited partners is required to elect a new general partner to continue the partnership business where there is no remaining general partner after a general ceases to be a general partner other than by removal.

     A. Applicant Status Subscription funds received from purchasers of Units are not admitted to the Partnership until appropriate lending opportunities are available. During the period prior to the time of admission, which is anticipated to be between 1-90 days, purchasers' subscriptions will remain irrevocable and will earn interest at money market rates, which are lower than the anticipated return on the Partnership's loan portfolio.

                        REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 4 - OTHER PARTNERSHIP PROVISIONS (Continued)

     During the periods ending December 31, 2001, 2000 and 1999, interest totaling $800, $4,757 and $1,914, respectively, was credited to partners in applicant status. As loans were made and partners were transferred to regular status to begin sharing in income from loans secured by deeds of trust, the interest credited was either paid to the investors or transferred to partners' capital along with the original investment.

     B. Term of the Partnership The term of the Partnership is approximately 40 years, unless sooner terminated as provided. The provisions provide for no capital withdraw for the first year. For years two through five, Limited Partners may withdrawal their capital balance subject to the penalty provision set forth in (E) below. Thereafter, partners have the right to withdraw over a five-year period, or longer.

     C. Election to Receive Monthly, Quarterly or Annual Distributions At subscription, investors elect either to receive monthly, quarterly or annual distributions of earnings allocations, or to allow earnings to compound. Subject to certain limitations, a compounding investor may subsequently change his election, but an investor's election to have cash distributions is irrevocable.

     D. Profits and Losses Profits and losses are allocated among the Limited Partners according to their respective capital accounts after 1% of the profits and losses are allocated to the General Partners.

     E. Liquidity, Capital Withdrawals and Early Withdrawals There are substantial restrictions on transferability of Units and accordingly an investment in the Partnership is non-liquid. Limited Partners have no right to withdraw from the Partnership or to obtain the return of their capital account for at least one year from the date of purchase of Units. In order to provide a certain degree of liquidity to the Limited Partners after the one-year period, Limited Partners may withdraw all or part of their Capital Accounts from the Partnership in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the Notice of Withdrawal is given, subject to a 10% early withdrawal penalty. The 10% penalty is applicable to the amount withdrawn as stated in the Notice of Withdrawal and will be deducted from the Capital Account.

     After five years from the date of purchase of the Units, Limited Partners have the right to withdraw from the Partnership on an installment basis. Generally this is done over a five-year period in twenty (20) quarterly installments. Once a Limited Partner has been in the Partnership for the minimum five-year period, no penalty will be imposed if withdrawal is made in twenty
(20) quarterly installments or longer. Notwithstanding the five-year (or longer) withdrawal period, the General Partners may liquidate all or part of a Limited Partner's capital account in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the Notice of Withdrawal is given. This withdrawal is subject to a 10% early withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn without penalty.

     The Partnership will not establish a reserve from which to fund withdrawals and, accordingly, the Partnership's capacity to return a Limited Partner's capital is restricted to the availability of Partnership cash flow.

     F. Guaranteed Interest Rate For Offering Period During the period commencing with the day a Limited Partner is admitted to the Partnership and ending 3 months after the offering termination date, which is one year from the effective date of the prospectus, unless extended by the General Partners for additional one year periods, the General Partners shall guarantee an earnings rate equal to the greater of actual earnings from mortgage operations or 2% above The Weighted Average Cost of Funds Index for the Eleventh District Savings Institutions (Savings & Loan & Thrift Institutions) as computed by the Federal Home Loan Bank of San Francisco on a monthly basis, up to a maximum interest rate of 12%. To date, actual realization exceeded the guaranteed amount for each month.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 5- LEGAL PROCEEDINGS

     The Partnership is involved in various legal actions arising in the normal course of business. In the opinion of management, such matters will not have a material effect upon the financial position of the partnership.

     NOTE 6 - NOTE PAYABLE - BANK LINE OF CREDIT The Partnership has a bank line of credit expiring June 30, 2002, of up to $20,000,000 at .25% over prime secured by its Loan portfolio. The note payable balances were $11,400,000 and $16,400,000 at December 31, 2001, and 2000, respectively. The interest rate was 5.0% and 9.75% at December 31, 2001 and 2000 respectively, (4.75% and 9.50 prime plus .25%).

     Should the General Partners choose not to renew the line of credit, the balance would be converted to a three year fully amortized loan.

NOTE 7 - INVESTMENT IN LIMITED LIABILITY CORPORATION

     As a result of acquiring real property through foreclosure, the Partnership contributed its interest (principally land) to a Limited Liability Corporation
(LLC), which was owned 100% by the Partnership. During the year ended December 31, 2000, the LLC completed construction and sold the property for a gain of $140,895 which was added to the reserves during the year. During the year ended December 31, 2001, the LLC was dissolved.

NOTE 8 - INCOME TAXES

     The following reflects reconciliation from net assets (Partners' Capital) reflected in the financial statements to the tax basis of those net assets:

                                                       December 31,
                                            ------------------------------------
                                                  2001                2000
                                            ---------------    -----------------
Net Assets - partners' capital per
   financial statements                         $73,754,180          $53,227,353
Non-amortized syndication costs                     403,282              313,574
Allowance for doubtful accounts                   2,247,191            1,344,938
Formation loans receivable                        4,126,430            3,010,817
                                            ---------------       --------------
Net assets tax basis                             80,531,083          $57,896,736
                                            ===============       ==============

     In 2001 and 2000, approximately 48% and 54% of taxable income was allocated to tax exempt organizations, i.e., retirement plans, respectively. Such plans do not have to file income tax returns unless their "unrelated business income" exceeds $1,000. Applicable amounts become taxable when distribution is made to participants.

NOTE 9 - FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of financial instruments:

     (a) Cash and Cash Equivalents. The carrying amount equals fair value. All amounts, including interest bearing, are subject to immediate withdrawal.

     (b) Loans (see note 2(c)) carrying value was $82,789,833 and $68,570,992 at December 31, 2001 and 2000, respectively. The fair value of these investments of $84,000,435 and $69,150,298 was estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. The applicable amount of the allowance for doubtful accounts along with accrued interest and advances related thereto should also be considered in evaluating the fair value versus the carrying value.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001

NOTE 10- ASSET CONCENTRATIONS AND CHARACTERISTICS

     The loans are secured by recorded deeds of trust. At December 31, 2001 and 2000, there were 76 and 68 loans outstanding, respectively, with the following characteristics:

                                                                                      2001              2000
                                                                                ----------        ----------
Number of loans outstanding                                                             76                68
Total loans outstanding                                                        $82,789,833       $68,570,992

Average loan outstanding                                                        $1,089,340        $1,008,397
Average loan as percent of total                                                     1.32%             1.47%
Average loan as percent of Partners' Capital                                         1.48%             1.89%

Largest loan outstanding                                                         7,000,000         4,000,000
Largest loan as percent of total                                                     8.46%             5.83%
Largest loan as percent of Partners' Capital                                         9.49%             7.51%

Number of counties where security is located (all California)                           12                12
Largest percentage of loans in one county                                           41.40%            41.72%
Average loan to appraised value of security
    at time loan was consummated                                                    59.67%            54.88%

Number of loans in foreclosure status                                                    3                 0
Amount of loans in foreclosure                                                  $1,050,790                 0

The following loan categories were held at December 31, 2001 and 2000:

                                                2001                     2000
                                                ----                     ----
First Trust Deeds                            $42,984,020             $37,806,032
Second Trust Deeds                            34,640,619              29,799,535
Third Trust Deeds                              5,165,194                 965,425
                                           -------------          --------------
  Total loans                                 82,789,833              68,570,992
Prior liens due other lend                    67,944,616              37,584,916
                                              ----------          --------------
  Total debt                                $150,734,449            $106,155,908
                                            ------------            ------------

Appraised property value at time of loan    $252,604,011            $193,420,663
                                            ------------            ------------

Total investments as a percent of appraisals      59.67%                  54.88%
                                            ------------            ------------

Investments by Type of Property
Owner occupied homes                         $11,018,765              $9,753,617
Non-Owner occupied homes                      26,523,195              16,471,074
Apartments                                     7,336,898               8,458,610
Commercial                                    37,910,975              33,887,691
                                            ------------             -----------
                                             $82,789,833             $68,570,992
                                             -----------             -----------

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 10- ASSET CONCENTRATIONS AND CHARACTERISTICS (Continued)

The interest rates on the loans range from 8.00% to 18.00% at December 31, 2001.

Scheduled maturity dates of loans as of December 31, 2001 are as follows:

                        Year Ending
                       December 31,            Amount
                      ----------------
                           2002                $57,822,416
                           2003                 16,382,004
                           2004                  3,690,525
                           2005                    396,260
                           2006                  2,784,413
                        Thereafter               1,714,215
                                          -----------------
                                               $82,789,833
                                          =================

     The scheduled maturities for 2002 include twenty-five loans totaling $23,610,528 ), which are past maturity at December 31, 2001. Interest payments on nine of these loans were delinquent.

     The cash balance at December 31, 2001 of $2,928,574 was in one bank with interest bearing balances totaling $2,013,286. The balances exceeded FDIC insurance limits (up to $100,000 per bank) by $2,828,574. This bank is the same financial institution that has provided the Partnership with the $20,000,000 limit line of credit (LOC). December 31, 2001, the LOC had a balance of $11,400,000. As and when deposits in the Partnership's bank accounts increase significantly beyond the insured limit, the funds are either placed on new loans or used to pay-down the line of credit balance.

     Workout Agreements The Partnership has negotiated various contractual workout agreements with borrowers whose loans are past maturity or who are delinquent in making payments. The Partnership is not obligated to fund additional money as of December 31, 2001. There are approximately 11 loans totaling $11,226,000 in workout agreements as of December 31, 2001.

NOTE 11: SUBSEQUENT EVENTS The Partnership is in the process of issuing a new offering for an additional 50,000,000 units ($50,000,000).

NOTE 12:  COMMITMENTS & CONTINGENCIES

     Construction Loans The Partnership has construction loans, which are at various stages of completion of the construction process at December 31, 2001. The Partnership has approved the borrowers up to a maximum loan balance; however, disbursements are made during completion phases throughout the construction process. At December 31, 2001, there were $9,990,881 of undistributed construction loans which will be funded by a combination of new investors money, line of credit draw down, and retirement of principal on current loans.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2001


NOTE 13:  SELECTED FINANCIAL INFORMATION (UNAUDITED)

                                                                                Calendar Quarter
                                                  First            Second            Third            Fourth            Annual
                                                  -----            ------            -----            ------            ------
Revenues
     2001                                         $2,150,846        $2,195,208       $2,264,539        $2,424,607        $9,035,200
     ----                                         ----------        ----------       ----------        ----------        ----------
     2000                                          1,093,746         1,372,840        1,884,128         1,998,105         6,348,819
     ----                                          ---------         ---------        ---------         ---------         ---------

Expenses
     2001                                            801,709           711,323          675,633           756,078         2,944,743
     ----                                            -------           -------          -------           -------         ---------
     2000                                            159,573           336,539          763,182           797,307         2,056,601
     ----                                            -------           -------          -------           -------         ---------

Other income
     2001                                              (198)              (97)            (270)             3,441             2,876
     ----                                              -----              ----            -----             -----             -----
     2000                                            (4,460)             (127)             (64)             (106)           (4,757)
     ----                                            -------             -----             ----             -----           -------

Net income allocated to general partners
     2001                                             13,489            14,383           15,886            17,175            60,933
     ----                                             ------            ------           ------            ------            ------
     2000                                              9,297            10,362           11,209            12,007            42,875
     ----                                              -----            ------           ------            ------            ------

Net income allocated to limited partners
     2001                                          1,335,450         1,468,950        1,572,750         1,655,250         6,032,400
     ----                                          ---------         ---------        ---------         ---------         ---------
     2000                                            920,416         1,025,812        1,109,673         1,188,685         4,244,586
     ----                                            -------         ---------        ---------         ---------         ---------

Net income per $1,000 invested
where income is
     Reinvested
                                                    $     22          $     22         $     22          $     24          $     90
                                                    --------          --------         --------          --------          --------
                                                    $     21          $     21         $     21          $     23          $     86
                                                    --------          --------         --------          --------          --------
     Withdrawn
                                                    $     22          $     22         $     22          $     21          $     87
                                                    --------          --------         --------          --------          --------
                                                    $     20          $     21         $     21          $     21          $     83
                                                    --------          --------         --------          --------          --------

NOTE 14:  RECENT PRONOUNCEMENTS

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS 144 amends existing accounting guidance on asset impairment and provides a single accounting model for long-lived assets to be disposed of. Among other provisions, the new rules change the criteria for classifying an asset as held-for-sale. The standard also broadens the scope of businesses to be disposed of that qualify for reporting as discontinued operations, and changes the timing of recognizing losses on such operations. The Partnership will adopt SFAS No. 144 in fiscal year 2002. Management does not feel that the adoption of this standard will have a material effect on the Partnership's results of operations or financial position.

                         REDWOOD MORTGAGE INVESTORS VIII
                          INTERIM FINANCIAL STATEMENTS

     In the opinion of the management of Redwood Mortgage Investors VIII, all adjustments necessary for a fair statement of financial position for the interim period presented herein have been made. All such adjustments are of a normal, recurring nature. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. However, management of Redwood Mortgage Investors VIII believes that the disclosures contained herein are adequate to make the information presented not misleading. It is suggested that these unaudited financial statements be read in conjunction with the corresponding audited financial statements and the notes thereto included elsewhere in this prospectus.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                                 BALANCE SHEETS
            JUNE 30, 2002 (unaudited) and DECEMBER 31, 2001 (audited)

                                ASSETS

                                                June 30,           December 31,
                                           ----------------       -------------
                                                  2002                 2001
                                           ----------------       -------------
                                             (unaudited)            (audited)

Cash and cash equivalents                      $3,828,787            $1,916,578
                                           ----------------       -------------
Loans
   Loans secured by deeds of trust,
          held to maturity                     86,038,396            82,789,833
   Loans, unsecured                                 3,967                 3,967
                                           ----------------       --------------
                                               86,042,363            82,793,800
   Less allowance for loan losses              (2,652,573)           (2,247,191)
                                           ----------------       --------------

       Net loans                               83,389,790            80,546,609
                                           ----------------       --------------


Interest and other receivables
   Accrued interest and late fees               2,878,587             3,236,721
   Advances on loans                              389,868               194,655
                                           ----------------       --------------
                                                3,268,455             3,431,376
                                           ----------------       --------------


Prepaid loan fees                                       0                 6,123
                                            ---------------       --------------
       Total assets                           $90,487,032           $85,900,686
                                           ================       ==============


                        LIABILITIES AND PARTNERS' CAPITAL

Liabilities
  Accounts payable                               $     0              $  73,889
  Note payable - bank line of credit           9,200,000             11,400,000
                                            --------------         -------------

       Total liabilities                       9,200,000             11,473,889
                                            --------------         -------------

Investors in applicant status                          0                672,617
                                            --------------         -------------

Partners' capital:
  Limited partners' capital, subject to redemption
    net of unallocated syndication costs of
    $439,805 and $399,249 for 2002 and 2001,
    respectively and formation loan receivable
    of $4,200,959 and $4,126,430 for 2002
    and 2001, respectively                    81,216,254             73,688,241

   General partners' capital, net of unallocated
     syndication costs of $4,442 and $4,033 for
     2002 and 2001, respectively                  70,778                 65,939
                                            --------------         -------------

       Total partners' capital                81,287,032             73,754,180
                                            --------------         -------------

       Total liabilities and
          partners' capital                  $90,487,032            $85,900,686
                                            ==============         =============


The accompanying notes are an integral part of the financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                              STATEMENTS OF INCOME
      FOR THE SIX AND THREE MONTHS ENDED JUNE 30, 2002 and 2001 (unaudited)

                                                        SIX MONTHS ENDED                     THREE MONTHS ENDED
                                                            JUNE 30,                              JUNE 30,
                                               ----------------------------------- ---------------------------------------
                                                    2002                2001               2002                2001
                                               ----------------    ---------------    ----------------    ---------------
                                                 (unaudited)        (unaudited)         (unaudited)        (unaudited)
Revenues
  Interest on loans                                 $5,092,786         $4,330,580          $2,504,918         $2,192,041
  Interest - interest bearing accounts                     376              5,149                 189                875
  Late charges                                          19,711              5,448               6,947              1,742
  Other                                                  3,662              4,877               2,912                550
                                               ----------------    ---------------    ----------------    ---------------
                                                     5,116,535          4,346,054           2,514,966          2,195,208
                                               ----------------    ---------------    ----------------    ---------------

Expenses
  Mortgage servicing fees                              464,202            292,088             220,854            145,226
  Interest on note payable - bank                      223,722            637,841              89,319            251,592
  Amortization of loan origination fees                  6,124              6,771               2,740              3,386
  Provision for losses on loans and real
           estate acquired through                     405,385            362,746             179,020            196,085
foreclosure
  Asset management fees                                155,629             65,450              79,659             40,618
  Clerical costs through
         Redwood Mortgage Corp.                        131,461            116,345              66,266             59,541
  Professional services                                 51,772              7,816              14,685              2,816
  Printing, supplies and postage                        15,502             14,430              11,692             10,180
  Other                                                 10,458              9,545               1,026              1,879
                                               ----------------    ---------------    ----------------    ---------------
                                                     1,464,255          1,513,032             665,261            711,323
                                               ----------------    ---------------    ----------------    ---------------
Other income (expense)
  Interest credited to partners
               in applicant status                       (866)              (295)                 (8)               (97)
                                               ----------------    ---------------    ----------------    ---------------

Net income                                          $3,651,414         $2,832,727          $1,849,697         $1,483,788
                                               ================    ===============    ================    ===============


  Net income:  general partners (1%)                 $  36,514          $  28,327           $  18,497          $  14,838
               limited partners (99%)                3,614,900          2,804,400           1,831,200          1,468,950
                                               ----------------    ---------------    ----------------    ---------------
Total - net income                                  $3,651,414         $2,832,727          $1,849,697         $1,483,788
                                               ================    ===============    ================    ===============

Net income per $1,000 invested by
limited partners for entire period

Where income is reinvested
     and compounded                                     $42.84             $44.36              $21.05             $22.02
                                               ================    ===============    ================    ===============
Where partner receives income
     in monthly distributions                           $42.10             $43.56              $20.93             $21.86
                                               ================    ===============    ================    ===============


The accompanying notes are an integral part of the financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
               FOR THE SIX MONTHS ENDED JUNE 30, 2002 (unaudited)


                                                           PARTNERS' CAPITAL
                                         ---------------------------------------

                                                      LIMITED PARTNERS' CAPITAL
                                         ---------------------------------------

                                                            Capital
                                       Partners In          Account          Unallocated          Formation
                                        Applicant           Limited          Syndication             Loan
                                          Status           Partners             Costs             Receivable              Total
                                       -------------    ----------------    ---------------     ---------------     --------------

Balances at December 31, 2001             $ 672,617         $78,213,920        $ (399,249)       $ (4,126,430)        $73,688,241
Contributions on application              5,252,513                   -                  -                   -                  -
Formation loan increases                          -                   -                  -           (378,268)          (378,268)
Formation loan payments                           -                   -                  -             291,053            291,053
Interest credited to partners
        in applicant status                     866                   -                  -                   -                  -
Upon admission to Partnership:
    Interest withdrawn                        (384)                   -                  -                   -                  -
    Transfers to partners' capital      (5,925,612)           5,920,365                  -                   -          5,920,365
Net income                                        -           3,614,900                  -                   -          3,614,900
Syndication costs incurred                        -                   -          (133,681)                   -          (133,681)
Allocation of syndication costs                   -            (89,100)             89,100                   -                  -
Partners' withdrawals                             -         (1,786,315)                  -                   -        (1,786,315)
Early withdrawal penalties                        -            (16,752)              4,025              12,686               (41)
                                       -------------    ----------------    ---------------     ---------------     --------------

Balances at June 30, 2002                    $    0         $85,857,018        $ (439,805)       $ (4,200,959)        $81,216,254
                                       =============    ================    ===============     ===============     ==============


The accompanying notes are an integral part of the financial statements

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                   STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
               FOR THE SIX MONTHS ENDED JUNE 30, 2002 (unaudited)


                                                         PARTNERS' CAPITAL
                                               ---------------------------------

                                                      GENERAL PARTNERS' CAPITAL
                                               ---------------------------------

                                            Capital
                                            Account          Unallocated
                                            General          Syndication                         Total Partners'
                                           Partners             Costs             Total              Capital
                                         --------------     --------------    ---------------    -----------------

Balances at December 31, 2001                $  69,972         $  (4,033)          $  65,939         $ 73,754,180
Contributions on application                         -                  -                  -                    -
Formation loan increases                             -                  -                  -            (378,268)
Formation loan payments                              -                  -                  -              291,053
Interest credited to partners in
  applicant status                                   -                  -                  -                    -
Upon admission to Partnership:
    Interest withdrawn                               -                  -                  -                    -
    Transfers to partners' capital               5,247                  -              5,247            5,925,612
Net income                                      36,514                  -             36,514            3,651,414
Syndication costs incurred                           -            (1,350)            (1,350)            (135,031)
Allocation of syndication costs                  (900)                900                  -                    -
Partners' withdrawals                         (35,613)                  -           (35,613)          (1,821,928)
Early withdrawal penalties                           -                 41                 41                    -
                                         --------------     --------------    ---------------    -----------------
Balances at June 30, 2002                    $  75,220         $  (4,442)          $  70,778         $ 81,287,032
                                         ==============     ==============    ===============    =================

The accompanying notes are an integral part of the financial statements

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                            STATEMENTS OF CASH FLOWS
           FOR THE SIX MONTHS ENDED JUNE 30, 2002 AND 2001 (unaudited)

                                                          2002            2001
                                                       ---------       ---------

Cash flows from operating activities
   Net income                                        $3,651,414      $2,832,727
   Adjustments to reconcile net income to
     net cash provided by operating activities
     Provision for doubtful accounts                    405,385         362,746

        Change in operating assets and liabilities
         Accrued interest and advances, less
             transfers to allowance for loan losses     101,555        (625,749)
         Deferred interest                                    -         (82,253)

         Prepaid loan fees                                6,123             521
         Accounts payable                               (73,889)        (30,000)
                                                    ------------     -----------

Net cash provided by operating activities             4,090,588       2,457,992
                                                    ------------     -----------


Cash flows from investing activities
     Loans made                                     (22,875,382)    (31,639,959)
     Principal collected on loans                    19,688,182      25,117,889

     Payments for purchases of real estate                    -          (3,652)
                                                    ------------     -----------

Net cash used in investing activities                (3,187,200)     (6,525,722)
                                                    ------------     -----------


Cash flows from financing activities
   Borrowings (repayments) on line of credit, net    (2,200,000)     (3,575,000)
   Contributions by partner applicants                5,252,513       9,982,341
   Interest credited to partners in applicant status        866             295
   Interest withdrawn by partners in applicant status      (384)           (128)
   Partners' withdrawals                             (1,821,928)     (1,557,802)
   Syndication costs incurred                          (135,031)       (144,160)
   Formation loan lending                              (378,268)       (757,859)
   Formation loan collections                           291,053         154,608
                                                    ------------     -----------
Net cash provided by financing activities             1,008,821       4,102,295
                                                    ------------     -----------

Net increase (decrease) in cash and cash equivalents  1,912,209          34,565
Cash and cash equivalents - beginning of year         1,916,578       1,459,725
                                                    ------------     -----------
Cash and cash equivalents - end of year              $3,828,787      $1,494,290
                                                    ============     ===========
Cash paid for interest                                $ 223,722       $ 637,841
                                                    ============     ===========


The accompanying notes are an integral part of these financial statements.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                            JUNE 30, 2002 (unaudited)


NOTE 1 - ORGANIZATION AND GENERAL

     Redwood Mortgage Investors VIII, a California limited partnership (the "Partnership"), was organized in 1993 of which Michael R. Burwell, an individual, and Gymno Corporation and Redwood Mortgage Corp., both California Corporations, are the general partners. The Partnership was organized to engage in business as a mortgage lender for the primary purpose of making loans secured by Deeds of Trust on California real estate. Loans are being arranged and serviced by Redwood Mortgage Corp., a general partner. At December 31, 2001, the Partnership was in its third offering stage, wherein contributed capital totaled $69,003,330. As of June 30, 2002, the third offering closed and the contributed capital totaled $74,923,213 in limited partner contributions of an approved aggregate offerings of $75,000,000. As of June 30, 2002, and December 31, 2001, $0 and $672,617, respectively, remained in applicant status, and total Units sold were in the aggregate of $74,923,213 and $69,675,947, respectively.

     A minimum of $250,000 and a maximum of $15,000,000 in Units, at $1 per Unit, were initially offered through qualified broker-dealers. This initial offering was closed in October 1996. In December 1996, the Partnership commenced a second offering of an additional $30,000,000 in Units. This offering was closed on August 30, 2000 and on August 31, 2000, the Partnership commenced a third offering for an additional $30,000,000 in Units, which was closed in April, 2002. As loans are identified, partners are transferred from applicant status to admitted partners participating in loan operations. Each month's income is distributed to partners based upon their proportionate share of partners' capital. Some partners have elected to withdraw income on a monthly, quarterly or annual basis.

A. Sales Commissions - Formation Loan

     Sales commissions are not paid directly by the Partnership out of the offering proceeds. Instead, the Partnership loans to Redwood Mortgage Corp., one of the general partners, amounts to pay all sales commissions and amounts payable in connection with unsolicited orders. This loan is referred to as the "Formation Loan". It is unsecured and non-interest bearing.

     The Formation Loan relating to the initial $15,000,000 offering totaled $1,074,840, which was 7.2% of limited partners contributions of $14,932,017 at December 31, 1996. It is to be repaid, without interest, in ten annual installments of principal, which commenced on January 1, 1997, following the year the initial offering closed.

     The Formation Loan relating to the second offering ($30,000,000) totaled $2,271,916, which was 7.6% of limited partners contributions of $29,992,574 at December 31, 2000. It is to be repaid, without interest, in ten annual installments of principal, which commenced on January 1, 2001, following the year the second offering closed.

     The Formation Loan relating to the third offering ($30,000,000) totaled $2,217,952, which was 7.4% of the limited partners contributions of $29,998,622 at June 30, 2002. It is to be repaid, without interest, in ten annual installments of principal, which will commence on January 1, 2003. The third offering closed in April, 2002 and total amount subscribed by the limited partners was $29,998,622.

     Sales commissions range from 0% (Units sold by general partners) to 9% of gross proceeds. The Partnership anticipates that the sales commissions will approximate 7.6% based on the assumption that 65% of investors will elect to reinvest earnings, thus generating full 9% commissions. The principal balance of the Formation Loan will increase as additional sales of Units are made each year. The amount of the annual installment payment to be made by Redwood
Mortgage Corp., during the offering stage, will be determined at annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                            JUNE 30, 2002 (unaudited)

NOTE 1 - ORGANIZATION AND GENERAL (Continued)

     The following summarizes Formation Loan transactions to June 30, 2002:

                                              Initial           Subsequent         Current
                                             Offering of        Offering of        Offering of
                                             $15,000,000        $30,000,000        $30,000,000           Total
                                            ---------------    --------------     --------------    ----------------

Limited partner contributions                  $14,932,017       $29,992,574        $29,998,622        $ 74,923,213
                                            ===============    ==============     ==============    ================

Formation Loan made                             $1,074,840        $2,271,916         $2,217,952         $ 5,564,708
Payments to date                                 (541,675)         (562,916)          (122,835)         (1,227,426)
Early withdrawal penalties applied                (49,487)          (61,180)           (25,656)           (136,323)
                                            ---------------    --------------     --------------    ----------------

Balance June 30, 2002                            $ 483,678        $1,647,820         $2,069,461         $ 4,200,959
                                            ===============    ==============     ==============    ================
Percent loaned of partners'
   contributions                                      7.2%              7.6%               7.4%                7.4%
                                            ===============    ==============     ==============    ================

     The Formation Loan, which is receivable from Redwood Mortgage Corp., one of the general partners, has been deducted from limited partners' capital in the balance sheet. As amounts are collected from Redwood Mortgage Corp., the deduction from capital will be reduced.

B.  Syndication Costs

     The Partnership bears its own syndication costs, other than certain sales commissions, including legal and accounting expenses, printing costs, selling expenses, and filing fees. Syndication costs are charged against partners' capital and are being allocated to the individual partners consistent with the partnership agreement.

     Through June 30, 2002, syndication costs of $1,825,964 had been incurred by the Partnership with the following distribution:

                                                Syndication
                                                   Costs
                                           -----------------
Costs incurred                                  $ 1,825,964
Early withdrawal penalties applied                 (70,545)
Allocated and amortized to date                 (1,311,172)
                                           -----------------

June 30, 2002 balance                            $  444,247
                                           =================

     Syndication costs attributable to the initial offering ($15,000,000) were limited to the lesser of 10% of the gross proceeds or $600,000 with any excess being paid by the general partners. Applicable gross proceeds were $14,932,017. Related expenditures totaled $582,365 ($569,865 syndication costs plus $12,500 organization expense) or 3.90%.

     Syndication costs attributable to the subsequent second offering ($30,000,000) were limited to the lesser of 10% of the gross proceeds or $1,200,000 with any excess being paid by the general partners. Gross proceeds of the second offering were $29,992,574. Syndication costs totaled $597,784 or 2.0% of contributions.

     As of June 30, 2002, the third offering had incurred syndication costs of $658,315 which includes $41,843 for the fourth offering pending approval by the Securities & Exchange Commission (2.19% of contributions). The syndication costs payable by the Partnership were estimated to be $1,200,000 if the maximum Units were sold (4% of $30,000,000). The general partners will pay any syndication expenses (excluding selling commissions) in excess of ten percent of the gross proceeds or $1,200,000, whichever is higher.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                            JUNE 30, 2002 (unaudited)


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.  Accrual Basis

     Revenues and expenses are accounted for on the accrual basis of accounting wherein revenue is recognized as earned and expenses are recognized as incurred. Once a loan is categorized as impaired, interest is no longer accrued thereon. Any subsequent payments on impaired loans are applied to the outstanding balances on the Partnership's books.

B. Management Estimates

     In preparing the financial statements, management is required to make estimates based on the information available that affect the reported amounts of assets and liabilities as of the balance sheet date and revenues and expenses for the related periods. Such estimates relate principally to the determination of the allowance for loan losses, including the valuation of impaired loans, and the valuation of real estate acquired through foreclosure. Actual results could differ significantly from these estimates.

C. Loans, Secured by Deeds of Trust

     The Partnership has both the intent and ability to hold the loans to maturity, (i.e., held for long-term investment). Loans are valued at cost for financial statement purposes with interest thereon being accrued by the effective interest method.

     Financial Accounting Standards Board Statements (SFAS) 114 and 118 provide that if the probable ultimate recovery of the carrying amount of a loan, with due consideration for the fair value of collateral, is less than amounts due according to the contractual terms of the loan agreement, and the shortfall in amounts due are not insignificant, the carrying amount of the investment (cost) shall be reduced to the present value of future cash flows discounted at the loan's effective interest rate. If a loan is collateral dependent, it is valued at the estimated fair value of the related collateral.

     At June 30, 2002, and at December 31, 2001, loans categorized as impaired by the Partnership were $0, and $710,235, respectively, with a reduction in the carrying value of the impaired loans of $0, and $87,903, respectively. The reduction in the carrying value of the impaired loans is included in the allowance for loan losses. During the year ended December 31, 2001, $66,037 was received as cash payments on these loans.

     As presented in Note 9 to the financial statements, the average loan to appraised value of security at the time the loans were consummated for loans existing at June 30, 2002, and at December 31, 2001 was 60.85%, and 59.67%, respectively. When loans are valued for impairment purposes, the allowance is updated to reflect the change in the valuation of collateral security. However, this loan to value ratio has the tendency to minimize reductions for impairment.

D. Cash and Cash Equivalents

     The Partnership considers all highly liquid financial instruments with a maturity of three months or less to be cash equivalents.


E. Real Estate Owned, Held for Sale

     Real estate owned, held for sale, includes real estate acquired through foreclosure and is stated at the lower of the recorded investment in the property, net of any senior indebtedness, or at the property's estimated fair value, less estimated costs to sell. At June 30, 2002, and December 31, 2001 there were no properties acquired by the Partnership as real estate owned (REO).

F. Income Taxes

     No provision for Federal and State income taxes (other than an $800 state minimum tax) is made in the financial statements since income taxes are the obligation of the partners if and when income taxes apply.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                            JUNE 30, 2002 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
---------------------------------------------------

G. Allowance for Loan Losses

     Loans and the related accrued interest, fees, and advances are analyzed on a continuous basis for recoverability. Delinquencies are identified and followed as part of the loan system. A provision is made for loan losses to adjust the allowance for loan losses to an amount considered by management to be adequate, with due consideration to collateral values, to provide for unrecoverable loans and receivables, including impaired loans, other loans, accrued interest, late fees and advances on loans, and other accounts receivable (unsecured). The composition of the allowance for loan losses as of June 30, 2002, and December 31, 2001 was as follows:

                                                June 30,            December 31,
                                                  2002                  2001
                                          ----------------       ---------------

Impaired loans                                   $     0              $  87,903
Unspecified loans                              2,648,606              2,155,321
Loans, unsecured                                   3,967                  3,967
                                          ----------------       ---------------
                                              $2,652,573            $ 2,247,191
                                          ================       ===============


Allowance for loan losses reconciliation:

     Activity in the allowance for loan losses is as follows for the six months through June 30, 2002, and for the year ending December 31, 2001

                                               June 30,             December 31,
                                                 2002                   2001
                                          ----------------        --------------
Beginning Balance                             $2,247,191             $1,344,938
Provision for loan losses                        405,385                956,639
Write-offs                                           (3)                (54,386)
                                          ----------------        --------------
Ending Balance                                $2,652,573             $2,247,191
                                          ================        ==============

H. Net Income Per $1,000 Invested

     Amounts reflected in the statements of income as net income per $1,000 invested by limited partners for the entire period are actual amounts allocated to limited partners who held their investment throughout the period and have elected to either leave their earnings to compound or have elected to receive monthly distributions of their net income. Individual income is allocated each month based on the limited partners' pro rata share of partners' capital. Because net income varies from month to month, amounts per $1,000 will vary for those individuals who made or withdrew investments during the period, or selected other options.

I. Late Fee Revenue

     The Partnership recognizes late fee revenue when it is earned. Late fees are charged at 6% of the monthly balance, and are accrued net of an allowance for uncollectible late fees. For the six months ended June 30, 2002, and for the year ended December 31, 2001, late fee revenue of $19,711 and $98,817, respectively, was recorded.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                            JUNE 30, 2002 (unaudited)



NOTE 3 - GENERAL PARTNERS AND RELATED PARTIES

     The following are commissions and/or fees, which are paid to the general partners.

A. Mortgage Brokerage Commissions

     For fees in connection with the review, selection, evaluation, negotiation and extension of loans the Partnership may collect an amount equivalent to 12% of the loaned amount until 6 months after the termination date of the offering. Thereafter, loan brokerage commissions (points) will be limited to an amount not to exceed 4% of the total Partnership assets per year. The loan brokerage commissions are paid by the borrowers, and thus, are not an expense of the Partnership. In the six month period ended June 30, 2002 and the twelve month period ended December 31, 2001, loan brokerage commissions paid by the borrowers were $515,939 and $1,155,636, respectively.

B. Mortgage Servicing Fees

     Monthly mortgage servicing fees of up to 1/8 of 1% (1.5% annual) are paid to Redwood Mortgage Corp. based on the unpaid principal balance of the loan portfolio, or such lesser amount as is reasonable and customary in the geographic area where the property securing the loan is located. Mortgage servicing fees of $464,202 and $552,323 were incurred for the six months through June 30, 2002, and for the year ended December 31, 2001, respectively.

C. Asset Management Fee

     The general partners receive monthly fees for managing the Partnership's loan portfolio and operations up to 1/32 of 1% of the "net asset value" (3/8 of 1% annually). Management fees of $155,629 and $157,999 were incurred for the six months through June 30, 2002, and for year 2001, respectively.

D. Other Fees

     The partnership agreement provides for other fees such as reconveyance, mortgage assumption and mortgage extension fees. Such fees are incurred by the borrowers and are paid to the general partners.

E. Operating Expenses

     One of the general partners, Redwood Mortgage Corp. is reimbursed by the Partnership for all operating expenses actually incurred by it on behalf of the Partnership, including without limitation, out-of-pocket general and administration expenses of the Partnership, accounting and audit fees, legal fees and expenses, postage and preparation of reports to limited partners. Such reimbursements are reflected as expenses in the statements of income.

F. General Partners' Contributed Capital

     The general partners jointly or severally were to contribute 1/10 of 1% of the cash contributions as proceeds from the offerings are received from the limited partners. As of June 30, 2002 and December 31, 2001 a general partner, Gymno Corporation, had contributed $75,220 and $69,972, respectively, as capital in accordance with Section 4.02(a) of the partnership agreement.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                            JUNE 30, 2002 (unaudited)


NOTE 4 - OTHER PARTNERSHIP PROVISIONS

     The Partnership is a California limited partnership. The rights, duties and powers of the general and limited partners of the Partnership are governed by the limited partnership agreement and Sections 15611 et seq. of the California Corporations Code.

     The general partners are in complete control of the Partnership business, subject to the voting rights of the limited partners on specified matters. Any one of the general partners acting alone has the power and authority to act for and bind the Partnership.

     A majority of the outstanding limited partnership interests may, without the permission of the general partners, vote to: (i) terminate the Partnership,
(ii) amend the limited partnership agreement, (iii) approve or disapprove the sale of all or substantially all of the assets of the Partnership and (iv) remove or replace one or all of the general partners.

     The approval of all limited partners is required to elect a new general partner to continue the Partnership business where there is no remaining general partner after a general partner ceases to be a general partner other than by removal.

A. Applicant Status

     Subscription funds received from purchasers of Units are not admitted to the Partnership until appropriate lending opportunities are available. During the period prior to the time of admission, which is anticipated to be between 1-90 days, purchasers' subscriptions will remain irrevocable and will earn interest at money market rates, which are lower than the anticipated return on the Partnership's loan portfolio.

     During the periods ending June 30, 2002, and December 31, 2001, interest totaling $866 and $800, respectively, was credited to partners in applicant status. As loans were made and partners were transferred to regular status to begin sharing in income from loans secured by deeds of trust, the interest credited was either paid to the investors or transferred to partners' capital along with the original investment.

B. Term of the Partnership

     The term of the Partnership is approximately 40 years, unless sooner terminated as provided. The provisions provide for no capital withdrawal for the first year. For years two through five, limited partners may withdraw their capital balance subject to the penalty provision set forth in (E) below. Thereafter, partners have the right to withdraw over a five-year period, or longer.

C. Election to Receive Monthly, Quarterly or Annual Distributions

     At subscription, investors elect either to receive monthly, quarterly or annual distributions of earnings allocations, or to allow earnings to compound. Subject to certain limitations, a compounding investor may subsequently change his election, but an investor's election to have cash distributions is irrevocable.

D. Profits and Losses

     Profits and losses are allocated among the limited partners according to their respective capital accounts after 1% of the profits and losses are allocated to the general partners.

E. Liquidity, Capital Withdrawals and Early Withdrawals

     There are substantial restrictions on transferability of Units and accordingly an investment in the Partnership is non-liquid. Limited partners have no right to withdraw from the Partnership or to obtain the return of their capital account for at least one year from the date of purchase of Units. In order to provide a certain degree of liquidity to the limited partners after the one-year period, limited partners may withdraw all or part of their capital accounts from the Partnership in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the Notice of Withdrawal is given. This withdrawal is subject to a 10% early withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn without penalty.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                            JUNE 30, 2002 (unaudited)


NOTE 4 - OTHER PARTNERSHIP PROVISIONS (Continued)

     which the notice of withdrawal is given, subject to a 10% early withdrawal penalty. The 10% penalty is applicable to the amount withdrawn as stated in the notice of withdrawal and will be deducted from the capital account.

     After five years from the date of purchase of the Units, limited partners have the right to withdraw from the Partnership on an installment basis. Generally this is done over a five-year period in twenty (20) quarterly installments. Once a limited partner has been in the Partnership for the minimum five-year period, no penalty will be imposed if withdrawal is made in twenty
(20) quarterly installments or longer. Notwithstanding the five-year (or longer) withdrawal period, the general partners may liquidate all or part of a limited partner's capital account in four quarterly installments beginning on the last day of the calendar quarter following the quarter in which the notice of withdrawal is given. This withdrawal is subject to a 10% early withdrawal penalty applicable to any sums withdrawn prior to the time when such sums could have been withdrawn without penalty.

     The Partnership will not establish a reserve from which to fund withdrawals and, accordingly, the Partnership's capacity to return a limited partner's capital is restricted to the availability of Partnership cash flow.

F. Guaranteed Interest Rate For Offering Period

     During the period commencing with the day a limited partner is admitted to the Partnership and ending 3 months after the initial through third offering termination dates, which in all cases will be August, 2002, the general partners shall guarantee an earnings rate equal to the greater of actual earnings from mortgage operations or 2% above The Weighted Average Cost of Funds Index for the Eleventh District Savings Institutions (Savings & Loan & Thrift Institutions) as computed by the Federal Home Loan Bank of San Francisco on a monthly basis, up to a maximum interest rate of 12%. To date, actual realization exceeded the guaranteed amount for each month.


NOTE 5- LEGAL PROCEEDINGS

     The Partnership is involved in various legal actions arising in the normal course of business. In the opinion of management, such matters will not have a material effect upon the financial position of the Partnership.


NOTE 6 - NOTE PAYABLE - BANK LINE OF CREDIT

     The Partnership renewed its bank line of credit which will expire on June 30, 2004, of up to $20,000,000 at the bank's prime rate of interest. This line of credit is secured by its loan portfolio. The line balances were $9,200,000 and $11,400,000 at June 30, 2002, and December 31, 2001, respectively. The interest rate was 5.0% and 5.0% at June 30, 2002 and December 31, 2001, respectively.

     Should the general partners choose not to renew the line of credit at its maturity, the balance would be converted to a three year fully amortized loan.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                            JUNE 30, 2002 (unaudited)


NOTE 7 - INCOME TAXES

     The following reflects a reconciliation from net assets (Partners' Capital) reflected in the financial statements to the tax basis of those net assets:

                                                June 30,           December 31,
                                                 2002                   2001
                                           ----------------      ---------------

Net Assets - partners' capital per
       financial statements                  $ 81,287,032          $ 73,754,180
Non-amortized syndication costs                   444,247               403,282
Allowance for loan losses                       2,652,573             2,247,191
Formation loans receivable                      4,200,959             4,126,430
                                           ----------------      ---------------
Net assets tax basis                         $ 88,584,811          $ 80,531,083
                                           ================      ===============


     In 2001 approximately 48% of taxable income was allocated to tax exempt organizations, (i.e., retirement plans). Such plans do not have to file income tax returns unless their "unrelated business income" exceeds $1,000. Applicable amounts become taxable when distribution is made to participants.


NOTE 8 - FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following methods and assumptions were used to estimate the fair value of financial instruments:

     (a) Cash and Cash Equivalents. The carrying amount equals fair value. All amounts, including interest bearing, are subject to immediate withdrawal.

     (b) Secured loans (see note 2(c)) carrying value was $86,038,396 and $82,789,833 at June 30, 2002 and December 31, 2001, respectively. The fair value of these investments of $87,111,203 and $84,000,435 was estimated based upon projected cash flows discounted at the estimated current interest rates at which similar loans would be made. The applicable amount of the allowance for loan losses along with accrued interest and advances related thereto is also considered in evaluating the fair value versus the carrying value.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                            JUNE 30, 2002 (unaudited)


NOTE 9- ASSET CONCENTRATIONS AND CHARACTERISTICS

     Most loans are secured by recorded deeds of trust. At June 30, 2002 and December 31, 2001 there were 72 and 76 secured loans outstanding, respectively, with the following characteristics:

                                                      June 30,      December 31,
                                                        2002             2001
                                                   ------------     ------------
Number of secured loans outstanding                        72                76
Total secured loans outstanding                  $ 86,038,396      $ 82,789,833

Average secured loan outstanding                  $ 1,194,978       $ 1,089,340
Average secured loan as percent of total                 1.39%             1.32%
Average secured loan as percent of partners' capital     1.47%             1.48%

Largest secured loan outstanding                  $ 4,750,000       $ 7,000,000
Largest secured loan as percent of total                 5.52%             8.46%
Largest secured loan as percent of partners' capital     5.84%             9.49%

Number of counties where security is located
     (all California)                                      14                12
Largest percentage of secured loans in one county       37.39%            41.40%
Average secured loan to appraised value of security
    at time loan was consummated                        60.85%            59.67%

Number of secured loans in foreclosure status               6                 3
Amount of secured loans in foreclosure            $ 5,694,697        $1,050,790


The following loan categories were held at June 30, 2002, and December 31, 2001:

                                                     June 30,       December 31,
                                                       2002              2001
                                                   ------------     ------------
First Trust Deeds                                $ 42,550,087      $ 42,984,020
Second Trust Deeds                                 36,542,010        34,640,619
Third Trust Deeds                                   6,946,299         5,165,194
                                                   ------------     ------------

  Total loans                                      86,038,396        82,789,833
Prior liens due other lenders                      88,105,593        67,944,616
                                                   ------------     ------------
  Total debt                                    $ 174,143,989     $ 150,734,449
                                                   ------------     ------------


Appraised property value at time of loan        $ 286,205,631     $ 252,604,011
                                                   ------------     ------------
                                                        60.85%            59.67%
                                                   ------------     ------------

Investments by type of property
Owner occupied homes                              $11,939,128       $11,018,765
Non-owner occupied homes                           28,316,362        26,523,195
Apartments                                          8,446,275         7,336,898
Commercial                                         37,336,631        37,910,975
                                                  -------------     ------------
                                                  $86,038,396       $82,789,833
                                                  =============     ============

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                            JUNE 30, 2002 (unaudited)


NOTE 9- ASSET CONCENTRATIONS AND CHARACTERISTICS (Continued)

     The interest rates on the loans range from 7.50% to 18.00% at June 30, 2002.

     Scheduled maturity dates of loans as of June 30, 2002 are as follows:

                        Year Ending
                       December 31,                    Amount
                      ----------------      -------------------

                           2002                    $43,423,989
                           2003                     21,297,877
                           2004                      7,113,136
                           2005                      5,985,295
                           2006                      2,640,778
                        Thereafter                   5,577,321
                                            -------------------
                                                   $86,038,396
                                            ===================


     The scheduled maturities for 2002 include twenty-two loans totaling $28,851,574, which are past maturity at June 30, 2002. Interest payments on eight of these loans were 90 days or more delinquent.

     Cash deposits at June 30, 2002 of $3,211,804 were in one bank with interest bearing balances totaling $1,208. The balances exceeded FDIC insurance limits (up to $100,000 per bank) by $3,111,804. This bank is the same financial institution that has provided the Partnership with the $20,000,000 limit line of credit (LOC). As and when deposits in the Partnership's bank accounts increase significantly beyond the insured limit, the funds are either placed on new loans or used to pay-down the line of credit balance.

Workout Agreements

     The Partnership has negotiated various contractual workout agreements with borrowers whose loans are past maturity or who are delinquent in making payments. The Partnership is not obligated to fund additional money on these loans as of June 30, 2002. There are approximately 11 loans totaling $11,067,761 in workout agreements as of June 30, 2002.


NOTE 10:  COMMITMENTS & CONTINGENCIES

Construction Loans

     The Partnership has construction loans, which are at various stages of completion of the construction process at June 30, 2002. The Partnership has approved the borrowers up to a maximum loan balance; however, disbursements are made during completion phases throughout the construction process. At June 30, 2002, there were $6,605,000 of undistributed construction loans which will be funded by a combination of borrower monthly mortgage payments, line of credit draw-downs, and retirement of principal on current loans.

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                            JUNE 30, 2002 (unaudited)


NOTE 11:  SELECTED FINANCIAL INFORMATION (UNAUDITED)

                                                                Calendar Quarter

                                              -------------     --------------   -------------    -----------     -----------
                                                  First           Second            Third           Fourth           Annual
                                              -------------     --------------   -------------    -----------     -----------
Revenues
      2002                                      $2,601,569       2,514,966                -               -                -
      2001                                      $2,150,846       2,195,208        2,264,539       2,424,607        9,035,200
      2000                                      $1,093,746       1,372,840        1,884,128       1,998,105        6,348,819

Expenses
      2002                                       $ 798,994         665,261                -               -                -
      2001                                       $ 801,709         711,323          675,633         756,078        2,944,743
      2000                                       $ 159,573         336,539          763,182         797,307        2,056,601

Other income (expenses)
      2002                                        $  (858)             (8)                -               -                -
      2001                                        $  (198)            (97)            (270)           3,441            2,876
      2000                                       $ (4,460)           (127)             (64)           (106)          (4,757)

Net income allocated to general partners
      2002                                        $ 18,017          18,497                -               -                -
      2001                                        $ 13,489          14,838           15,886          17,175           60,933
      2000                                        $  9,297          10,362           11,209          12,007           42,875

Net income allocated to limited partners
      2002                                      $1,783,700       1,831,200                -               -                -
      2001                                      $1,335,450       1,468,950        1,572,750       1,655,250        6,032,400
      2000                                       $ 920,416       1,025,812        1,109,673       1,188,685        4,244,586

Net income per $1,000 invested
                Where income is
                    Reinvested
                       2002                        $    21          $   21                -               -                -
                       2001                        $    22          $   22           $   22          $   24           $   90
                       2000                        $    21          $   21           $   21          $   23           $   86

                    Withdrawn
                       2002                        $    21          $   21                -               -                -
                       2001                        $    22          $   22           $   22          $   21           $   87
                       2000                        $    20          $   21           $   21          $   21           $   83

                         REDWOOD MORTGAGE INVESTORS VIII
                       (A California Limited Partnership)
                          NOTES TO FINANCIAL STATEMENTS
                            JUNE 30, 2002 (unaudited)


NOTE 12: RECENT PRONOUNCEMENTS

     In October 2001, the FASB issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS 144 amends existing accounting guidance on asset impairment and provides a single accounting model for long-lived assets to be disposed of. Among other provisions, the new rules change the criteria for classifying an asset as held-for-sale. The standard also broadens the scope of business to be disposed of that qualify for reporting as discontinued operations, and changes the timing of recognizing losses on such operations. The Partnership will adopt SFAS No. 144 in fiscal year 2002. Management does not feel that the adoption of this standard will have a material effect on the Partnership's results of operations or financial position.


NOTE 13:  SUBSEQUENT EVENTS

     The Partnership is awaiting approval from the Securities & Exchange Commission of a new offering for an additional 50,000,000 Units ($50,000,000).

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Gymno Corporation
Redwood City, California

     We have audited the accompanying balance sheet of Gymno Corporation as of December 31, 2001. This balance sheet is the responsibility of the Company's management. Our responsibility is to express and opinion on this balance sheet based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Gymno Corporation as of December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.



                                                            /s/ Thomas E. Gard
                                                           ARMANINO McKENNA LLP



Walnut Creek, California
April 12, 2002

                                GYMNO CORPORATION
                                  Balance Sheet
                                December 31, 2001


                                     ASSETS

                                                                   2001
                                                            --------------------

Cash in bank                                                            $22,061
Deferred income tax benefits                                                859
Recoverable income taxes
                                                            --------------------
   Total current assets                                                  22,920
                                                            --------------------

Investment in partnerships, at  net equity
   Redwood Mortgage Investors IV                                          7,500
   Redwood Mortgage Investors V                                           5,000
   Redwood Mortgage Investors VI                                          9,773
   Redwood Mortgage Investors VII                                        11,998
   Redwood Mortgage Investors VIII                                       69,664
                                                            --------------------
                                                                        103,935
                                                            --------------------

                                                                       $126,855
                                                            ====================


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Liabilities
   Accounts payable - related partners                                   $1,360
   Accrued income taxes                                                  13,966
   Loan from Redwood Mortgage Corp.                                           -
                                                            --------------------
     Total current liabilities                                          $15,326
                                                            --------------------
Stockholders' equity
   Common stock, no par; authorized 1,000,000
     shares; issued and outstanding 500 shares                            5,000
   Paid-in surplus                                                        7,500
   Retained earnings                                                     99,029
                                                            --------------------
     Total stockholders' equity                                         111,529
                                                            --------------------

                                                                       $126,855
                                                            ====================



The accompanying notes are an integral part of the financial statement.

                                GYMNO CORPORATION
                             Notes to Balance Sheet
                                December 31, 2001


1.     Organization

     Gymno Corporation (the "Company") was formed in July 1986 by D. Russell Burwell and Michael R. Burwell, each owning 250 shares, for the purpose of serving as the corporate General Partner of certain California limited partnerships, (presently, Redwood Mortgage Investors I, II, III, IV, V, VI, VII, and VIII) which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

     As corporate General Partner, the Company receives management fees and/or a small percentage of income or losses for its services, which are performed by stockholders. In addition, the Company receives reconveyance fees.

2.     Summary of Significant Accounting Policies

       Income taxes

     The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities using currently enacted tax rates and laws. The significant transactions giving rise to deferred taxes are state income taxes.

       Investment in partnerships

     The Company accounts for its investments in partnerships using the equity method. Earnings and withdrawals from the partnership investments are reflected as increases or decreases in the investment account.

       Use of estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

3.     Related Party Financing

     Redwood Mortgage Corp., a related party, receives fees from the various limited partnerships for managing the portfolios and servicing the loans. Gymno Corporation had a loan balance from Redwood Mortgage Corp. of $17, 562 at December 31, 2000. The loan was due on demand and accrued interest at 8%. The loan was retired in 2001.

                                GYMNO CORPORATION
                          INTERIM FINANCIAL STATEMENTS



     In the opinion of the management of Gymno Corporation, a California corporation, all adjustments necessary for a fair statement of financial position for the interim period presented herein have been made. All such adjustments are of a normal, recurring nature. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. However, management of Gymno Corporation believes that the disclosures contained herein are adequate to make the information presented not misleading. It is suggested that this unaudited balance sheet be read in conjunction with the corresponding audited balance sheet and the notes thereto included elsewhere in this prospectus.

                                GYMNO CORPORATION
                                  Balance Sheet
                            June 30, 2002 (unaudited)



                                     ASSETS


                                                                June 30, 2002

                                                            --------------------


Cash in bank                                                        $    62,700
Deferred income tax benefits                                                869
                                                            --------------------
   Total current assets                                             $    63,569
                                                            --------------------

Investment in partnerships, at  net equity

   Redwood Mortgage Investors IV                                          7,500
   Redwood Mortgage Investors V                                           5,000
   Redwood Mortgage Investors VI                                          9,773
   Redwood Mortgage Investors VII                                        11,998
   Redwood Mortgage Investors VIII                                       74,911
                                                            --------------------
                                                                        109,182
                                                            --------------------
                                                                    $   172,751
                                                            ====================



                      LIABILITIES AND STOCK HOLDERS' EQUITY


Liabilities

   Accounts payable - related partners                             $        436
     Accrued income taxes                                                   255
     Total current liabilities                                     $        691


Stockholders' equity
   Common stock, no par; authorized 1,000,000
     shares; issued and outstanding 500 shares                            5,000
   Paid-in surplus                                                        7,500
   Retained earnings                                                    159,560
     Total stockholders' equity                                         172,060
                                                                   $    172,751
                                                            ====================


The accompanying notes are an integral part of the financial statement.

                                GYMNO CORPORATION
                             Notes to Balance Sheet
                            June 30, 2002 (unaudited)

1.     Organization

     Gymno Corporation (the "Company") was formed in July 1986 by D. Russell Burwell and Michael R. Burwell, each owning 250 shares, for the purpose of serving as the corporate General Partner of certain California limited partnerships, (presently, Redwood Mortgage Investors I, II, III, IV, V, VI, VII, and VIII) which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate.

     As corporate General Partner, the Company receives management fees and/or a small percentage of income or losses for its services, which are performed by stockholders. In addition, the Company receives reconveyance fees.

2.     Summary of Significant Accounting Policies

     Income taxes

     The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax basis of assets and liabilities using currently enacted tax rates and laws. The significant transactions giving rise to deferred taxes are state income taxes.

     Investment in partnerships

     The Company accounts for its investments in partnerships using the equity method. Earnings and withdrawals from the partnership investments are reflected as increases or decreases in the investment account.

     Use of estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     3. Related Party Financing

     Redwood Mortgage Corp., a related party, receives fees from the various limited partnerships for managing the portfolios and servicing the loans. Gymno Corporation had a loan balance from Redwood Mortgage Corp. of $17, 562 at December 31, 2000. The loan was due on demand and accrued interest at 8%. The loan was retired in 2001.

                    INDEPENDENT AUDITORS' REPORT



To the Board of Directors
Redwood Mortgage Corp.
Redwood City, California

     We have audited the accompanying balance sheet of Redwood Mortgage Corp. as of September 30, 2001. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement based on our audit.

     We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining on a test basis evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of Redwood Mortgage Corp. as of September 30, 2001 in conformity with accounting principles generally accepted in the United States of America.


/s/ Thomas E. Gard
ARMANINO McKENNA  LLP

Walnut Creek, California
October 31, 2001

                             REDWOOD MORTGAGE CORP.
                                  Balance Sheet
                               September 30, 2001

                                     ASSETS

                                                                   2001
                                                             -------------------

Cash in bank                                                 $        1,196,005
Mutual funds                                                            120,497
Receivables
   Due from affiliates                                                   62,721
   Advances to related part                                             135,000
   Income taxes refundable                                               10,127
   Accrued interest                                                      26,947
Furniture, equipment and leasehold improvements,
   net of accumulated depreciation and amortization
   of $155,701 and $229,565, respectively                                75,868
Investment in mortgage loans                                          1,001,885
Investment in LLC- real estate                                          250,000

Deferred mortgage brokerage rights                                    3,643,019
Advance receivable - Redwood Mortgage Investors VIII                          -
                                                             -------------------
        Total assets                                         $        6,522,069
                                                             ===================


                             LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities                     $            7,557
Income taxes payable                                                          -
Advance payable                                                               -
Notes payable - partnerships                                            150,000
Accrued compensated absences                                             24,335
Deposits                                                                  5,000
Profit-sharing liability                                                 69,382
Advances from partnerships                                            3,870,076
Deferred income taxes                                                 1,029,932
                                                             -------------------
        Total liabilities                                             5,156,282
                                                             -------------------

Stockholder's equity
   Common stock, wholly-owned by Redwood
     Group, Ltd., at $4 stated value (1,000 shares
          authorized, issued and outstanding)                             4,000
   Retained earnings                                                  1,361,787
                                                             -------------------
     Total stockholder's equity                                       1,365,787
                                                             -------------------

     Total liabilities and stockholder's equity              $        6,522,069
                                                             ===================

The accompanying notes are an integral part of the financial statement.

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                               September 30, 2001


1.     Organization

     Redwood Mortgage Corp. (the "Company"), is a wholly-owned subsidiary of The Redwood Group, LTD. (the "Parent"), which is owned by D. Russell Burwell and related parties. D. Russell Burwell, Michael R. Burwell (the "Burwells"), and Gymno Corporation (owned by the Burwells) are General Partners in eight limited partnerships (the "Partnerships"), which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate. In addition, another related company is General Partner in a ninth limited partnership. Currently, Redwood Mortgage Corp. is a General Partner in only one of the partnerships, Redwood Mortgage Investors VIII.

     As of September 30, 2001, D. Russell Burwell, the founder and principal stockholder of the Parent, retired as President of the Company. Consistent with the preceding, D. Russell Burwell no longer will serve as General Partner in Redwood Mortgage Investors VIII and is scheduled to resign as General Partner in the other Partnerships as of October 31, 2001.

     The Company maintains "trust accounts" to service mortgage investments made principally by the aforementioned nine limited partnerships. As a real estate broker licensed with the State of California, the Company arranges loans with various maturities, all of which are secured by trust deeds. At September 30, 2001, the Company was servicing a portfolio totaling $105,315,192 owned primarily by the aforementioned partnerships.


2.     Summary of Significant Accounting Policies

     Accrual basis

     The accompanying balance sheets were prepared on the accrual basis of accounting.

     Use of estimates

     In preparing financial statements in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates that affect the reported amounts of assets and liabilities as of the balance sheet date. Such estimates relate principally to lives assigned to furniture and equipment and to the period of recoverability of deferred mortgage brokerage rights. Actual results could differ from these estimates.

     Deferred Mortgage Brokerage Rights

     Consistent with Accounting Principles Board Opinion # 17, the Company has recognized as an asset rights to act as the mortgage loan broker for various of its affiliated limited partnerships. Such rights result in brokerage commissions to the Company. The initial costs of these rights include fees paid to broker-dealers on behalf of affiliated partnerships. Such costs are being amortized over the anticipated 25 year period that brokerage fee net cash flows are expected to be received in proportion to the expected receipt of these cash flows.

     In accordance with Statement of Financial  Accounting Standards No 121 (FAS
121), the Company thereafter evaluates the fair value of these rights to determine if the brokerage rights have been impaired. Fair value is determined based on the estimated brokerage fee net cash flows to be received by the Company over the expected 25 year lives of the partnerships' underlying loan portfolios. It is the Company's experience that the underlying loan portfolios increase as partner capital is raised and accumulated for the first seven years of a partnership's existence, and then will begin to decline gradually over the subsequent 18 years of their estimated lives. If the carrying value of the deferred mortgage brokerage rights exceeds their estimated fair value, an impairment loss is recognized. The Company has determined that its deferred mortgage brokerage rights have incurred no impairment of value at September 30, 2001.

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                               September 30, 2001

     Cash and cash equivalents

     Cash and cash equivalents represent cash and short-term, highly liquid investments with original maturities of three months or less.

     Furniture, equipment and leasehold improvements, net

     Furniture, equipment and leasehold improvements are stated at cost less depreciation and amortization computed primarily on a straight-line basis over the lesser of the related lease term or the assets' estimated useful lives of 3 to 7 years.

     Income taxes Income taxes are provided for those currently payable and those deferred. The Company files its income tax returns on the cash basis of accounting. A provision for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for accrual versus cash basis.

3.     Income Taxes

     The Company's annual taxable income (loss) is included in the consolidated income tax filing of its parent, The Redwood Group, LTD, and its affiliate, A & B Financial Services, Inc. Income taxes are allocated to the Company and reflected in its financial statements as if the Company were filing separate returns.

     Deferred income taxes are provided at 8.84% for California, and 34% for Federal purposes. There are net operating loss ("NOL") carryforwards available of $1,007,840 for Federal tax purposes and $305,533 for California tax purposes. The NOLs were generated in fiscal years ended September 30, 1998, 1999, and 2001 and can be carried forward twenty years for federal tax purposes and five years for California purposes.

     Significant components of the Company's deferred tax liabilities are as follows:
                                                                         2001
                                                                    -----------
 Temporary differences
     Deferred mortgage brokerage rights                              $3,643,019
     Other assets and liabilities, net                                 (151,145)
                                                                    -----------
                                                                      3,491,874
     Less California net operating loss carry forward                  (305,533)
                                                                    -----------
          Base for California deferred tax                           $3,186,341
                                                                    ===========

           California deferred tax @ 8.84%                          $   281,673
                                                                    ===========

           Temporary differences as calculated above                 $3,491,874
               Less California deferred taxes                          (281,673)
               Less California tax timing differences                    (1,600)
               Less federal net operating loss carry forward         (1,007,840)
                                                                    -----------
                  Base for federal deferred tax                      $2,200,761
                                                                    ===========

           Federal deferred tax @34%                                $   748,259
           California deferred tax (above)                              281,673
                                                                    -----------
               Deferred income tax liability                         $1,029,932
                                                                    ===========

       Increase for the year                                        $   190,508
                                                                    ===========

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                               September 30, 2001

4.     Investment in LLC -  real estate

     The Company had an investment in a limited liability company of $250,000 at September 30, 2001. The investment is currently in the form of a promissory note bearing 8% interest. It is anticipated that when the project is complete it will be converted to a capital investment.

5.     Investment in Mortgage Loans

     At September 30, 2001, the Company had investments in mortgage loans as follows:
                                            Fiscal Year
                                            of Maturity
                                            September 30,              2001

              Mortgage loans                     2001               $       -
              Mortgage loans                     2002                    40,000
              Mortgage loans                     2004                    68,500
              Mortgage loans                     2007                   893,385
                                                                    ------------
                                                                    $ 1,001,885


     The average interest rates of the mortgage loans were 11.18% as of September 30, 2001. All interest payments on above mortgage loans are current. The properties securing the loans are all located in the San Francisco Bay Area. The fair value of the mortgage loans approximates the carrying value.


6.     Related Party Transactions

     The following are related party transactions:

     Mortgage servicing/partnerships

     As described in Note 1, the Company's main source of revenue is from originating and servicing mortgage obligations from nine limited partnerships whose General Partners are related to the Company (one such General Partner is the Company). The Company has received advances from these limited partnerships to help finance mortgage related costs.

     Advances

     Advances are periodically made to employees of the Company or their relatives. At September 30, 2001, an advance of $135,000 had been made to a related party. It is anticipated that it will be converted to a mortgage obligation.

     Investment in mortgage loans

     The Company has invested in a mortgage loan to an officer with an outstanding balance at September 30, 2001 of $68,500.


7.     Concentrations of Risk

     Cash in bank

     The cash in bank totaling $1,196,005 at September 30, 2001 was in one bank exceeding the $100,000 federally-insured limit by $1,096,005. Approximately $1,190,000 of this balance was in a money market account yielding 2.3% at September 30, 2001.

                             REDWOOD MORTGAGE CORP.
                             Notes to Balance Sheet
                               September 30, 2001

     Mortgage loans

     The mortgage loans described in Note 5 are secured by properties located in the San Francisco Bay Area. Fluctuations in the value of real estate in the San Francisco Bay Area could significantly affect the underlying security value of these mortgage loans.


8.     Commitments

     Beginning March 1, 2001, the Company contracted with an independent service bureau to obtain computer processing services for the partnership accounting function at approximately $4,750 per month for 36 months. The contract is subject to renewal at the end of its term. The Company receives reimbursement of a major portion of its computer processing expenses from the nine limited partnerships.

9.     Furniture, Equipment and Leasehold Improvements

     The following changes in furniture, equipment, and leasehold improvements took place during the year ended September 30, 2001:


                            September 30,                          September 30,
                                2000       Additions     Retirements     2001
                               -------------------------------------------------

Furniture and equipment       $ 270,956     $ 59,748     $(103,303)    $227,401
       Improvements               4,168           -                       4,168
                               -------------------------------------------------
                                275,124       59,748      (103,303)     231,569

Accumulated depreciation
       and amortization         229,565       29,439      (103,303)     155,701
                               -------------------------------------------------
     Net book value           $  45,559     $ 30,309       $     -     $ 75,868
                               =================================================

                             REDWOOD MORTGAGE CORP.
                          INTERIM FINANCIAL STATEMENTS



     In the opinion of the management of Redwood Mortgage Corp., a California corporation, all adjustments necessary for a fair statement of financial position for the interim period presented herein have been made. All such adjustments are of a normal, recurring nature. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. However, management of Redwood Mortgage Corp. believes that the disclosures contained herein are adequate to make the information presented not misleading. It is suggested that this unaudited balance sheet be read in conjunction with the corresponding audited balance sheet and the notes thereto included elsewhere in this prospectus.

                             REDWOOD MORTGAGE CORP.
                                  BALANCE SHEET
                            June 30, 2002 (unaudited)


                                     ASSETS



                                                                  June 30, 2002

                                                              ------------------
Cash and equivalents                                            $     1,059,578

Accounts receivable:
     Due from affiliate                                                  55,221
     Advances to related parties                                        183,335
     Income taxes refundable                                             26,947
     Accrued interest                                                    28,554

Furniture, equipment and leasehold improvements,
     net of accumulated depreciation and a
     mortization of $170,129                                             75,073

Investment in mortgage loans                                          1,341,778
Investment in LLC - real estate                                         250,000

Deferred mortgage brokerage rights                                    3,776,649
                                                              ------------------
         Total assets                                            $    6,797,135
                                                              ==================


                      LIABILITIES AND STOCKHOLDER'S EQUITY

Liabilities:

       Accounts payable and accrued liabilities                  $        8,257
       Promissory notes payable - partnerships                           65,000
       Accrued compensated absences                                      24,335
       Advances from partnerships                                     4,200,959
       Deferred income taxes                                          1,063,958
                                                              ------------------

         Total liabilities                                       $    5,362,509
                                                              ==================
Stockholder's equity:
     Common stock, wholly owned by The Redwood Group,
     Ltd, at stated value (1,000 shares outstanding)                      4,000
     Retained earnings                                                1,430,626
                                                              ------------------

         Total stockholder's equity                              $    1,434,626
                                                              ------------------

         Total liabilities and stockholder's equity              $    6,797,135
                                                              ==================

The accompanying notes are an integral part of the financial statement.

                             REDWOOD MORTGAGE CORP.
                             NOTES TO BALANCE SHEET
                            June 30, 2002 (unaudited)

NOTE 1 - ORGANIZATION

     Redwood Mortgage Corp., (the Company), is a wholly-owned subsidiary of The Redwood Group, Ltd. (the "Parent"), which is owned by D. Russell Burwell, and related parties. Michael R. Burwell and Gymno Corporation (owned by the Burwells) are General Partners in eight limited partnerships (the "Partnerships") which invest in high-yield debt instruments, primarily promissory notes secured by deeds of trust on California real estate. In addition, another related Company is General Partner in a ninth limited partnership. Currently, Redwood Mortgage Corp. is a General Partner in only one of the Partnerships, Redwood Mortgage Investors VIII.

     As of September 30, 2001, D. Russell Burwell, the founder and principal stockholder of the Parent, retired as President of the Company. Consistent with the preceding, D. Russell Burwell no longer serves as General Partner in Redwood Mortgage Investors VIII and resigned as General Partner in the other Partnerships as of October 31, 2001.

     The Company maintains "trust accounts" to service mortgage investments made principally by the aforementioned nine limited partnerships. As a real estate broker licensed with the State of California, the Company arranges loans with various maturities, all of which are secured by trust deeds. As of June 30, 2002, the Company was servicing a portfolio totaling approximately $115,000,000 owned primarily by the aforementioned Partnerships.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

o        Accrual Basis

     The accompanying balance sheet was prepared on the accrual basis of accounting.

o        Use of Estimates

     In preparing the financial statement, in accordance with accounting principles generally accepted in the United States of America, management is required to make estimates that affect the reported amounts of assets and liabilities as of the balance sheet date. Such estimates relate principally to lives assigned to furniture and equipment and to the period of recoverability of deferred mortgage brokerage rights. Actual results could differ from these estimates.

o        Deferred Mortgage Brokerage Rights

     Consistent with Accounting Principles Board Opinion # 17, the Company has recognized as an asset rights to act as the mortgage loan broker for various of its affiliated limited partnerships. Such rights result in brokerage commissions to the Company. The initial costs of these rights include fees paid to broker-dealers on behalf of affiliated partnerships. Such costs are being amortized over the anticipated 25 year period that brokerage fee net cash flows are expected to be received in proportion to the expected receipt of these cash flows.

     In accordance with Statement of Financial  Accounting Standards No 121 (FAS
121), the Company thereafter evaluates the fair value of these rights to determine if the brokerage rights have been impaired. Fair value is determined based on the estimated brokerage fee net cash flows to be received by the Company over the expected 25 year lives of the partnerships' underlying loan portfolios. It is the Company's experience that the underlying loan portfolios increase as partner capital is raised and accumulated for the first seven years of a partnership's existence, and then will begin to decline gradually over the subsequent 18 years of their estimated lives. If the carrying value of the deferred mortgage brokerage rights exceeds their estimated fair value, an impairment is recognized. The Company has determined that its deferred mortgage brokerage rights have incurred no impairment of value at June 30, 2002.


o        Cash and Cash Equivalents

     Cash and cash equivalents represent cash and short-term, highly liquid investments with original maturities of three months or less.

                             REDWOOD MORTGAGE CORP.
                             NOTES TO BALANCE SHEET
                            June 30, 2002 (unaudited)

o        Furniture, Equipment and Leasehold Improvements, Net

     Furniture, equipment and leasehold improvements are stated at cost less depreciation and amortization computed primarily on a straight-line basis over the lesser of the related lease term or the assets estimated useful lives of 3 to 7 years.

o       Income taxes

     Income taxes are provided for those currently payable and those deferred. The Company files its income tax returns on the cash basis of accounting. A provision for income taxes is provided for deferred taxes resulting from differences in the timing of reporting revenue and expense items for accrual versus cash basis.

NOTE 3 - INCOME TAXES

     The Company's annual taxable income (loss) is included in the consolidated income tax filing of its parent, The Redwood Group, LTD, and its affiliate, A & B Financial Services, Inc. Income taxes are allocated to the Company and reflected in its financial statements as if the Company were filing separate returns.

     Deferred income taxes are provided at 8.84% for California, and 34% for Federal purposes. There are net operating loss ("NOL") carryforwards available of $1,007,840 for Federal tax purposes and $305,533 for California tax purposes. The NOLs were generated in fiscal years ended September 30, 1998, 1999, and 2001 and can be carried forward twenty years for federal tax purposes and five years for California purposes.

     Significant components of the Company's deferred tax liabilities are as follows:

                                                                      June 30,
                                                                        2002
                                                                ----------------
     Temporary differences
       Deferred mortgage brokerage rights                     $       3,776,649
       Other assets and liabilities, net                                 (1,145)
                                                                ----------------
                                                                      3,775,504
       Less California net operating loss carry forward                (458,300)
                                                                ----------------
          Base for California deferred tax                            3,317,205
                                                                ----------------
     California deferred tax @ 8.84%                           $        293,241
                                                                ================

     Temporary differences as calculated above                 $      3,317,205
     Less California deferred taxes                                    (293,241)
       Plus (Less) California tax timing differences                     (1,600)
       Less federal net operating loss carry forward                   (755,550)
                                                                ----------------
          Base for federal deferred tax                               2,266,814
                                                                ----------------
     Federal deferred tax @ 34%                                     $   770,717
     California deferred tax (above)                                    293,241
                                                                ----------------

          Deferred income tax liability                            $  1,063,958
                                                                ================
          Balance at September 30, 2001                            $  1,029,932

          Increase for the six month period                        $     34,026
                                                                ================

                             REDWOOD MORTGAGE CORP.
                             NOTES TO BALANCE SHEET
                            June 30, 2002 (unaudited)



NOTE 4 - INVESTMENT IN LLC - REAL ESTATE

     The Company had an investment in a limited liability company of $250,000 at June 30, 2002. The investment is currently in the form of a promissory note bearing 8% interest. It is anticipated that when the project is complete it will be converted to a capital investment.


NOTE 5 - INVESTMENT IN MORTGAGE LOANS


     At June 30, 2002 the Company had investments in mortgage loans as follows:


                                             Fiscal Year
                                             of Maturity
                                            September 30,

              Mortgage loans                     2002                $   285,000
              Mortgage loans                     2004                    168,500
              Mortgage loans                     2007                    888,278
                                                                         -------
                                                                      $1,341,778

     All interest payments on above mortgage loans are current. The properties securing the loans are all located in the San Francisco Bay Area. The fair value of the mortgage loans approximates the carrying value.


NOTE 6 - RELATED PARTY TRANSACTIONS

     The following are related party transactions:

     Mortgage servicing/partnerships

     As described in Note 1, the Company's main source of revenue is from originating and servicing mortgage obligations from nine limited partnerships whose General Partners are related to the Company (one such General Partner is the Company). The Company has received advances from these limited partnerships to help finance mortgage related costs.

     Advances

     Advances are periodically made to employees of the Company or their relatives. At June 30, 2002, advances of $251,835 had been made to related parties. It is anticipated that $133,336 of this advance will be converted to a mortgage obligation.

     Investment in Mortgage Loans

     The Company has invested in a mortgage loan to an officer with an outstanding balance at June 30, 2002 of $68,500.

NOTE 7 - CONCENTRATIONS OF RISK

     Cash in bank

     The cash in bank totaling $1,388,919 at June 30, 2002 was in one bank exceeding the $100,000 federally-insured limit by $1,288,919. Approximately $912,980 of this balance was in a money market account yielding 1.36% at June 30, 2002. The remaining funds were in transit or in highly liquid Mutual Funds.

                             REDWOOD MORTGAGE CORP.
                             NOTES TO BALANCE SHEET
                           June 30, 2002 (unaudited)

     Mortgage loans

     The mortgage loans described in Note 5 are secured by properties located in the San Francisco Bay Area. Fluctuations in the value of real estate in the San Francisco Bay Area could significantly affect the underlying security value of these mortgage loans.

NOTE 8 - COMMITMENTS

     Beginning March 1, 2001, the Company contracted with an independent service bureau to obtain computer processing services for the partnership accounting function at approximately $4,750 per month for 36 months. The contract is subject to renewal at the end of its term. The Company receives reimbursement of a major portion of its computer processing expenses from the nine limited partnerships.


NOTE 9 - FURNITURE, EQUIPMENT AND LEASEHOLD IMPROVEMENTS


     The following changes in furniture, equipment, and leasehold improvements took place during the six months ended June 30, 2002:

                             September 30,                              June 30,
                                  2001      Additions    Retirements       2002
                               -------------------------------------------------


Furniture and equipment       $ 227,401     $ 20,792      $     -      $ 248,193
Improvements                      4,168            -            -          4,168
                              --------------------------------------------------
                                231,569       20,792            -        251,361


Accumulated depreciation
   and amortization             155,701       21,587            -        177,288

                               -------------------------------------------------
     Net book value           $  75,868      $  (795)     $     -      $  75,073
                               =================================================

                            PRIOR PERFORMANCE TABLES


     The prior performance tables as referenced in the Prior Performance Summary of the prospectus presents information on programs previously sponsored by the general partners. The purpose of the tables is to provide information on the performance of these partnerships to assist prospective investors in evaluating the experience of the general partners as sponsors of such partnerships. In the opinion of the general partners, all of the partnerships included in the tables had investment objectives which were similar to those of the partnership. Factors considered in making such determination included the type of investments, expected benefits from investments and structure of the programs. Each of such prior programs had the following objectives: (i) to yield a high rate of return from mortgage lending; and (ii) preservation of the partnership's capital. The inclusion of these tables does not imply that the investors in this offering of the partnership will experience results comparable to those experienced in the previous offerings of the partnership or prior programs referred to in the tables.

     The tables consist of:

     TABLE I - EXPERIENCE IN RAISING AND INVESTING FUNDS

     Table I summarizes, as a percentage basis, all funds received through December 31, 2001, for the three prior public offerings of the partnership.

     TABLE II - COMPENSATION TO GENERAL PARTNERS AND AFFILIATES

     Table II summarizes the compensation paid to the general partners and affiliates in connection with the 3 prior offerings of the partnership on an aggregate basis.

     TABLE III - OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS

     Table III summarizes the annual operating results from January 1, 1997, through December 31, 2001 for the partnership.

     TABLE V - PAYMENT OF MORTGAGE LOANS

     Table V presents information on the payment of the partnership and prior partnerships' mortgages within the three (3) years ending December 31, 2001. If you purchase interests in the partnership, you will not acquire any ownership interest in any of the prior partnerships to which Table V relates. The inclusion of the following tables in the prospectus does not imply that the partnership will continue to make investments comparable to those reflected in the tables with respect to cash flow, income tax consequences available to investors, or other factors, nor does it imply that the partnership will continue to experience returns, if any, comparable to those experienced by the partnership in the past in any of the previous offerings of the partnership referred to in Table V.

     Table IV which provides certain information on programs which have concluded operations, is not included herein as no prior programs sponsored by the general partners or their affiliates have concluded operations.

     The general partners have sponsored two (2) other public programs registered with the Securities and Exchange Commission. Table V also includes information about prior non public programs whose investment objectives are similar to those of the partnership. These partnerships were offered without registration under the Securities Act of 1933 with reliance upon intrastate offering, exemption from registration requirements, and/or exemption for transactions not involving a public offering.

     Additional information regarding the Description Of Open Loans Of Prior Limited Partnerships is provided in Table VI in Part II of this Registration Statement. The partnership will furnish, without charge to each person to whom this prospectus is delivered, upon request, a copy of Table VI.

     About thirty nine percent (39%) of the loans held by the partnerships are fractionalized loans and held as undivided interests with other partnerships and third parties. The information presented in Table V as to fractionalized loans represents only that partnership's interest in a certain loan.

DEFINITIONS AND GLOSSARY OF TERMS

     The following terms used in the tables have the following meanings:

     "Cash Generated From Operations" shall mean excess or deficiency of operating cash receipts over operating cash expenditures.

     "GAAP" shall mean accounting principles generally accepted in the United States of America.

     "Months To Invest 90% Of Amount Available For Investment" shall mean the time period from commencement of the offering to date of close of escrow of initial loans.

                                     TABLE I
                    EXPERIENCE IN RAISING AND INVESTING FUNDS
                         REDWOOD MORTGAGE INVESTORS VIII
                            (AS OF DECEMBER 31, 2001)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

     Table I presents in tabular form on a percentage basis, all proceeds received by Redwood Mortgage Investors VIII in its previous three public offerings through December 31, 2001. Table I also sets forth on a percentage basis, how the proceeds were utilized by the partnership. In addition, Table I sets forth information with respect to the date each offering commenced in this partnership, the length of the offering and how long it took to commit 90% of the amount available for investment. As of December 31, 2001, the general partners did not have any public or private programs which have closed in the past three years other than the second and third offerings in Redwood Mortgage Investors VIII. For consistency, the general partners have included information for the first offering in Redwood Mortgage Investors VIII even though this offering was concluded more than three years ago. Please be advised that there can be no assurance that the results of this offering will be comparable to those of prior offerings of the partnership.

                                                                1st Offering      2nd Offering      3rd Offering
                                                               --------------    --------------    --------------
Dollar Amount Offered                                            $15,000,000       $30,000,000       $30,000,000
Dollar Amount Raised                                             $14,932,017       $29,992,574       $24,751,356
Percentage of Amount Raised                                           99.55%            99.98%            82.50%
Less Offering Expenses:
     Organization Expense                                              3.90%             2.00%             2.11%
     Selling Commissions Paid to Non Affiliates (1)                        0                 0                 0
     Selling Commissions Paid to Affiliates                                0                 0                 0
Percentage Available for Investment
       Net of Offering Expenses                                       96.10%            98.00%            97.89%
     Loans Funded from Offering Proceeds
       Secured by Deeds of Trust                                      87.90%            89.40%            87.77%
     Formation Loan                                                    7.20%             7.60%             7.40%
     Loan Commitments                                                      0                 0                 0
     Loan Application or Mortgage
         Processing Fees                                                   0                 0                 0
     Funds Available for Future Commitments                                0                 0                 0
     Reserve                                                           1.00%             1.00%             2.72%
                                                               --------------    --------------    --------------
Total                                                                 96.10%            98.00%            97.89%
                                                               ==============    ==============    ==============
Date Offering Commenced                                             03/03/93          12/4/96          08/31/00

Length of Offering                                                 44 months         44 months           N/A (2)
     Months to Commit 90% of Amount
     Available for Investment (Measured from Beginning of
       Offering)                                                   45 months         45 months               N/A



     1. Commissions are paid by Redwood Mortgage Corp. through the Formation Loan (See Plan of Distribution-Formation Loan at Page 73)

     2. The third offering in the partnership commenced on August 31, 2000 and was completed in April, 2002. As of April, 2002, 90% of the amount available for investment had been committed.


                                    TABLE II
                 COMPENSATION TO GENERAL PARTNERS AND AFFILIATES
                            (AS OF DECEMBER 31, 2001)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)


     Table II sets forth in tabular form, the compensation received by the general partners and affiliates in connection with the three previous offerings of units in the partnership as of December 31, 2001. This information is presented on an aggregated basis for all three prior offerings of the partnership. It is impossible to trace on a dollar for dollar basis, which dollars from which offering are being used to pay fees to the general partners.

                                    RMI VIII
                               ---------------
Date Offering Commenced (1)                                      03/03/93
Dollar Amount Raised (2)                                      $69,675,947
Amount Paid to General Partners and
   Affiliates from:
       Offering Proceeds                                                0
       Selling Commissions                                              0
       Loan Application or Loan Processing Fees                         0
       Reimbursement of Expenses, at Cost                         181,818
       Acquisition Fees                                                 0
       Advisory Fees                                                    0
       Other                                                            0
Loan Points, Processing and Other Fees Paid
   by the Borrowers to Affiliates:
     Points (3)                                                 6,103,840
     Processing Fees (3)                                          107,841
     Other (3)                                                     16,068
Dollar Amount of Cash Generated from
   Operations Before Deducting
  Payments to General Partners and Affiliates:                 29,162,941
Amount Paid to General Partners and Affiliates
  from Operations:
     Partnership Management Fees                                  352,164
     Earnings Fee                                                 187,268
     Mortgage Servicing Fee                                     2,178,352
     Reimbursement of Expenses, at Cost                           636,872
     Early Withdrawal                                             123,638


     (1) Indicated the date the first offering in the partnership commenced

     (2) Indicated the aggregate dollar amount raised in all three prior offerings of the partnership as of December 31, 2001.

     (3) These sums were paid by borrowers of partnership funds, and were not expenses of the partnerships.

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                 RMI VIII - AGGREGATED (AS OF DECEMBER 31, 2001)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

     Table III presents the annual operating results of this partnership since inception. This information is presented on an aggregate basis for all three prior offerings of Redwood Mortgage Investors VIII.

                                                    1993             1994             1995               1996

                                                -------------    -------------    --------------    ---------------

Gross Revenues                                      $118,976         $497,673        $1,050,237         $1,726,635
Less: General Partners' Mgmt Fee                         192            5,906            11,587             17,053
   Loan Servicing Fee                                  5,500           29,127            85,457            155,912
   Administrative Expenses                             4,053           26,807            51,399             85,933
   Provision for Uncollected Accts                         0           13,120            26,032             55,383
   Amortization of Organization and
     Syndication Costs                                   625            2,500             2,500              2,500
   Offering Period Interest Expense to
     Limited Partners                                  4,641           14,443            18,908              2,618
   Interest Expense                                        0                0            25,889            188,638
                                                -------------    -------------    --------------    ---------------
Net Income (GAAP Basis) dist. to
   Limited Partners                                 $103,965         $405,770          $828,465         $1,218,598
                                                -------------    -------------    --------------    ---------------

Federal Taxable Income                              $108,605         $433,201          $873,145         $1,299,081

                                                -------------    -------------    --------------    ---------------

Sources of Funds - Net Income                       $103,965         $405,770          $828,465         $1,218,598
Reduction in Assets                                        0                0                 0                  0
Increase in Liabilities                                    0                0         1,914,010                  0
Early Withdrawal Penalties Applied to
   Syndication Costs                                       0                0               164              4,550
Increase in Applicant's Deposit                      128,772           60,528                 0            310,937
Increase in Partners' Capital
   Collection on Formation Loan                            0                0                 0             16,518
Admittance of New Partners                        $2,766,399       $4,514,598        $3,842,472         $3,864,399
                                                -------------    -------------    --------------    ---------------

Cash generated from Operations                     2,999,136        4,980,896           6,585,111        5,415,002
Use of Funds-Increase in Assets                    2,364,432        4,192,620         5,671,430          3,860,476
Reduction in Liabilities                                   0                0                 0            175,905
Decrease in Applicant's Deposit                            0                0           189,300                  0
Decrease in Partner's Capital
   Formation Loan                                    205,954          319,302           249,973            314,995
   Syndication Costs                                 199,472           80,676           174,475            213,512
Offering Period Interest Expense to
   Limited Partners                                    1,956            5,774             7,673                863
Investment Income Paid to LP's                        46,856          165,814           303,477            418,380
Return of Capital to LP's                                  0                0             5,641            146,755
                                                -------------    -------------    --------------    ---------------

Net Increase (Decrease) in Cash                      180,466          216,710          (16,858)            284,116
Cash at the beginning of the year                          0          180,466           397,176            380,318
                                                -------------    -------------    --------------    ---------------

Cash at the end of the year                          180,466          397,176           380,318            664,434


Table III continued on following pages

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                 RMI VIII - AGGREGATED (AS OF DECEMBER 31, 2001)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                    1993             1994             1995               1996

                                                -------------    -------------    --------------    ---------------
Cash Distribution Credited on
   $1,000 Invested for a Compounding
   Limited Partner  (GAAP Basis)                         $83              $81               $83                $84
Cash Distribution Data paid for
   $1,000 Invested for a Limited
   Partner Receiving Monthly Earnings
   Distribution (GAAP Basis)                             $80              $79               $80                $81
Cash Distribution to All Investors for
   $1,000 Invested (2)
   Income (1)                                            $36              $33               $32                $31
   Capital (1)                                            $0               $0             $0.60                $11
Federal Income Tax Results for
   $1,000 Invested Capital for a
   Compounding Limited Partner                           $96              $92               $96                $99
Federal Income Tax Results for $1,000
   Invested for a Limited Partner Receiving
   Monthly Earnings Distributions                        $93              $89               $92                $95


NOTES:  (1)  Based upon capital balances as of January 1 for each year.
        (2) Based upon cash distributions actually paid to limited partners receiving monthly earning distributions compared to all limited partners. Cash distributions credited to compounding limited partners are not included for purposes of this calculation.



Table III continued on following pages

                                    TABLE III
                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                 RMI VIII - AGGREGATED (AS OF DECEMBER 31, 2001)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)

     Table III presents the annual operating results of this partnership since inception. This information is presented on an aggregate basis for all three prior offerings of Redwood Mortgage Investors VIII.

                                                    1997             1998             1999               2000              2001
                                                -------------    -------------    --------------    ---------------    -------------

Gross Revenues                                    $2,629,457       $3,406,021        $4,426,245         $6,348,819        $9,035,200
Less: General Partners' Mgmt Fee                      24,966           31,651            42,215             60,595           157,999
   Loan Servicing Fee                                189,692          295,052           359,464            505,823           552,323
   Administrative Expenses                           143,832          146,942           174,208            269,933           363,138
   Provision for Uncollected Accts                   139,804          162,969           408,890            375,579           956,639
   Amortization of Organization and
     Syndication Costs                                     0                0                 0                  0                 0
   Offering Period Interest Expense to
     Limited Partners                                  9,562            4,454             1,914              4,757               800
   Interest Expense                                  340,633          513,566           526,697            887,546           971,901
                                                -------------    -------------    --------------    ---------------    -------------
Net Income (GAAP Basis) dist. to
   Limited Partners                               $1,780,968       $2,251,387        $2,912,857         $4,244,586        $6,032,400
                                                -------------    -------------    --------------    ---------------    -------------
Federal Taxable Income                            $1,928,831       $2,410,848        $3,330,854         $4,754,817        $6,926,430
                                                -------------    -------------    --------------    ---------------    -------------
Sources of Funds - Net Income                     $1,780,968       $2,251,387        $2,912,857         $4,244,586        $6,032,400
Reduction in Assets                                        0                0                 0                  0                 0
Increase in Liabilities                            3,988,316          347,884                 0         16,269,311                 0
Early Withdrawal Penalties Applied to
   Syndication Costs                                   4,690            8,255            13,628             10,438            24,138
Increase in Applicant's Deposit                            0                0           330,000                  0           447,717
Increase in Partners' Capital
   Collection on Formation Loan                      107,523          149,307           190,691            249,999           345,971
Admittance of New Partners                        $5,572,468        5,110,013        $9,202,232        $14,996,938       $19,265,571
                                                -------------    -------------    --------------    ---------------    -------------
Cash generated from Operations                    11,453,965        7,866,846          12,649,408       35,771,272        26,115,797
Use of Funds-Increase in Assets                    9,905,329        6,598,066         3,438,955         32,472,118        15,480,224
Reduction in Liabilities                                   0                0         5,831,363                  0         5,038,364
Decrease in Applicant's Deposit                      310,937                0                 0            105,100                 0
Decrease in Partner's Capital
   Formation Loan                                    420,510          403,518           708,461          1,102,196         1,461,530
   Syndication Costs                                 188,517          126,453           177,099            226,903           291,149
Offering Period Interest Expense to
   Limited Partners                                    1,849            1,553             1,002                779               409
Investment Income Paid to LP's 495,479               495,479          614,383           826,291          1,244,959         1,961,780
Return of Capital to LP's                            132,619          257,344           592,357            762,060         1,425,488
                                                -------------    -------------    --------------    ---------------    -------------
Net Increase (Decrease) in Cash                      (1,275)        (134,471)        $1,073,880         $(142,843)          $456,853
Cash at the beginning of the year                    664,434          663,159           528,688          1,602,568         1,459,725
                                                -------------    -------------    --------------    ---------------    -------------
Cash at the end of the year                          663,159          528,688         1,602,568          1,459,725         1,916,578


Table III continued on following page

                 OPERATING RESULTS OF PRIOR LIMITED PARTNERSHIPS
                 RMI VIII - AGGREGATED (AS OF DECEMBER 31, 2001)
            (NOT COVERED BY REPORT OF INDEPENDENT PUBLIC ACCOUNTANT)



                                                    1997             1998             1999               2000              2001
                                                -------------    -------------    --------------    ---------------    -------------

Cash Distribution Credited on
   $1,000 Invested for a Compounding
   Limited Partner  (GAAP Basis)                         $84              $84               $84                $86               $90
Cash Distribution Paid for
   $1,000 Invested for a Limited
   Partner Receiving Monthly Earnings
   Distribution (GAAP Basis)                             $81              $81               $81                $83               $87
Cash Distribution to All Investors for
   $1,000 Invested (2)
   Income (1)                                            $31              $29               $31                $34               $37
   Capital (1)                                             8               12               $22                $21               $27
Federal Income Tax Results for
   $1,000 Invested Capital for a
   Compounding Limited Partner                          $100              $98              $102               $102              $106
Federal Income Tax Results for $1,000

Federal Income Tax Results for $1,000
   Invested for a Limited Partner Receiving
   Monthly Earnings Distributions                        $97              $95               $99                $98              $103

NOTES:  (1)  Based upon capital balances as of January 1 for each year.
        (2) Based upon cash distributions actually paid to limited partners receiving monthly earning distributions compared to all limited partners. Cash distributions credited to compounding limited partners are not included for purposes of this calculation.


                                     TABLE V
                                PAYMENT OF LOANS
                       CORPORATE MORTGAGE INVESTORS I & II
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2001

     Table V presents information on the payment of loans for the partnership and the previous public and non public programs sponsored by the general partners and their affiliates for the three years ending December 31, 2001. The information concerning the payment of loans in the partnership is presented on an aggregated basis for all three prior offerings of the partnership.


SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
Ventura                   12/05/96        05/17/99          52,000.00           15,030.78           67,030.78
Ventura                   12/05/96        07/19/99          65,000.00           22,157.23           87,157.23
San Mateo                 06/27/95        11/29/99          85,000.00           46,719.21          131,719.21
San Mateo                 03/12/99        12/01/99          75,000.00            9,101.99           84,101.99
San Francisco             11/04/98        07/05/00         270,000.00           50,796.60          320,796.60
San Mateo                 03/30/99        07/06/00          21,250.00            3,321.52           24,571.52
San Mateo                 01/06/92        07/06/00          25,000.00           23,054.69           48,054.69
Santa Clara               12/30/93        08/27/01         175,000.00           159382.98           334382.98
Napa                      05/02/95        10/25/01          40,000.00            27447.19            67447.19
San Mateo                 07/31/00        10/16/01         150,000.00           22,861.32          172,861.32
--------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
San Mateo                 11/22/96        12/15/00         100,000.00           47,557.54          147,554.54
Alameda                   03/22/00        04/19/01         100,000.00           12,577.13          112,577.13
--------------------------------------------------------------------------------------------------------------

COMMERCIAL (county) (1)
--------------------------------------------------------------------------------------------------------------


                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
San Mateo                 09/08/99        02/29/00          92,000.00            5,202.20           97,202.20
Sacramento                08/27/93        04/19/00          67,500.00           41,078.79          108,578.79
Alameda                   08/11/00        12/29/00          80,015.00            3,758.69           83,773.69
--------------------------------------------------------------------------------------------------------------

     (1) The commercial property securing the partnership loans ranges in size from approximately 2,500 square feet to approximately 71,000 square feet.

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS I
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2001

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
Contra Costa              08/30/93        03/02/99          29,502.78           23,776.64           53,279.42
Santa Clara               12/31/91        02/18/99          54,000.00           23,415.00          -30,585.00
Stanislaus                12/31/96        06/23/99         100,000.00           30,493.33          130,493.33
Contra Costa              10/23/85        07/19/99           5,958.05           23,479.72           29,437.77
San Mateo                 09/28/99        11/18/99         100,000.00            1,414.81          101,414.81
Ventura                   12/05/96        12/13/99          52,000.00           18,665.00           70,665.00
Sacramento                03/13/92        12/31/99           3,500.00              609.25           -2,890.75
Sacramento                03/13/92        12/31/99           2,000.00              362.55           -1,637.45
Sacramento                11/28/94        07/07/00          13,125.00            5,264.90           18,389.90
San Mateo                 11/25/98        08/16/00          99,988.00           20,922.62          120,910.62
San Mateo                 01/25/00        06/27/01          69,999.20           11,235.86           81,235.06
--------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------

COMMERCIAL (county)(1)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
Santa Clara               12/31/92        06/01/99          54,500.00           47,002.52          101,502.52
Stanislaus                11/16/93        12/18/00          35,002.69            6,560.08           41,562.77
Santa Clara               11/02/98        04/19/01         100,000.00           27,415.08          127,415.08
--------------------------------------------------------------------------------------------------------------



     (1) The commercial property securing the partnership loans ranges in size from approximately 5,000 square feet to approximately 17,500 square feet.

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS II
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2001

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
Sacramento                03/13/92        12/31/99           3,500.00              609.25           -2,890.75
Sacramento                03/13/92        12/31/99           2,000.00              362.55           -1,637.45
Ventura                   12/05/96        05/15/00          52,000.00           24,755.95           76,755.95
Ventura                   12/05/96        05/15/00          52,000.00           24,748.95           76,748.95
Santa Clara               11/28/94        07/07/00          13,125.00            5,264.90           18,389.90
San Mateo                 05/31/00        01/04/01          50,000.00            3,302.24           53,302.24
San Mateo                 07/31/00        10/16/01          50,000.00           31,375.88            56136.08
--------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------

COMMERCIAL (county)(1)
--------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/            PROCEEDS
PROPERTY                    FUNDED              ON             AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
Stanislaus                12/31/96        06/23/99         100,000.00           30,493.33          130,493.33
--------------------------------------------------------------------------------------------------------------

     (1) The commercial property securing the partnership loans ranges in size from approximately 1,500 square feet to approximately 1,500 square feet.

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS III
                           FOR THE THREE YEARS ENDING
                                DECEMBER 30, 2001

SINGLE FAMILY 1-4 UNITS (county)
  -----------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN           INTEREST/           PROCEEDS
  PROPERTY                  FUNDED              ON             AMOUNT           LATE/MISC            TO DATE
  -----------------------------------------------------------------------------------------------------------
  Santa Clara             12/31/91        02/18/99          83,619.72           36,366.52         -47,253.20
  Ventura                 12/05/96        07/26/99          65,000.00           22,471.54          87,471.54
  San Mateo               09/28/99        11/18/99         100,000.00            1,414.81         101,414.81
  San Mateo               03/12/99        12/01/99          50,000.00            6,068.26          56,068.26
  San Mateo               09/19/91        03/31/00         136,000.80          167,215.49         303,216.29
  San Mateo               12/31/96        04/21/00          36,570.00           13,175.19          49,745.19
  San Mateo               11/25/98        08/16/00          99,988.00           20,922.62         120,910.62
  Santa Clara             04/14/00        09/27/00         174,999.00            8,561.02         183,560.02
  San Mateo               05/31/00        01/04/01          50,000.00            3,302.24          53,302.24
  Santa Cruz              10/06/97        03/26/01          82,000.00           34,473.24         116,473.24
  Alameda                 04/10/01        06/07/01          56,000.00            1,303.30          57,303.30
  Alameda                 07/01/97        11/08/01          170000.00           109761.99          279761.99
  -----------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)
 ------------------------------------------------------------------------------------------------------------

                                            CLOSED              LOAN           INTEREST/            PROCEEDS
 PROPERTY                  FUNDED               ON            AMOUNT           LATE/MISC             TO DATE
 ------------------------------------------------------------------------------------------------------------
 Alameda                 11/09/83         09/03/99         17,524.36           28,623.51           46,147.87
 San Francisco           01/31/01         08/10/01        300,025.00            5,691.63          305,716.63
 ------------------------------------------------------------------------------------------------------------

COMMERCIAL (county)(1)
 ------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN          INTEREST/            PROCEEDS
 PROPERTY                   FUNDED              ON             AMOUNT          LATE/MISC             TO DATE
 ------------------------------------------------------------------------------------------------------------
 Stanislaus               12/20/94        06/23/99         141,964.18         155,813.06          297,777.24
 San Mateo                02/26/98        08/21/00         205,200.00          61,071.30          266,271.30
 San Mateo                01/25/00        10/30/00         100,000.00           8,115.67          108,115.67
 Stanislaus               11/16/93        12/18/00          35,002.69           6,560.08           41,562.77
 Alameda                  08/11/00        12/29/00         159,997.50           7,515.86          167,513.36
 Contra Costa             05/31/00        02/07/01         255,000.00          22,379.13          277,379.13
 Santa Clara              11/02/98        04/19/01         100,000.00          27,415.08          127,415.08
 Alameda                  08/08/97        09/29/01          31,500.00          15,500.93           47,000.93
 ------------------------------------------------------------------------------------------------------------

     (1) The commercial property securing the partnership loans ranges in size from approximately 2,500 square feet to approximately 150,000 square feet.

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS IV
                           FOR THE THREE YEARS ENDING
                               DECEMBER 31, 2001

SINGLE FAMILY 1-4 UNITS (county)
-------------------------------------------------------------------------------------------------------------
                                            CLOSED              LOAN           INTEREST/            PROCEEDS
PROPERTY                   FUNDED               ON            AMOUNT           LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
Contra Costa             04/10/97         02/04/99         12,500.00            2,616.39           15,116.39
San Mateo                08/29/97         05/26/99         15,282.02            2,264.56           17,546.58
Contra Costa             10/23/85         07/19/99         34,041.95           64,122.55           98,164.50
Ventura                  12/05/96         09/03/99         65,000.00           23,677.32           88,677.32
Ventura                  12/05/96         01/31/00         65,000.00           32,318.29           97,318.29
Contra Costa             03/21/00         03/31/01        108,500.00           13,765.97          122,265.97
-------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)
-------------------------------------------------------------------------------------------------------------

                                            CLOSED               LOAN          INTEREST/            PROCEEDS
PROPERTY                   FUNDED               ON             AMOUNT          LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
Contra Costa             12/31/94         02/04/99         175,000.00         105,355.18          280,355.18
Alameda                  12/24/97         06/28/99         690,000.00          98,272.41          788,272.41
Alameda                  04/27/89         06/10/99          65,000.00          78,181.27          143,181.27
Santa Clara              09/19/91         03/16/00          12,500.00          14,802.54           27,302.54
San Francisco            03/20/95         04/14/00          50,004.00           9,648.93           59,652.93
San Francisco            11/30/95         12/29/00          78,000.00          48,516.57          126,516.57
San Mateo                07/16/90         05/17/01         170,000.00         212,112.03          382,112.03
San Francisco            01/31/01         08/10/01         474,980.00           9,010.62          483,990.62
-------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS IV
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2001


COMMERCIAL (county)(1)

-------------------------------------------------------------------------------------------------------------
                                            CLOSED               LOAN          INTEREST/            PROCEEDS
PROPERTY                   FUNDED               ON             AMOUNT          LATE/MISC             TO DATE
-------------------------------------------------------------------------------------------------------------
San Mateo                08/26/93         03/12/99         133,000.00          52,840.61          185,840.61
Santa Clara              12/31/92         06/01/99          54,500.00          47,002.52          101,502.52
Stanislaus               12/20/94         06/23/99         946,427.86       1,076,196.15        2,022,624.01
Alameda                  12/19/97         09/24/99         387,358.50         189,515.89          576,874.39
El Dorado                05/05/89         12/31/99         200,000.00         228,027.44          428,027.44
Stanislaus               12/03/98         01/29/99         600,000.00          63,683.85          663,683.85
San Francisco            12/29/94         01/27/00         325,000.00         178,188.72          503,188.72
Santa Clara              06/16/99         04/05/00         162,501.50          15,001.73          177,503.23
Alameda                  08/06/92         04/26/00          82,873.25          57,482.82          140,356.07
San Mateo                04/13/89         08/03/00          59,999.50          79,707.34          139,706.84
Stanislaus               11/16/93         12/18/00         199,998.56          37,483.01          237,481.57
Alameda                  08/11/00         12/29/00          49,985.00           2,348.04           52,333.04
San Mateo                03/05/99         03/28/01         450,000.00         100,663.32          550,663.32
San Francisco            06/23/00         05/31/01         500,000.00          51,989.77          551,989.77
San Francisco            08/11/99         08/30/01         120,933.85          28,624.69          149,558.54
San Francisco            05/27/99         08/30/01         100,002.00          27,413.84          127,415.84
Marin                    10/29/99         11/16/01          60,000.00           16472.94           76,472.94
-------------------------------------------------------------------------------------------------------------

     (1) The commercial property securing the partnership loans ranges in size from approximately 2,500 square feet to approximately 100,000 square feet.

                                    TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS V
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2001

SINGLE FAMILY 1-4 UNITS (county)
------------------------------------------------------------------------------------------------------------

                                               CLOSED                LOAN           INTEREST/      PROCEEDS
PROPERTY                      FUNDED               ON              AMOUNT           LATE/MISC       TO DATE
------------------------------------------------------------------------------------------------------------
Santa Clara                 12/31/91         02/18/99          228,620.18          100,879.03   -127,741.15
San Francisco               06/26/97         10/22/99          195,000.00           35,196.61    230,196.61
San Mateo                   03/12/99         12/01/99          205,000.00           24,878.99    229,878.99
Sacramento                  03/13/92         12/31/99            7,000.00              818.52     -6,181.48
Sacramento                  03/13/92         12/31/99            4,000.00              725.12     -3,274.88
San Mateo                   04/01/99         03/15/00          176,000.00           19,856.47    195,856.47
San Mateo                   04/25/00         05/26/00          260,001.20            2,389.29    262,390.49
Santa Clara                 11/28/94         07/07/00           26,250.00           10,529.80     36,779.80
Santa Clara                 10/13/89         09/11/00          142,000.00          307,230.27    449,230.27
Alameda                     10/31/98         06/04/01          167,500.00          206,433.10    373,933.10
San Mateo                   07/31/00         10/16/01          195,000.00           24,345.67    219,345.67
------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)
------------------------------------------------------------------------------------------------------------

                                               CLOSED                LOAN          INTEREST/       PROCEEDS
PROPERTY                      FUNDED               ON              AMOUNT          LATE/MISC        TO DATE
------------------------------------------------------------------------------------------------------------
Santa Clara                 09/19/91         03/06/00           55,000.00          65,131.17     120,131.17
San Francisco               03/20/95         04/14/00           50,004.00           9,648.93      59,652.93
San Mateo                   07/16/90         05/17/01          170,000.00         212,112.03     382,112.03
San Francisco               01/31/01         08/10/01          300,025.00           5,691.63     305,716.63
------------------------------------------------------------------------------------------------------------

COMMERCIAL (county) (1)

--------------------------------------------------------------------------------------------------------------

                                                 CLOSED                LOAN             INTEREST/    PROCEEDS
PROPERTY                       FUNDED                ON              AMOUNT             LATE/MISC     TO DATE
--------------------------------------------------------------------------------------------------------------
San Francisco                06/17/98          01/08/99          400,000.00             23,314.28  423,314.28
Sonoma                       11/07/94          05/14/99           66,190.41             25,660.80   91,851.21
Stanislaus                   12/20/94          06/23/99          236,606.97            261,799.03  498,406.00
Santa Clara                  06/16/99          04/05/00           80,000.13              7,385.41   87,385.54
San Mateo                    04/13/89          08/03/00          179,998.50            239,122.01  419,120.51
San Mateo                    07/07/00          10/30/00           78,125.00              3,086.04   81,211.04
San Mateo                    01/25/00          10/30/00          150,000.00             12,173.50  162,173.50
Stanislaus                   11/16/93          12/18/00           74,998.69             14,055.98   89,054.67
Alameda                      08/11/00          12/29/00          159,997.50              7,515.86  167,513.36
--------------------------------------------------------------------------------------------------------------

     (1) The commercial property securing the partnership loans ranges in size from approximately 2,000 square feet to approximately 71,000 square feet.

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS VI
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2001

SINGLE FAMILY 1-4 UNITS (county)
-------------------------------------------------------------------------------------------------------------

                                               CLOSED               LOAN            INTEREST/       PROCEEDS
PROPERTY                      FUNDED               ON             AMOUNT            LATE/MISC        TO DATE
-------------------------------------------------------------------------------------------------------------
San Mateo                   07/25/88         02/17/99          49,000.00            66,190.49     115,190.49
Contra Costa                08/30/93         03/02/99          21,635.32            17,572.19      39,207.51
Ventura                     12/05/96         05/17/99          13,000.00             6,491.67      19,491.67
San Mateo                   05/15/96         05/28/99         145,000.00            31,017.05     176,017.05
Ventura                     12/05/96         07/02/99          65,000.00            15,006.13      80,006.13
Solano                      02/11/88         06/14/99          36,000.00            67,213.77     103,213.77
Santa Clara                 12/31/91         02/18/99         285,793.30           143,988.42    -141,804.88
San Francisco               06/29/90         07/21/99         200,000.00           241,041.21     441,041.21
Contra Costa                02/10/99         09/14/99         335,000.00            20,891.09     355,891.09
Monterey                    09/27/95         10/18/99          72,380.95            19,700.87      92,081.82
San Mateo                   06/10/99         12/01/99          48,000.00             2,328.01      50,328.01
Stanislaus                  09/15/98         12/10/99         500,000.00            68,137.84     568,137.84
Ventura                     12/05/96         12/13/99          13,000.00             7,403.83      20,403.83
Sacramento                  03/13/92         12/31/99          14,000.00             2,437.03     -11,562.97
Sacramento                  03/13/92         12/31/99           8,000.00             1,450.21      -6,549.79
San Mateo                   09/19/91         03/31/00          24,000.00            29,508.44      53,508.44
San Mateo                   03/30/99         07/06/00          38,250.00             5,978.74      44,228.74
San Mateo                   01/06/92         07/06/00          45,000.00            41,498.43      86,498.43
Santa Clara                 11/28/94         07/07/00          52,500.00            21,059.60      73,559.60
San Mateo                   10/13/99         10/31/00          35,000.00             4,212.07      39,212.07
San Francisco               03/13/90         01/30/01          40,000.00            55,585.80      95,585.80
San Francisco               06/19/89         01/30/01          73,000.00           102,395.46     175,395.46
Santa Clara                 12/12/00         02/27/01         220,000.00             6,680.93     226,680.93
Santa Clara                 07/27/00         02/28/01          50,000.00             3,457.80      53,457.80
Alameda                     10/31/98         06/04/01         167,500.00           206,433.10     373,933.10
San Mateo                   01/25/00         06/27/01         100,000.80            16,051.55     116,052.35
Santa Clara                 06/22/01         07/13/01         200,000.00             1,584.31     201,584.31
San Mateo                   07/30/00         10/16/01         150,000.00            22,861.32     172,861.32
-------------------------------------------------------------------------------------------------------------

MULTIPLE 5+ UNITS (county)
-------------------------------------------------------------------------------------------------------------

                                               CLOSED               LOAN            INTEREST/       PROCEEDS
PROPERTY                      FUNDED               ON             AMOUNT            LATE/MISC        TO DATE
-------------------------------------------------------------------------------------------------------------
Santa Clara                 09/19/91         03/06/00          56,250.00            66,611.42     122,861.42
San Francisco               03/20/95         04/14/00         150,000.00            28,944.48     178,944.48
Santa Clara                 05/17/89         04/20/00          40,000.00            60,185.95     100,185.95
Santa Clara                 02/24/89         04/20/00         100,000.00           153,208.52     253,208.52
San Mateo                   07/16/90         05/17/01         160,000.00           199,634.85     359,634.85
Placer                      10/28/99         08/02/01         522,212.43            80,893.41     603,105.84
-------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                          REDWOOD MORTGAGE INVESTORS VI
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2001

COMMERCIAL (county) (1)

-------------------------------------------------------------------------------------------------------------

                                                CLOSED              LOAN            INTEREST/       PROCEEDS
PROPERTY                      FUNDED                ON            AMOUNT            LATE/MISC        TO DATE
-------------------------------------------------------------------------------------------------------------
San Francisco               06/17/98          01/08/99        700,000.00            40,799.99     740,799.99
Solano                      11/07/94          05/14/99         72,809.59            27,404.49     100,214.08
Santa Clara                 12/31/92          06/01/99        109,000.00            89,992.26     198,992.26
Stanislaus                  12/20/94          06/23/99        567,856.74           625,917.71   1,193,774.45
Santa Clara                 03/22/96          11/02/99        340,000.00           164,090.24     504,090.24
San Francisco               10/14/93          12/29/99        200,000.00           216,120.59     416,120.59
El Dorado                   05/05/89          12/31/99        200,000.00           248,374.04     448,374.04
Alameda                     08/06/92          04/26/00         82,873.25            57,482.82     140,356.07
Sonoma                      06/21/94          05/26/00        135,250.00            76,675.01     211,925.01
San Mateo                   04/13/89          08/03/00        310,002.00           411,827.33     721,829.33
San Mateo                   07/07/00          10/30/00         78,125.00             3,086.04      81,211.04
San Mateo                   01/25/00          10/30/00        250,000.00            20,289.17     270,289.17
Santa Clara                 07/24/96          12/04/00        382,250.00           205,572.32     587,822.32
Stanislaus                  11/16/93          12/18/00        199,998.56            37,483.01     237,481.57
Alameda                     08/11/00          12/29/00        149,987.50             7,045.64     157,033.14
San Francisco               08/11/99          08/30/01        120,933.85            28,624.69     149,558.54
San Francisco               05/27/99          08/30/01        100,002.00            27,413.84     127,415.84
-------------------------------------------------------------------------------------------------------------

     (1) The commercial property securing the partnership loans ranges in size from approximately 2,000 square feet to approximately 71,000 square feet.

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2001

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------------------------------------
                                              CLOSED             LOAN           INTEREST/            PROCEEDS
PROPERTY                       FUNDED             ON           AMOUNT           LATE/MISC             TO DATE
--------------------------------------------------------------------------------------------------------------
Santa Clara                  12/31/91       02/18/99       152,400.85           75,468.93          -76,931.92
Contra Costa                 08/30/93       03/02/99       126,861.90          103,048.66          229,910.56
Sonoma                       04/17/92       03/31/99        15,850.00           11,109.80           26,959.80
San Mateo                    08/29/97       05/26/99        12,217.98            2,050.36           14,268.34
Monterey                     02/18/99       06/18/99        75,000.00            2,900.00           77,900.00
Monterey                     06/18/97       06/18/99       687,500.00          125,402.84          812,902.84
Monterey                     09/27/95       10/18/99        79,619.05           38,283.28          117,902.33
Ventura                      12/05/96       10/22/99        65,000.00           22,919.09           87,919.09
Monterey                     09/27/95       10/18/99        79,619.05           26,669.41          106,288.46
Ventura                      12/05/96       10/22/99        65,000.00           24,809.71           89,809.71
San Mateo                    09/28/99       11/18/99       100,000.00            2,831.63          102,831.63
Stanislaus                   09/15/98       12/10/99       284,000.00           38,702.92          322,702.92
Solano                       03/30/90       12/28/99        45,800.00           64,934.28          110,734.28
San Mateo                    09/19/91       03/31/00        79,999.20           98,360.49          178,359.69
San Mateo                    07/30/99       04/11/00        15,246.42            1,456.34           16,702.76
San Francisco                04/26/99       04/14/00       219,654.50           25,454.01          245,108.51
Ventura                      12/05/96       05/15/00        13,000.00            6,188.99           19,188.99
Ventura                      12/05/96       05/15/00        13,000.00            6,189.74           19,189.74
San Mateo                    04/25/00       05/26/00       199,998.80            1,837.90          201,836.70
Contra Costa                 02/01/00       06/29/00       152,940.44            7,476.17          160,416.61
San Mateo                    01/06/92       07/06/00        30,000.00           27,665.62           57,665.62
San Mateo                    02/10/93       05/01/01        15,000.00            9,850.00           24,850.00
Alameda                      10/29/93       07/11/01        81,825.00           40,416.06          122,241.06
Santa Cruz                   12/23/99       07/17/01       476,250.00           87,706.92          563,956.92
Alameda                      12/19/96       11/08/01       340,000.00          303,581.45          473,581.45
--------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2001

MULTIPLE 5+ UNITS (county)
--------------------------------------------------------------------------------------------------------------
                                           CLOSED                   LOAN          INTEREST/          PROCEEDS
PROPERTY                     FUNDED            ON                 AMOUNT          LATE/MISC           TO DATE
--------------------------------------------------------------------------------------------------------------
San Mateo                  07/25/89      02/17/99              45,000.00          46,422.67         91,422.67
Santa Clara                09/19/91      03/06/00              86,250.00         102,137.52        188,387.52
San Francisco              03/20/95      04/14/00             549,996.00         106,128.99        656,124.99
Alameda                    03/22/00      04/19/01             150,000.00          18,865.69        168,865.69
Placer                     10/28/99      08/02/01             696,255.98         107,853.66        804,109.64
--------------------------------------------------------------------------------------------------------------

COMMERCIAL (county) (1)

--------------------------------------------------------------------------------------------------------------
                                           CLOSED                   LOAN          INTEREST/          PROCEEDS
PROPERTY                     FUNDED            ON                 AMOUNT          LATE/MISC           TO DATE
--------------------------------------------------------------------------------------------------------------
San Francisco              06/17/98      01/08/99           1,000,000.00          48,102.51      1,048,102.51
Stanislaus                 12/03/98      01/29/99             600,000.00          10,868.92        610,868.92
San Mateo                  08/26/93      03/12/99             133,000.00          53,554.50        186,554.50
Alameda                    08/18/93      06/09/99              82,500.00          57,105.93        139,605.93
Stanislaus                 12/31/96      06/23/99             950,000.00         289,866.67      1,239,866.67
Stanislaus                 12/20/94      06/23/99             757,144.25         834,559.07      1,591,703.32
San Francisco              01/05/99      08/25/99           1,350,000.00         119,945.50      1,469,945.50
Alameda                    12/19/97      09/24/99             832,820.75         407,458.11      1,240,278.86
Solano                     09/24/98      09/30/99             950,000.00         106,896.15      1,056,896.15
Santa Clara                03/22/96      11/02/99             955,000.00         460,901.73      1,415,901.73
San Francisco              10/14/93      12/29/99             200,000.00         216,120.39        416,120.39
San Francisco              10/22/97      04/14/00           1,111,928.85         210,747.08      1,322,675.93
Alameda                    08/06/92      04/26/00              46,803.51          32,464.01         79,267.52
Sonoma                     06/21/94      05/26/00             135,250.00          76,675.01        211,925.01
San Mateo                  03/05/99      08/21/00             440,797.86          63,921.94        504,719.80
San Mateo                  02/26/98      08/21/00             478,800.00         142,499.70        621,299.70
San Mateo                  10/28/97      08/21/00              46,000.00          15,836.53         61,836.53
San Mateo                  04/02/97      08/21/00             235,400.00          95,814.80        331,214.80
Santa Clara                07/24/96      12/04/00             382,250.00         205,572.32        587,822.32
Stanislaus                 11/16/93      12/18/00              73,748.81          13,821.74         87,570.55
Contra Costa               05/31/00      02/07/01           1,147,500.00         100,706.06      1,248,206.06
San Mateo                  03/05/99      03/28/01             750,000.00         167,772.20        917,772.20
San Francisco              06/23/00      05/31/01             400,000.00          41,591.81        441,591.81
--------------------------------------------------------------------------------------------------------------

     (1) The commercial property securing the partnership loans ranges in size from approximately 2,000 square feet to approximately 150,000 square feet.

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VIII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2001

SINGLE FAMILY 1-4 UNITS (county)
--------------------------------------------------------------------------------------------------------------

                                           CLOSED                   LOAN          INTEREST/          PROCEEDS
PROPERTY                     FUNDED            ON                 AMOUNT          LATE/MISC           TO DATE
--------------------------------------------------------------------------------------------------------------
Alameda                    06/20/95      02/05/99              66,000.00          30,505.41         96,505.41
Contra Costa               04/10/97      02/04/99              37,500.00           7,849.20         45,349.20
San Francisco              04/28/98      03/24/99             352,000.00          35,465.82        387,465.82
San Francisco              12/15/94      04/22/99             275,000.00          21,810.70        296,810.70
Monterey                   02/18/99      06/18/99              75,000.00           2,900.00         77,900.00
Monterey                   06/18/97      06/18/99             687,500.00         125,402.84        812,902.84
San Mateo                  10/16/98      09/24/99             201,573.15          12,715.93        214,289.08
San Francisco              06/26/97      10/22/99             195,000.00          35,196.61        230,196.61
Stanislaus                 09/15/98      12/10/99           2,500,000.00         340,695.43      2,840,695.43
San Mateo                  01/26/99      11/18/99             110,000.00          10,813.67        120,813.67
Santa Clara                02/23/99       3/31/00             896,000.00          77,978.42        973,978.42
San Francisco              04/26/99      04/14/00             430,345.50          49,869.32        480,214.82
Santa Clara                07/20/99      06/22/00             950,000.00          92,268.49      1,042,268.49
San Mateo                  03/30/99      07/06/00              25,500.00           3,985.82         29,485.82
San Mateo                  11/25/98      08/16/00           2,600,029.86         544,052.49      3,144,082.35
Marin                      03/24/98      08/30/00             894,000.00         315,119.91      1,209,119.91
Santa Clara                04/14/00      09/27/00             125,001.00           6,115.09        131,116.09
San Francisco              11/13/98      09/30/00           1,145,158.07         297,961.06      1,443,119.13
Marin                      09/22/00      12/29/00             368,000.00          11,499.99        379,499.99
San Mateo                  07/30/99      01/10/01             950,000.00         100,155.21      1,050,155.21
San Mateo                  08/22/00      01/10/01           1,449,000.00          64,854.89      1,513,854.89
San Francisco              04/06/00      02/28/01              94,200.00          46,580.13        140,780.13
Santa Clara                07/27/00      02/28/01             200,000.00          13,831.20        213,831.20
San Mateo                  08/29/00      03/19/01           1,497,494.68          89,797.74      1,587,292.42
Santa Clara                06/06/00      05/02/01           1,300,000.00         122,140.11      1,422,140.11
Marin                      12/28/00      08/15/01             523,000.00          51,663.52        574,663.52
Marin                      04/27/00      08/15/01             910,019.16         112,195.59      1,022,214.75
Lake                       08/06/99      09/30/01             737,500.00         167,234.99        904,734.99
--------------------------------------------------------------------------------------------------------------

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VIII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2001

MULTIPLE 5+ UNITS (county)
-----------------------------------------------------------------------------------------------------------

                                           CLOSED              LOAN           INTEREST/           PROCEEDS
PROPERTY                   FUNDED              ON            AMOUNT           LATE/MISC            TO DATE
-----------------------------------------------------------------------------------------------------------
Contra Costa             12/30/94        02/04/99        525,000.00          209,970.62         734,970.62
San Francisco            08/11/98        06/18/99      1,362,500.00          130,636.73       1,493,136.73
Alameda                  12/04/97        06/28/99        690,000.00          125,676.80         815,676.80
Alameda                  02/04/99        09/23/99        606,598.37           25,526.45         632,124.82
Alameda                  02/04/99        09/23/99        727,500.00           52,753.89         780,253.89
San Joaquin              07/11/95        09/23/99        660,000.00          326,215.96         986,215.96
San Mateo                09/18/97        01/14/00      1,818,500.00          493,220.35       2,311,720.35
Santa Clara              09/19/91        03/06/00         40,000.00           47,368.12          87,368.12
San Francisco            03/20/95        04/14/00        399,996.00           77,184.51         477,180.51
Contra Costa             02/28/00        05/08/00        650,000.00           12,921.95         662,921.95
San Joaquin              10/05/94        08/31/00        200,000.00          138,246.19         338,246.19
San Francisco            02/21/01        07/27/01      1,062,000.00           36,833.47       1,098,833.47
Placer                   10/28/99        08/02/01      2,869,940.16          444,568.61       3,314,508.77
San Francisco            01/31/01        08/10/01      3,524,950.00           66,870.19       3,591,820.19
San Francisco            05/09/00        10/12/01        350,000.00           58,531.13          408531.13
-----------------------------------------------------------------------------------------------------------

COMMERCIAL (county) (1)

----------------------------------------------------------------------------------------------------------

                                          CLOSED              LOAN           INTEREST/           PROCEEDS
PROPERTY                  FUNDED              ON            AMOUNT           LATE/MISC            TO DATE
----------------------------------------------------------------------------------------------------------
San Francisco           06/17/98        01/08/99      1,515,000.00           64,792.61       1,579,792.61
Alameda                 08/18/93        06/09/99         82,500.00           56,379.69         138,879.69
Stanislaus              12/31/96        06/23/99      1,450,000.00          442,153.34       1,892,153.34
----------------------------------------------------------------------------------------------------------

     (1) The commercial property securing the partnership loans ranges in size from approximately 2,000 square feet to approximately 150,000 square feet.

                                     TABLE V
                                PAYMENT OF LOANS
                         REDWOOD MORTGAGE INVESTORS VIII
                           FOR THE THREE YEARS ENDING
                                DECEMBER 31, 2001

COMMERCIAL (county)(continued)(1)

--------------------------------------------------------------------------------------------------------

                                           CLOSED             LOAN          INTEREST/          PROCEEDS
PROPERTY                  FUNDED               ON           AMOUNT          LATE/MISC           TO DATE
--------------------------------------------------------------------------------------------------------
San Joaquin             01/01/96         08/06/99       320,000.00          69,177.57        389,177.57
San Francisco           01/05/99         08/25/99     1,350,000.00         119,945.50      1,469,945.50
Alameda                 12/19/97         09/24/99       832,820.75         407,458.11      1,240,278.86
Solano                  09/24/98         09/30/99        95,000.00           5,626.11        100,626.11
Stanislaus              12/03/98         01/29/99       600,000.00         111,190.26        711,190.26
Contra Costa            05/13/98         11/22/99       300,000.00          55,180.00        355,180.00
San Francisco           10/14/93         12/29/99       200,000.00         215,111.05        415,111.05
Santa Clara             03/22/96         11/02/99       955,000.00         460,901.73      1,415,901.73
San Francisco           12/29/94         01/27/00       325,000.00         178,188.72        503,188.72
Contra Costa            01/05/96         03/31/00       104,000.00          54,575.70        158,575.70
Santa Clara             06/16/99         04/05/00       119,998.38          11,077.95        131,076.33
San Francisco           10/22/97         04/14/00     2,178,482.93         412,894.15      2,591,377.08
Sacramento              08/27/93         04/19/00        67,500.00          41,078.79        108,578.79
Santa Clara             11/03/00         05/11/00     1,074,000.00          73,167.00      1,147,167.00
Alameda                 08/11/00         12/29/00     1,800,012.50          84,555.30      1,884,567.80
Contra Costa            05/31/00         02/07/01     1,147,500.00         100,706.06      1,248,206.06
San Francisco           03/30/00         03/23/01     2,200,000.00         250,048.30      2,450,048.30
San Francisco           07/21/00         03/23/01     2,532,739.09         150,211.83      2,682,950.92
San Mateo               03/05/99         03/28/01     2,800,000.00         626,349.56      3,426,349.56
Santa Clara             11/02/98         04/19/01     1,800,000.00         493,471.40      2,293,471.40
San Francisco           06/23/00         05/31/01       600,000.00          62,387.72        662,387.72
San Mateo               04/23/97         07/27/01       370,000.00         152,557.26        522,557.26
San Francisco           08/11/99         08/30/01     1,027,912.30         243,303.87      1,271,216.17
San Francisco           05/27/99         08/30/01       849,996.00         233,011.90      1,083,007.90
Fresno                  06/15/95         09/30/01       130,000.00         113,562.53        243,562.53
--------------------------------------------------------------------------------------------------------

     (1) The commercial property securing the partnership loans ranges in size from approximately 2,000 square feet to approximately 150,000 square feet.

                           FOURTH AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                         REDWOOD MORTGAGE INVESTORS VIII
                        A California Limited Partnership


     THIS FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT was made and entered into as of the 30th day of October, 2002, by and among MICHAEL R. BURWELL, an individual, GYMNO CORPORATION, a California corporation and REDWOOD MORTGAGE CORP., a California corporation (collectively, the "General Partners"),
D. Russell Burwell ("Withdrawing General Partner"), and such other persons who have become Limited Partners ("Existing Limited Partners") and as may be added pursuant to the terms hereof (the "New Limited Partners") (collectively the "Limited Partners").

                                    RECITALS

     A. On or about October 1993, the General Partners and the Limited Partners entered into an agreement of limited partnership for the Partnership. The Partnership offered $15,000,000 Units of limited partnership interest ("Units") and $14,932,017 were acquired by investors. The Offering closed on October 31, 1996.

     B. In order to increase the Partnership's capital base and permit the Partnership to further diversify its portfolio, in September, 1996, the General Partners elected to offer an additional 30,000,000 Units of which $24,378,460 had been acquired by Investors as of March 31, 2000. The second offering closed upon the effective date of the prospectus dated August 31, 2000.

     C. Additionally, in January 2000, the General Partners elected to revise their prospectus in order to meet the "Plain English" rules promulgated by the Securities and Exchange Commission ("SEC").

     D. In order to increase the Partnership's capital base and permit the Partnership to further diversify its portfolio, on August 31, 2000, the General Partners elected to offer an additional $30,000,000 of Units.

     E. As of September 30, 2001, pursuant to Section 8.2 of the Partnership Agreement, D. Russell Burwell retired as a general partner of the Partnership and the remaining General Partners elected to continue the business of the Partnership.

     F. In order to further increase the Partnership's capital base and permit the Partnership to further diversify its portfolio, on October 30, 2002, the General Partners elected to offer an additional $50,000,000 of Units.

     G. In connection with the additional offering of Units, to reflect D. Russell Burwell's retirement and to update certain provisions of the Partnership Agreement, the General Partners have elected to amend and restate the agreement of limited partnerships (the "Partnership Agreement").

                                    ARTICLE 1
                                   DEFINITIONS

     Unless stated otherwise, the terms set forth in this Article I shall, for all purposes of this Agreement, have the meanings as defined herein:


     1.1 "Affiliate" means (a) any person directly or indirectly controlling, controlled by or under common control with another person, (b) any person owning or controlling ten percent (10%) or more of the outstanding voting securities of such other person, (c) any officer, director or partner of such person, or (d) if such other person is an officer, director or partner, any company for which such person acts in any such capacity.

     1.2 "Agreement" means this Limited Partnership Agreement, as amended from time to time.

     1.3 "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

     a) To each Partner's Capital Account there shall be credited, in the event such Partner utilized the services of a Participating Broker Dealer, such Partner's capital contribution, or if such Partner acquired his Units through an unsolicited sale, such Partner's capital contribution plus the amount of the sales commissions otherwise payable is paid, such Partner's distributive share of Profits and any items in the nature of income or gain (from unexpected adjustments, allocations or distributions) that are specially allocated to a Partner and the amount of any Partnership liabilities that are assumed by such Partner or that are secured by any Partnership property distributed to such Partner.

     b) To each Partner's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Partnership property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses, and any items in the nature of expenses or losses that are specially allocated to a Partner and the amount of any liabilities of such Partner that are assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

     In the event any interest in the Partnership is transferred in accordance with Section 7.2 of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. In the event the Gross Asset Values of the Partnership assets are adjusted pursuant to Section 1.14 , the Capital Accounts of all Partners shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Partnership recognized gain or loss equal to the amount of such aggregate net adjustment.

     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation. In the event the General Partners shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with the then existing Treasury Regulation, the General Partners may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Partner pursuant to Article IX hereof upon the dissolution of the Partnership. The General Partners shall adjust the amounts debited or credited to Capital Accounts with respect to (a) any property contributed to the Partnership or distributed to the Partners, and (b) any liabilities that are secured by such contributed or distributed property or that are assumed by the Partnership or the Partners, in the event the General Partners shall determine such adjustments are necessary or appropriate pursuant to Treasury Regulation Section 1.704-l(b)(2)(iv) as provided for in Section 5.4. The General Partners shall make any appropriate modification in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulation Section 1.704-l(b) as provided for in Sections 5.6 and 12.4(k).

     1.4 "Cash Available for Distribution" means an amount of cash equal to the excess of accrued income from operations and investment of, or the sale or refinancing or other disposition of, Partnership assets during any calendar month over the accrued operating expenses of the Partnership during such month, including any adjustments for bad debt reserves or deductions as the General Partners may deem appropriate, all determined in accordance with generally accepted accounting principles; provided, that such operating expenses shall not include any general overhead expenses of the General Partners not specifically related to, billed to or reimbursable by the Partnership as specified in Sections 10.13 through 10.15.

     1.5 "Code" means the Internal Revenue Code of 1986 and corresponding provisions of subsequent revenue laws.

     1.6 "Continuing Servicing Fee" means an amount equal to approximately (0.25%) of the Limited Partnership's capital account which amount shall be paid to certain participating Broker Dealers payable only in connection with the initial offering of 150,000 Units pursuant to the Prospectus dated May 19, 1993.

     1.7 "Deed of Trust" means the lien or liens created on the real property or properties of the borrower securing the borrower's obligation to the Partnership to repay the Mortgage Investment.

     1.8 "Earnings" means all revenues earned by the Partnership less all expenses incurred by the Partnership.

     1.9 "Fiscal Year" means a year ending December 31st.

     1.10 "First Formation Loan" means a loan to Redwood Mortgage Corp., an affiliate of the General Partners, in connection with the initial offering of 5,000,000 Units pursuant to the Prospectus dated May 19, 1993, equal to the amount of the sales commissions (excluding any Continuing Servicing Fees) and all amounts payable in connection with any unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions (excluding any Continuing Servicing Fees) and all amounts payable in connection with any unsolicited sales from the First Formation Loan. The First Formation Loan will be unsecured, and will be repaid in ten (10) equal annual installments of principal, without interest commencing on December 31 of the year in which the initial offering terminates.

     1.11 "Fourth Formation Loan" means the loan to Redwood Mortgage Corp., a General Partner, in connection with the offering of 50,000,000 Units pursuant to the Prospectus dated October 30, 2002 equal to the amount of the sales commissions and the amounts payable in connection with the unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with the unsolicited sales from the Fourth Formation Loan. The Fourth Formation Loan will be unsecured, not bear interest, and will be repaid in annual installments.

     1.12 "Formation Loans" means collectively the First, Second, Third and Fourth Formation Loans.

     1.13 "General Partners" means Michael R. Burwell, Gymno Corporation, a California corporation, and Redwood Mortgage Corp., a California corporation or any Person substituted in place thereof pursuant to this Agreement. "General Partner" means any one of the General Partners.

     1.14 "Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

     a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the Partnership;

     b) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the General Partners, as of the following times: (a) the acquisition of an additional interest in the Partnership (other than pursuant to Section 4.2) by any new or existing Partner in exchange for more than a de minimis capital contribution;
(b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property other than money, unless all Partners receive simultaneous distributions of undivided interests in the distributed property in proportion to their Interests in the Partnership; and (c) the termination of the Partnership for federal income tax purposes pursuant to Section 708(b)(1)(B) of the Code; and

     c) If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (a) or (b) above, such Gross Asset Value shall thereafter be adjusted by the depreciation, amortization or other cost recovery deduction allowable which is taken into account with respect to such asset for purposes of computing Profits and Losses.

     1.15 "Limited Partners" means the Initial Limited Partner until it shall withdraw as such, and the purchasers of Units in Redwood Mortgage Investors VIII, who are admitted thereto and whose names are included on the Certificate and Agreement of Limited Partnership of Redwood Mortgage Investors VIII. Reference to a "Limited Partner" shall be to any one of them.

     1.16 "Limited Partnership Interest" means the percentage ownership interest of any Limited Partner in the Partnership determined at any time by dividing a Limited Partner's current Capital Account by the total outstanding Capital Accounts of all Limited Partners.

     1.17 "Majority of the Limited Partners" means Limited Partners holding a majority of the total outstanding Limited Partnership Interests as of the first day of the current calendar month.

     1.18 "Mortgage Investment(s)" or "Loans" means the loan(s) and/or an undivided interest in the loans the Partnership intends to extend to the general public secured by real property deeds of trust.

     1.19 "Net Asset Value" means the Partnership's total assets less its total liabilities.

     1.20 "Partners" means the General Partners and the Limited Partners, collectively. "Partner" means any one of the Partners.

     1.21 "Partnership" means Redwood Mortgage Investors VIII, a California limited partnership, the limited partnership created pursuant to this Agreement.

     1.22 "Partnership Interest" means the percentage ownership interest of each Partner in the partnership as defined in Section 5.1.

     1.23  "Person"  means  any  natural   person,   partnership,   corporation,
unincorporated association or other legal entity.

     1.24 "Profits" and "Losses" mean, for each Fiscal Year or any other period, an amount equal to the Partnership's taxable income or loss for such Fiscal Year or other given period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

     a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this
Section 1.24 shall be added to such taxable income or loss;

     b) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this Section 1.24 , shall be subtracted from such taxable income or loss.

     c) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

     d) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account depreciation, amortization or other cost recovery deductions for such Fiscal Year or other period, computed such that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of a Fiscal Year or other period, depreciation, amortization or other cost recovery deductions shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deductions for such Fiscal Year or other period bears to such beginning adjusted tax basis; and

     e) Notwithstanding any other provision of this Section 1.24 , any items in the nature of income or gain or expenses or losses, which are specially allocated under Section 5.4 (a) or (b), shall not be taken into account in computing Profits or Losses.

     1.25 "Sales Commissions" means the amount of compensation, which may be paid under one of two options, to be paid to Participating Broker Dealers in connection with the sale of Units.

     1.26 "Second Formation Loan" means the loan to Redwood Mortgage Corp., a General Partner, in connection with the second offering of $30,000,000 in Units pursuant to the Prospectus dated December 4, 1996 equal to the amount of the sales commissions and the amounts payable in connection with unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with unsolicited sales from the Second Formation Loan. The Second Formation Loan will be unsecured, will not bear interest and will be repaid in annual installments.

     1.27 "Third Formation Loan" means the loan to Redwood Mortgage Corp., a General Partner, in connection with the offering of $30,000,000 in Units pursuant to the Prospectus dated August 31, 2000 equal to the amount of the sales commissions and the amounts payable with the unsolicited sales. Redwood Mortgage Corp. will pay all sales commissions and amounts due in connection with the unsolicited sales from the Third Formation Loan. The Third Formation Loan will be unsecured, will not bear interest, and will be repaid in annual installments.

     1.28 "Units" mean the shares of ownership of the Partnership issued to Limited Partners upon their admission to the Partnership, pursuant to the Partnership's Prospectuses dated February 2, 1993, December 4, 1996, August 31, 2000 and October 30, 2002 and any supplements or amendments thereto (the "Prospectus").

                                  ARTICLE 2
                     ORGANIZATION OF THE LIMITED PARTNERSHIP

     2.1 Formation. The parties hereto hereby agree to form a limited partnership, pursuant to the provision of Chapter 3, Title 2, of the California Corporations Code, as in effect on the date hereof, commonly known as the California Revised Limited Partnership Act (the "California Act").

     2.2 Name. The name of the Partnership is REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership.

     2.3 Place of Business. The principal place of business of the Partnership shall be located at 900 Veterans Blvd., Suite 500, Redwood City, California 94063, until changed by designation of the General Partners, with notice to all Limited Partners.

     2.4 Purpose. The primary purpose of this Partnership is to engage in business as a mortgage lender for the primary purpose of making Loans secured by deeds of trust (the "Loans") on California real estate.

     2.5 Substitution of Limited Partner. A Limited Partner may assign all or a portion of his Partnership Interest and substitute another person in his place as a Limited Partner only in compliance with the terms and conditions of Section 7.2.

     2.6 Certificate of Limited Partnership. The General Partners shall duly execute and file with the Office of the Secretary of State of the State of California, a Certificate of Limited Partnership pursuant to the provisions of
Section 15621 of the California Corporations Code. Thereafter, the General Partners shall execute and cause to be filed Certificates of Amendment of the Certificate of Limited Partnership whenever required by the California Act or this Agreement. At the discretion of the General Partners, a certified copy of the Certificate of Limited Partnership may also be filed in the Office of the Recorder of any county in which the Partnership shall have a place of business or in which real property to which it holds title shall be situated.

     2.7 Term. The Partnership shall be formed and its term shall commence as of the date on which this Limited Partnership Agreement is executed and the Certificate of Limited Partnership referred to in Section 2.6 is filed with the Office of the Secretary of State, and shall continue until December 31, 2032, unless earlier terminated pursuant to the provisions of this Agreement or by operation of law.

     2.8 Power of Attorney. Each of the Limited Partners irrevocably constitutes and appoints the General Partners, and each of them, any one of them acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

     a)  This  Agreement,   the  Certificate  of  Limited  Partnership  and  any
amendments thereof required under the laws of the State of California;

     b) Any certificates, instruments and documents, including, without limitation, Fictitious Business Name Statements, as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the Partnership is doing or intends to do business; and

     c) Any documents which may be required to effect the continuation of the Partnership, the admission of an additional or substituted Partner, or the dissolution and termination of the Partnership.

     Each Limited Partner hereby agrees to execute and deliver to the General Partners within five (5) days after receipt of the General Partners' written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that the General Partners deem necessary to comply with any laws, rules or regulations relating to the Partnership's activities.

     2.9 Nature of Power of Attorney. The foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and survives the death of the undersigned or the delivery of an assignment by the undersigned of a Limited Partnership Interest; provided, that where the assignee thereof has been approved by the General Partners for admission to the Partnership as a substituted Limited Partner, the Power of Attorney survives the delivery of such assignment for the sole purpose of enabling the General Partners to execute, acknowledge and file any instrument necessary to effect such substitution.

     2.10 Withdrawal of D. Russell Burwell.  Effective as of September 30, 2001,
D. Russell Burwell withdrew as a general partner of the Partnership and shall, subject to the provisions of Section 8, have no interest in or obligations to the Partnership. Pursuant to Section 9.1(d) on September 30, 2001, the remaining General Partners elected to continue the business of the Partnership.

                                    ARTICLE 3
                              THE GENERAL PARTNERS

     3.1 Authority of the General Partners. The General Partners shall have all of the rights and powers of a partner in a general partnership, except as otherwise provided herein.

     3.2 General Management Authority of the General Partners. Except as expressly provided herein, the General Partners shall have sole and complete charge of the affairs of the Partnership and shall operate its business for the benefit of all Partners. Each of the General Partners, acting alone or together, shall have the authority to act on behalf of the Partnership as to any matter for which the action or consent of the General Partners is required or permitted. Without limitation upon the generality of the foregoing, the General Partners shall have the specific authority:

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     a) To  expend  Partnership  funds in  furtherance  of the  business  of the
Partnership and to acquire and deal with assets upon such terms as they deem advisable, from affiliates and other persons;

     b) To determine the terms of the offering of Units, including the right to increase the size of the offering or offer additional securities, the amount for discounts allowable or commissions to be paid and the manner of complying with applicable law;

     c) To employ, at the expense of the Partnership, such agents, employees, independent contractors, attorneys and accountants as they deem reasonable and necessary;

     d) To effect necessary insurance for the proper protection of the Partnership, the General Partners or Limited Partners;

     e) To pay, collect, compromise, arbitrate, or otherwise adjust any and all claims or demands against the Partnership;

     f) To bind the Partnership in all transactions involving the Partnership's property or business affairs, including the execution of all loan documents and the sale of notes and to change the Partnership's investment objectives, notwithstanding any other provision of this Agreement; provided, however, the General Partners may not, without the consent of a Majority of the Limited Partners, sell or exchange all or substantially all of the Partnership's assets, as those terms are defined in Section 9.1;

     g) To amend this Agreement with respect to the matters described in Subsections 12.4(a) through (k) below;

     h) To determine the accounting method or methods to be used by the Partnership, which methods may be changed at any time by written notice to all Limited Partners;

     i) To open accounts in the name of the Partnership in one or more banks, savings and loan associations or other financial institutions, and to deposit Partnership funds therein, subject to withdrawal upon the signature of the General Partners or any person authorized by them;

     j) To borrow funds for the purpose of making Loans, provided that the amount of borrowed funds does not exceed fifty percent (50%) of the Partnership's Loan portfolio and in connection with such borrowings, to pledge or hypothecate all or a portion of the assets of the Partnership as security for such loans; and

     k) To invest the reserve funds of the Partnership in cash, bank accounts, certificates of deposits, money market accounts, short-term bankers acceptances, publicly traded bond funds or any other liquid assets.

     3.3 Limitations. Without a written consent of or ratification by all Limited Partners, the General Partners shall have no authority to do any act prohibited by law; or to admit a person as a Limited Partner other than in accordance with the terms of this Agreement.

     3.4 No Personal Liability. The General Partners shall have no personal liability for the original invested capital of any Limited Partner or to repay the Partnership any portion or all of any negative balance in their capital accounts, except as otherwise provided in Article 4.

     3.5 Compensation to General Partners. The General Partners shall be entitled to be compensated and reimbursed for expenses incurred in performing its management functions in accordance with the provisions of Article 10 thereof, and may receive compensation from parties other than the Partnership.

     3.6 Fiduciary Duty. The General Partners shall have the fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, and they shall not employ such funds or assets in any manner except for the exclusive benefit of the Partnership.

     3.7 Allocation of Time to Partnership Business. The General Partners shall not be required to devote full time to the affairs of the Partnership, but shall devote whatever time, effort and skill they deem to be reasonably necessary for the conduct of the Partnership's business. The General Partners may engage in any other businesses or activities, including businesses related to or competitive with the Partnership.

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     3.8  Assignment  by a General  Partner.  A General  Partner's  interest  in income, losses and distributions of the Partnership shall be assignable at the discretion of a General Partner, which, if made, may be converted, at a General Partner's option, into a limited partnership interest to the extent of the assignment.

     3.9 Partnership Interest of General Partners. The General Partners shall be allocated a total of one percent (1%) of all items of Partnership income, gains, losses, deductions and credits as described in Section 5.1, which shall be shared equally among them.

     3.10 Removal of General Partners. A General Partner may be removed upon the following conditions:

     a) By written consent of a Majority of the Limited Partners. Limited Partners may exercise such right by presenting to the General Partner a notice, with their acknowledged signatures thereon, to the effect that the General Partner is removed; the notice shall set forth the grounds for removal and the date on which removal is become effective;

     b) Concurrently with such notice or within thirty (30) days thereafter by notice similarly given, a Majority of the Limited Partners may also designate a successor as General Partner;

     c) Substitution of a new General Partner, if any, shall be effective upon written acceptance of the duties and responsibilities of a General Partner by the new General Partner. Upon effective substitution of a new General Partner, this Agreement shall remain in full force and effect, except for the change in the General Partner, and business of the Partnership shall be continued by the new General Partner. The new General Partner shall thereupon execute, file and record an amendment to the Certificate of Limited Partnership in the manner required by law.

     d) Failure of the Limited Partners giving notice of removal to designate a new General Partner within the time specified herein or failure of the new General Partner so designated to execute written acceptance of the duties and responsibilities of a General Partner hereunder within ten (10) days after such designation shall dissolve and terminate the Partnership, unless the business of the Partnership is continued by the remaining General Partners, if any.

     In the event that all of the General Partners are removed, no other General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving payments for services rendered, the debt on the Formation Loans shall be forgiven by the Partnership and Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans.

     3.11 Commingling of Funds. The funds of the Partnership shall not be commingled with funds of any other person or entity.

     3.12 Right to Rely on General Partners. Any person dealing with the Partnership may rely (without duty of further inquiry) upon a certificate signed by the General Partners as to:

     (a) The identity of any General Partner or Limited Partner;

     (b) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by a General Partner or which are in any further manner germane to the affairs of the Partnership;

     (c) The persons who are authorized to execute and deliver any instrument or document of the Partnership; or

     (d) Any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

     3.13 Sole and Absolute Discretion. Except as otherwise provided in this Agreement, all actions which any General Partner may take and all determinations which any General Partner may take and all determinations which any General Partners may make pursuant to this Agreement may be taken and made at the sole and absolute discretion of such General Partner.

     3.14 Merger or Reorganization of the General Partners. The following is not prohibited and will not cause a dissolution of the Partnership: (a) a merger or reorganization of the General Partners or the transfer of the ownership interest of the General Partners; and (b) the assumption of the rights and duties of the General Partners by the transferee of the rights and duties of the General Partners by the transferee entity so long as such transferee is an Affiliate under the control of the General Partners.

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     3.15 Dissenting  Limited Partners' Rights. If the Partnership  participates in any acquisition of the Partnership by another entity, any combination of the Partnership with another entity through a merger or consolidation, or any conversion of the Partnership into another form of business entity (such as a corporation) that requires the approval of the outstanding limited partnership interest, the result of which would cause the other entity to issue securities to the Limited Partners, then each Limited Partner who does not approve of such reorganization (the "Dissenting Limited Partner") may require the Partnership to purchase for cash, at its fair market value, the interest of the Dissenting Limited Partner in the Partnership in accordance with Section 15679.2 of the California Corporations Code. The Partnership, however, may itself convert to another form of business entity (such as a corporation, trust or association) if the conversion will not result in a significant adverse change in (i) the voting rights of the Limited Partners, (ii) the termination date of the Partnership (currently, December 31, 2032, unless terminated earlier in accordance with the Partnership Agreement), (iii) the compensation payable to the General Partners or their Affiliates, or (iv) the Partnership's investment objectives.

     The General Partners will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Partnership; the tax consequences (from the standpoint of the Limited Partners) of the conversion of the Partnership to another form of business entity and of an investment in a limited partnership as compared to an investment in the type of business entity into which the Partnership would be converted; the historic and projected operating results of the Partnership's Loans, and the then-current value and marketability of the Partnership's Loans. In general, the General Partners would consider any material limitation on the voting rights of the Limited Partners or any substantial increase in the compensation payable to the General Partners or their Affiliates to be a significant adverse change in the listed provisions.

     3.16 Exculpation and Indemnification. The General Partners shall have no liability whatsoever to the Partnership or to any Limited Partner, so long as a General Partner determined in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Partnership, and such loss or liability did not result from the gross negligence or gross misconduct of the General Partner being held harmless. The General Partners or any Partnership employee or agent shall be entitled to be indemnified by the Partnership, at the expense of the Partnership, against any loss or liability (including attorneys' fees, which shall be paid as incurred) resulting from assertion of any claim or legal proceeding relating to the activities of the Partnership, including claims, or legal proceedings brought by a third party or by Limited Partners, on their own behalf or as a Partnership derivative suit, so long as the party to be indemnified determined in good faith that the course of conduct which gave rise to such claim or proceeding was in the best interests of the Partnership and such course of conduct did not constitute gross negligence or gross misconduct; provided, however, any such indemnification shall only be recoverable out of the assets of the Partnership and not from Limited Partners. Nothing herein shall prohibit the Partnership from paying in whole or in part the premiums or other charge for any type of indemnity insurance by which the General Partners or other agents or employees of the Partnership are indemnified or insured against liability or loss arising out of their actual or asserted misfeasance or nonfeasance in the performance of their duties or out of any actual or asserted wrongful act against the Partnership including, but not limited to judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom. Notwithstanding the foregoing, neither the General Partners nor their affiliates shall be indemnified for any liability imposed by judgment (including costs and attorneys' fees) arising from or out of a violation of state or federal securities laws associated with the offer and sale of Units offered hereby. However, indemnification will be allowed for settlements and related expenses of lawsuits alleging securities law violations and for expenses incurred in successfully defending such lawsuits provided that (a) a court either approves indemnification of litigation costs if the General Partners are successful in defending the action; or (b) the settlement and indemnification is specifically approved by the court of law which shall have been advised as to the current position of the Securities and Exchange Commission (as to any claim involving allegations that the Securities Act of 1933 was violated) and California Commissioner of Corporations or the applicable state authority (as to any claim involving allegations that the applicable state's securities laws were violated).

                                   ARTICLE 4
                   CAPITAL CONTRIBUTIONS; THE LIMITED PARTNERS

     4.1 Capital Contribution by General Partners. The General Partners, collectively, shall contribute to the Partnership an amount in cash equal to 1/10 of 1% of the aggregate capital contributions of the Limited Partners.

     4.2 Other Contributions.

     a) Capital Contribution by Initial Limited Partner. The Initial Limited Partner made a cash capital contribution to the Partnership of $1,000. Upon the admission of additional Limited Partners to the Partnership pursuant to Section 4.2(b) of this Agreement, the Partnership promptly refunded to the Initial Limited Partner its $1,000 capital contribution and upon receipt of such sum the Initial Limited Partner was withdrawn from the Partnership as its Initial Limited Partner.

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     b) Capital Contributions of Existing Limited Partners. The existing Limited
Partners have contributed in the aggregate to the capital of the Partnership an amount equal to $69,675,947 as of December 31, 2001.

     c) Capital Contributions of New Limited Partners. The new Limited Partners shall contribute to the capital of the Partnership an amount equal to one dollar ($1) for each Unit subscribed for by each such New Limited Partners, with a minimum subscription of two thousand (2000) Units per Limited Partner (including subscriptions from entities of which such limited partner is the sole beneficial owner). The total additional capital contributions of the New Limited Partners will not exceed $50,000,000.

     d) Escrow Account. No escrow account will be established and all proceeds from the sale of Units will be remitted directly to the Partnership.

     Subscription Agreements shall be accepted or rejected within 30 days of their receipt. All subscription monies deposited by persons whose subscriptions are rejected shall be returned to such subscribers forthwith after such rejection without interest. The public offering of Units shall terminate one year from the effective date of the Prospectus unless fully subscribed at an earlier date or terminated on an earlier date by the General Partners, or unless extended by the General Partners for additional one year periods.

     e) Subscription Account. Subscriptions received after the activation of the Partnership will be deposited into a subscription account at a federally insured commercial bank or other depository and invested in short-term certificates of deposit, a money market or other liquid asset account. Prospective investors whose subscriptions are accepted will be admitted into the Partnership only when their subscription funds are required by the Partnership to fund a Loan, or the Formation Loan, to create appropriate reserves or to pay organizational expenses or other proper Partnership purposes. During the period prior to admittance of investors as Limited Partners, proceeds from the sale of Units are irrevocable, and will be held by the General Partners for the account of Limited Partners in the subscription account. Investors' funds will be transferred from the subscription account into the Partnership on a first-in, first-out basis. Upon admission to the Partnership, subscription funds will be released to the Partnership and Units will be issued at the rate of $1 per unit or fraction thereof. Interest earned on subscription funds while in the subscription account will be returned to the subscriber, or if the subscriber elects to compound earnings, the amount equal to such interest will be added to his investment in the Partnership, and the number of Units actually issued shall be increased accordingly. In the event only a portion of a subscribing Limited Partner's funds are required, then all funds invested by such subscribing Limited Partners at the same time shall be transferred. Any subscription funds remaining in the subscription account after the expiration of one (1) year from the date any such subscription funds were first received by the General Partners shall be returned to the subscriber.

     f) Admission of Limited Partners. Subscribers shall be admitted as Limited Partners when their subscription funds are required by the Partnership to fund a Loan, or the Formation Loan, to create appropriate reserves or to pay organizational expenses, as described in the Prospectus. Subscriptions shall be accepted or rejected by the General Partners on behalf of the Partnership within 30 days of their receipt. Rejected subscriptions and monies shall be returned to subscribers forthwith.

     The Partnership shall amend Schedule A to the Limited Partnership Agreement from time to time to effect the substitution of substituted Limited Partners in the case of assignments, where the assignee does not become a substituted Limited Partner, the Partnership shall recognize the assignment not later than the last day of the calendar month following acceptance of the assignment by the General Partners.

     No person  shall be admitted as a Limited  Partner who has not executed and filed with the Partnership the subscription form specified in the Prospectus used in connection with the public offering, together with such other documents and instruments as the General Partners may deem necessary or desirable to effect such admission, including, but not limited to, the execution, acknowledgment and delivery to the General Partners of a power of attorney in form and substance as described in Section 2.8 hereof.

     g) Names, Addresses, Date of Admissions, and Contributions of Limited Partners. The names, addresses, date of admissions and capital contributions of the Limited Partners shall be set forth in Schedule A attached hereto, as amended from time to time, and incorporated herein by reference.

     4.3 Election to Receive Monthly, Quarterly or Annual Cash Distributions. Upon subscription for Units, a subscribing Limited Partner must elect whether to receive monthly, quarterly or annual cash distributions from the Partnership or to have earnings retained in his Capital Account that will increase it in lieu of receiving periodic cash distributions. If the Limited Partner initially elects to receive monthly, quarterly or annual distributions, such election, once made, is irrevocable. However, a Limited Partner may change his election regarding whether he wants to receive such distributions on a monthly, quarterly or annual basis. If the Limited Partner initially elects to have earnings retained in his Capital Account in lieu of cash distributions, he may after three (3) years, change his election and receive monthly, quarterly or annual cash distributions. Earnings allocable to Limited Partners who elect to have earnings retained in their Capital Account will have earnings retained by the Partnership to be used for making further Loans or for other proper Partnership purposes. The Earnings from such further Loans will be allocated among all

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Partners; however, Limited Partners who elect to have earnings retained in their
Capital Account will be credited with an increasingly larger proportionate share of such Earnings than Limited Partners who receive monthly, quarterly or annual distributions since Limited Partners' Capital Accounts who elect to have earnings retained in their Capital Accounts will increase over time. Annual distributions will be made after the calendar year.

     4.4 Interest. No interest shall be paid on, or in respect of, any contribution to Partnership Capital by any Partner, nor shall any Partner have the right to demand or receive cash or other property in return for the Partner's capital contribution.

     4.5 Loans. Any Partner or Affiliate of a Partner may, with the written consent of the General Partners, lend or advance money to the Partnership. If the General Partners or, with the written consent of the General Partners, any Limited Partner shall make any loans to the Partnership or advance money on its behalf, the amount of any such loan or advance shall not be treated as a contribution to the capital of the Partnership, but shall be a debt due from the Partnership. The amount of any such loan or advance by a lending Partner or an Affiliate of a Partner shall be repayable out of the Partnership's cash and shall bear interest at a rate of not in excess of the greater of (i) the prime rate established, from time to time, by any major bank selected by the General Partners for loans to the bank's most creditworthy commercial borrowers, plus 5% per annum, or (ii) the maximum rate permitted by law. None of the Partners or their Affiliates shall be obligated to make any loan or advance to the Partnership.

     4.6 No Participation in Management. Except as expressly provided herein, the Limited Partners shall take no part in the conduct or control of the Partnership business and shall have no right or authority to act for or bind the Partnership.

     4.7 Rights and Powers of Limited Partners. In addition to the matters described in Section 3.10 above, the Limited Partners shall have the right to vote upon and take any of the following actions upon the approval of a Majority of the Limited Partners, without the concurrence of the General Partners.

     a) Dissolution and termination of the Partnership prior to the expiration of the term of the Partnership as stated in Section 2.7 above

     b) Amendment of this  Agreement,  subject to the  limitations  set forth in
Section 12.4;

     c) Disapproval of the sale of all or substantially all the assets of the Partnership (as defined in Subsection 9.1(c) below); or

     d) Removal of the General Partners and election of a successor, in the manner and subject to the conditions described in Section 3.10 above.

     Except as expressly set forth above or otherwise provided for in this Agreement, the Limited Partners shall have no other rights as set forth in the California Act.

     4.8 Meetings. The General Partners, or Limited Partners representing ten percent (10%) of the outstanding Limited Partnership Interests, may call a meeting of the Partnership and, if desired, propose an amendment to this Agreement to be considered at such meeting. If Limited Partners representing the requisite Limited Partnership Interests present to the General Partners a statement requesting a Partnership meeting, the General Partners shall fix a date for such meeting and shall, within twenty (20) days after receipt of such statement, notify all of the Limited Partners of the date of such meeting and the purpose for which it has been called. Unless otherwise specified, all meetings of the Partnership shall be held at 2:00 P.M. at the office of the Partnership, upon not less than ten (10) and not more than sixty (60) days written notice. At any meeting of the Partnership, Limited Partners may vote in person or by proxy. A majority of the Limited Partners, present in person or by proxy, shall constitute a quorum at any Partnership meeting. Any question relating to the Partnership which may be considered and acted upon by the Limited Partners hereunder may be considered and acted upon by vote at a Partnership meeting, and any consent required to be in writing shall be deemed given by a vote by written ballot. Except as expressly provided above, additional meeting and voting procedures shall be in conformity with Section 15637 of the California Corporations Code, as amended.

     4.9 Limited Liability of Limited Partners. Units are non-assessable, and no Limited Partner shall be personally liable for any of the expenses, liabilities, or obligations of the Partnership or for any of the losses thereof beyond the amount of such Limited Partner's capital contribution to the Partnership and such Limited Partner's share of any undistributed net income and gains of the Partnership, provided, that any return of capital to Limited Partners (plus interest at the legal rate on any such amount from the date of its return) will remain liable for the payment of Partnership debts existing on the date of such return of capital; and, provided further, that such Limited Partner shall be obligated upon demand by the General Partners to pay the Partnership cash equal to the amount of any deficit remaining in his Capital Account upon winding up and termination of the Partnership.

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     4.10  Representation  of Partnership.  Each of the Limited  Partners hereby acknowledges and agrees that the attorneys representing the Partnership and the General Partners and their Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Limited Partners in any respect at any time. Each of the Limited Partners further acknowledges and agrees that such attorneys shall have no obligation to furnish the Limited Partners with any information or documents obtained, received or created in connection with the representation of the Partnership, the General Partners and/or their Affiliates.

                                    ARTICLE 5
                     PROFITS AND LOSSES; CASH DISTRIBUTIONS

     5.1 Profits and Losses. All Profits and Losses of the Partnership shall be credited to and charged against the Partners in proportion to their respective "Partnership Interests", as hereafter defined. The Partnership Interest of the General Partners shall at all times be a total of one percent (1%), to be shared equally among them and the Partnership Interest of the Limited Partners collectively shall be ninety-nine percent (99%), which shall be allocated among them according to their respective Limited Partnership Interests. Profits and Losses realized by the Partnership during any month shall be allocated to the Partners as of the close of business on the last day of each calendar month, in accordance with their respective Limited Partnership Interests and in proportion to the number of days during such month that they owned such Limited Partnership Interests, without regard to Profits and Losses realized with respect to time periods within such month.

     5.2 Cash Earnings. Earnings as of the close of business on the last day of each calendar month shall be allocated among the Partners in the same proportion as Profits and Losses as described in Section 5.1 above. Earnings allocable to those Limited Partners who elect to receive cash distributions as described below shall be distributed to them in cash as soon as practicable after the end of each calendar month. The General Partners' allocable share of Earnings shall also be distributed concurrently with cash distributions to Limited Partners. Earnings allocable to those Limited Partners who elected to receive additional Units shall be retained by the Partnership and credited to their respective Capital Accounts as of the first day of the succeeding calendar month. Earnings to Limited Partners shall be distributed only to those Limited Partners who elect in writing, upon their initial subscription for the purchase of Units or after three (3) years to receive such distributions during the term of the Partnership. Each Limited Partner's decision whether to receive such distributions shall be irrevocable, except as set forth in paragraph 4.3 above.

     5.3 Cash Distributions Upon Termination. Upon dissolution and termination of the Partnership, Cash Available for Distribution shall thereafter be distributed to Partners in accordance with the provisions of Section 9.3 below.

         5.4      Special Allocation Rules.

     a) For purposes of this Agreement, a loss or allocation (or item thereof) is attributable to non-recourse debt which is secured by Partnership property to the extent of the excess of the outstanding principal balance of such debt (excluding any portion of such principal balance which would not be treated as an amount realized under Internal Revenue Code Section 1001 and Paragraph (a) of
Section 1.1001-2) if such debt were foreclosed upon over the adjusted basis of such property. This excess is herein defined as "Minimum Gain (whether taxable as capital gain or as ordinary income) as more explicitly set forth in Treasury Regulation T.704 l(b)(4)(iv)(c). Notwithstanding any other provision of Article 5, the allocation of loss or deduction or item thereof, attributable to non-recourse debt which is secured by Partnership property will be allowed only to the extent that such allocation does not cause the sum of the deficit capital account balances of the Limited Partners receiving such allocations to exceed the minimum gain determined at the end of the Partnership able year to which the allocations relate. The balance of such losses shall be allocated to the General Partners. Any Limited Partner with a deficit capital account balance resulting in whole or in part from allocations of loss or deduction (or item thereof) attributable to non-recourse debt which is secured by Partnership property shall, to the extent possible, be allocated income or gain (or item thereof) in an amount not less than the minimum gain at a time no later than the time at which the minimum gain is reduced below the sum of such deficit capital account balances. This section is intended and shall be interpreted to comply with the requirements of Treasury Regulation Section 1.704-2(f).

     b) In the event any Limited Partner receives any adjustments, allocations or distributions, not covered by Section 75.4(a), so as to result in a deficit capital account, items of Partnership income and gain shall be specially allocated to such Limited Partners in an amount and manner sufficient to eliminate the deficit balances in their Capital Accounts created by such adjustments, allocations or distributions as quickly as possible. This Section shall operate a qualified income offset as utilized in Treasury Regulation
Section 1.704-1(b)(2)(ii)(d).

     c) Syndication expenses for any fiscal year or other period shall be specially allocated to the Limited Partners in proportion to their Units, provided that if additional Limited Partners are admitted to the Partnership on different dates, all syndication expenses shall be divided among the Persons who own Units from time to time so that, to the extent possible, the cumulative Syndication Expenses allocated with respect to each Unit at any time is the same amount. In the event the General Partners shall determine that such result is not likely to be achieved through future allocations of syndication expenses,

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the General  Partners  may  allocate a portion of Net Profits or Losses so as to achieve the same effect on the Capital Accounts of the Limited Partners , notwithstanding any other provision of this Agreement.

     d) For purposes of determining the Net Profits , Net Losses, or any other items allocable to any period, Net Profits , Net Losses, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the General Partners using any permissible method under Code Section 706 and the Treasury Regulations thereunder.

     e) Notwithstanding Section 5.1 and 5.2 hereof, (i) Net Losses allocable to the period prior to the admission of any additional Limited Partners pursuant to
Section 4.2(b) and (e) hereof shall be allocated 99% to the General Partners and 1% to the Initial Limited Partner and Net Profits during that same period, if any, shall be allocated to the General Partners, and (ii) Profits or Losses allocable to the period commencing with the admission of any additional such Limited Partners and all subsequent periods shall be allocated pursuant to
Section 5.1.

     f) Except as otherwise provided in this Agreement, all items of Partnership profit , gain, loss, deduction, and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Net Profits or Net Losses, as the case may be, for the year.

     g) The General Partners may adopt any procedure or convention they deem reasonable to account for unsolicited investments made by Limited Partners and the payment of a portion of the Formation Loan to such Partners' Capital Account.

     5.5 704(c) Allocations. In accordance with Code 704(c) and the Treasury Regulations thereunder income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial fair market value.

     Any elections or other decisions relating to such allocations shall be made by the General Partners in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.5 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, any Person's Capital Account or share of Profits, Losses, other items, or distributions pursuant to any provision of this Agreement.

     5.6 Intent of Allocations. It is the intent of the Partnership that this Agreement comply with the safe harbor test set out in Treasury Regulation Sections 1.704-1(b)(2)(ii)(D) and 1.704-l(b)(4)(iv)(D) and the requirements of those Sections, including the qualified income offset and minimum gain chargeback, which are hereby incorporated by reference. If, for whatever reasons, the Partnership is advised by counsel or its accountants that the allocation provisions of this Agreement are unlikely to be respected for federal income tax purposes, the General Partners are granted the authority to amend the allocation provisions of this Agreement, to the minimum extent deemed necessary by counsel or its accountants to effect the plan of allocations and distributions provided in this Agreement. The General Partners shall have the discretion to adopt and revise rules, conventions and procedures as it believes appropriate with respect to the admission of Limited Partners to reflect Partners' interests in the Partnership at the close of the years.

                                    ARTICLE 6
                     BOOKS AND RECORDS, REPORTS AND RETURNS

     6.1 Books and Records. The General Partners shall cause the Partnership to keep the following:

     a) Complete books and records of account in which shall be entered fully and accurately all transactions and other matters relating to the Partnership.

     b) A current list setting forth the full name and last known business or residence address of each Partner which shall be listed in alphabetical order and stating his respective capital contribution to the Partnership and share in Profits and Losses.

     c) A copy of the Certificate of Limited Partnership and all amendments thereto.

     d) Copies of the Partnership's federal, state and local income tax returns and reports, if any, for the six (6) most recent years.

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     e) Copies of this  Agreement,  including all  amendments  thereto,  and the financial statements of the Partnership for the three (3) most recent years.

     All such books and records shall be maintained at the Partnership's principal place of business and shall be available for inspection and copying by, and at the sole expense of, any Partner, or any Partner's duly authorized representatives, during reasonable business hours.

     6.2 Annual Statements. The General Partners shall cause to be prepared at least annually, at Partnership expense, financial statements prepared in accordance with generally accepted accounting principles and accompanied by a report thereon containing an opinion of an independent certified public accounting firm. The financial statements will include a balance sheet, statements of income or loss, partners' equity, and changes in financial position. The General Partners shall have prepared at least annually, at Partnership expense: (i) a statement of cash flow; (ii) Partnership information necessary in the preparation of the Limited Partners' federal and state income tax returns; (iii) a report of the business of the Partnership; (iv) a statement as to the compensation received by the General Partners and their Affiliates, during the year from the Partnership which shall set forth the services rendered or to be rendered by the General Partners and their Affiliates and the amount of fees received; and (v) a report identifying distributions from (a) Earnings of that year, (b) Earnings of prior years, (c) working capital reserves and other sources, and (d) a report on the costs reimbursed to the General Partners, which allocation shall be verified by independent public accountants in accordance with generally accepted auditing standards. Copies of the financial statements and reports shall be distributed to each Limited Partner within 120 days after the close of each taxable year of the Partnership; provided, however, all Partnership information necessary in the preparation of the Limited Partners' federal income tax returns shall be distributed to each Limited Partner not later than 90 days after the close of each fiscal year of the Partnership.

         6.3 Semi-Annual Report. Until the Partnership is registered under
Section 12(g) of the Securities Exchange Act of 1934, the General Partners shall have prepared, at Partnership expense, a semi-annual report covering the first six months of each fiscal year, commencing with the six-month period ending after the Initial Closing Date, and containing unaudited financial statements (balance sheet, statement of income or loss and statement of cash flow) and a statement of other pertinent information regarding the Partnership and its activities during the six-month period. Copies of this report shall be distributed to each Limited Partner within 60 days after the close of the six-month period.

     6.4 Quarterly Reports. The General Partners shall cause to be prepared quarterly, at Partnership expense: (i) a statement of the compensation received by the General Partners and Affiliates during the quarter from the Partnership, which statement shall set forth the services rendered by the General Partners and Affiliates and the amount of fees received, and (ii) other relevant information. Copies of the statements shall be distributed to each Limited Partner within 60 days after the end of each quarterly period. The information required by Form 10-Q (if required to be filed with the Securities and Exchange Commission) will be supplied to each Limited Partner within 60 days of each quarterly period. If the Partnership is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, the General Partners shall cause to be prepared, at Partnership expense, a quarterly report for each of the first three quarters in each fiscal year containing unaudited financial statements (consisting of a balance sheet, a statement of income or loss and a statement of cash flow) and a statement of other pertinent information regarding the Partnership and its activities during the period covered by the report. Copies of the statements and other pertinent information shall be distributed to each Limited Partner within 60 days after the close of the quarter covered by the report of the Partnership. The quarterly financial statements shall be accompanied by the report thereon, if any, of the independent accountants engaged by the Partnership or, if there is no such report, the certificate of the General Partners that the financial statements were prepared without audit from the books and records of the Partnership. Copies of the financial statements, if any, filed with the Securities and Exchange Commission shall be distributed to each Limited Partner within 60 days after the close of the quarterly period covered by the report of the Partnership.

     6.5 Filings. The General Partners, at Partnership expense, shall cause the income tax returns for the Partnership to be prepared and timely filed with the appropriate authorities. The General Partners, at Partnership expense, shall also cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies. Any Limited Partner shall be provided with a copy of any of the reports upon request without expense to him. The General Partners, at Partnership expense, shall file, with the securities administrators for the various states in which this Partnership is registered, as required by such states, a copy of each report referred to this Article 6 .

     6.6 Suitability Requirements. The General Partners, at Partnership expense, shall maintain for a period of at least four years a record of the information obtained to indicate that a Limited Partner complies with the suitability standards set forth in the Prospectus.

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     6.7 Fiscal Matters.

     a) Fiscal Year. The Partnership shall adopt a fiscal year beginning on the first day of January of each year and ending on the last day of December; provided, however, that the General Partners in their sole discretion may, subject to approval by the Internal Revenue Service and the applicable state taxing authorities at any time without the approval of the Limited Partners change the Partnership's fiscal year to a period to be determined by the General Partners.

     b) Method of Accounting. The accrual method of accounting shall be used for both income tax purposes and financial reporting purposes.

     c) Adjustment of Tax Basis. Upon the transfer of an interest in the Partnership, the Partnership may, at the sole discretion of the General Partners, elect pursuant to Section 754 of the Internal Revenue Code of 1986, as amended, to adjust the basis of the Partnership property as allowed by Sections 734(b) and 743(b) thereof.

     6.8 Tax Matters Partner. In the event the Partnership is subject to administrative or judicial proceedings for the assessment or collection of deficiencies for federal taxes for the refund of overpayments of federal taxes arising out of a Partner's distributive share of profits, Michael R. Burwell, for so long as he is a General Partner, shall act as the Tax-Matters Partner ("TMP") and shall have all the powers and duties assigned to the TMP under Sections 6221 through 6232 of the Code and the Treasury Regulations thereunder. The Partners agree to perform all acts necessary under Section 6231 of the Code and Treasury Regulations thereunder to designate Michael R. Burwell as the TMP.

                                    ARTICLE 7
                        TRANSFER OF PARTNERSHIP INTERESTS

     7.1 Interest of General Partners. A successor or additional General Partner may be admitted to the Partnership as follows:

     a) With the consent of all General Partners and a Majority of the Limited Partners, any General Partner may at any time designate one or more Persons to be successors to such General Partner or to be additional General Partners, in each case with such participation in such General Partner's Partnership Interest as they may agree upon, provided that the Limited Partnership Interests shall not affected thereby; provided, however, that the foregoing shall be subject to the provisions of Section 9.1(d) below, which shall be controlling in any situation to which such provisions are applicable.

     b) Upon any sale or transfer of a General Partner's Partnership Interest, the successor General Partner shall succeed to all the powers, rights, duties and obligations of the assigning General Partner hereunder, and the assigning General Partner shall thereupon be irrevocably released and discharged from any further liabilities or obligations of or to the Partnership or the Limited Partners accruing after the date of such transfer. The sale, assignment or transfer of all or any portion of the outstanding stock of a corporate General Partner, or of any interest therein, or an assignment of a General Partner's Partnership Interest for security purposes only, shall not be deemed to be a sale or transfer of such General Partner's Partnership Interest subject to the provisions of this Section 7.1.

     c) In the event that all or any one of the initial General Partners are removed by the vote of a Majority of Limited Partners and a successor or additional General Partner(s) is designated pursuant to Section 3.10, prior to a Person's admission as a successor or additional General Partner pursuant to this
Section 7.1, such Person shall execute in writing (i) acknowledging that Redwood Mortgage Corp., a General Partner, has been repaying the Formation Loans, which are discussed in Section 10.9, with the proceeds it receives from loan brokerage commissions on Loans, fees received from the early withdrawal penalties and fees for other services paid by the Partnership, and (ii) agreeing that if such successor or additional General Partner(s) begins using the services of another mortgage loan broker or loan servicing agent, then Redwood Mortgage Corp. shall immediately be released from all further obligations under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, prorated according to the days elapsed).

     7.2 Transfer of Limited Partnership Interest. No assignee of the whole or any portion of a Limited Partnership Interest in the Partnership shall have the right to become a substituted Limited Partner in place of his assignor, unless the following conditions are first met.

     a) The assignor shall designate such intention in a written instrument of assignment, which shall be in a form and substance reasonably satisfactory to the General Partners;

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     b) The written consent of the General Partners to such  substitution  shall be obtained, which consent shall not be unreasonably withheld, but which, in any event, shall not be given if the General Partners determine that such sale or transfer may jeopardize the continued ability of the Partnership to qualify as a "partnership" for federal income tax purposes or that such sale or transfer may violate any applicable securities laws (including any investment suitability standards);

     c) The assignor and assignee named therein shall execute and acknowledge such other instruments as the General Partners may deem necessary to effectuate such substitution, including, but not limited to, a power of attorney with provisions more fully described in Sections 2.8 and 2.9 above;

     d) The assignee shall accept, adopt and approve in writing all of the terms and provisions of this Agreement as the same may have been amended;

     e) Such assignee shall pay or, at the election of the General Partners, obligate himself to pay all reasonable expenses connected with such substitution, including but not limited to reasonable attorneys' fees associated therewith; and

     The Partnership has received, if required by the General Partners, a legal opinion satisfactory to the General Partners that such transfer will not violate the registration provisions of the Securities Act of 1933, as amended, which opinion shall be furnished at the Limited Partner's expense.

     7.3 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Limited Partnership Interests, and any proposed sale, assignment or transfer in violation of same to void ab initio. a) No Limited Partner shall make any transfer or assignment of all or any part of his Limited Partnership Interest if said transfer or assignment would, when considered with all other transfers during the same applicable twelve month period, cause a termination of the Partnership for federal or California state income tax purposes.

     b) Instruments evidencing a Limited Partnership Interest shall bear and be subject to legend conditions in substantially the following forms:

     IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

     c) No Limited Partner shall make any transfer or assignment of all or any of his Limited Partnership Interest if the General Partners determine such transfer or assignment would result in the Partnership being classified as a "publicly traded partnership" with the meaning of Section 7704(b) of the Code or any regulations or rules promulgated thereunder.

                                    ARTICLE 8
                           WITHDRAWAL FROM PARTNERSHIP

     8.1 Withdrawal by Limited Partners. No Limited Partner shall have the right to withdraw from the Partnership, receive cash distributions or otherwise obtain the return of all or any portion of his Capital Account balance for a period of one year after such Limited Partner's initial purchase of Units, except for monthly, quarterly or annual distributions of Cash Available for Distribution, if any, to which such Limited Partner may be entitled pursuant to Section 5.2 above. Withdrawal after a minimum one year holding period and before the five year holding period as set forth below shall be permitted in accordance with subsection (a) below. Additionally, as set forth below in subsection (g) there shall be a limited right of withdrawal upon the death of a Limited Partner. If a Limited Partner elects to withdraw either after the one (1) year holding period or the five (5) year holding period or his heirs elect to withdraw after his death, he will continue to receive distributions or have those Earnings compounded depending upon his initial election, based upon the balance of his capital account during the withdrawal period. Limited Partners may also withdraw after a five year holding period in accordance with subsection b(i) and (ii). A Limited Partner may withdraw or partially withdraw from the Partnership upon the following terms:

     a) A Limited Partner who desires to withdraw from the Partnership after the expiration of the above referenced one year period shall give written notice of withdrawal ("Notice of Withdrawal") to the General Partners, which Notice of Withdrawal shall state the sum or percentage interests to be withdrawn. Subject to the provisions of subsections (e) and (f) below, such Limited Partner may liquidate part or all of his entire Capital Account in four equal quarterly installments beginning the quarter following the quarter in which the Notice of Withdrawal is given, provided that such notice was received thirty (30) days prior to the end of the quarter. An early withdrawal under this subsection (a) shall be subject to a 10% early withdrawal penalty applicable to the sum

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withdrawn  as  stated in the  Notice of  Withdrawal.  The 10%  penalty  shall be subject to and payable upon the terms set forth in subsection (c) below.

     b) A Limited Partner who desires to withdraw from the Partnership after the expiration of the above referenced five year period shall give written notice of withdrawal ("Notice of Withdrawal") to the General Partners, and subject to the provisions of subsections (e) and (f) below such Limited Partner's Capital Account shall be liquidated as follows:

     i. Except as provided in subsection (b)(ii) below, the Limited Partner's Capital Account shall be liquidated in twenty (20) equal quarterly installments each equal to 5% of the total Capital Account beginning the calendar quarter following the quarter in which the Notice of Withdrawal is given, provided that such notice is received thirty (30) days prior to the end of the preceding quarter. Upon approval by the General Partners, the Limited Partner's Capital Account may be liquidated upon similar terms over a period longer than twenty
(20) equal quarterly installments.

     ii. Notwithstanding subsection (b)(i) above, any Limited Partner may liquidate part or all of his entire outstanding Capital Account in four equal quarterly installments beginning of the calendar quarter following the preceding quarter in which Notice of Withdrawal is given, provided that such notice was received thirty (30) days prior to the end of the preceding quarter. An early withdrawal under this subsection 8.1(b)(ii) shall be subject to a 10% early withdrawal penalty applicable to any sums prior to the time when such sums could have been withdrawn pursuant to the withdrawal provisions set forth in subsection (a)(i) above.

     c) The 10% early withdrawal penalty will be deducted pro rata from the Limited Partner's Capital Account. The 10% early withdrawal penalty will be received by the Partnership, and a portion of the sums collected as such early withdrawal penalty shall be applied by the Partnership toward the next installment(s) of principal under the Formation Loan owed to the Partnership by Redwood Mortgage Corp., a General Partner and any successor firm, as described in Section 10.9 below. This portion shall be determined by the ratio between the initial amount of the Formation Loan and the total amount of the organizational and syndication costs incurred by the Partnership in this offering of Units. The balance of such early withdrawal penalties shall be retained by the Partnership for its own account. After the Formation Loan has been paid, the 10% early withdrawal penalty will be used to pay the Continuing Servicing Fee, as set forth in Section 10.13 below. The balance of such early withdrawal penalties shall be retained by the Partnership for its own account.

     d) Commencing with the end of the calendar month in which such Notice of Withdrawal is given, and continuing on or before the twentieth day after the end of each month thereafter, any Cash Available for Distribution allocable to the Capital Account (or portion thereof) with respect to which Notice of Withdrawal has been given shall also be distributed in cash to the withdrawing Limited Partner in the manner provided in Section 5.2 above.

     e) During the liquidation period described in subsections 8.1(a) and (b), the Capital Account of a withdrawing Limited Partner shall remain subject to adjustment as described in Section 1.3 above. Any reduction in said Capital Account by reason of an allocation of Losses, if any, shall reduce all subsequent liquidation payments proportionately. In no event shall any Limited Partner receive cash distributions upon withdrawal from the Partnership if the effect of such distribution would be to create a deficit in such Limited Partner's Capital Account.

     f) Payments to withdrawing Limited Partners shall at all times be subject to the availability of sufficient cash flow generated in the ordinary course of the Partnership's business, and the Partnership shall not be required to liquidate outstanding Loans prior to their maturity dates for the purposes of meeting the withdrawal requests of Limited Partners. For this purpose, cash flow is considered to be available only after all current Partnership expenses have been paid (including compensation to the General Partners and Affiliates) and adequate provision has been made for the payment of all monthly or annual cash distributions on a pro rata basis which must be paid to Limited Partners who elected to receive such distributions upon subscription for Units pursuant to
Section 4.3 or who changed their initial election to compound Earnings as set forth in Section 4.3. Furthermore, no more than 20% of the total Limited
Partners' Capital Accounts outstanding for the beginning of any calendar year shall be liquidated during any calendar year. If Notices of Withdrawal in excess of these limitations are received by the General Partners, the priority of distributions among Limited Partners shall be determined as follows: first, to those Limited Partners withdrawing Capital Accounts according to the 20 quarter or longer installment liquidation period described under subsection (b)(i) above, then to ERISA plan Limited Partners withdrawing Capital Accounts under subsection (b)(ii) above, then to all other Limited Partners withdrawing Capital Accounts under subsection (b)(ii) above, then to Administrators withdrawing Capital Accounts under subsection (g) below, and finally to all other Limited Partners withdrawing Capital Accounts under subsection (a) above.

     g) Upon the death of a Limited Partner, a Limited Partner's heirs or executors may, subject to certain conditions as set forth herein, liquidate all or a part of the deceased Limited Partner's investment without penalty. An executor, heir or other administrator of the Limited Partner's estate (for ease of reference the "Administrator") shall give written notice of withdrawal ("Notice of Withdrawal") to the General Partners within 6 months of the Limited Partner's date of death. The total amount available to be liquidated in any one year shall be limited to $50,000 per Limited Partner. The liquidation of the Limited Partner's Capital Account in any one year shall be made in four equal

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quarterly  installments  beginning the calendar quarter following the quarter in which time the Notice of Withdrawal is received. Due to the complex nature of administering a decedent's estate, the General Partners reserve the right and discretion to request any and all information they deem necessary and relevant in determining the date of death, the name of the beneficiaries and/or any other matters they deem relevant. The General Partners retain the discretion to refuse or to delay the liquidation of a deceased Limited Partner's investment unless or until the General Partners have received all such information they deem relevant. The liquidation of a Limited Partner's Capital Account pursuant to this subsection is subject to the provisions of subsections 8.1(d), (e) and (f) above.

     8.2 Retirement by General Partners. Any one or all of the General Partners may withdraw ("retire") from the Partnership upon not less than six (6) months written notice of the same to all Limited Partners. Any retiring General Partner shall not be liable for any debts, obligations or other responsibilities of the Partnership or this Agreement arising after the effective date of such retirement.

     8.3 Payment to Terminated General Partner. If the business of the Partnership is continued as provided in Section 9.1(d) or 9.1(e) below upon the removal, retirement, death, insanity, dissolution, or bankruptcy of a General Partner, then the Partnership shall pay to such General Partner, or his/its estate, a sum equal to such General Partner's outstanding Capital Account as of the date of such removal, retirement, death, insanity, dissolution or bankruptcy, payable in cash within thirty (30) days after such date. If the business of the Partnership is not so continued, then such General Partner shall receive from the Partnership such sums as he may be entitled to receive in the course of terminating the Partnership and winding up its affairs, as provided in
Section 9.3 below.

                                    ARTICLE 9
           DISSOLUTION OF THIS PARTNERSHIP; MERGER OF THE PARTNERSHIP

     9.1 Events Causing Dissolution. The Partnership shall dissolve upon occurrence of the earlier of the following events:

     a)  Expiration  of the term of the  Partnership  as stated in  Section  2.7 above.

     b) The affirmative vote of a Majority of the Limited Partners.

     c) The sale of all or substantially all of the Partnership's assets; provided, for purposes of this Agreement the term "substantially all of the Partnership's assets" shall mean assets comprising not less than seventy percent (70%) of the aggregate fair market value of the Partnership's total assets as of the time of sale.

     d) The retirement, death, insanity, dissolution or bankruptcy of a General Partner unless, within ninety (90) days after any such event (i) the remaining General Partners, if any, elect to continue the business of the Partnership, or
(ii) if there are no remaining General Partners, all of the Limited Partners agree to continue the business of the Partnership and to the appointment of a successor General Partner who executes a written acceptance of the duties and responsibilities of a General Partner hereunder.

     e) The removal of a General Partner, unless within ninety (90) days after the effective date of such removal (i) the remaining General Partners, if any, elect to continue the business of the Partnership, or (ii) if there are no remaining General Partners, a successor General Partner is approved by a majority of the Limited Partners as provided in Section 3.7 above, which successor executes a written acceptance as provided therein and elects to continue the business of the Partnership.

     f) Any other event causing the dissolution of the Partnership under the laws of the State of California.

     9.2 Winding Up and Termination. Upon the occurrence of an event of dissolution, the Partnership shall immediately be terminated, but shall continue until its affairs have been wound up. Upon dissolution of the Partnership, unless the business of the Partnership is continued as provided above, the General Partners will wind up the Partnership's affairs as follows:

     a) No new Loans shall be made or purchased;

     b) Except as may be agreed upon by a Majority of the Limited Partners in connection with a merger or consolidation described in Sections 9.5, 9.6 or 9.7, the General Partners shall liquidate the assets of the Partnership as promptly as is consistent with recovering the fair market value thereof, either by sale to third parties or by servicing the Partnership's outstanding Loans in accordance with their terms; provided, however, the General Partners shall liquidate all Partnership assets for the best price reasonably obtainable in order to completely wind up the Partnership's affairs within five (5) years after the date of dissolution;

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     c) Except as may be agreed upon by a Majority  of the  Limited  Partners in connection with a merger or consolidation described in Sections 9.5, 9.6 or 9.7, all sums of cash held by the Partnership as of the date of dissolution, together with all sums of cash received by the Partnership during the winding up process from any source whatsoever, shall be distributed in accordance with Section 9.3 below.

     9.3 Order of Distribution of Assets. In the event of dissolution as provided in Section 9.1 above, the cash of the Partnership shall be distributed as follows:

     a) All of the Partnership's debts and liabilities to persons other than Partners shall be paid and discharged;

     b) All of the Partnership's debts and liabilities to Partners shall be paid and discharged;

     c) The balance of the cash of the Partnership shall be distributed to the Partners in proportion to their respective outstanding Capital Accounts.

     Upon dissolution, each Limited Partner shall look solely to the assets of the Partnership for the return of his capital contribution, and if the Partnership assets remaining after the payment or discharge of the debts and liabilities of the Partnership is insufficient to return the capital contribution of each Limited Partner, such Limited Partner shall have no recourse against the General Partners or any other Limited Partner. The winding-up of the affairs of the Partnership and the distribution of its assets shall be conducted exclusively by the General Partners. The General Partners are hereby authorized to do any and all acts and things authorized by law for these purposes. In the event of insolvency, dissolution, bankruptcy or resignation of all of the General Partners or removal of the General Partners by the Limited Partners, the winding up of the affairs of the Partnership and the distribution of its assets shall be conducted by such person or entity as may be selected by a vote of a Majority of the Limited Partners , which person or entity is hereby authorized to do any and all acts and things authorized by law for such purposes.

     9.4 Compliance With Timing Requirements of Regulations. In the event the Partnership is "liquidated" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), (a) distributions shall be made pursuant to this Article 9 (if such liquidation constitutes a dissolution of the Partnership) or Article 5 hereof (if it does not) to the General Partners and Limited Partners who have positive Capital Accounts in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2) and (b) if the General Partners' Capital Accounts have a deficit balance (after giving effect to all contributions, distributions, and allocations for all taxable years, including the year during which such liquidation occurs), such General Partners shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(3).

     9.5 Merger or Consolidation of the Partnership. The Partnership's business may be merged or consolidated with one or more limited partnerships that are Affiliates of the Partnership, provided the approval of the required percentage in interest of Partners is obtained pursuant to Section 9.6. Any such merger or consolidation may be effected by way of a sale of the assets of, or units in, the Partnership or purchase of the assets of, or units in, another limited partnership(s), or by any other method approved pursuant to Section 9.6. In any such merger or consolidation, the Partnership may be either a disappearing or surviving entity.

     9.6 Vote Required. The principal terms of any merger or consolidation described in Section 9.5 must be approved by the General Partners and by the affirmative vote of a Majority of the Limited Partners.

     9.7 Sections Not Exclusive. Sections 9.5 and 9.6 shall not be interpreted as setting forth the exclusive means of merging or consolidating the Partnership in the event that the California Revised Limited Partnership Act, or any successor statute, is amended to provide a statutory method by which the Partnership may be merged or consolidated.


                                   ARTICLE 10
                      TRANSACTIONS BETWEEN THE PARTNERSHIP,
                       THE GENERAL PARTNERS AND AFFILIATES

     10.1 Loan Brokerage Commissions. The Partnership will enter into Loan transactions where the borrower has employed and agreed to compensate Redwood Mortgage Corp. to act as a broker in arranging the loan. The exact amount of the loan brokerage commissions are negotiated with prospective borrowers on a case by case basis. It is estimated that such commissions will be approximately three percent (3%) to six percent (6%) of the principal amount of each Loan made during that year. The loan brokerage commissions shall be capped at 4% of the Partnership's total assets per year.

     10.2 Loan Servicing Fees. A General Partner or an Affiliate of a General Partner may act as servicing agent with respect to all Loans, and in consideration for such collection efforts he/it shall be entitled to receive a monthly servicing fee up to one-eighth of one percent (.125%) of the total unpaid principal balance of each Loan serviced, or such higher amount as shall

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be customary and reasonable  between  unrelated Persons in the geographical area where the property securing the Loan is located. The General Partners or an Affiliate may lower such fee for any period of time and thereafter raise it up to the limit set forth above.

     10.3 Escrow and Other Loan Processing Fees. The General Partners or an Affiliate of a General Partner may act as escrow agent for Loans made by the Partnership, and may also provide certain document preparation, notarial and credit investigation services, for which services the General Partners shall be entitled to receive such fees as are permitted by law and as are generally prevailing in the geographical area where the property securing the Loan is located.

     10.4 Asset Management Fee. The General Partners shall receive a monthly fee for managing the Partnership's Loan portfolio and general business operations in an amount up to 1/32 of one percent (.03125%) of the total "net asset value" of all Partnership assets (as hereafter defined), payable on the first day of each calendar month until the Partnership is finally wound up and terminated. "Net asset value" shall mean total Partner's capital, determined in accordance with generally accepted accounting principles as of the last day of the preceding calendar month. The General Partners, in their discretion, may lower such fee for any period of time and thereafter raise it up to the limit set forth above.

     10.5 Reconveyance Fees. The General Partners may receive a fee from a borrower for reconveyance of a property upon full payment of a loan in an amount as is generally prevailing in the geographical area where the property is located.

     10.6 Assumption Fees. A General Partner or an Affiliate of the General Partners may receive a fee payable by a borrower for assuming a Loan in an amount equal to a percentage of the Loan or a set fee.

     10.7  Extension  Fee. A General  Partner  or an  Affiliate  of the  General
Partners may receive a fee payable by a borrower for extending the Loan period in an amount equal to a percentage of the loan.

     10.8 Prepayment and Late Fees. Any prepayment and late fees collected by a General Partner or an Affiliate of the General Partners in connection with Loans shall be paid to the Partnership.

     10.9 Formation Loans to Redwood Mortgage Corp. The Partnership may lend to Redwood Mortgage Corp., a sum not to exceed 10% of the total amount of capital contributions to the Partnership by the Limited Partners, the proceeds of which shall be used solely for the purpose of paying selling commissions and all amounts payable in connection with unsolicited orders received by the General Partners. The Formation Loans shall be unsecured and shall be evidenced by a non-interest bearing promissory note executed by Redwood Mortgage Corp. in favor of the Partnership. The First Formation Loan is being repaid in ten (10) equal annual installments of principal without interest, commencing on December 31, 1996. As of December 31, 2001, the total aggregate amount of the First Formation Loan equaled $1,074,840 of which $477,832 had been repaid by Redwood Mortgage Corp. The Second Formation Loan will be repaid as follows: Upon the commencement of the offering in December, 1996, Redwood Mortgage Corp. made annual installments of one-tenth of the principal balance of the Formation loan as of December 31 of each year. Upon completion of the offering in August 2000, Redwood Mortgage commenced paying ten equal annual installments of principal only on December 31 of each year. Such payment shall be due and payable by December 31 of the following year. As of December 31, 2001, the Partnership had loaned $2,271,916 to Redwood Mortgage Corp. of which $523,780 had been repaid. The Third Formation will be repaid as follows: Since commencement of the offering in August, 2000, Redwood Mortgage Corp. has made annual installments of one-tenth of the principal balance of the Formation Loan as of December 31 of each year. Such payment shall be due and payable by December 31 of the following year. Upon completion of the offering in April, 2002, Redwood Mortgage Corp. will commence paying ten equal annual installments of principal only on December 31 of each year. As of December 31, 2001, the Partnership had loaned $1,839,684to Redwood Mortgage Corp. of which $58,392 had been repaid.

     The amount of the annual installment payment to be made by Redwood Mortgage Corp. during the offering stage, will be determined by the principal balance of the Fourth Formation Loan on December 31 of each year. The Fourth Formation Loan will be repaid under the same terms and conditions as the Second and Third Formation Loan. With respect to this offering, the formation loan could range from a minimum of $2,500,000 assuming all investors elected to receive current cash distributions to a maximum of $4,500,000 assuming all investors elected to compound their earnings. Redwood Mortgage Corp. at its option may prepay all or any part of the Formation Loans. Redwood Mortgage Corp. will repay the Formation Loans principally from loan brokerage commissions earned on Loans, early withdrawal penalties and other fees paid by the Partnership. Since Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on Loans to repay the Formation Loans and, with respect to the initial offering of 150,000 Units, for the continued payment of the Continuing Servicing Fees, if all or any one of the initial General Partners is removed as a General Partner by the vote thereafter designated, and if such successor or additional General Partner(s) begins using any other loan brokerage firm for the placement of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation under the Formation Loans (except for a proportionate share of the principal installment due at the end of that year, pro rated according to the days elapsed and for the continued payment of the Continuing Servicing Fees with respect to the initial offering of 150,000 Units.) In addition, if all of the General Partners are removed, no successor General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, the debt on the Formation Loans shall be forgiven and Redwood

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Mortgage Corp. will be immediately  released from any further  obligations under the Formation Loans or Continuing Servicing Fees with respect to the initial offering of 150,000 Units.


     10.10 Sale of Loans and Loans Made to General Partners or Affiliates. The Partnership may sell existing Loans to the General Partners or their Affiliates, but only so long as the Partnership receives net sales proceeds from such sales in an amount equal to the total unpaid balance of principal, accrued interest and other charges owing under such Loan, or the fair market value of such Loan, whichever is greater. Notwithstanding the foregoing, the General Partners shall be under no obligation to purchase any Loan from the Partnership or to guarantee any payments under any Loan. Generally, Loans will not be made to the General Partners or their Affiliates. However, the Partnership may make the Formation Loans to Redwood Mortgage Corp. and may in certain limited circumstances, loan funds to Affiliates to purchase real estate owned by the Partnership as a result of foreclosure.

     10.11  Purchase  of  Loans  from  General   Partners  or  Affiliates.   The
Partnership may purchase existing Loans from the General Partners or Affiliates, provided that the following conditions are met:

     a) At the time of purchase the borrower shall not be in default under the Loan;

     b) No brokerage commissions or other compensation by way of premiums or discounts shall be paid to the General Partners or their Affiliates by reason of such purchase; and

     c) If such Loan was held by the seller for more than 180 days, the seller shall retain a ten percent (10%) interest in such Loan.

     10.12 Interest. Redwood Mortgage Corp. shall be entitled to keep interest if any, earned on the Loans between the date of deposit of borrower's funds into Redwood Mortgage Corp.'s trust account and date of payment of such funds by Redwood Mortgage Corp.

     10.13 Sales Commissions.

     a) The Units are being offered to the public on a best efforts basis through the participating broker-dealers. The participating broker-dealers may receive commissions as follows: at the rate of either (5%) or (9%) (depending upon the investor's election to receive cash distributions or to compound earnings and acquire additional Units in the Partnership) of the Gross Proceeds on all of their sales. In no event will the total of all compensation payable to participating broker dealers, including sales commissions, expense reimbursements, sales seminars and/or due diligence expenses exceed ten percent (10%) of the program proceeds received plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules. Further, in no event shall any individual participating broker dealer receive total compensation including sales commissions, expense reimbursements, sales seminar or expense reimbursement exceed (10%) of the gross proceeds of their sales plus an additional (0.5%) for bona fide due diligence expenses as set forth in Rule 2810 of the NASD Conduct Rules (the "Compensation Limitation").In the event the Partnership receives any unsolicited orders directly from an investor who did not utilize the services of a participating broker dealer, Redwood Mortgage Corp. through the Formation Loans will pay to the Partnership an amount equal to the amount of the sales commissions otherwise attributable to a sale of a Unit through a participating broker dealer. The Partnership will in turn credit such amounts received from Redwood Mortgage Corp. to the account of the Investor who placed the unsolicited order. All unsolicited orders will be handled only by the General Partners.

     Sales commissions will not be paid by the Partnership out of the offering proceeds. All sales commissions will be paid by Redwood Mortgage Corp., which will also act as the mortgage loan broker for all Loans as set forth in Section
10.1 above.

     With respect to the initial offering of 150,000 Units, the Continuing Servicing Fee will be paid by Redwood Mortgage Corp., but will not be included in the first Formation Loan. The Partnership will loan to Redwood Mortgage Corp. funds in an amount equal to the sales commissions and all amounts payable in connection with unsolicited sales by the General Partners, as a Formation Loan. With respect to the initial offering of 150,000 Units, Redwood Mortgage Corp. will use the proceeds from loan brokerage commissions on Loans to pay the Continuing Servicing Fees, and if all or any one of the initial General Partners is removed as a General Partner by the vote thereafter designated, if such successor or additional General Partner(s) use any other loan brokerage firm for the placement of Loans, Redwood Mortgage Corp. will be immediately released from any further obligation to continue to pay any Continuing Servicing Fees. In addition, if all of the General Partners are removed, no successor General Partners are elected, the Partnership is liquidated and Redwood Mortgage Corp. is no longer receiving any payments for services rendered, Redwood Mortgage Corp. will be immediately released from any further obligation to continue to pay any Continuing Servicing Fee in connection with the initial offering of 150,000 Units. Units may also be offered or sold directly by the General Partners for which they will receive no sales commissions. The Partnership shall reimburse Participating Broker-Dealers for bona fide due diligence expenses in an amount up to (.5%) of the Gross Proceeds.

     b) Sales by Registered Investment Advisors. The General Partners may accept unsolicited orders received directly from investors if an investor utilizes the services of a registered investment advisor. A registered investment advisor is

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an investment professional retained by a Limited Partner to advise him regarding all of his assets, not just an investment in the Partnership. Registered investment advisors are paid by the investor based upon the total amount of the investor's assets being managed by the registered investment advisor.

     If an investor utilizes the services of a registered investment advisor, Redwood Mortgage Corp. will pay to the Partnership an amount equal to the sales commission otherwise attributable to a sale of Units through a participating broker dealer. The Partnership will in turn credit such amounts received by Redwood Mortgage Corp. to the account of the investor who placed the unsolicited order. If an investor acquires Units directly through the services of a registered investment advisor, the investor will have the election to authorize the Partnership to pay the registered investment advisor an estimated quarterly amount of no more than 2% annually of his capital account that would otherwise be paid as periodic cash distributors or compounded as earnings. For ease of reference, these fees are referred to as "Client Fees." The payment of Client Fees will be paid from those amounts that would otherwise be distributable to a Limited Partner or compounded in a Limited Partner's capital account. The payment of Client Fees is noncumulative and subject to the availability of sufficient earnings in your capital account. In no event will any such Client Fees be paid to us as sales commissions or other compensation. The Partnership is merely agreeing as an administrative convenience to pay the registered investment advisor a portion of those amounts that would be paid to you.

     All registered investment advisors will be required to represent and warrant to the Partnership, that among other things, the investment in the units is suitable for the Investor, that he has informed the Investor of all pertinent facts relating to the liquidating and marketability of the units, and that if he is affiliated with a NASD registered broker or dealer, that all Client Fees received by him in connection with any transactions with the Partnership will be run through the books and records of the NASD member in compliance with Notice to Members 96-33 and Rules 3030 and 3040 of the NASD Conduct Rules.

     10.14 Reimbursement of Organizational Expenses. The General Partners may be reimbursed for, or the Partnership may pay directly, all expenses in connection with the organization or offering of the Units including, without limitation, attorneys' fees, accounting fees, printing costs and other selling expenses (other than underwriting commissions) in an amount equal to the lesser of ten percent (10%) of the gross proceeds of the Offering or $1,200,000. The General Partners may, at their election, pay any offering and organization expenses in excess of this amount.

     10.15 Reimbursement. The Partnership shall reimburse the General Partners or their Affiliates for the actual cost to the General Partners or their Affiliates (or pay directly), the cost of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the General Partners or their Affiliates. The Partnership shall also pay or reimburse the General Partners or their Affiliates for the cost of administrative services necessary to the prudent operation of the Partnership, provided that such reimbursement will be at the lower of (A) the actual cost to the General Partners or their Affiliates of providing such services, or (B) 90% of the amount the Partnership would be required to pay to non affiliated persons rendering similar services in the same or comparable geographical location. The cost of administrative services as used in this subsection shall mean the pro rata cost of personnel, including an allocation of overhead directly attributable to such personnel, based on the amount of time such personnel spent on such services, or other method of allocation acceptable to the program's independent certified public accountant.

     10.16 Non-reimbursable Expenses. The General Partners will pay and will not be reimbursed by the Partnership for any general or administrative overhead incurred by the General Partners in connection with the administration of the Partnership which is not directly attributable to services authorized by Sections 10.15 or 10.17.

     10.17 Operating Expenses. Subject to Sections 10.14 and 10.15 and 10.16 all expenses of the Partnership shall be billed directly to and paid by the Partnership which may include, but are not limited to: (i) all salaries, compensation, travel expenses and fringe benefits of personnel employed by the Partnership and involved in the business of the Partnership. including persons who may also be employees of the General Partners or Affiliates of the General Partners, but excluding control persons of either the General Partners or Affiliates of the General Partners, (ii) all costs of borrowed money, taxes and assessments on Partnership properties foreclosed upon and other taxes applicable to the Partnership, (iii) legal, audit, accounting, and brokerage fees, (iv) printing, engraving and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and recording of documents evidencing ownership of an interest in the Partnership or in connection with the business of the Partnership, (v) fees and expenses paid to leasing agents, consultants, real estate brokers, insurance brokers, and other agents, (vi) costs and expenses of foreclosures, insurance premiums, real estate brokerage and leasing commissions and of maintenance of such property, (vii) the cost of insurance as required in connection with the business of the Partnership, (viii) expenses of organizing, revising, amending, modifying or terminating the Partnership, (ix) expenses in connection with distributions made by the Partnership, and communications, bookkeeping and clerical work necessary in maintaining relations with the Limited Partners and outside parties, including the cost of printing and mailing to such persons certificates for Units and reports of meetings of the Partnership, and of preparation of proxy statements and solicitations of proxies in connection therewith, (x) expenses in connection with preparing and mailing reports required to be furnished to the Limited Partners for investor, tax reporting or other purposes, or other reports to the Limited Partners which the General Partners deem to be in the best interests of the Partnership, (xi) costs of any accounting, statistical or bookkeeping equipment and services necessary for the maintenance of the books and records of the Partnership including, but not limited to, computer services and time, (xii) the cost of preparation and dissemination of the information relating to potential sale, refinancing or other disposition of Partnership property, (xiii) costs incurred in connection with any litigation in which the Partnership is involved, as well as in the examination, investigation or other proceedings conducted by any regulatory agency with jurisdiction over the Partnership including legal and accounting fees incurred in connection therewith. (xiv) costs of any computer services used for or by the Partnership, (xv) expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants and appraisers. For the purposes of Sections 10.17(i), a control person is someone holding a 5% or greater equity interest in the General Partners or Affiliate or a person having the power to direct or cause the direction of the General Partners or Affiliate, whether through the ownership of voting securities, by contract or otherwise.

     10.18 Deferral of Fees and Expense Reimbursement. The General Partners may defer payment of any fee or expense reimbursement provided for herein. The amount so deferred shall be treated as a non-interest bearing debt of the Partnership and shall be paid from any source of funds available to the Partnership, including cash available for Distribution prior to the distributions to Limited Partners provided for in Article 5.

     10.19 Payment upon Termination. Upon the occurrence of a terminating event specified in Article 9 of the termination of an affiliate's agreement, any portion of any reimbursement or interest in the Partnership payable according to the provisions of this Agreement if accrued, but not yet paid, shall be paid by the Partnership to the General Partners or Affiliates in cash, within thirty
(30) days of the terminating event or termination date set forth in the written notice of termination.

                                   ARTICLE 11
                                   ARBITRATION

     11.1 Arbitration. As between the parties hereto, all questions as to rights and obligations arising under the terms of this Agreement are subject to arbitration, including any question concerning any right or duty under the Securities Act of 1933, the Securities Exchange Act of 1934 and the securities laws of any state in which Units are offered, and such arbitration shall be governed by the rules of the American Arbitration Association.

     11.2 Demand for Arbitration. If a dispute should arise under this Agreement, any Partner may within 60 days make a demand for arbitration by filing a demand in writing with the General Partners .

     11.3 Appointment of Arbitrators. The parties may agree upon one arbitrator, but in the event that they cannot agree, there shall be three, one named in writing by each of the parties within five (5) days after demand for arbitration is given and a third chosen by the two appointed. Should either party refuse or neglect to join in the appointment of the arbitrator(s) or to furnish the arbitrator(s) with any papers or information demanded, the arbitrator(s) are empowered by both parties to proceed ex parte.

     11.4 Hearing. Arbitration shall take place in San Mateo, California, and the hearing before the arbitrator(s) of the matter to be arbitrated shall be at the time and place within said city as is selected by the arbitrator(s). The arbitrator(s) shall select such time and place promptly after his (or their) appointment and shall give written notice thereof to each party at least sixty
(60) days prior to the date so fixed. At the hearing any relevant evidence may be presented by either party, and the formal rules of evidence applicable to judicial proceedings shall not govern. Evidence may be admitted or excluded in the sole discretion of the arbitrator(s). Said arbitrator(s) shall hear and determine the matter and shall execute and acknowledge their award in writing and cause a copy thereof to be delivered to each of the parties.

     11.5 Arbitration Award. If there is only one arbitrator, his decision shall be binding and conclusive on the parties, and if there are three arbitrators the decision of any two shall be binding and conclusive. The submission of a dispute to the arbitrator(s) and the rendering of his (or their) decision shall be a condition precedent to any right of legal action on the dispute. A judgment confirming the award of the arbitrator(s) may be rendered by any Court having Jurisdiction; or such Court may vacate, modify, or correct the award in accordance with the prevailing sections of California State Law.

     11.6 New Arbitrators. If three arbitrators are selected under the foregoing procedure but two of the three fail to reach an Agreement in the determination of the matter in question, the matter shall be decided by three new arbitrators who shall be appointed and shall proceed in the same manner, and the process shall be repeated until a decision is finally reached by two of the three arbitrators selected.

     11.7 Costs of Arbitration. The costs of such arbitration shall be borne by the losing party or in such proportions as the arbitrators shall determine.

                                   ARTICLE 12
                                  MISCELLANEOUS

     12.1 Covenant to Sign Documents. Without limiting the power granted by Sections 2.8 and 2.9, each Partner covenants, for himself and his successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Partnership and to achieve its purposes, including, without limitation, the Certificate of Limited Partnership and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Partnership shall conduct its business.

     12.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Partner may desire or may be required to give any other Partners shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States mail, first-class postage pre-paid. Notices to Limited Partners shall be addressed to the Limited Partners at the last address shown on the Partnership records. Notices to the General Partners or to the Partnership shall be delivered to the Partnership's principal place of business, as set forth in Section 2.3 above or as hereafter charged as provided herein. Notice to any General Partner shall constitute notice to all General Partners.

     12.3 Right to Engage in Competing Business. Nothing contained herein shall preclude any Partner from purchasing or lending money upon the security of any other property or rights therein, or in any manner investing in, participating in, developing or managing any other venture of any kind, without notice to the other Partners, without participation by the other Partners, and without liability to them or any of them. Each Limited Partner waives any right he may have against the General Partners for capitalizing on information received as a consequence of the General Partners management of the affairs of this Partnership.

     12.4 Amendment. This Agreement is subject to amendment by the affirmative vote of a Majority of the Limited Partners in accordance with Section 4.7 ; provided, however, that no such amendment shall be permitted if the effect of such amendment would be to increase the duties or liabilities of any Partner or materially change any Partner's interest in Profits, Losses, Partnership assets, distributions, management rights or voting rights, except as agreed by that Partner. In addition, and notwithstanding anything to the contrary contained in this Agreement the General Partners shall have the right to amend this Agreement, without the vote or consent of any of the Limited Partnership, when:

     a) There is a change in the name of the Partnership or the amount of the contribution of any Limited Partner;

     b) A Person is substituted as a Limited Partner;

     c) An additional Limited Partner is admitted;

     d) A Person is admitted as a successor or additional General Partner in accordance with the terms of this Agreement;

     e) A General Partner retires, dies, files a petition in bankruptcy, becomes insane or is removed, and the Partnership business is continued by a remaining or replacement General Partner;

     f) There is a change in the character of the business of the Partnership;

     g) There is a change in the time as stated in the Agreement for the dissolution of the Partnership, or the return of a Partnership contribution;

     h) To cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the provisions of this Agreement;

     i) To delete or add any provision of this Agreement required to be so deleted or added by the Staff of the Securities and Exchange Commission or by a State "Blue Sky" Administrator or similar official, which addition or deletion is deemed by the Administrator or official to be for the benefit or protection of the Limited Partners;

     j) To elect for the Partnership to be governed by any successor California statute governing limited partnerships; and

     k) To modify provisions of this Agreement as noted in Sections 1.3 and 5.6 to cause this Agreement to comply with Treasury Regulation Section 1.704-1(b).

     The General Partners shall notify the Limited Partners within a reasonable time of the adoption of any such amendment.

     12.5 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

     12.6 Waiver. No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

     12.7 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     12.8 Application of California law; Venue. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of California and the appropriate Courts in the County of San Mateo, State of California shall be the appropriate forum for any litigation arising hereunder.

     12.9 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

     12.10 Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

     12.11 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by a General Partner on behalf of the Limited Partners as their attorney-in-fact.

     12.12 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to any property of the Partnership.

     12.13 Defined Terms. All terms used in this Agreement which are defined in the Prospectus of Redwood Mortgage Investors VIII, dated October 30, 2002 shall have the meanings assigned to them in said Prospectus, unless this Agreement shall provide for a specific definition in Article 1.

     12.14 Assignability. Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article 7.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hand the day and year first above written.


GENERAL PARTNERS:

                                              _____________________________
                                              Michael R. Burwell


                                              GYMNO CORPORATION
                                              A California Corporation

                                              By:__________________________
                                                 Michael R. Burwell, President


                                              REDWOOD MORTGAGE CORP.
                                              A California Corporation

                                              By: _________________________
                                                  Michael R. Burwell, President


LIMITED PARTNERS:                             GYMNO CORPORATION
                                          (General Partner and Attorney-in-Fact)

                                              By: _________________________
                                                  Michael R. Burwell, President


WITHDRAWING GENERAL PARTNER:
                                              By: _________________________
                                                  D. Russell Burwell

                  SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

                         REDWOOD MORTGAGE INVESTORS VIII
                        A California Limited Partnership

     The undersigned hereby applies to become a limited partner in REDWOOD MORTGAGE INVESTORS VIII, a California limited partnership (the "partnership"), and subscribes to purchase the number of units specified herein in accordance with the terms and conditions of the limited partnership agreement attached as Exhibit A to the prospectus dated October 30, 2002.

     1. Representations and Warranties. The undersigned represents and warrants to the partnership and its general partners as follows:

     (a) I have received, read and understand the prospectus dated October 30, 2002, and in making this investment I am relying only on the information provided therein. I have not relied on any statements or representations inconsistent with those contained in the prospectus.

     (b) I, or the fiduciary account for which I am purchasing, meet the applicable suitability standards and financial requirements set forth in the prospectus under "INVESTOR SUITABILITY STANDARDS" as they pertain to the state of my primary residence and domicile.

     (c) I am aware that this subscription may be rejected in whole or in part by the general partners in their sole and absolute discretion; that my investment, if accepted, is subject to certain risks described in part in "RISKS AND OTHER FACTORS" set forth in the prospectus; and that there will be no public market for units, and accordingly, it may not be possible for me to readily liquidate my investment in the partnership.

     (d) I have been informed by the participating broker-dealer firm specified herein, if any, of all pertinent facts relating to the lack of liquidity or marketability of this investment. I understand that units may not be sold or otherwise disposed of without the prior written consent of the general partners, which consent may be granted or withheld in their sole discretion, that any transfer is subject to numerous other restrictions described in the prospectus and in the limited partnership agreement, and that if I am a resident of California or if the transfer occurs in California, any such transfer is also subject to the prior written consent of the California Commissioner of Corporations. I have liquid assets sufficient to assure myself that such purchase will cause me no undue financial difficulties and that I can provide for my current needs and possible personal contingencies, or if I am the trustee of a retirement trust, that the limited liquidity of the units will not cause difficulty in meeting the trust's obligations to make distributions to plan participants in a timely manner.

     (e) I am of the age of majority (as established in the state in which I am domiciled) if I am an individual, and in any event, I have full power, capacity, and authority to enter into a contractual relationship with the partnership. If acting in a representative or fiduciary capacity for a corporation, partnership or trust, or as a custodian or agent for any person or entity, I have full power or authority to enter into this subscription agreement in such capacity and on behalf of such corporation, partnership, trust, person or entity.

     (f) By virtue of my own investment acumen and experience or financial advice from my independent advisors (other than a person receiving commissions by reason of my purchase of units), I am capable of evaluating the risks and merits of an investment in the partnership.

     (g) I am buying the units solely for my own account, or for the account of a member or members of my immediate family or in a fiduciary capacity for the account of another person or entity and not as an agent for another.

     (h) I acknowledge and agree that counsel representing the partnership, the general partners and their affiliates does not represent me and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing me or any of the limited partners in any respect.

     (i) If I am buying the units in a fiduciary capacity or as a custodian for the account of another person or entity, I have been directed by that person or entity to purchase the unit(s), and such person or entity is aware of my purchase of units on their behalf, and consents thereto and is aware of the merits and risks involved in the investment in the partnership.

     By making these representations, the subscriber has not waived any right of action available under applicable federal or state securities laws including but not limited to the Securities Act of 1933.

     2. Power of Attorney. The undersigned hereby irrevocably constitutes and appoints the general partners, and each of them, either one acting alone, as his true and lawful attorney-in-fact, with full power and authority for him, and in his name, place and stead, to execute, acknowledge, publish and file:

     (a) The limited partnership agreement and any amendments thereto or cancellations thereof required under the laws of the State of California;

     (b) Any other instruments, and documents as may be required by, or may be appropriate under, the laws of any state or other jurisdiction in which the partnership is doing or intends to do business; and

     (c) Any documents which may be required to effect the continuation of the partnership, the admission of an additional or substituted limited partner, or the dissolution and termination of the partnership.

     The power of attorney granted above is a special power of attorney coupled with an interest, is irrevocable, and shall survive the death or incapacity of the undersigned or, if the undersigned is a corporation, partnership, trust or association, the dissolution or termination thereof. The power of attorney shall also survive the delivery of an assignment of units by a limited partner; provided, that where the assignee thereof has been approved by the general partners for admission to the partnership as a substituted limited partner, such power of attorney shall survive the delivery of such assignment for the sole purpose of enabling the general partners to execute, acknowledge, file and record any instrument necessary to effect such substitution.

     3. Acceptance. This subscription agreement will be accepted or rejected by a general partner within thirty (30) days of its receipt by the partnership. Upon acceptance, this subscription will become irrevocable, and will obligate the undersigned to purchase the number of units specified herein, for the purchase price of $1 per unit. The general partners will return a countersigned copy of this subscription agreement to accepted subscribers, which copy (together with my canceled check) will be evidence of my purchase of units.

     4. Payment of Subscription Price. The full purchase price for units is $1 per unit, payable in cash concurrently with delivery of this subscription agreement. I understand that my subscription funds will be held by the general partners, until my funds are needed by the partnership to fund a mortgage investment or for other proper partnership purposes, and only then will I actually be admitted to the partnership. In the interim, my subscription funds will earn interest at passbook savings accounts rates. If I elect to receive monthly, quarterly or annual cash distributions, then such interest will be returned to me after I am admitted to the partnership. If I elect to allow my share of partnership income to be paid in the form of additional units that will be reinvested by the partnership, then such interest will be invested in the partnership in which case I understand that the number of units I initially subscribed for will be increased accordingly. If I initially elect to receive additional units and reinvest my share of partnership income, I may after three
(3) years change my election and receive monthly, quarterly or annual cash distributions. I understand that if I initially elect to receive monthly, quarterly or annual cash distributions, my election to receive cash distributions is irrevocable. However, I understand that I may change whether I receive such distributions on a monthly, quarterly or annual basis.

     5. THE UNDERSIGNED AGREES TO INDEMNIFY AND HOLD REDWOOD MORTGAGE INVESTORS VIII, A CALIFORNIA LIMITED PARTNERSHIP, AND ITS GENERAL PARTNERS AND OTHER AGENTS AND EMPLOYEES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, AND DAMAGES, INCLUDING, WITHOUT LIMITATION, ALL ATTORNEYS' FEES WHICH SHALL BE PAID AS INCURRED) WHICH ANY OF THEM MAY INCUR, IN ANY MANNER OR TO ANY PERSON, BY REASON OF THE FALSITY, INCOMPLETENESS OR MISREPRESENTATION OF ANY INFORMATION FURNISHED BY THE UNDERSIGNED HEREIN OR IN ANY DOCUMENT SUBMITTED HEREWITH.

     6. Signature. The undersigned represents that: (a) I have read the foregoing and that all the information provided by me is accurate and complete; and (b) I will notify the general partners immediately of any material adverse change in any of the information set forth herein which occurs prior to the acceptance of my subscription.


--------------------------------------------------------------------------------


                         REDWOOD MORTGAGE INVESTORS VIII
                             SUBSCRIPTION AGREEMENT

                    PLEASE READ THIS AGREEMENT BEFORE SIGNING


Type Of Ownership: (check one)

  [ ]  INDIVIDUAL                             * [ ] SEP/IRA
                                                    (Investor and Custodian
  [ ]  TRUST (Trustee signature required)            must sign)
       (Title page and signature pages
        of the Trust Agreement MUST be          [ ] PENSION PLAN  (Trustee
        enclosed)                                   signature required)

* [ ]  JOINT TENANTS WITH RIGHT OF              [ ] PROFIT SHARING PLAN
       SURVIVORSHIP                                 (Trustee signature
       (All parties must sign)                       required)

* [ ]  COMMUNITY PROPERTY                       [ ] KEOGH (H.R.10)
                                                    (Custodian signature
* [ ]  COMMUNITY PROPERTY                           required)

                                                [ ] CUSTODIAL/UGMA (circle one)
* [ ]  TENANTS IN COMMON                            (Custodian signature
       (All parties must sign)                       required)

* [ ]  IRA (INDIVIDUAL RETIREMENT               [ ] TOD - Transfer On Death
       ACCOUNT)                                     (must be titled as an
       (Investor and Custodian must sign)           Individual or as Joint
                                                    Tenants only - special form
* [ ]  ROTH IRA                                     required)
       (Investor and Custodian must sign)
                                                [ ] OTHER (Please describe)

                                                --------------------------------

                                                --------------------------------

* Two or more signatures required. Complete Sections 1 through 6 where applicable.

--------------------------------------------------------------------------------

    1.  INVESTOR NAME              Type or print your name(s)  exactly as the
        AND ADDRESS                title should appear in the account records
                                   of the partnership. Complete this section for all trusts other than IRA/Keogh or other qualified plans. If IRA/Keogh or qualified plan, Section 2 must also be completed. All checks and correspondence will go to this address unless another address is listed in Sections 2 or 5 below.


                             ---------------------------------------------
                             Individual Name

                             ---------------------------------------------
                             (Additional Name(s) if held in joint tenancy,
                              community property, tenants-in-common)


                             ---------------------------------------------
                             Street Address

                             ---------------------------------------------
                             City                  State         Zip Code

                             ----------------       ----------------------
                             Home Phone Number      Social Security#/TaxpayerID#

     A social security number or taxpayer identification number is required for each individual investor. (For IRAs, Keoghs (HR10) and qualified plans, the taxpayer identification number is your plan or account tax or employer identification number. For most individual taxpayers, it is your social security number. NOTE: If the units are to be held in more than one name, only one number will be used and will be that of the first person listed).


    2.  CUSTODIAN/TRUST
        COMPANY REGISTRATION       Name of Custodian/Trust Company or
                                   Plan Administrator:

                                             -----------------------------------
                                             Please print here the exact name of
                                             Custodian/Trust Company or Plan
                                             Administrator

                                       -----------------------------------------
                                         Address

                                       -----------------------------------------
                                         City                 State     Zip Code

                                       -----------------------------------------
                                       Taxpayer ID#        Client Account Number

                                       -----------------------------------------
                                       SIGNATURE:


                                    (X) _____________________________________
                                          (Custodian/Trust Company or
                                                             Plan Administrator)

    3.  INVESTMENT                     Number of units to be purchased ---------
        Minimum subscription is 2,000
        units at $1 per unit ($2,000,      Amount of payment enclosed ----------
        with additional investments
        of any amount.

           Please make check payable to "Redwood Mortgage Investors VIII"

     If the investor has elected to compound his share of monthly, quarterly or annual income (see 4. below), then the interest earned on subscription funds until admission to the partnership will be invested in additional units on behalf of the investor; therefore, the actual number of units to be issued to the investor upon admission to the partnership will be increased.

                 Check one:  [  ] Initial Investment  [  ] Additional Investment


    4.  DISTRIBUTIONS                  Does the investor wish to have his income
                                       compounded or distributed?

                          Check One:  [  ]  Compounded   or    [  ]  Distributed

                                       If  income is to be distributed:

                          Check One: [ ] Monthly [ ] Quarterly  [ ] **Annually
                                                                 (**payable only
                                                                       on 12/31)

      The election to compound income may only be changed after three (3) years.


    5.  SPECIAL ADDRESS FOR
        CASH DISTRIBUTIONS       -----------------------------------------------
        (If the same as in 2,     Name                      Client Account #
         please disregard)
                                 -----------------------------------------------
                                  Address

                                 -----------------------------------------------
                                  City                        State     Zip Code

     If cash distributions are to be sent to a money market or other account at an address other than that listed, please enter that account number and address here. All other communications will be mailed to the investor's registered address of record under Sections 1 or 2, or to the alternate address listed in
Section 5 above. In no event will the partnership or its affiliates be responsible for any adverse consequences of direct deposits.


    6.  SIGNATURES        IN WITNESS WHEREOF, the undersigned has executed below
                          this day of ________, 20____, at _______________(City)

                          Investor's primary residence is in
                                                  (State)
                                                      --------------------------

                          (X)
                          ------------------------------------------------------
                          (Investor Signature and Title)

                          (X)
                          ------------------------------------------------------
                          (Investor Signature and Title)

    7.  BROKER-DEALER DATA       The undersigned  broker-dealer hereby certifies
        (To be completed by      that (i) a copy of the prospectus, as amended
        selling broker-dealer)   and/or  supplemented to date, has been deliver-
                                 ed to the above investor; and (ii) that the appropriate suitability determination as set forth in the prospectus has been made and that the appropriate records are being maintained.

                               (X)______________________________________________


                     Broker-Dealer Authorized Signature (Required on all orders)


                     Broker-Dealer Name: _______________________________________
                                          Street Address:
                                         _______________________________________
                                         City, State, Zip Code:


                     Registered Representative
                     Name (Last, First):      __________________________________

                     Street Address:          __________________________________

                     City, State, Zip Code    __________________________________

                     Phone No.:               __________________________________

                     The registered representative, by signing below, certifies that he has reasonable grounds to believe, on the basis of information obtained from the investor concerning his investment objectives, other investments, financial situa-tion and needs and any other information known by the selling broker-dealer, that investment in the units is suitable for the investor and that suitability records are being maintained; and that he has informed the investor of all pertinent facts relating to the liquidity and market-ability of the units.

                     Registered Representative's Signature:

                     (X) ______________________________________________________


    8.  ACCEPTANCE                             This subscription accepted
        This  subscription  will not be
        an  effective  agreement  until        REDWOOD MORTGAGE INVESTORS VIII,
        it or a facsimile  is signed by        A California Limited Partnership
        a general  partner of Red- wood        P.O. Box 5096
        Mortgage   Investors   VIII,  a        Redwood City, California  94063
        California limited partnership         (650) 365-5341

                                               By:______________________________

                                               (Office Use Only)

                                       Account #: ______   Date Entered: _______

                                   Check Amount: $______  Check Date: __________

                                    Check Number: ______

                     SPECIAL NOTICE FOR CALIFORNIA RESIDENTS ONLY
                         COMMISSIONER'S RULE 260.141.11
                       260.141.11 Restriction on Transfer


     (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10 or 260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section
260.141.12 of these rules), except:

     (1) to the issuer;
     (2) pursuant to the order or process of any court;
     (3) to any person described in Subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;
     4) to the transferor's ancestors, descendants or spouse or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;
     (5) to the holders of securities of the same class of the same issuer;
     (6) by way of gift or donation inter vivos or on death;
     (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;
     (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or group;
     (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule is not required;
     (10) by way of a sale qualified under Sections 25111, 25112, or 25113, or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or Subdivision (a) of Section 25143 is in effect with respect to such qualification;
     (11) by a corporation to a wholly owned subsidiary of such corporation, or by a wholly owned subsidiary of a corporation to such corporation;
     (12) by way of an exchange qualified under Section 25111, 25112, or 25113 of the Code, provided that no order under Section 25140 or Subdivision (a) of
Section 25148 is in effect with respect to such qualification;
     (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;
     (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state; or
     (15) by the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state, if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;
     (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities, provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

     (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

     "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

--------------------------------------------------------------------------------

                         REDWOOD MORTGAGE INVESTORS VIII

     -----------------------------------------------------------------------

                $50,000,000 Units of Limited Partnership Interest

     -----------------------------------------------------------------------

                                General Partners:

                               Michael R. Burwell
                                Gymno Corporation
                             Redwood Mortgage Corp.
                            Dated: October 30, 2002


--------------------------------------------------------------------------------

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in the prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any state or to any person to whom it is unlawful to make such offer. Neither the delivery of this prospectus not any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the partnership since the respective dates at which information is given herein, or the dates thereof: however, if any material change occurs while this prospectus is required by law to be delivered, this prospectus will be amended or supplemented accordingly.

     UNTIL OCTOBER _____, 200__ ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO
DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                              Exhibit 23.1


                               CONSENT OF COUNSEL

TO REDWOOD MORTGAGE INVESTORS VIII

     We hereby consent to the use in the Registration Statement on Form S-11, and any amendments or supplements of our form of opinions in respect to certain tax and ERISA matters and legality as to the issuance of securities, and to any reference to our firm included in or made part of the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the Rules and Regulations promulgated thereunder.




/s/ Bingham McCutchen LLP

-----------------------------
Bingham McCutchen LLP



San Francisco, California

October 30, 2002

                                  Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO REDWOOD MORTGAGE INVESTORS VIII

     We hereby consent to the use of our reports accompanying the balance sheet of the general partner, GYMNO Corporation, the balance sheet of the general partner Redwood Mortgage Corp., and the financial statements of the partnership, Redwood Mortgage Investors VIII, in the prospectus, and any supplements thereto, and Registration Statement filed on Form S-11 for Redwood Mortgage Investors
VIII. We also consent to the reference to our firm under the reference "experts" in the prospectus and this amendment.




/s/ Armanino McKenna, LLP

--------------------------------
Armanino McKenna, LLP


October 30, 2002

                                  Exhibit 99.2

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

     The accounting firm of Caporicci, Cropper & Larson, which performed the audit of the partnership's financial statements as of and for the year ended December 31, 1999, no longer practices public accounting services. As such, the partnership requested its current independent public accountants, Armanino McKenna LLP, to re-audit such financial statements. The audit report of Armanino McKenna LLP related to the 1999 fiscal year is presented on page 84 of this Registration Statement.

     Neither the previous report of Caporicci, Cropper & Larson nor the current report of Armanino McKenna LLP on the year ended December 31, 1999, nor the subsequent reports of Armanino McKenna LLP on the partnerships financial statements as of and for the years ended December 31, 2001 and 2000, contained an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During these periods there were no "disagreements" or "reportable events" within the meaning of Item 304(a) (1) (iv) or Item 304(a) (1) (v) of Regulation S-K promulgated under the Securities Act of 1933.

     The partnership has requested that Mr. John Cropper, a partner at Caporicci, Cropper & Larson and then at Armanino McKenna LLP through April 30, 2002 during this time, furnish a letter addressed to the Securities and Exchange Commission stating whether he agrees with the above statements. A copy of that letter is attached to this Exhibit.

                           Attachment to Exhibit 99.2






June 4, 2002



SECURITIES AND EXCHANGE COMMISSION
C/o Karen J. Garnett
450 5th Street NW, Mail Stop 4-8
Washington, D.C. 20549

Re: Redwood Mortgage Investors VIII

Dear Ms. Garnett:

     I am writing this letter in connection with Item 304(a) (3) of Regulation S-K promulgated under the Securities Act of 1933. Redwood Mortgage Investors VIII (RMI VIII) was audited by Caporicci, Cropper & Larson as of and for the year ended December 31, 1999. The audit opinion was unqualified. As is detailed in the Form 8-K dated August 3, 2001, I was the partner in charge of the audit of RMI VIII when Caporicci, Cropper & Larson was its independent public accountants, and continued as the service partner with Armanino McKenna LLP when it became RMI VIII's independent accountants on January 1, 2000. I have recently resigned as a partner from Armanino McKenna LLP to pursue my own private practice. During the audits of the partnership for the 1999, 2000, and 2001 fiscal years, neither Caporicci, Cropper & Larson nor Armanino McKenna LLP had any disagreements as to the methods, accounting principles, practices or procedures of Redwood Mortgage Investors VIII. Furthermore I have read and am in agreement with the disclosures under the caption "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" in the Form S-11 amendment.



Sincerely


/s/ John Cropper
John Cropper
Caporicci, Cropper Accountancy Corp.& Larson, LLP